UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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(Amendment No.  )
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TRONOX HOLDINGS PLC
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Dear Fellow Shareholder:
Like so many companies in the basic materials and chemicals industries, Tronox began 2022 with high hopes for another record setting year. However, the sudden downturn in the second half of 2022 rendered such hopes unattainable as we struggled with an unprecedented precipitous downturn in end market demand for our main product, titanium dioxide, triggered by, among other things, war in Ukraine, pandemic in China and the Federal Reserve-led fight against inflation. Despite 2022’s economic and geopolitical turbulence, the Board believes that management served shareholders well by nimbly adjusting to new market realities while staying true to Tronox’s long-term strategic plan, making prudent capital allocation decisions and continuing to strengthen its geologic resources, manufacturing infrastructure and human capital.
As for your Board of Directors, we also tried to stay true to the fundamentals of our role which we see as oversight of critical enterprise risks, informed decision making, and balancing of competing interests to promote the overall best interests of Tronox for its shareholders, customers, employees and other key stakeholders. As shareholders consider how to vote their shares at our annual general meeting, the collaborative work of the Board with management in two areas is worth noting:
•
Balance Sheet Management. Tronox heads into this new era of higher interest rates with the strongest balance sheet it has had in recent memory. Thanks to the timely refinancing completed in early 2022, there are no significant debt repayment obligations until 2028, both major credit rating agencies upgraded Tronox in 2022 to B+ and Ba3, respectively, and we leave 2022 with a net leverage ratio of 2.8x.

•
Sustainability. The disclosure contained in our annual sustainability report now complies with both TCFD and SASB standards. Moreover, in 2022, we increased the aggressiveness of our carbon emission reduction targets announced in the prior year and now intend to achieve a 35% reduction in carbon intensity versus our 2019 baseline for Scope 1 & 2 emissions by 2025 with a 50% reduction by 2030. We also completed our accounting of Scope 3 emissions and have established for ourselves targets to decrease the intensity of our Scope 3 emissions 9% by 2025 and 16% by 2030, in each case against our 2019 baseline.

Your Board will continue to focus on creating long-term, sustainable value for all stakeholders by guiding management to take intelligent business risks consistent with the Company’s stated capital allocation priorities and, most importantly, setting the right “tone at the top” to continue Tronox’s reputation for ethical business conduct, integrity and professionalism.
Shareholders will have an opportunity to express their support for the Board and our executive leadership team at the Annual General Meeting of Shareholders of Tronox Holdings plc, which will be held at 10:00 a.m. GMT on May 3, 2023. All shareholders are cordially invited to attend.
YOUR VOTE IS MORE IMPORTANT THAN EVER THIS YEAR. We encourage you to read the Proxy Statement which describes the matters to be voted on at the meeting. Shareholders may vote via the Internet, by telephone or by completing and returning a proxy card.
The accompanying notice of meeting and Proxy Statement describe the matters to be voted on at the meeting. The Board sincerely hopes that you will vote your shares as a way of showing support for the executive and board governance changes that were implemented to ensure continuity of strategy and demonstrate the strength of the Company. The Board of Directors recommends that you vote FOR all the proposals set forth in the accompanying notice of meeting and Proxy Statement.
On behalf of the Board of Directors, we want to thank you for your continued support of Tronox.
Sincerely,

Ilan Kaufthal
Chair of the Board

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF TRONOX HOLDINGS PLC
(Registered Company No. 11653089)
Date:	May 3, 2023

Time:	10:00 am Greenwich Mean Time

Location:	116 Pall Mall, SW1Y 5ED, London, United Kingdom

Record Date:	5:00 p.m. (U.S. Eastern Daylight Time) on March 6, 2023

Meeting Agenda:	1.	Election of each of the ten director nominees listed in the accompanying Proxy Statement by separate ordinary resolutions.
	2.	A non-binding advisory vote to approve executive compensation.
	3.	Ratify the appointment of PricewaterhouseCoopers LLP (U.S.) as the Company’s independent registered public accounting firm.
4.
Receipt of our U.K. audited annual report and accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2022 included in Appendix A to this Proxy Statement (the “Annual Report and Accounts”).

5.
Approve our U.K. directors' remuneration policy, included in the directors' remuneration report contained in the Annual Report and Accounts and included in Appendix A to this Proxy Statement (the “Directors’ Remuneration Policy”).

6.
Approve on a non-binding advisory basis our U.K. directors' remuneration report (other than the part containing the Directors' Remuneration Policy) for the fiscal year ended December 31, 2022, contained in the Annual Report and Accounts and included in Appendix A to this Proxy Statement (the “Directors’ Remuneration Report”).

7.
Re-appoint PricewaterhouseCoopers LLP (“PwC U.K.”) as our U.K. statutory auditor under the U.K. Companies Act 2006 to hold office from the conclusion of the Annual Meeting until the conclusion of the next general meeting at which the annual report and accounts are laid before the Company.

	8.	Authorize the Board of Directors (the “Board”) or the Audit Committee to determine the remuneration of PwC U.K. in its capacity as the Company’s U.K. statutory auditor.
	9.	Authorize the Board to allot shares.
	10.	Authorize the Board to allot shares without rights of pre-emption.
	11.	Approve forms of share repurchase contracts and share repurchase counterparties.

Resolutions 1-9 and 11 are proposed as ordinary resolutions. Resolution 10 is proposed as a special resolution. The full text of each resolution, the Board’s recommendation on how shareholders should vote on each resolution and certain explanatory notes on each resolution are set out in the accompanying Proxy Statement, which forms part of this notice.
We encourage shareholders to vote as soon as possible. As of the March 6, 2023 Record Date, there were 154,496,923 shares outstanding. Shareholders of record on the Record Date are entitled to vote in the following ways:
By Internet:	By Telephone:	By Mail:

You can vote your shares online at www.proxyvote.com	In the U.S. or Canada, you can vote your shares by calling +1-800-690-6903.
You can vote by mail by marking, dating and signing your proxy card and returning it in the business reply envelope to Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901 U.S.A.

A shareholder of record is entitled to appoint more than one proxy in relation to the 2023 Annual Meeting (provided that each proxy is appointed to exercise the rights attached to different ordinary shares). Such proxy need not be a shareholder of record, but must attend the 2023 Annual Meeting and vote as the shareholder of record instructs for such vote to be counted. The proxy may exercise all or any of a shareholder’s right to attend, ask questions and vote at the 2023 Annual Meeting and need not be a shareholder of Tronox Holdings plc.
This Notice of Annual General Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about March 23, 2023.
By Order of the Board of Directors,

Jeffrey N. Neuman
Senior Vice President,
General Counsel and Secretary
Registered Office: Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, DN40 2PR, United Kingdom

Page
PROXY SUMMARY	1
SUSTAINABILITY AND CORPORATE RESPONSIBILITY	5
PROPOSAL 1—ELECTION OF DIRECTORS	12
2022 NON-EMPLOYEE DIRECTOR COMPENSATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)	35
COMPENSATION DISCUSSION AND ANALYSIS	37
REPORT OF THE AUDIT COMMITTEE	76
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	77
PROPOSAL 4 - VOTE TO RECEIVE THE ANNUAL REPORT AND ACCOUNTS	79
PROPOSAL 5 - VOTE TO APPROVE THE U.K. DIRECTORS’ REMUNERATION POLICY	80
PROPOSAL 6 - VOTE TO APPROVE, AS A NON-BINDING ADVISORY RESOLUTION, THE U.K. DIRECTORS’ REMUNERATION REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022	81
PROPOSAL 7 - RE-APPOINTMENT OF OUR U.K. STATUTORY AUDITOR	82
PROPOSAL 8 - AUTHORIZATION OF THE BOARD OR THE AUDIT COMMITTEE TO DETERMINE THE REMUNERATION OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITOR	83
PROPOSAL 9 - AUTHORIZATION OF THE BOARD TO ALLOT SHARES	84
PROPOSAL 10 - AUTHORIZATION OF THE BOARD TO ALLOT SHARES WITHOUT RIGHTS OF PRE-EMPTION	85
PROPOSAL 11 – APPROVAL OF FORMS OF SHARE REPURCHASE CONTRACTS AND COUNTERPARTIES	87
GENERAL INFORMATION	89
ADDITIONAL INFORMATION	94
APPENDIX A – ANNUAL REPORT AND ACCOUNTS (WITH DIRECTORS’ REMUNERATION POLICY AND REPORT)	A-1
APPENDIX B – FORM OF SHARE REPURCHASE CONTRACT	B-1
APPENDIX C – FORM OF RULE 10B5-1 REPURCHASE PLAN	C-1
APPENDIX D – APPROVAL COUNTERPARTIES	D-1
In the Notice of Annual Meeting and this Proxy Statement, references to “Tronox,” the “Company,” “we,” “us,” or “our” and similar expressions refer to Tronox Holdings plc and “Annual Meeting” refers to the annual general meeting of the shareholders of Tronox Holdings plc, unless the context of a particular reference provides otherwise. In this Proxy Statement, references to “shares” refer to ordinary shares of Tronox Holdings plc.

PROXY SUMMARY
2022 was a year of two remarkably different halves. We started 2022 anticipating another record year of production, revenue and profit. Instead, by early Q3, our focus shifted to reducing costs, managing working capital and adjusting production levels. Notwithstanding the significant head-winds affecting our business and the TiO2 industry more generally, we continued to maintain best-in-class EBITDA margins. We believe such strong margin performance is evidence of the strength and resilience of our business model in both good times and bad. In addition, we are proud in how we did not allow the downturn in the second half of 2022 to distract us from investing in our long-term strategic vision of becoming the world’s leading vertically integrated producer of TiO2. Most of all we are proud of our continued focus on keeping our employees, contractors and local communities safe.

2022 Highlights
Capital Allocation Strategy
In 2022, we continued to generate sufficient free cash flow to return cash to shareholders in the form of dividends and share repurchases. During 2022, we repurchased approximately $50 million in shares with a long-term goal of neutralizing the dilution from long term equity incentive awards granted to the Company’s executives. Moreover, 2022 was the third straight year in which our Board increased the Company’s annual dividend with a total of approximately $80 million paid to shareholders in the form of dividends.
Key Strategic Projects
Our investor-friendly share repurchase and dividend priorities did not come at the expense of high-value capital expenditures. In 2022, we completed the construction of our Atlas Campaspe mining project in Eastern Australia which is expected to sustain our current level of internalization of feedstock and provide an abundant supply of zircon. The investment in Atlas Campaspe is expected to generate returns significantly above the Company's cost of capital and sustain Tronox's position as a leading low-cost producer. In addition, we are continuing to evaluate opportunities to leverage our expertise in mining and the exposure we have to rare earth materials, including monazite, through our operations. Furthermore, in 2022, we continued to invest in “Project newTRON,” a multi-year IT-enabled transformation program that includes both operational and business transformation.
Strengthening our Balance Sheet
In addition to returning cash to shareholders and continuing to prudently invest in our future, Tronox is entering 2023 with the strongest balance sheet in our recent history thanks to both the cash generating ability of our business and foresight in undertaking a key debt-refinancing transaction early in 2022. During 2022 our debt was upgraded by both major credit rating agencies to B+ and Ba3, respectively. Moreover, at the end of 2022, our net leverage was 2.8x. In addition, there are no significant principal repayments on any of our outstanding debt obligations until 2028. Finally, we have access to ample liquidity. At the end of 2022, we had cash on hand of $164 million and untapped short-term borrowing capacity of $444 million.
Progress in Reducing Our Carbon Footprint
In 2022 we took tangible steps towards achieving the short-, medium- and long term carbon emission reduction targets that we first announced in 2021. Specifically, in March 2022 we announced a 200 MW solar energy project in South Africa that beginning in 2024 is expected to reduce our global Scope 1 and Scope 2 emissions by approximately 13%. On the basis of that project and additional renewable energy projects in the pipeline, we were able to increase the aggressiveness of our carbon emission reduction goals so that we are now aiming to reduce the carbon intensity of producing TiO2 pigment 35% by 2025 and 50% by 2030, in each case versus our 2019 baseline. Our initial 2021 goals were 15% and 35%, respectively. In addition, we also completed our accounting of Scope 3 emissions and have established for ourselves standalone targets to decrease the intensity of our Scope 3 emissions 9% by 2025 and 16% by 2030, in each case against our 2019 baseline.

PROXY SUMMARY

What We Do and How We Do It
We are the world’s leading vertically integrated manufacturer of TiO2 pigment. We operate titanium-bearing mineral sand mines and beneficiation and smelting operations in Australia and South Africa to produce feedstock materials that can be processed into TiO2 for pigment, high purity titanium chemicals, including titanium tetrachloride, and ultrafine TiO2 used in certain specialty applications. Our strategy is to be vertically integrated and produce enough feedstock materials so as to be as self-sufficient as possible in the production of TiO2 at our 9 pigment facilities located in the United States, Australia, Brazil, UK, France, the Netherlands, China and the Kingdom of Saudi Arabia (“KSA”). We believe that vertical integration is the best way to achieve our ultimate goal of delivering low cost, high-quality pigment to our approximately 1,200 TiO2 customers throughout the world. The mining, beneficiation and smelting of titanium bearing mineral sands also creates meaningful quantities of co-products including zircon, pig iron and the rare-earth bearing mineral, monazite, which we also supply to customers around the world.
The following chart highlights our fully integrated business across the TiO2 value chain.

PROXY SUMMARY

Shareholder Engagement
At our most recent annual meeting of shareholders held on May 12, 2022, our Say-on-Pay advisory vote passed with the affirmative vote of approximately 98% of the votes cast and our Say-on-Pay advisory vote has passed with the affirmative vote of at least 96% for each of the last 4 years. We believe the positive 2022 Say-on-Pay advisory vote continued to reflect the focus and commitment by the Board and the Company’s Human Resources and Compensation Committee (the “HRCC”) to align our compensation program with the interests of our stakeholders.
During the past year and into 2023, we continued our practice of active engagement with shareholders on many levels. Our Board Chair and members of the Tronox executive team interacted frequently with shareholders both in 1:1 meetings and at investor conferences. These interactions were aimed at providing insight and transparency into our financial results, operations and long-term strategy.
In terms of shareholder engagement specifically related to compensation, sustainability and governance, we invited our top ten shareholders to meet telephonically with our Board Chair and executive leadership team in the late autumn of 2022. Three shareholders representing approximately 9% of our outstanding ordinary shares responded to our invitation and met with the Company.
At those meetings, we discussed a wide range of compensation and Environmental, Social and Governance (“ESG”) issues. In addition to expressing strong support for our governance and executive compensation practices, our shareholders were complimentary of our ESG-related public disclosure that is now fully aligned with SASB and TCFD. Our shareholders also remarked positively on the transparency and specificity of our carbon emission reduction roadmap. One opinion expressed by several shareholders which we are taking seriously is the importance of joining the Science Based Technology Initiative (SBTi). Finally, we also discussed the candidacy of Mutlaq Al-Morished for election to the Tronox Board of Directors. The investors with whom we met are generally supportive of Mr. Al-Morished continuing to serve on our Board despite his membership on the boards of a number of Saudi companies in addition to his role as CEO of our largest shareholder, Tasnee.

Corporate Governance Highlights
The Board is committed to continually improving its corporate governance processes, practices and procedures. Our governance policies and structures are designed to promote the Board’s thoughtful oversight of Tronox’s business decisions and ensure intelligent risk-taking, with the goal of furthering our long-term strategic goal of being the world’s most vertically integrated and lowest cost producer of TiO2. Highlights include:
✔
Enhanced oversight of ESG at the Board level through the Corporate Governance and Sustainability Committee. Management is required to regularly report to the Corporate Governance and Sustainability Committee on key ESG initiatives;

✔
An increasingly diverse Board with the appropriate mix of skills, experience and perspective. Assuming all director nominees are elected at the Annual Meeting, 20% will be women, including the chair of our Audit Committee, 50% will be non-U.S. citizens and 10% will be black South Africans. In addition, assuming all director nominees are elected at the Annual Meeting, of the independent directors, 33% will be women;

✔
Separation of Board Chair and CEO roles enables our Co-CEOs to focus on managing the Company while our independent Board Chair takes a more active role in oversight of management and the Company’s overall corporate governance;

✔
Linked disclosure standards promulgated by the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) to our annual comprehensive sustainability report meeting the Global Reporting Initiative (“GRI”) Framework for Sustainability Reporting;

✔	Assuming all director nominees are elected at the Annual Meeting, six of our ten Directors will be independent under NYSE listing standards, with the non-independent Directors consisting of our

PROXY SUMMARY
Co-Chief Executive Officers, and the two members appointed by Cristal Netherlands. While such Directors are not deemed to be independent, we believe their interests are aligned with the Company’s as a result of their significant ownership interest in the Company;
✔	Directors are elected annually under a majority voting standard;
✔	All Board Committees are fully independent;
✔	Policy limiting the number of public company boards on which Directors may serve;
✔	Minimum share ownership requirements for Directors and executive officers; and
✔	Anti-Hedging of Company Securities Policy.

Executive Compensation Program Highlights
Our executive compensation program is designed to incentivize and motivate our executive officers to manage our business well over the long-term, to drive performance improvements, and to increase shareholder value. The incentive compensation elements of our program are designed to closely align the financial interests of our executive with those of our shareholders. Highlights include:
✔
In 2023, similar to 2022, we will include a reduction in our carbon emissions, measured as tons of CO2 emissions per ton of production, as one of the metrics used to determine the cash bonus payable to our executives. 20% of our annual bonus plan is linked to ESG metric - 15% to safety and 5% to carbon emission reduction;

✔
In response to shareholder feedback, similar to 2022, 50% of the payout under our performance-based long-term incentive plan will utilize ROIC (return on invested capital) in the third year of the measurement period;

✔	Emphasis on performance-based compensation: 78.6% of our Co-CEOs’ target compensation and average of 67.3% of our other NEOs’ target compensation is “at-risk”;
✔	Use of metrics in the annual incentive compensation plans for the Co-CEOs and other NEOs which are expected to drive long-term shareholder value;
✔	Minimum share ownership requirements for the CEO (5x base salary) and other NEOs, (3x base salary) which reinforce our focus on shareholder alignment;
✔	No excise tax gross-up provisions in any change-in-control provisions;
✔	No re-pricing of stock options without shareholder approval;
✔	No cash buyout of underwater options;
✔	Annual review of executive compensation design, market competitiveness, and best practices;
✔	50% of the long-term incentive program equity grants only vest if the Company achieves pre-determined performance metrics (i.e., TSR, ROIC) aligned with shareholder interests; and
✔	Retention of an independent compensation consultant to provide guidance and support to the HRCC.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY
Sustainability has always been a part of how we do business at Tronox. As a vertically integrated company, our operations start with mining, which connects us closely to the land, the environment and the communities in which we operate. We believe this vertical integration gives us a holistic view of our supply chain and stakeholders, which sets us apart from our competitors.
We believe in taking accountability for the economic, environmental and social consequences of our activities. Our goal is to minimize the unintended consequences of our actions while becoming a more efficient business that creates long-term value.

2022 Accomplishments
Carbon Emission Reductions
We believe the detailed and substantive roadmap we announced in 2021 and further updated in 2022 for reducing carbon emissions in the short-, medium- and long-term demonstrates Tronox’s commitment to mitigating the impact of climate change. Our roadmap covers 100% of our operations and is based on a detailed analysis of our carbon footprint and ways to reduce it. The roadmap is not just a paper exercise, but is supported by well-resourced projects and initiatives. The majority of our GHG emissions are generated from our TiO2 slag furnaces in South Africa, synthetic rutile kiln in Western Australia, and TiO2 pigment plants in the United States, United Kingdom, France, Brazil, China, Netherlands, Australia, and Saudi Arabia.
As described in the tables below, we are now targeting a 35% reduction in Scope 1 and Scope 2 emissions intensity by 2025 versus the 2021 target of 15% as well as a 50% reduction in Scope 1 and Scope 2 emissions intensity by 2030 versus the 2021 target of 35%, in each case against our 2019 baseline. In addition, in 2022 we completed our accounting of Scope 3 emissions, established for ourselves specific targets to reduce the intensity of those emissions against our 2019 baseline, and completed work on a methodology for including carbon pricing when assessing capital projects which we will begin to implement in 2023.
ENVIRONMENT When it comes to managing our environmental impact, we begin with the end in mind. We implement innovative technologies and practices at our operating sites to protect our land, water, air and ecosystems today, then rehabilitate our land to preserve the earth’s scarce resources for the future — because we only have one planet.

EMPLOYEES We have an uncompromising focus on operating safe, reliable and responsible facilities. It Is foundational to our vision to make high-quality products at a low cost in a safe and sustainable manner. We believe investment in the success of our people is an investment in the success of our business.

RESPONSIBLE BUSINESS Tronox is well positioned to provide value to our customers and shareholders by delivering products that enhance our world by evolving our products to meet customers’ needs, engaging responsible supply chain partners and having a relentless focus on operational excellence. We believe in earning our privilege to operate each day and are honored to provide value to our customers and shareholders.

COMMUNITIES Global vision with local action. We are honored to be trusted with the privilege to operate in our communities around the world. For Tronox, we believe it is more than providing meaningful work for our local people. We strive to be valued contributors to economies, respect indigenous cultures and support the quality of life in our shared communities.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Highlights of Tronox’s Five-Year Roadmap for CO2 Emission Reduction
Year	Key Milestones
2021	Entered renewable energy agreement in South Africa.
Completed GHG reduction opportunity assessments in Australia and the European Union.
Completed key climate studies examining transitional business and physical risks.
Completed Scope 3 emissions determination capabilities (e.g. carbon footprint of raw materials such as chlorine, additives, process gases).
2022	Completed accounting for Scope 3 emissions and established initial targets to reduce the intensity of our Scope 3 emissions 9% by 2025 and 16% by 2030, in each case against our 2019 baseline.
Completed organizational wide assessment of transitional risks and opportunities and physical risk.
Commenced a third party limited assurance review with respect to our global Scope 1 and 2 emissions.
Completed Phases 1 and 2 of regional carbon emission roadmaps in Australia, Europe and United Kingdom.
Commenced Phase 1 of regional carbon emission roadmaps for the United States, South Africa, Kingdom of Saudi Arabia and Brazil.
Formulated physical resilience plans for realistic climate change scenarios.
Assessed robustness of Tronox GHG reduction strategy using ACT chemical industry framework.
Implemented automated process controls (chlorination) in the United States, United Kingdom and commenced similar project in the Netherlands and Australia to improve redundant consumption.
Pilot energy management system implemented in France. Site certified against ISO50001 Standards.
Engaged with our high emitting suppliers to discuss their approach and programs related to sustainability.
2023	Expect to announce an additional large renewable energy project in South Africa.
Implement our internal carbon pricing tool to enable management to make better informed decisions on capital projects that take account of carbon emissions.
Explore signing Science-Based Target Initiative.
Explore Scope 3 reduction opportunities with key suppliers and update Scope 3 emissions intensity reduction targets.
Automated process controls projects to be expanded (chlorination) to all pigment sites.
Energy management systems to be introduced at all sites including energy performance indicators and targets.
Initiated R&D projects for alternative reductants.
Commence Phase 2 regional carbon emission roadmaps in South Africa, United States, Kingdom of Saudi Arabia and Brazil.
Update global GHG reduction roadmap based on outcomes from regional roadmaps.
Establish GHG and energy reduction project portfolio for our entire business.
2024	South Africa renewable energy project announced in 2021 expected to come on-stream (Q1’ 2024).
Begin transition from coal-based to renewable energy opportunities in Australia.
2025	Electrification and fuel substitution projects to replace natural gas and steam being introduced at TiO2 pigment facilities.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Yearly Emission Reduction Targets and How We’ll Do It
(All targets are versus a 2019 baseline, based on Scope 1 and Scope 2 emission intensity to produce a ton of TiO2)
PERIOD	HOW WE’LL DO IT	TARGET
2022
We were unable to achieve our 9% emission intensity reduction target in 2022 primarily due to our decision to significantly decrease production of TiO2 in the second-half of the year based on the unprecedented precipitous decline in end customer demand. The 2022 emission target was established in late 2021 and was based on a much more optimistic forecast for full-year TiO2 production than turned out to be warranted. Since our targets are based on the intensity of carbon needed to produce TiO2, given our fixed “carbon overhead,” it was not possible for us to achieve our per ton intensity target in the face of such a significant drop in production. The decrease in TiO2 production did result in a 5% decrease in emissions on an absolute basis compared to 2021.
		9%
	Our shortfall in 2022 has not changed our confidence in being able to achieve the short-, medium- and long term targets we publicly announced in the second quarter of 2022.
2023	Tronox’s 2023 target is based on the installation of advanced process controls (APCs) at several additional TiO2 facilities and the related reduction in pet coke usage that this will enable. In addition, we anticipate increased production at particular mining operations. The solar power project in South Africa announced in early 2022 which we expect to come on-line in Q1 2024 was not factored into this year’s target.	5%
2025	The 2025 target is based on the conversion of 70% of our South African electricity consumption to renewables that will replace coal-fired power currently purchased from Eskom, the state-owned public utility company. In addition, we will continue to invest in, and deploy, various optimization and efficiency programs across our supply chain. Many of these actions are part of “Project newTron,” our multi-year IT-enabled transformation program that includes both operational and business transformation.	35%
2030	The 2030 target is premised on the conversion of electricity supply in substantially all of the jurisdictions in which we operate to renewable energy sources. We also intend to convert all of the natural gas-fired industrial boilers at our TiO2 facilities to electricity. Finally, we are exploring carbon capture projects at several facilities in Europe.	50%
2050
Achieving carbon neutrality by 2050 is dependent on a range of initiatives. First and foremost, we will need to eliminate the use of coal and anthracite as a reductant in our ilmenite beneficiation operations and pigment production. All of our purchased power will need to be generated by renewable sources. We will also need to electrify our mining and earthmoving equipment which currently runs on diesel. Though we are not relying on purchasing third-party carbon off-set credits, we may need to consider this as a last resort if feasible technologies are not available for “hard-to-abate” carbon sources.
		100%
EcoVadis Gold Rating
In 2023, we received a Gold Rating by EcoVadis in recognition of our sustainability efforts. This Gold Rating places Tronox in the Top 5% of the 85,000 companies evaluated around the world by EcoVadis on their sustainability performance. The EcoVadis assessment focuses on four themes: the environment, labor and human rights, ethics, and sustainable procurement.
EcoVadis is a leading third-party independent assessment organization that evaluates companies' sustainability performance. Their methodology is based on international sustainability standards including the Global Reporting Initiative (GRI), United Nations Global Compact (UNGC) and ISO 26000.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY
Other Highlights
•
Reduced waste sent to external landfills by 10% on an absolute basis versus the 2019 baseline thereby staying on course to reach our 2025 and 2030 reduction targets of 15% and 25%, respectively, and launched solid waste beneficial re-use projects at our pigment facility in Yanbu, Saudi Arabia and beneficiation operations on the Western Cape of South Africa.

•
Completed the sale of a legacy chloride and sulfate plant located on the Patapsco River near Baltimore, Maryland to the Maryland Port Administration (MPA) who will lead a remediation effort, partially funded by Tronox, that will result in the site being used for beneficial reuse of dredge sediments for industrial, horticultural, agricultural, and other beneficial applications such as restoration of underwater habitat, island restoration, and the creation of fish and shellfish habitats.

•	Worked with a number of our largest pigment customers to help them reduce their Scope 3 emissions by providing them more information and transparency on the carbon content of our pigment products.
•
As a result of lower overall production in 2022, absolute water withdrawal and consumption at high water stress sites was reduced. In 2023, we intend to focus our efforts on scoping improvement projects for freshwater resources, particularly in areas classified as high or arid water-stress.

•
In 2022, we completed all actions to address gaps against the Global International Standard on Tailings Management (GISTM) for our high and medium classification tailings storage facilities. We intend to complete in the first half of 2023 third party audit and assurance of our performance against the GISTM standard.

Addressing Climate Change and the Environment Through Product Innovation
Our business development and new product initiatives are supporting the global fight against climate change and improving the environment in numerous ways.
•
Rare Earth Minerals. Our mines produce significant quantities of a mineral co-product, monazite, which is rich in various rare earth-bearing minerals needed to produce powerful permanent magnets required in the manufacture of the latest generation of electric motors and wind turbines, to name the two most prominent applications. We are significantly increasing our focus on recovering and processing monazite from both our ongoing production and tailing piles with a goal of becoming one of the world’s significant suppliers of rare earth oxides to alloy and metallization customers.

•
Catalysts for NoX/SoX Emission Controls. Titania-based catalysts developed by Tronox help vehicle manufacturers around the world meet the latest generation of strict particulate matters emissions standards to improve the air we breathe.

•
Carbon Capture and Storage Technologies. Tronox is working with one of the world’s leading direct air carbon capture companies to develop titania-based catalysts that can be deployed in scale to help selectively trap CO2 for collection, use or storage.

•
Lithium Ion Extraction. Tronox is working with a French business partner, several academic institutions and the French government to develop a patented clean technology to recover lithium from brines coming out of geothermal wells located in the South of France.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Sustainability and Safety Targets and Goals
With regard to sustainability and safety, the Board’s oversight of management is organized around four key areas displayed in the table below. Two of these metrics --- achieving carbon neutrality and zero harm --- have also been incorporated into management’s annual incentive plan (AIP).

2023 Annual Incentive Plan (AIP) Safety and Emission Reduction Targets
Similar to 2022, the Board approved sustainability and safety metrics as components of the Company’s 2023 AIP. For 2023, 20% of our annual bonus plan will again be linked to ESG metrics – 15% to safety and 5% to carbon emission reduction.
•
Safety component of AIP. The Board believes that the two key metrics for measuring our overall safety performance for purposes of the annual bonus plan should be Disabling Injury Frequency Rate (DIFR) and Total Recordable Injury Frequency Rate (TRIFR), each of which are measured per 200,000 work hours (employees plus contractors).

○In 2022, although we maintained a strong safety performance, we did not achieve our DIFR and TIFR safety targets. The vast majority of the reportable injuries were injuries not deemed to be of a highly severe nature and occurred during tasks not associated with the more arduous nature of our business.
2022 SAFETY TARGETS	2022 ACTUAL SAFETY PERFORMANCE
DIFR* OF 0.15	0.20
TRIFR* OF 0.36	0.38
*	Disabling Frequency Rate (DIFR) and Total Recordable Injury Frequency Rate (TRIFR)
○For 2023, the HRCC approved a DIFR target of 0.15 and a TRIFR target of 0.36 which reflect first quartile peer performance, the same safety targets approved for 2022. Similar to 2022, the Board asked management to establish the 2023 maximum target at a level at least equal to the best-ever rolling 12-month historical achievement.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY
•
Emission reduction component of AIP. We measure carbon intensity of TiO2 (CO2 per ton of TiO2) for Scope 1 (direct emissions from sources owned or controlled by us) and Scope 2 (indirect emissions from purchased energy). For purposes of our 2023 carbon emissions reduction target, similar to 2022, we used 2019 as the “baseline” for CO2 intensity. We believe using pro forma 2019 as the baseline is appropriate as it is our most reliable carbon intensity data due to the closing of the Cristal acquisition in April 2019. We did not achieve our emission reduction target in 2022 primarily due to a reduction in TiO2 production volumes as a result of a significant decrease in customer demand in the second half of 2022.

○In 2022, we were unable to achieve our 9% emission reduction target primarily due to our decision to significantly decrease production of TiO2 in the second-half of the year based on the unprecedented precipitous decline in end customer demand. The 2022 emission target was established in late 2021 and was based on a much more optimistic forecast for full-year TiO2 production than turned out to be warranted.
2022 EMISSION REDUCTION TARGETS	2022 ACTUAL EMISSION REDUCTION PERFORMANCE
1.543 tCO2e/t product (represents a 9% reduction against the 2019 baseline)	1.73 tCO2e/t product (represents a 3% reduction against the 2019 baseline)
○For 2023, the HRCC approved an emission reduction target of 1.597 tCO2e/t which represents a 5% reduction against the 2019 baseline. Tronox’s 2023 target is based on the installation of advanced process controls (APCs) at several additional TiO2 facilities and the related reduction in pet coke usage that this will enable. In addition, we anticipate increased production at certain of our mining operations. The solar power project in South Africa announced in early 2022 which potentially could come on-line in Q1 2024 was not factored into this year’s target.

Diversity, Equity and Inclusion
Tronox employs approximately 6,500 people across six continents, and we believe it is our rich diversity and exceptional operational and technical expertise that, combined with our mineral resources, positions Tronox as the world's leading vertically integrated manufacturer of titanium dioxide pigment. Recognizing the importance of our human capital, we have made People, Culture and Capabilities one of our five strategic pillars, and placed a priority around developing leaders who will help us effectively (i) acquire, develop and nurture our talent, and (ii) foster a culture with the values that are important to us, starting with safety and an outward mindset. We are committed to creating an organization where leaders foster and encourage a diverse workforce, where people feel valued and respected, have access to opportunities, and in which a variety of different voices are encouraged and heard.
We aim to create an organizational culture underpinned by people operating with an outward mindset, where our employees see others as individuals who matter like they do. An outward mindset means taking others’ needs, challenges, and objectives into account and focusing on collective results. Nearly all of our employees have been through training and development courses to learn about working with an outward mindset. We believe that as our employees have understood the value of living with an outward mindset, they have embraced it. We have seen a transformation in our culture, and also in our results, starting with safety: our people truly care for one another as well as our contractors, visitors and the communities in which we operate. Shaped by an outward mindset, our people have embraced our global diversity and are naturally inclusive.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Values
The following reflect our core values that are we believe are each supportive of strong sustainable practices:

PROPOSAL 1—ELECTION OF DIRECTORS
Tronox’s business and affairs are managed under the direction of the Board, which assuming all the director nominees are elected at the Annual Meeting, will be comprised of ten members. Six of those members are independent.
The following table provides summary information about each Director nominee, all of whom are currently members of the Board, as well as the expected composition of each Board committee following the Annual Meeting, assuming each Director is re-elected.
DIRECTOR	AGE (1)	DIRECTOR SINCE	CURRENT OCCUPATION	INDEPENDENT	A	HRCC	CG
Ilan Kaufthal	75	2011	Chair of the Board, Tronox Holdings plc; Eastwind Advisors	X			C
Mutlaq Al- Morished	66	2019	CEO, TASNEE
Vanessa Guthrie	62	2019	Former Managing Director and Chief Executive Officer, Toro Energy Limited	X	M		M
Peter B. Johnston	71	2012	Former Interim CEO, Tronox Limited; Former Global Head of Nickel Assets, Glencore	X	M	M
Ginger M. Jones	58	2018	Former Senior Vice President and CFO, Cooper Tire & Rubber Company	X	C	M
Stephen Jones	61	2019	Former President & CEO, Covanta Holding Corporation	X	M	C
Moazzam Khan	65	2019	Managing Director, Cristal International Holdings B.V.
Sipho Nkosi	68	2012	Former CEO, Exxaro Resources Limited	X		M	M
John Romano	58	2021	Co-Chief Executive Officer
Jean-Francois Turgeon	56	2021	Co-Chief Executive Officer
 (1)  As of March 15, 2023
A	Audit Committee	C	Chair
HRCC	Human Resources and Compensation Committee	M	Member
CG	Corporate Governance and Sustainability Committee
Each of the nominees, other than Messrs. Khan and Al-Morished, have been nominated by the Corporate Governance and Sustainability Committee in accordance with our Articles of Association. Messrs. Khan and Al-Morished were nominated pursuant by Tasnee, our largest shareholder, pursuant to the terms of a shareholders agreement entered into when Tasnee acquired its ownership interest in Tronox at the time of the Cristal transaction.
Each of the nominees must be elected by a majority of votes cast in favor of the proposal at the Annual Meeting to hold office until their successors are duly named and approved at the next annual general meeting of the Company. Your Board of Directors recommends a vote FOR these nominees by shareholders. Shares represented by proxy will be voted FOR the nominees unless you specify otherwise in your voting instructions.
We expect each nominee for election as a Director to be able to serve if elected. Separate resolutions for the election of each nominee will be submitted for shareholder vote at the Annual Meeting.

Board Diversity and Qualifications
Our Board consists of world-class directors with the diversity of skills, experience, ethnicity, and gender necessary to provide exceptional leadership for Tronox. The selection criteria for our directors includes, among other things:
•	high professional and personal ethics and values consistent with our long-standing values and standards;
•	sufficient time to devote to the Board and our Company; and
•
diversity of ethnicity, gender, background, geographic location and experience including: senior leadership and operating experience in a publicly-listed company; board experience in a publicly-listed company; financial, industrial/mining and/or international expertise.

PROPOSAL 1—ELECTION OF DIRECTORS
We continually assess whether our Board maintains the right balance of skills, experience, diversity and business acumen required for exceptional leadership. The Board believes it brings a diverse set of backgrounds, skills, and experiences to Tronox to provide effective oversight of management and drive Tronox’s strategy forward. Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. The Board has undergone significant refreshment over the last several years to better align the Board’s composition to our long-term strategy and broaden the Board’s perspectives to enhance its performance.
Appropriate Skills and Qualifications

*	For purposes of the above, we did not include our Co-CEOs, both of whom have decades of experience in the TiO2 industry.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the following nominees:
NAME	AGE (1)	POSITION
Ilan Kaufthal	75	Chair of the Board
Mutlaq Al-Morished	66	Director
Vanessa Guthrie	62	Independent Director
Peter B. Johnston	71	Independent Director
Ginger M. Jones	58	Independent Director
Stephen Jones	61	Independent Director
Moazzam Khan	65	Director
Sipho Nkosi	68	Independent Director
John Romano	58	Director
Jean-Francois Turgeon	56	Director
 (1)  As of March 15, 2023

PROPOSAL 1—ELECTION OF DIRECTORS
Cristal Nominees. Upon closing of the Cristal transaction, Cristal Netherlands, which is under the control of a Saudi Arabian publicly listed company, Tasnee, became our largest single shareholder. Pursuant to the terms of a shareholders agreement with Cristal Netherlands and Cristal which was signed at closing, Cristal Netherlands has the right to nominate two of our directors. Similar to last year, Cristal Netherlands has again nominated Mr. Mutlaq Al-Morished and Mr. Moazzam Khan to stand for re-election. Messrs. Al-Morished and Khan bring a wealth of business experience in the TiO2 and chemical industries and will be of invaluable assistance in managing our operations in Saudi Arabia. Due to their lack of independence under NYSE listing standards, neither gentlemen will serve on any of our committees.
In addition, upon consummation of the Cristal transaction, the Board appointed Dr. Talal Al-Shair as director emeritus for the purpose of providing such consulting and advisory service to the Board as the Board shall request from time to time. Dr. Talal is the founder of Cristal, was formerly on the Board of Tasnee, and has extensive experience and knowledge regarding Cristal and industry-related matters.

Biographical Information on our Director Nominees
Set forth below is a description of the backgrounds of the Director nominees. Except as otherwise indicated below, each of our independent directors, other than Mr. Jones and Dr. Guthrie, joined Tronox Holdings plc effective as of March 28, 2019 in connection with the re-domicile transaction which changed our country of incorporation from Australia to the United Kingdom (the “Re-Domicile Transaction”). There are no family relationships among any of our Directors.
Ilan Kaufthal
Director since 2011 Chair of the Board Chair of Corporate Governance and Sustainability Committee Independent Director
Ilan Kaufthal has been Chair of the Board since March 18, 2021, and a director of Tronox Holdings plc effective as of March 29, 2019, which was the effective date of the Redomicile Transaction. Mr. Kaufthal was appointed Lead Independent Director on March 28, 2019 and served in such capacity until his appointment as Chair on an interim basis on December 27, 2020. Prior to the Re-Domicile Transaction, Mr. Kaufthal was Non-Executive Chair of Tronox Limited from June 27, 2017 to March 28, 2019, was its Lead Independent Director from September 6, 2016 to June 27, 2017, a Director since June 15, 2012 and was a Director of Tronox Incorporated from February 2011 until June 15, 2012. He is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education and information industries. Mr. Kaufthal joined East Wind in 2010 as Chairman, bringing over 30 years of experience as an investment banker and senior corporate executive to the franchise. From 2008 until 2013, Mr. Kaufthal served as Senior Advisor for Irving Place Capital. Until 2008, Kaufthal was a Vice Chairman of Investment Banking at Bear, Stearns & Co and prior to joining Bear, Stearns in 2000, he served for 13 years as Vice Chairman and head of mergers and acquisitions of Schroders & Co. Preceding Schroders, he was with NL Industries and served as its Senior Vice President and Chief Financial Officer. Mr. Kaufthal is the Chairman of IDB Bank NY and serves on the Board of Directors of MacSteel Ltd. Mr. Kaufthal was formerly a director of Cambrex Corporation (NYSE: CBM), a supplier to the pharmaceutical industries, and formerly a director of Quinpario Acquisition Corp 2 (NASDAQ: QPACU), a special purpose acquisition company. He also serves on the Advisory Board of Jerusalem Venture Partners Media Fund and is a Trustee of the Russell Berrie Foundation. He is the Chairman of the Board of the American Friends of Bezalel and a member of the Board of Visitors at Columbia University Medical Center. Ilan holds an MBA from New York University and a BS from Columbia University. Mr. Kaufthal brings to the Board his financial, investment, business skills and previous experience in the titanium dioxide business.

PROPOSAL 1—ELECTION OF DIRECTORS
Mutlaq Al-Morished
Director since 2019 Non-Independent Director
Mutlaq H. Al-Morished has been a director of the Company since April 2019. Mr. Al-Morished is currently the Chief Executive Officer and director of National Industrialization Company (Saudi Stock Exchange: TASNEE), which is a 79% shareholder of Cristal and one of the largest Saudi diversified industrial companies having investments in several fields. Mr. Al-Morished is also the Chairman of the board of National Metal Manufacturing & Casting Co. (Saudi Stock Exchange: “Maadaniyah”) and currently serves as a board member of Aluminium Bahrain BSC (LSE: “ALBH”). Mr. Al-Morished was previously a board member of the General Organization of Saudi Arabian airlines and Alinma Tokio Marine (Saudi Stock Exchange: “ALINMATO”), as well as Alinma Bank (Saudi Stock Exchange: “ALINMA”). Mr. Al-Morished is also a board member of the Gulf Petrochemical & Chemical Association, a non-profit professional organization, and CITI Group in Saudi Arabia, a privately held company. Prior to joining TASNEE, Mr. Al-Morished was the Executive Vice President of Corporate Finance and Chief Financial Officer of Saudi Basic Industries Corporation (SABIC) from 2004 through 2015. Mr. Al-Morished was also the Vice President of Metals SBU, Executive Vice President of Shared Services, and President of Saudi Petrochemical Company (SADAF) and Saudi Iron & Steel Com (HADEED), consecutively. Mr. Al-Morished previously served as Chairman of the Board of YANSAB, SABIC Capital in the Netherlands, SAUDI KAYAN, SABIC Captive Insurance Limited in the UK, and Alinma Investment Co. He was also a board member of Gulf Bank in Bahrain & the Advisory Board for Economic Affairs of the Supreme Economic Council of Saudi Arabia. Mr. Al-Morished holds a Master of Business Administration degree from Stanford University, a Master of Science degree in Nuclear Engineering from Princeton University, and a Bachelor of Science degree in Nuclear Physics & Mathematics from the University of Denver. Mr. Al-Morished brings to the Board years of extensive senior management, business, and leadership experience in the TiO2 and other chemicals businesses.
Board Candidacy of Mutlaq Al-Morished
•	Mr. Al-Morished is the CEO and a Board member of Tasnee, the parent company of our largest (24%) shareholder, Cristal.
•	Under its shareholder’s agreement, Cristal has the right to nominate two members and has chosen Mr. Al-Morished.
•	Other than his directorship on Tronox, Mr. Al-Morished also serves on the Board of three other Saudi-listed companies, including Tasnee in which he is CEO.
•	Mr. Al-Morished is uniquely positioned to help us succeed in Saudi Arabia where we operate one of our largest facilities and are developing a facility for upgrading TiO2 feedstock.
•	As the CEO of our largest shareholder, Mr. Al-Morished is well positioned to represent all shareholders’ interests.
•	Mr. Al-Morished does not serve on any of the Board committees which reduces the amount of time he needs to effectively carry out his Board responsibilities.
•	During 2021, Mr. Al-Morished stepped down from his directorship on two Saudi listed public companies and in 2022, also stepped down from his directorship on Alinma Bank (ALINMA: Saudi Arabia).
•
A result, at the time of the 2023 Annual Meeting, Mr. Al-Morished will only be a member of the Board of two other Saudi listed public companies, in addition to serving on the Board of Tronox and Tasnee.

The Tronox Board has fully considered that some shareholders have expressed concern over whether given the fact that he is a sitting CEO yet serves on other boards he is deemed “over-boarded”. However, the Board strongly believes that Mr. Al-Morished is an exemplary Board member, fully dedicated to his Tronox board-related responsibilities, and should be re-elected at the 2023 annual general meeting

The Board urges shareholders to vote “FOR” Mr. Al-Morished.

PROPOSAL 1—ELECTION OF DIRECTORS
Vanessa Guthrie, AO
Director since 2019 Audit Committee Corporate Governance and Sustainability Committee Independent Director
Dr. Vanessa Guthrie, AO has been a Director of Tronox Holdings plc since March 28, 2019. Dr. Guthrie is a highly accomplished executive and Board director with a career spanning 30 years in the resources sector across diverse roles in operations, environment, community and indigenous affairs, corporate development and sustainability. From 2013 to 2016, Dr. Guthrie was the Managing Director and Chief Executive Officer of Toro Energy Limited, an Australian uranium mining company (ASX: TOE). In March 2019, Dr. Guthrie was appointed as an advisor to the Australian government’s Australia-India Council on the development of the economic relationship between Australia and India. Dr. Guthrie is also currently a non-executive Director of Santos Limited (ASX: STO) (“Santos”), one of the leading independent oil and gas producers in the Asia-Pacific region, and is a member of Santos’s EHS and Sustainability Committee and People and Remuneration Committee, as well as is currently a non-executive Director of Lynas Rare Earths Limited (formerly Lynas Corporation Limited) (ASX: LYC, OTC: LYSDY), an Australian rare-earths mining company, and is a member of Lynas’ Nomination, Remuneration and Community Committee and the Health, Safety and Environment Committee. In addition, Dr. Guthrie is a non-executive Director of Orica Limited (ASX: ORI), one of the world’s leading mining and infrastructure solutions providers, and is a member of its Safety & Sustainability Committee, Human Resources & Compensation Committee and Nominations Committee. Ms. Guthrie was also formerly Deputy Chair and Lead Independent Director of Adbri Limited (formerly Adelaide Brighton Ltd.) (ASX: ABC) (“Adbri”), one of Australia’s leading integrated construction materials and lime producers, and was a member of its Safety, Health and Environment Committee and Chair of Adbri’s People and Culture Committee. Dr. Guthrie is also Pro Chancellor of Curtin University where she is chair of the Finance Committee and a non-executive Director of Cricket Australia and Infrastructure Australia. Dr. Guthrie was previously a non-executive Director of the Australian Broadcasting Corporation and also served previously as Deputy Chair of the Western Australia Cricket Association. Dr. Guthrie has qualifications in geology, environment, law and business management, including a PhD in Geology, and was awarded an Honorary Doctor of Science from Curtin University in 2017 for her contribution to sustainability, innovation and policy leadership in the resources industry. Dr. Guthrie also became an Officer in the Order of Australia in 2021 for distinguished service to the minerals and resources sector, and as a role model for women in business.
Peter B. Johnston
Director since 2012 Audit Committee Human Resources and Compensation Committee Independent Director
Peter B. Johnston has been a Director of Tronox Holdings plc effective as of the Implementation Date. Prior to the Re-Domicile Transaction, Mr. Johnston was interim CEO of Tronox Limited from May 15, 2017 to November 30, 2017 and had been a Director of Tronox Limited since August 1, 2012. He was appointed Global

PROPOSAL 1—ELECTION OF DIRECTORS
Head of Nickel Assets for Glencore in May 2013 and held that position until his retirement in December 2015. Previously he was Managing Director and Chief Executive Officer of Minara Resources Pty Ltd from 2001 to 2013. He was Vice Chairman of the Nickel Institute; past Chairman of the Minerals Council of Australia; past President of the Chamber of Minerals & Energy (WA); and past Vice President of the Australian Mines and Metals Association. Mr. Johnston also was a director of Silver Lake Resources Limited (ASX:SLR). He formerly was employed by WMC Ltd between 1993 and 2001, during which he held the position of Executive General Manager with responsibility over nickel and gold operations, Olympic Dam Operations, Queensland Fertilizers Ltd., and human resources. Mr. Johnston is currently a member of the board of NRW Holdings Limited (ASX:NWH), as well as a member of its sustainability, audit and nomination and remunerations committees. Mr. Johnston is also presently the non-executive Chairman of the board of directors of Jervois Global Ltd. (ASX: JRV), a leading cobalt minerals, metals and chemicals company, as well as a member of its audit and remuneration and nomination committees. Mr. Johnston brings to the Board extensive senior management, operating and leadership experience through his business career in the mining industry.
Ginger M. Jones
Director since 2018 Chair of Audit Committee Human Resources and Compensation Committee Independent Director
Ginger M. Jones has been a Director of Tronox Holdings plc effective as of March 28, 2019. Prior to the Re-Domicile Transaction, Ms. Jones had been a Director of Tronox Limited since April 4, 2018. Jones served as Vice President and Chief Financial Officer of Cooper Tire & Rubber Company beginning in December 2014 and was promoted to Senior Vice President and Chief Financial Officer in February 2016. Ms. Jones retired from Cooper Tire & Rubber Company in December 2018, where she was responsible for Cooper’s financial operations, investor relations, business information systems and corporate strategic planning. Prior to joining Cooper, Ms. Jones served as Senior Vice President and Chief Financial Officer of Plexus Corp. from 2007 to 2014, and Vice President and Corporate Controller of Banta Corporation from 2002 to 2007. A certified public accountant, Ms. Jones began her career with Deloitte & Touche. Ms. Jones holds a Master of Business Administration from The Ohio State University and a bachelor’s degree in Accounting from the University of Utah. Ms. Jones is a board member of Nordson Corporation (NASDAQ:NDSN), an American multinational corporation that designs and manufactures dispensing equipment for consumer and industrial adhesives, sealants and coating, and currently serves on the audit committee. In addition, Ms. Jones is a board member and Chairperson of the audit committee of Holley Inc. (NYSE: HLLY), a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Ms. Jones was formerly a member of the board of directors of Libbey Inc. Ms. Jones brings to the Board her financial, accounting and auditing experience and her public company director experience.

PROPOSAL 1—ELECTION OF DIRECTORS
Stephen Jones
Director since 2019 Chair of Human Resources and Compensation Committee Audit Committee Independent Director
Stephen Jones has been a Director of Tronox Holdings plc since March 28, 2019. From March 2015 through October 2020, Mr. Jones was President, Chief Executive Officer and a director of Covanta Holding Corporation (formerly NYSE: CVA, now owned by private equity), a leading global provider of sustainable waste and energy solutions. Prior to joining Covanta in January 2015, Mr. Jones was employed from 1992 through September 2014 by Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases and equipment. Mr. Jones held a variety of senior-level management positions at Air Products including in the company’s tonnage gases, equipment, energy and industrial chemicals businesses, culminating with his role as Air Products’ China president based at the company’s office in Shanghai. Mr. Jones is also a member of the board of directors of Badger Infrastructure Solutions Ltd., a Canadian infrastructure solutions company specializing in non-destructive excavation services (TSE: BDGI). Mr. Jones also serves as a special advisor to the supervisory board of Hitachi Zosen Inova AG, a global cleantech company. Prior to joining Air Products in 1992, Mr. Jones practiced corporate law at Dechert LLP in Philadelphia, PA, primarily in the area of mergers and acquisitions. Mr. Jones earned a Bachelor of Science degree in economics from Bloomsburg University of Pennsylvania, a Master of Business Administration with a concentration in finance from Temple University and a law degree from the University of Pennsylvania. In addition, he participated in the INSEAD Advanced Management Program in Fontainebleau, France. Mr. Jones is also a director of the Bloomsburg University Foundation. Mr. Jones’ experience managing and growing domestic and international companies and his business acumen are valuable assets to the Board.
Moazzam Khan
Director since 2019 Non-Independent Director
Moazzam Khan has been a director of the Company since April 2019. In addition to serving on the Board of Directors of Tronox, Mr. Khan serves as the managing director of Cristal International Holdings BV (formerly known as Cristal Inorganic Chemicals Netherlands Cooperateif W.A.). Prior to joining Cristal, Mr. Khan worked for Saudi Basic Industries Corporation (SABIC) for over twenty years and was the Chief Financial Officer of SABIC Capital B.V. from April 2009 to September 2015. At SABIC, Mr. Khan held various leadership roles in Finance, Treasury, Corporate Ratings, Mergers and Acquisitions, Corporate Integration and Restructurings, Taxation and SAP implementations. Prior to SABIC, Mr. Khan worked for KPMG in Saudi Arabia. Mr. Khan was the Chairman of the Board of SABIC Luxembourg S.à r.l., and the Managing Board of SABIC Capital B.V. as well as held directorship roles at SABIC International Holdings B.V., SABIC Ventures B.V., SABIC Ventures US

PROPOSAL 1—ELECTION OF DIRECTORS
Holdings LLC, JVSS Holding Company, Inc., SD Verwaltungs GmbH and Cristal International B.V. Mr. Khan is a fellow member of The Institute of Chartered Accountants in England and Wales (FCA) and holds a degree in Economics as well as leadership and business accreditations from Wharton Business School.
Sipho Nkosi
Director since 2012 Human Resources and Compensation Committee Corporate Governance and Sustainability Committee Independent Director
Sipho Nkosi has been a Director of Tronox Holdings plc effective as of the Implementation Date. Prior to the Re-Domicile Transaction, Mr. Nkosi had been a Director of Tronox Limited since June 15, 2012. Mr. Nkosi is the former Chief Executive Officer of Exxaro Resources. Mr. Nkosi is the independent non-executive chairman of Sasol Limited (NYSE:SSL), an integrated energy and chemical company based in South Africa, and serves as chairman of its corporate governance and nominating committee and a member of its remuneration committee. Mr. Nkosi is also a director of Sanlam Limited (JSE: SLM), a diversified South African financial services group. Mr. Nkosi is also a co-founder and chairman of Talent10, an investment holding company. He began his career as a market analyst with Ford Motor Company South Africa in 1980 after which he was appointed as marketing coordinator at Anglo American Coal in 1986. He joined Southern Life Association as senior manager, strategic planning in 1992 and the following year accepted the position of marketing manager, new business development at Trans-Natal Coal Corporation, which later became Ingwe Coal Corporation. Mr. Nkosi joined Asea Brown Boveri (South Africa) Ltd. in 1997 as Vice President Marketing and ABB Power Generation in 1998 as Managing Director. He was the founder and chief executive officer of Eyesizwe Holdings and following its merger with Kumba’s non-iron ore resources was appointed Chief Executive Officer of the renamed entity Exxaro Resources Limited in 2007. Mr. Nkosi holds a Bachelor of Commerce degree from the University of Zululand, an Honors degree in Commerce (Economics) from the University of South Africa and a Master of Business Administration from the University of Massachusetts in the United States. In February 2022, the President of South Africa announced that Mr. Nkosi was to be appointed in an advisory capacity to lead a team tasked with identifying and removing governmental red tape aimed at promoting business growth in South Africa. Mr. Nkosi also holds the Advanced Management Diploma from Oxford University. Mr. Nkosi brings to the Board his experiences and skills in growing leading businesses, innovation and strategy, and leadership development.
John Romano
Director since 2021 Co-Chief Executive Officer Non-Independent Director
Mr. Romano has been one of our Co-CEOs and a Director of the Company since March 18, 2021. Prior to such appointment, Mr. Romano was Executive Vice President and Chief Commercial and Strategy Officer since June 2019 and was appointed our interim Co-CEO on December 27, 2020. Prior to such appointment in June 2019, Mr. Romano was Senior Vice President and Chief Commercial Officer since October 2014. Before

PROPOSAL 1—ELECTION OF DIRECTORS
such time he served as our Senior Vice President and President, Pigment and Electrolytic Operations from June 15, 2012 to October 2014; the Executive Vice President of Tronox Incorporated since January 1, 2011 and Vice President, Sales and Marketing of Tronox Incorporated since January 2008. Mr. Romano was an executive officer of Tronox Incorporated during its bankruptcy proceedings, from which it emerged in 2011. Before that he served as Vice President, Sales for Tronox Incorporated from 2005 to January 2008; Vice President, Global Pigment Sales for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Marketing for Tronox LLC from 2002 to 2005 and Regional Marketing Manager for Tronox LLC from 1994 to 2002. Mr. Romano started his career with Tronox in September of 1988. Mr. Romano holds a Bachelor’s degree in Accounting from Oklahoma State University.
Jean-Francois Turgeon
Director since 2021 Co-Chief Executive Officer Non-Independent Director
Mr. Turgeon has been one of our Co-CEOs and a Director of the Company since March 18, 2021. Prior to such appointment, Mr. Turgeon was Executive Vice President and Chief Operating Officer since September 2017 and was appointed our interim Co-CEO on December 27, 2020. Before that he served as our Executive Vice President and President of Tronox Titanium Dioxide since January 2014. Prior to joining Tronox, Mr. Turgeon worked for Rio Tinto Group for 24 years, serving as the managing director of Rio Tinto’s iron and titanium business. He is also the former chairman of Richards Bay Mineral in South Africa and Rio Tinto, Fer et Titane, in Canada. Mr. Turgeon holds a Bachelor’s degree in chemical engineering from Université Laval and a Master’s degree in hydrometallurgy from McGill University.

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters
Tronox’s Board as a whole takes a uniquely active, hands-on role in the risk oversight function. The Board sees its primary functions as setting the right “tone at the top” and promoting strong governance at every level of the enterprise. Management control is the first line of defense to identify and mitigate not only commercial and financial risks but the wide range of environmental and sustainability risks that can derail a company like Tronox.

Enterprise Risk Management (ERM)
Board-level oversight
Our entire Board is actively engaged in the ERM process and views it as an important component of its risk oversight responsibilities. Early in the annual process, each of our Board members is invited to meet 1:1 with the Co-Chief Executive Officers, Chief Financial Officer, General Counsel and Vice President, Internal Audit to discuss the Company’s most significant risks and the effectiveness of the mitigation plans intended to address those risks. Feedback from our directors is used to help identify key risks and improve the effectiveness of the mitigation activities.
After the ERM process is complete, the Vice President, Internal Audit and other key “risk owners” presents the results of the analysis to the full Board typically at its February meeting. A more in-depth discussion on key risks is led by the key “risk owner” as part of the Board’s ERM discussion. Frequently, these reviews lead to requests for additional work and analysis on sub-components of each risk.
Management-level oversight
At the management level, Tronox has formed a Global Risk Committee (GRC), comprising senior leaders from around the globe representing all functions and business units, which is charged with assisting Tronox’s Board to identify significant enterprise risks, assess its risk mitigation strategies and, where appropriate, help implement those strategies, and review and suggest specific risk tolerances and risk appetite. The GRC meets in Q2 of each year to review the scope and appropriateness of the ERM plan, taking into consideration any changes since the prior year ERM process, including changes in Tronox’s scope of business activities, events in the prior year suggesting lapses in the prior year’s ERM process, geopolitical events, and evolving stakeholder expectations. In addition, the GRC reviews the results of any specific risk mitigation activities that resulted from the prior year’s ERM process and the implementation of any specific risk tolerances or “risk appetite” adopted. The GRC meets again after the ERM process is completed. It reviews results of that year’s ERM process and suggests specific risk mitigation actions that result from (or should result from) the ERM process and ensure adequate resources available to undertake activities. This may include updates to existing policies or adoption and implementation of new policies; employee education and training related to specific risks; and desktop risk mitigation exercises, specific risk tolerances or “risk appetite” standards that result from the ERM process.

Oversight of ESG
Our sustainability-related governance structure starts at the highest level of the enterprise: a dedicated committee of the Board of Directors called, “The Governance and Sustainability Committee,” comprised of three independent members of the Board of Directors, including the Company’s non-executive Chair who is also the Chair of the Committee. Management briefs the Corporate Governance and Sustainability Committee quarterly on ESG topics covering risks and opportunities, impacts, and strategies. With the ever-growing importance of the “social” aspect within ESG, our Board and the Human Resources and Compensation Committee play important roles in overseeing critical topics such as gender and diversity metrics. Underneath the Board is a governance structure comprised of multiple layers, starting with Tronox’s senior executives and cascading down to each local site. Climate change is a core focus: reducing emissions, mitigating risk and optimizing opportunities. The governance structure includes processes and initiatives to align the activities of the cross-enterprise global functions with individual sites and regions to effectively implement the sustainability and climate change-related strategies.

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters
ESG oversight by the Board of Directors
The Board	Our Board is responsible for ensuring EHS&S risks and opportunities are integrated into our overall long-term strategy.
Corporate Governance and Sustainability Committee	Primarily responsible for EHS&S oversight, including reviewing and assessing the Company’s processes and procedures with respect to its EHS&S program and initiatives.

Considers the corporate social responsibility and sustainability issues that may have strategic, business and reputational implications for the Company and ensure that the Company’s strategic plan and business goals have adequately considered the Company’s corporate social responsibility and sustainability policies, priorities and plans

Annually reviews the Company’s short-, medium- and long-term EHS&S goals and targets, including greenhouse gas reduction targets.
Collaborates with the HRCC on establishing annual EHS&S targets for inclusion in the Company’s annual incentive plan.
Monitors the process for preparing the Company’s annual sustainability report and reviews, and is consulted on, such report prior to its publication.
Reviews our community relations initiatives and programs including how we treat indigenous peoples.
Annually evaluates the adequacy and effectiveness of the Company’s enterprise risk management process relating to identifying and managing EHS&S risks.
Human Resources and Compensation Committee	Oversees corporate culture and employee relations topics, including inclusion and diversity initiatives, pay equity, and well as compensation philosophy and succession planning.
Oversees the Company’s programs and plans relating to cultural awareness, human rights and labor rights that may have strategic, business or reputational implications for the Company.
Periodically reviews the Company’s strategy, initiatives and programs relating to the Company’s culture.
Reviews shareholder sentiment and perspectives, which includes an increasing focus on EHS&S matters, to ensure alignment and engagement.
ESG oversight by Management
In 2021, we launched an internal Global Sustainability Council that meets quarterly and which is comprised of senior leaders from Tronox’s key functional groups to drive progress on our various sustainability initiatives and support the Board to make informed decisions on sustainability strategy. The Sustainability Council also ensures implementation of the Company’s ESG strategy across all the Company’s relevant regions and groups. In addition, the Company has formed regional GHG leadership teams that meet monthly to, among other things, develop GHG regional roadmaps and integrate such roadmaps into the relevant region’s business planning. Furthermore, we have established internal Centers of Excellence focused on carbon neutrality, waste, energy efficiency and diversity, equity and inclusion. These Centers of Excellence meet monthly and are comprised of cross-functional teams that build on the cumulative experience within Tronox to help address common issues and share best practices and technologies.

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters

Cybersecurity
Cybersecurity and the resiliency and sustainability of our information systems is a risk which the entire Board monitors carefully.
Our Chief Information Officer and VP, Cyber Security reports on a periodic basis to the Audit Committee regarding cybersecurity risk exposure and cybersecurity risk management strategy. The Board also reviews and assesses cybersecurity risks in connection with its annual Enterprise Risk Management review. Our dedicated team of cybersecurity specialists has implemented a robust program designed to detect, prevent and respond to threats and malicious activity. We also maintain a Security Operations Center (SOC) that provides a mechanism for addressing cyberthreats before they comprise data security. Through a combination of a threat management platform and our dedicated team of cybersecurity specialists, our SOC continuously monitors and proactively isolates and analyzes cybersecurity alerts to position us to mitigate cybersecurity risks. Through company-wide policies, mandatory training and end-user testing, we position our employees to recognize threats and report (and when appropriate, escalate) them. We have developed an incident response plan to handle suspected loss of, or unauthorized access to, information. We work with third-party industry experts to conduct annual vulnerability assessments and penetration testing. Like most major corporations, during the normal course of business, we have been the target of cyberattacks, from time to time, and we expect to be the target of such attacks in the future. In the past three years, however, we have not experienced a material information security breach. As such, we have not incurred any material expenses from cybersecurity breaches or any expenses from penalties or settlements related to a cybersecurity breach.
With the strong support of the Board, in 2020 Tronox established an IT Security Council to help set corporate risk tolerance and related policy. The council meets quarterly, is chaired by the General Counsel and managed by our VP, Cyber Security with senior level representation from key functions and business units. The Board believes that the substantial investments being made by the Company in a multi-year operational and business transformation program which we call “Project newTRON” will continue to advance the cybersecurity protection and IT capabilities of the Company.

Audit Committee
The Audit Committee oversees the management of risks related to the Company’s financial performance and financial statements, the financial reporting process and internal controls, internal and external audit functions, tax and accounting matters, anti-bribery and corruption, and other exposures. The primary responsibilities of the Audit Committee are to:
•	Oversee the accounting and financial reporting processes of the Company as well as its affiliated and subsidiary companies, as well as oversee the internal and external audit processes;
•
Assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which is provided to shareholders and others, and the system of internal controls which management has established;

•	Oversee the Company’s independent registered public accounting firm, including their independence and objectivity; and
•
Review with management and our independent registered public accounting firm financial risk exposures, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters, steps taken to manage those exposures and our Company’s risk tolerance in relation to our overall strategy

However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and our independent registered public accounting firm. The Audit Committee is empowered to retain independent legal counsel and other

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters
advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Company maintains an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.
The Audit Committee is currently comprised of four members, each of whom was elected by the Board of Directors. Ginger Jones, because of her accounting background and extensive financial experience, meets the NYSE listing standard of having accounting or related financial management expertise and the SEC definition of an “Audit Committee financial expert”. Each of the other members of our Audit Committee has financial management experience or is financially literate. Each committee member meets the additional independence requirements for members of an Audit Committee under the NYSE Corporate Governance Rules.

Human Resources and Compensation Committee
The HRCC has oversight responsibility with respect to the risks relating to the design and implementation of our compensation and benefit plans. In addition, the HRCC administers our executive compensation program and assists the Board in fulfilling its oversight responsibilities with respect to the compensation we pay to our executive officers. Among its duties, the HRCC:
•	Evaluates and determines the salary, incentives and benefits making up the total compensation of our Co-CEOs and other executive officers;
•	Reviews and monitors management succession planning and development, including promotability of all officers;
•
Defines the terms and conditions, including performance metrics, for the restricted share units and other long-term equity awards for our executive officers and approves all grants made to the executive officers;

•	Reviews and approves the annual corporate goals and objectives of our Co-CEOs; and
•	Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.
Each member of the HRCC is independent as defined by SEC rules and NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Corporate Governance and Sustainability Committee
The Corporate Governance and Sustainability Committee’s focus is to ensure that the Board has the policies, practices and procedures in place to adequately oversee risk through board membership and structure, succession planning for our Directors, and corporate governance more generally. In addition, the Corporate Governance and Sustainability Committee promotes, supports, monitors and assesses the Company’s corporate social responsibility and sustainability programs, including environmental, health and safety initiatives.
The Corporate Governance and Sustainability Committee assists the Board with respect to the following governance-related matters:
•	the organization and function of the Board;
•	corporate governance principles applicable to the Company;
•
the Company’s policies and programs that relate to matters of corporate responsibility, including oversight of the Company’s political advocacy activities and the activities of the Company’s political action committee;

•	the structure, format and frequency of Board meetings;
•	remuneration of non-executive Directors; and

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters
•
if and when the Board determines to recruit new members, establishing the requirements, qualities and characteristics such new Board members should possess and obtaining suitable candidates for the Board to select.

The Corporate Governance and Sustainability Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess.
The Corporate Governance and Sustainability Committee also assists the Board with respect to environmental, health, safety and sustainability (EHS&S) matters as described above under “ESG Oversight by the Board of Directors.”

Board Leadership Structure
Chair of the Board of Directors
Since March 2021, Mr. Ilan Kaufthal has served as our non-executive Chair of the Board of Directors. The Board believes that this leadership structure, in which the roles of Chair and CEO are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s shareholders and other stakeholders, including its oversight of management, and the Company’s overall corporate governance.
The Company’s Articles of Association allows the roles of Chair of the Board and Chief Executive Officer to be filled by the same or different individuals. The Board does not have a policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. This approach gives the Board flexibility to determine whether the two roles should be separate or combined based on the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. However, if the Chair of the Board and the Chief Executive Officer roles are vested in the same person then the Board considers it to be useful and appropriate that an independent lead director be designated to perform such duties, and have specific responsibilities, as described in the Company’s Corporate Governance Guidelines. For the foreseeable future, the Board intends to vest the Chair role in one of the independent Board members.
As Chair, Mr. Kaufthal presided over numerous executive sessions in which the Directors met without the presence of the Company’s executive management team, including the Co-CEOs. At these executive sessions, the Directors review, among other things, the performance of the Company’s management. In fiscal year 2022, the Directors met in executive session 7 times.
The Company’s Corporate Governance Guidelines, a copy of which is available on Tronox’s website at www.tronox.com, under “Investors - Governance,” sets forth the policy and procedure with respect to meetings of non-management Directors and the role, if applicable, of lead independent Directors at such executive sessions, including the procedure by which a lead independent Director is chosen.

Human Resources and Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2022, none of our HRCC members: (i) have ever been an executive officer or employee of our Company; or (ii) is or was a participant in a “related person” transaction in fiscal year 2022. During the fiscal year ended December 31, 2022, no executive officer of our Company served on the compensation committee (or its equivalent) or board of directors of any company that has an executive officer that serves on the Board or our HRCC.

Code of Ethics and Business Conduct
Tronox’s Code of Ethics and Business Conduct (the “Code of Conduct”) applies to all officers, directors and employees of Tronox as well our agents, suppliers, contractors and other partners who are providing goods

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters
and services to Tronox or acting on our behalf. The purpose of the Code of Conduct is to ensure that Tronox conducts business ethically, honestly, and in full compliance with applicable laws and regulations. This applies to every business decision in every area of the company worldwide.
The Code of Conduct is available on the Company’s website at https://investor.tronox.com/governance/governance-documents. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or Director, the Company will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines
Tronox has adopted a set of Corporate Governance Guidelines which address qualifications for members of the Board, Director responsibilities, Director access to management and independent advisors, Director compensation and many other matters related to the governance of the Company. The Corporate Governance Guidelines are available on Tronox’s website at www.tronox.com, under “Investors - Governance.”

Director Independence
The listing standards of the NYSE, as well as our Corporate Governance Guidelines, require that a majority of the Board be comprised of independent directors. For a director to be considered independent under these standards:
•	The director must meet the bright–line independence tests under the listing standards of the NYSE; and
•
The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.

Based on these standards, the Board has affirmatively determined that all of the current Directors, except for Messrs. Romano, Turgeon, Al-Morished and Khan, are independent. The Board based these determinations primarily on a review of the responses of our Directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the Directors.

Majority Vote Standard
Pursuant to our Articles of Association, we have adopted a majority vote standard for the election of our Directors. Each Director shall be elected if such Director receives a majority of the votes cast by the holder of shares present in person or represented by proxy at the meeting and entitled to vote. For this purpose, a “majority of the votes cast” shall mean that number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Directors’ election.

Over-boarding Policy
Our Corporate Governance Guidelines limit the number of public company directorships Board members may hold. Specifically, a Director cannot sit on the board of directors of more than five public companies (including the Company’s Board); however, any Director who is a chief executive officer of a public company cannot sit on more than two public company boards (other than the company for which he or she serves as the chief executive officer). All Directors, other than Mr. Al-Morished, are in compliance with this policy. However, as stated elsewhere in this Proxy Statement, the Board believes that there are unique circumstances with respect to Mr. Al-Morished’s appointment to our Board even though he is also the CEO and a board member of Tasnee,

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters
which controls Cristal Netherlands, and on the board of two other Saudi-listed companies. After fully considering the matter, the Board strongly believes that Mr. Al-Morished is an exemplary Board member, fully dedicated to his Tronox board-related responsibilities, and should be re-elected at the 2023 annual general meeting.

Share Ownership Guidelines
We have share ownership guidelines that apply to each of our Co-CEOs, all executive officers and all other direct reports of the Co-CEOs at the Vice President level, as well as our Directors. The guidelines ensure that executives and Directors are aligned with the interests of our shareholders by requiring them to hold significant levels of Company stock. All shares owned outright and 60% of time-based restricted share units count towards share ownership. Unvested performance-based restricted share units do not count towards share ownership. Executives and Directors have five years to reach their ownership guidelines.
The share ownership guidelines provide that once a covered person has satisfied their respective share ownership guidelines, a decrease in the Company’s share price will not be considered to result in non-compliance on a subsequent determination date as long as such covered person holds the guideline or greater number of shares held at the time the guidelines were initially met.
The ownership guidelines are as follows:
POSITION	PERCENTAGE OF BASE SALARY
Co-Chief Executive Officer	500%
Executive Officers	300%
Other Direct Reports of the Co-CEOs at VP Level and Above	100%
Percentage of Annual Cash Retainer
Non-employee Directors	500%
As of the date of this Proxy Statement, all of our NEOs have met their ownership guideline. In addition, as of the date hereof, each of our non-executive director nominees have met their ownership guideline.

Claw-back Policy
The Company has adopted a recoupment or “Claw-Back” Policy for executives, including all the NEOs. This policy allows for claw-back of incentive compensation, from both the annual and long-term plans, if payments pursuant to those plans were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements. The Company will be updating its Claw-Back Policy in 2023 to comply with the new rules promulgated by the SEC.

Anti-Hedging Policy
The Company has adopted a policy prohibiting Directors, executive officers, employees on our restricted trading list and related persons thereto from hedging or entering into monetization transactions or similar arrangements with respect to Company securities. This policy was established in order to avoid the appearance of improper or inappropriate conduct by any such Director, executive officer, employee or related person.
In addition, all Directors, executive officers, employees on our restricted trading list and related persons thereto are prohibited from engaging in short sales of our securities. Further, such individuals are prohibited from buying or selling puts or calls or other derivative securities on the Company’s securities.

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters

Political Contributions
Our Code of Conduct prohibits us from using any corporate funds to make political contributions, whether direct or indirect.

Board Meetings and Committees
During 2022, the Board of Directors held a total of 7 meetings. The average attendance at meetings of the Board and committees during 2022 was approximately 99%. All Directors attended at least 88% of the aggregate of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which they served that were held during the aforementioned period.
The Board of Directors has established three committees: a Corporate Governance and Sustainability Committee, a Human Resources and Compensation Committee and an Audit Committee. During 2022, the Corporate Governance and Sustainability Committee held a total of 5 meetings, the Human Resources and Compensation Committee held a total of 5 meetings, and the Audit Committee held a total of 8 meetings. Each such committee is governed by a written charter, and a current copy of each such charter is available on Tronox’s website at www.tronox.com, under “Investors - Governance”.
The table below provides current membership for each of the Board committees.
NAME	AUDIT	HUMAN RESOURCES AND COMPENSATION	CORPORATE GOVERNANCE AND SUSTAINABILITY
Ilan Kaufthal			C
Mutlaq Al-Morished
Vanessa Guthrie	M		M
Peter B. Johnston	M	M
Ginger M. Jones	C	M
Stephen Jones	M	C
Moazzam Khan
Sipho Nkosi		M	M
John Romano
Jean-Francois Turgeon
C	Chair
M	Member

Annual Board and Committee Self-Evaluations
Annual Board Self-Evaluations
The Board conducts an annual self-evaluation that is intended to determine whether the Board, its committees, and each member of the Board are functioning effectively, and to provide an opportunity to reflect upon, and improve, processes and effectiveness. The self-evaluations provide each director with an opportunity to assess the effectiveness and performance of the Board, its committees, as well as topics such as, among others, Board and committee composition and refreshment; timing, agenda, and content of Board and committee meetings; Board dynamics and function; and executive succession planning. A summary of the results is presented to the Board on an anonymous basis, identifying any themes or issues that have emerged. The Board considers the results and ways in which Board processes and effectiveness may be improved.

The Board’s Role in Risk Oversight, Our Board Structure and Other Governance Matters
Annual Committee Self-Evaluations
Each committee conducts its own annual self-evaluation and reports the results to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with the committee’s charter, as well as ways in which committee processes and effectiveness may be improved.

Communications with the Board of Directors
The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors, including Mr. Ilan Kaufthal, our Chair of the Board, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, the non-management independent Directors, any individual Directors or committee of Directors, correspondence should be addressed to the Board of Directors or any such individual Directors or committee of Directors by either name or title. All such correspondence should be sent to Tronox Holdings plc, c/o Corporate Secretary, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA with a request to forward the same to the intended recipient. To communicate with the Board of Directors electronically, shareholders and other interested parties should go to our website at www.tronox.com. Under the heading “Investors – Governance – Contact the Board” you will find an on-line form that may be used for writing an electronic message to the Board of Directors. In general, all communications delivered to the Company’s Corporate Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the shareholder’s instructions. However, the Company’s Corporate Secretary reserves the right not to forward to members any abusive, threatening or otherwise inappropriate materials.

2022 NON-EMPLOYEE DIRECTOR COMPENSATION
Non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of shareholders. The Corporate Governance and Sustainability Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.
The principal components of our non-employee directors’ compensation are as follows:
•	Each non-employee director receives:
○An annual cash retainer of $75,000 for service on the Board of Directors payable quarterly in arrears; and
○An annual equity grant of time-based restricted share units (RSUs) with a grant value of $150,000 that is granted on the date of the Company’s annual general meeting (AGM) of shareholders and vests the earlier of (a) the date of the next annual general meeting of shareholders or (b) May 31st of the year following the grant date (assuming such individual is a Board member at the time of vesting). Dividend equivalents accrue and are paid when the RSUs vest.
•
A non-executive Chair of the Board will receive an additional annual retainer of $120,000. A Lead Independent Director (in the situation whereby the Chair of the Board role is held by an executive of the Company) will receive an additional annual retainer of $50,000;

•	The chair of the Audit Committee will receive an additional annual retainer of $50,000;
•	The chair of the HRCC will receive an additional annual retainer of $20,000;
•	The chair of the Corporate Governance and Sustainability Committee will receive an additional annual retainer of $20,000; and
•
A committee member of each of the Audit Committee, HRCC, Corporate Governance and Sustainability Committee, or any other committee established by the Board of Directors, respectively, who is not serving as chair of such committee, will receive an additional annual committee retainer of $15,000.

In addition to the foregoing components of non-employee director compensation, because none of our Directors are tax residents of the UK, we tax equalize our Directors to eliminate any additional incremental tax burden that arises due to the fact that we are a company domiciled in the UK. We also pay the cost to prepare our directors’ UK tax filings.
On March 18, 2021, the Board elected Mr. Kaufthal to the role of Chair of the Board, after initially electing him in an interim capacity in December 2020, and approved a monthly cash stipend of $15,000 for his role as Chair. The monthly cash stipend is in addition to the other components of non-employee director compensation he receives (described above) and is paid to Mr. Kaufthal in recognition of the important role he plays in guiding our two first-time Co-CEOs and relatively new senior leadership team. Mr. Kaufthal is also involved in a wide range of Tronox matters that far exceeds the involvement of other non-executive Chair at similarly situated NYSE companies of which the Board is aware. Examples of Mr. Kaufthal’s contributions to Tronox include:
•	Guiding an aggressive de-leverage effort which has reduced Tronox’s net leverage ratio from 4.1x on January 1, 2021 to 2.8x as of December 31, 2022;
•	Providing guidance and advice on capital market activities including the completed refinancing in 2022 of Tronox’s $500 million 6.50% senior secured debt with $400 million of more flexible loans;
•	Providing advice with respect to the Company’s share repurchase activities;
•	Advising on our investor relations strategy and holding frequent meetings with shareholders;
•	Helping drive Tronox’s carbon reduction initiatives and other sustainability efforts;
•	Managing the relationship with our largest shareholder, Tasnee, and discussions over the future of the Jazan smelter complex;
•	Orchestrating a Board committee restructuring in 2021 to provide enhanced oversight of ESG;

2022 NON-EMPLOYEE DIRECTOR COMPENSATION
•	Formulation of an appropriate growth and M&A strategy; and
•	Assisting management with procurement of raw materials.
The Corporate Governance and Sustainability periodically reviews Mr. Kaufthal’s compensation package to ensure that it remains appropriate and commensurate with his activities on behalf of Tronox.
The following table sets forth the total compensation for the year ended December 31, 2022 paid to our non-employee Directors during 2022.
NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2022
NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)	TOTAL ($) (3)
Ilan Kaufthal	395,000	140,946	—	535,946
Mutlaq Al-Morished	75,000	140,946	—	215,946
Vanessa Guthrie	105,000	140,946	—	245,946
Peter B. Johnston	105,000	140,946	—	245,946
Ginger M. Jones	140,000	140,946	—	280,946
Stephen Jones	110,000	140,946	—	250,946
Moazzam Khan	75,000	140,946	—	215,946
Sipho Nkosi	105,000	140,946	—	245,946
(1)	Amounts reported in this column include quarterly cash fees paid in arrears. For Mr. Kaufthal, this column also includes a total of $180,000 paid as cash stipend.
(2)
Amounts reported in this column represent the aggregate grant date fair value for restricted shares units granted to each Director in 2022 computed in accordance with the share-based compensation accounting guidance under ASC Topic 718. Each Director received the annual equity grant on the date of the Company’s annual general meeting of shareholders (on May 12, 2022) that vests the earlier of (a) the date of the next annual general meeting of shareholders or (b) May 31st of the year following the grant date (assuming such individual is a Board member at the time of vesting). As such, on May 12, 2022, each Director received a grant of 8,537 restricted share units, reflecting the annual equity grant value of $150,000 divided by the ten (10) day average closing price for the Company’s shares prior to the grant date of $17.57 and valued at the NYSE closing price on May 12, 2022 of $16.51. Dividends will be accrued on all restricted share units until the units vest and will be paid at that time. As of December 31, 2022, each non-employee Director held 8,537 unvested restricted share units.

(3)
Amounts reported below are excluded from this column. The Company maintains certain tax equalization and other tax-related benefits for Directors to mitigate or eliminate additional incremental tax burden as a result of the Company’s corporate reorganization that occurred in the first quarter of 2017, when Tronox Limited became managed and controlled in the United Kingdom, and all of our Board meetings were held in the UK. Although all of our directors are non-resident UK taxpayers, they are liable for UK tax on items such as accommodations and meals while conducting business in the UK that are not considered taxable benefits in the US. Because of these unusual circumstances, the Company pays the cost to prepare their UK income tax filings, provides tax reimbursements associated with the UK travel-related expenses and cost of the UK tax filing, and may make certain tax equalization payments (although none were required and paid in 2022) as reflected in the table below (based on December 31, 2022 Fx rate). In 2022, two Board meetings took place in the UK after April 2022, however no tax reimbursements were paid since no director (other than Mr. Khan) was required to file a UK tax return for the UK tax filing period ending April 2022. While the Company anticipates that only some of our future Board meetings will take place in the UK, we intend to continue to mitigate or eliminate any associated incremental tax burden our Directors might incur as a consequence of those meetings.

NAME	UK Tax Preparation ($)	Tax Reimbursements ($)	Total ($)
Ilan Kaufthal	—	—	—
Mutlaq Al-Morished	—	—	—
Vanessa Guthrie	—	—	—
Peter B. Johnston	—	—	—
Ginger M. Jones	—	—	—
Stephen Jones	—	—	—
Moazzam Khan	1,800	—	1,800
Sipho Nkosi	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows information regarding the beneficial ownership of shares of Tronox Holdings plc as of March 8, 2023 by:
•	Each current Director and Nominee of Tronox Holdings plc;
•	The current Co-CEOs and each named executive officer;
•	All persons currently serving as Directors and executive officers of Tronox Holdings plc, as a group; and
•	Each person known to us to own beneficially 5.0% or more of Tronox Holdings plc outstanding shares.
Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules and regulations. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Tronox Holdings plc shown as beneficially owned by them. The table is based on 156,714,084 shares outstanding as of March 8, 2023. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us. Unless otherwise noted below, the address for each beneficial owner listed in the table below is: c/o Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ORDINARY SHARES BENEFICIALLY OWNED	% OF TOTAL OWNED
5% Shareholders
Cristal International Holdings B.V. Strawinskylaan 1543, Tower C, fifteenth floor, 1077 XX Amsterdam, the Netherlands	37,580,000	24%
FMR LLC (1)	20,751,450	13%
The Vanguard Group (2)	13,114,212	8%
BlackRock, Inc. (3)	8,177,199	5%
Dimensional Fund Advisors LP (4)	7,808,391	5%
Named Executive Officers and Directors (5)
Jean-Francois Turgeon	638,557	*
John Romano	644,346	*
Timothy Carlson	337,221	*
Jeffrey Neuman	178,727	*
D. John Srivisal	70,407	*
Russell Austin	77,480	*
Ilan Kaufthal	252,122	*
Mutlaq Al-Morished	51,158	*
Vanessa Guthrie	35,790	*
Peter B. Johnston	126,858	*
Ginger M. Jones	80,303	*
Stephen Jones	51,647	*
Moazzam Khan	37,423	*
Sipho Nkosi	45,631	*
All Executive Officers, Directors and Nominees as a group (18 persons)	2,785,763	1.8%
(1)
Information regarding FMR LLC is based solely on the Amendment to the 13G filed with the SEC on February 9, 2023 for the calendar year ended December 31, 2022. FMR LLC has the sole power to dispose of or to direct the disposition of 20,751,450 of the ordinary shares and the sole power to vote or direct the vote of 20,710,267 of the ordinary shares. The filing reports that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)
Information regarding The Vanguard Group, Inc. is based solely on the Amendment to the 13G filed with the SEC on February 9, 2023 for the calendar year ended on December 31, 2022. The Vanguard Group, Inc. has the shared power to vote or direct the vote of 165,434 of the ordinary shares, the sole power to dispose of or to direct the disposition of 12,834,050 of the ordinary shares and the shared power to dispose or to direct the disposition of 280,162 ordinary shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Information regarding BlackRock, Inc. is based solely on the Amendment to the 13G filed with the SEC on February 1, 2023 for the calendar year ended on December 31, 2022. Blackrock, Inc. has the sole power to vote or direct the vote of 7,900,107 of the ordinary shares and the sole power to dispose or to direct the disposition of 8,177,199 of the ordinary shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Information regarding Dimensional Fund Advisors LP is based solely on the Schedule 13G filed with the SEC on February 10, 2023 for the calendar year ended December 31, 2022. Dimensional Fund Advisors LP has the sole power to vote or direct the vote of 7,670,952 of the ordinary shares and the sole power to dispose of or to direct the disposition of 7,808,391 of the ordinary shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)
Shares listed for each Executive Officer, Director and Nominee includes: (i) shares owned by the individual (ii) shares subject to options that are exercisable within 60 days of March 8, 2023 and (iii) restricted share units that will vest within 60 days of March 8, 2023. Shares subject to options that are exercisable within 60 days include: Jean-Francois Turgeon, 33,333; and John Romano, 26,894 and 65,560 for all Executive Officers as a group. None of these options contain an exercise price lower than our share price as of March 8, 2023 of $15.47. Shares scheduled to vest within 60 days of March 8, 2023 include 8,537 restricted share units for each of our non-employee Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has adopted a written Related Party Transactions Policy that is administered by the Corporate Governance and Sustainability Committee. A copy of the Company’s Related Party Transactions Policy can be found on the Company’s website, http://www.tronox.com, under “Investors - Governance.”
The Related Party Transactions Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Related persons subject to the policy include executive officers, Directors, nominees for election as a Director, owners of more than 5% of our total equity, and any members of the immediate family of any of the foregoing persons. Under the Related Party Transactions Policy, our General Counsel determines whether a transaction requires review by the Corporate Governance and Sustainability Committee, and transactions requiring review are referred to the Corporate Governance and Sustainability Committee for a determination as to whether or not the related party transaction is fair, reasonable and consistent with the policy, and whether it or the Board has the authority under the laws of the United Kingdom to approve or ratify the Related Party Transaction or whether it should be ratified or approved by shareholders. The ratification or approval by the Governance and Sustainability Committee, or recommendation that such transaction needs to be approved by shareholders, shall be made in accordance with applicable law, including the laws of the United Kingdom, and the Company’s organizational documents as from time to time in effect. If the Company becomes aware of an existing transaction with a related person that has not been approved under this policy, the matter is referred to the Corporate Governance and Sustainability Committee. The Corporate Governance and Sustainability Committee then evaluates all options available, including ratification, revision, termination or whether the approval of shareholders should be sought.
In conjunction with the closing of the Cristal acquisition, we entered into agreements with Tasnee and certain of its affiliates related to transition and technical services, as well as certain commercial-related agreements. For further details with respect to these related-party transactions, see Note 24 to our Annual Report on Form 10-K for the year ended December 31, 2022.

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our shareholders to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement. We encourage shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the executive compensation tables that follow such section for a more detailed discussion of our compensation program and policies, the compensation and governance-related actions taken in fiscal year 2022 and the compensation awarded to our named executive officers.
The primary goal of our executive compensation program is the same as our goal for operating the Company—to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed an executive compensation program based on the following principles:
•	Paying for performance - A significant portion of each executive’s potential cash compensation is made subject to achieving business performance measures.
•
Alignment with the interests of shareholders - Equity awards align our executives’ financial interests with those of our shareholders by providing value to our executives if the market price of our shares increases.

•	Attracting and retaining top talent - The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.
•
Integration of ESG into executive compensation: 20% of our executives’ annual incentive compensation is determined by their individual performance, a significant portion of which is an evaluation of how they lead, manage and live our values, the first one of which is: We have an uncompromising focus on operating safe, reliable and responsible facilities. Another 20% of our annual bonus plan is linked to ESG metrics - 15% to safety and 5% to carbon emission reduction. The Compensation Discussion and Analysis also discusses the compensation objectives and principles that underlie the Company’s executive compensation program, the elements of the program and how performance is measured, evaluated and rewarded.

Our executive compensation program is aligned with our business strategy and with creating long-term shareholder value by paying for performance consistent with an acceptable risk profile. The foundation of our compensation philosophy is to:
•	Promote creation of long-term shareholder value;
•	Recruit and retain qualified high performing executive officers;
•	Motivate high levels of performance; and
•	Offers compensation that is competitive in the marketplace.
Our executive compensation program emphasizes delivering compensation at a competitive market level which will allow executive officers who demonstrate consistent on-target performance over a multi-year period to earn compensation that is competitive and consistent with targeted performance levels of total compensation. For executives where performance is above target over the long term, we believe the program will reward above the competitive median. Conversely, the program will provide less than the annual target compensation when performance does not meet expectations. Individual executive compensation may be above or below the annual target level, based on the Company’s performance; economic and market conditions; the individual’s performance, contribution to the organization, experience, expertise, and skills; and other relevant factors.
For these reasons, our Board of Directors recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the HRCC value the opinions expressed by our shareholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.
The accompanying proxy will be voted in favor of the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above advisory resolution, unless the shareholder indicates to the contrary on the proxy.
Vote Required to Approve, on an Advisory Basis, the Executive Compensation Paid to our Named Executive Officers
The advisory vote on executive compensation will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. The proxies will be voted for or against the proposal or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given by owners of record, proxies will be voted for approval of the executive compensation.
The Board of Directors recommends a vote “FOR”, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Overview
The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions that the HRCC have made under those programs, and the factors considered in those decisions. This CD&A focuses on the compensation of the following individuals for the 2022 fiscal year that we refer to collectively as our “NEOs”.
2022 NAMED EXECUTIVE OFFICERS
NAME	AGE (1)	TITLE
John D. Romano	58	Co-Chief Executive Officer
Jean-François Turgeon	56	Co-Chief Executive Officer
Timothy C. Carlson	57	Senior Vice President, Chief Financial Officer
Jeffrey N. Neuman	61	Senior Vice President, General Counsel and Secretary
D. John Srivisal	44	Senior Vice President, Business Development and Finance
Russell Austin	57	Senior Vice President, Operations
(1)	As of March 15, 2023.
Set forth below is a description of the backgrounds of our NEOs. There are no family relationships among any of our NEOs.
John Romano
Co-Chief Executive Officer
Mr. Romano’s biographical information is set forth under the caption “—Election of Directors,” above.
Jean-Francois Turgeon
Co-Chief Executive Officer
Mr. Turgeon’s biographical information is set forth under the caption “—Election of Directors,” above.
Timothy C. Carlson
Senior Vice President, Chief Financial Officer
Timothy C. Carlson was a Director of Tronox Limited from June 27, 2017 to April 4, 2018 and has been our Senior Vice President and Chief Financial Officer since October 2016. He leads the Company’s global finance team, including treasury, financial planning, accounting, tax and risk management. As further discussed below under “—Chief Financial Officer Succession”, the Company previously announced the retirement of Mr. Carlson as the Company’s Senior Vice President, Chief Financial Officer, effective as of April 1, 2023. Mr. Carlson previously served as the chief financial officer of Precision Valve Corporation, a private equity-owned business where he led EBITDA improvement activities, improved internal controls, and standardized the Company’s financial reporting and operating metrics. From September 2007 to May 2014, he was chief financial officer, and treasurer of ATMI, Inc., a publicly traded global supplier of semiconductor materials and materials packaging and delivery systems used in the manufacturing of microelectronics devices. Earlier in his career, Mr. Carlson held a series of global finance, strategic planning, and auditing roles at various divisions of Campbell Soup Company and started his career with Ernst & Young. Mr. Carlson holds a Bachelor of Science degree in economics from the University of Pennsylvania, Wharton School of Business and is a licensed certified public accountant.
Jeffrey N. Neuman
Senior Vice President, General Counsel & Secretary
Mr. Neuman has served as our Senior Vice President, General Counsel and Corporate Secretary since April 2018. He is responsible for managing all of Tronox’s legal, regulatory, corporate governance and compliance matters. Before joining Tronox, Mr. Neuman served as vice president, corporate secretary and deputy general counsel of Honeywell International Inc. In that capacity, he oversaw many aspects of Honeywell’s corporate law department, including corporate governance, SEC and NYSE compliance,

COMPENSATION DISCUSSION AND ANALYSIS
shareholder relations, corporate transactions, including mergers and acquisitions, treasury operations, and company-wide intellectual property and trademark functions. Mr. Neuman joined Honeywell in 2002, and during his time there held various roles of increasing responsibility. Earlier in his career, he worked as an M&A attorney with the New York law firm of Davis Polk & Wardwell. Prior to becoming an attorney, he was an investment banker at Merrill Lynch. Mr. Neuman earned his Bachelor of Arts in history from Wesleyan University, a Master of Arts in regional studies of East Asia from Harvard University and a Juris Doctorate from Northwestern University School of Law.
D. John Srivisal
Senior Vice President, Business Development and Finance
Mr. Srivisal joined Tronox in March 2018 as Senior Vice President, Business Development to lead the company’s merger, acquisition, divestiture and joint venture transactions. In May 2019, Mr. Srivisal became the Company’s Chief Integration Officer and on May 1, 2020, Mr. Srivisal became SVP, Business Development and Finance. In addition, as further discussed below under “—Chief Financial Officer Succession”, Mr. Srivisal has been named as the Company’s new Chief Financial Officer effective as of April 1, 2023. Mr. Srivisal brings 20 years of transaction experience that includes acting as a principal, as well as advising companies, creditors, financial sponsors and government entities in a variety of industries on recapitalizations, restructurings, financings, leveraged buyouts, mergers, acquisitions, divestitures and joint ventures. Mr. Srivisal previously served as CEO of Quinpario Acquisition Corp. 2, and he was a partner in Quinpario Partners, LLC. He was also VP, Transaction Execution at Solutia Inc., where he had global responsibility for merger, acquisition, divestiture and joint venture transactions. Prior to joining Solutia, Mr. Srivisal was an investment banker at Rothschild Inc., and Peter J. Solomon Company. Mr. Srivisal graduated magna cum laude with a Bachelor of Science degree in economics (concentration in finance) and a minor in mathematics from the Wharton School of the University of Pennsylvania.
Russell Austin
Senior Vice President, Operations
Mr. Austin was appointed to his current role in March 2021. He has held various leadership roles throughout his 15 years at Tronox, most recently as Managing Director-Australia, which enabled him to oversee complex strategy change—including the merger of two business units in 2016 and the 2019 integration with Cristal—as well as the operations, safety and leadership of 1,100 team members across 10 sites. Mr. Austin has 35 years of experience in the Australian resource sector across chemicals, oil and gas, mining, minerals processing and smelting. His areas of expertise include operational excellence and financial management, project management, maintenance, reliability and lean manufacturing. Mr. Austin holds an MBA from University of Southern Queensland.
OTHER EXECUTIVE OFFICERS
Jeff Engle
Senior Vice President, Commercial and Strategy
Mr. Engle was appointed to his role in March 2021. Prior to such appointment, Mr. Engle served as the Company’s Vice President, Global Marketing and R&D. Mr. Engle joined Tronox in July 2001 as an engineer in the technical sales and service laboratory. He has worked in various areas at Tronox over the last 20 years including sales and marketing, research and development, strategic planning, and business development. Mr. Engle holds a Bachelor of Science degree in Chemical Engineering from Oklahoma State University and an MBA from Auburn University.
Melissa H. Zona
Senior Vice President, Chief Sustainability and Human Resources Officer
Ms. Zona was appointed to her current role as Senior Vice President, Chief Sustainability Officer in September 2019, leading Tronox’s sustainability, corporate communications and government relations initiatives. Moreover, in April 2022, Ms. Zona was also appointed as the Company’s Chief Human Resources Officer where she leads our human resources organization. Ms. Zona joined Tronox in January 2018 as Vice President, Corporate Communications and Public Relations, bringing 20 years of communications and public relations experience, primarily in the chemicals and manufacturing industries. Ms. Zona spent the majority of her career

COMPENSATION DISCUSSION AND ANALYSIS
with Solutia, Inc., a specialty chemicals company that was acquired by Eastman Chemical in 2012. During her time at Solutia, she led the evolution of the corporation’s global voice, ensuring communications were engaging, informative and valued by employees and company influencers. Ms. Zona holds a Bachelor of Science degree in criminal justice from Jacksonville State University.
Jennifer Guenther
Vice President, Investor Relations
Ms. Guenther has served as our Vice President, Investor Relations since April 1, 2020. Before serving in such role, Ms. Guenther was Vice President, Business Development since August 2018. Prior to joining Tronox, Ms. Guenther worked at Goldman Sachs & Co. in the Investment Banking Division in both the Industrial Mergers and Acquisitions and Leveraged Finance teams. Prior to Goldman Sachs, Ms. Guenther worked at Solutia Inc., where she was an integral member of the corporate strategy and development team and subsequently served as the Chief of Staff to the CEO and Chairman of the Board. Jennifer holds an MBA from Harvard Business School and graduated with honors from the University of Missouri with a bachelor of science in business administration emphasizing in finance and a bachelor of arts in international studies. Ms. Guenther has over 10 years of experience across finance, business development, and strategy in the industrial and chemical sectors.
Jonathan Flood
Vice President, Principal Accounting Officer
Mr. Flood has served as our Vice President, Principal Accounting Officer since February 2022. Before serving in such role, Mr. Flood was Vice President, Corporate Controller since May 6, 2020, and prior to such role was Assistant Corporate Controller since November 2019. He is responsible for global consolidations, technical accounting, worldwide external financial reporting, corporate financial policies and procedures, as well as the implementation of new accounting pronouncements and SEC rules and regulations. Prior to joining Tronox, Mr. Flood held various accounting positions at Linde plc (formerly Praxair, Inc.), a dual-listed, publicly traded global supplier of industrial gases and engineering company. He served as a key team member for pre- and post-merger accounting compliance and integration related activities for a 2018 merger. He has more than 15 years of accounting experience with U.S. GAAP and International Financial Reporting Standards (“IFRS”), technical accounting, global consolidation & integrations, financial statement preparation, multi-jurisdictional regulatory compliance including the SEC, and financial statement audits. Mr. Flood holds a Bachelor of Business Administration degree in Accounting from Pace University and is a certified public accountant.
CHIEF FINANCIAL OFFICER SUCCESSION
On December 15, 2022, we announced that Timothy Carlson, the Company’s Senior Vice President and Chief Financial Officer, will retire effective as of April 1, 2023 and concurrently announced that pursuant to the Company’s succession plan, John Srivisal, currently the Company’s Senior Vice President, Business Development and Finance, has been named as Mr. Carlson’s successor, effective as of April 1, 2023. The Board believes that Mr. Srivisal’s proven track record as a leader overseeing our financial planning and analysis team and navigating complex financial capital markets provides him with an ideal set of capabilities and experience to succeed as our next CFO.

Compensation Philosophy - How Executive Pay is Linked to Company Performance
Our executive compensation program is designed to incentivize and motivate our executive officers to lead and manage our business over the long-term, drive performance improvements, and to increase shareholder value. It is also designed to enable us to compete effectively with other firms in attracting, motivating and retaining talented executives.
The incentive compensation elements of our program are designed to closely align the financial interests of our executives with those of our shareholders. We believe the portion of compensation that is at-risk and tied to organization-wide performance metrics should increase as the level of responsibility increases.

COMPENSATION DISCUSSION AND ANALYSIS
We also believe a portion of at-risk compensation should be tied to an executive’s individual performance, and those leaders should be measured not just on results, but also on how each leader delivers results. We expect our executives to manage wisely and with good judgment, to develop strong, engaged and motivated management teams, and to lead with our values. Because of the inherent risk in mining and chemical operations, we place a high priority on our leaders to create, maintain and reinforce a strong safety culture. Because of the environmental risks in our business, we place a high priority on managing responsibly and sustainably.
We regularly assess how our executive compensation program compares to companies with a similar profile to ours. Our objective is to deliver compensation at a competitive market level which will enable executive officers who demonstrate consistent performance over a multi-year period to earn compensation that is competitive and consistent with targeted performance levels of total compensation. For executives who deliver performance that is above target over the long-term, we believe the program will reward above the competitive median. Conversely, the program will pay less than the annual target compensation when performance does not meet expectations. Individual executive compensation may be above or below the annual target level, based on our performance; economic and market conditions; the individual’s performance, contribution to the organization, experience, expertise, and skills; and other relevant factors.

Summary of our Executive Compensation Program
Set forth below is a summary of our key executive compensation practices.
•	We seek and carefully consider shareholder feedback regarding our compensation practices.
•	We strive to link our executive compensation to our performance as follows:
–	In 2022, 78.6% of the target compensation for our Co-CEOs and an average of 67.3% of the target compensation for other NEOs is “at-risk”.
–
We select metrics in our short-term incentive plan that focus our NEOs on achieving key annual financial and operational goals and objectives that drive overall performance that are expected to drive long-term shareholder value. Our short-term incentive plan also has an individual performance metric whereby our Co-CEOs and other NEOs performance is measured against pre-defined objectives.

–
Metrics in our long-term incentive plan focus our NEOs on achieving long-term financial goals that are expected to lead to increased shareholder value; annual grants with overlapping performance periods reward sustained performance over the long-term.

–
For our NEOs, 80% of targeted 2022 short-term incentive plan payout was linked to overall Tronox results, including Adjusted EBITDA less Capital Expenditures, Adjusted EBITDA Margin Relative to TiO2 Peers, safety metrics and a CO2 emissions metric.

–
50% of the annual long-term equity awards are performance-based RSUs with 50% linked to three-year TSR performance percentile ranking versus a peer group and the other 50% based on Return on Invested Capital (ROIC) performance over a three-year measurement period. The maximum overall vesting payout is subject to 200% of target RSUs.

–
50% of the annual long-term equity awards are time-based RSUs that vest over a three-year time period. These time-based RSUs are intended to incentivize executives to create shareholder value through share price appreciation and provide an employee retention incentive.

–
Metrics and targets for both the short-term and long-term incentive plans are based on the Company’s strategic and business plans and annual budgets that are approved by the full Board and are analyzed and tested for reasonableness by the HRCC at the beginning of the performance period. The HRCC actively evaluates the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.

COMPENSATION DISCUSSION AND ANALYSIS
•	The HRCC also reviews compensation programs in hindsight when evaluating any future proposed changes.
•	We review our Peer group annually to ensure appropriateness.
–	Our 2022 compensation benchmarking peer group includes 15 companies that the HRCC believes reflect appropriate industry, size, geographic scope, and market dynamics.
•	We do not re-price stock options.
•	Our compensation consultants are independent.
–	The HRCC directly retained Frederic W. Cook & Co. (“FW Cook”) and FIT Remuneration Consultants, LLP for 2022. Neither consulting firm provided any other services to the Company.

2022 Business Performance & Accomplishments
Our top priorities and focus are always on operating safely, protecting the safety, health and well-being of our employees and their families and continually strengthening our business’s ability to remain the world’s leading vertically integrated producer of titanium dioxide.
2022 was a year of two remarkably different halves. The first half of 2022 saw significant momentum in our business while in the second half we were forced to navigate through a precipitous decline in end-customer demand. Notwithstanding these challenges, we were able to achieve full-year net sales of $3,545 million, a decrease of only 3% year-over-year, Adjusted EBITDA of $875 million and Adjusted EBITDA margins in the mid-20s. We demonstrated our ability to successfully manage through unprecedented macro and industry-specific challenges and will continue to position ourselves to be able to do so in the future. Our global footprint positions us close to our customers, while our vertical integration ensures security of supply of critical titanium feedstock materials. Our ongoing capital projects are aimed at either developing new mineral resources to strengthen our vertically integrated business model or improving efficiency to lower costs and improve our return on capital. We will continue to execute on our long-term strategy to meet customer demand while delivering value for our stakeholders.
Our full year 2022 free cash flow totaled $170 million after $428 million in capital expenditures, including investments in key projects such as newTRON and Atlas Campaspe. In 2022, we continued to generate sufficient free cash flow to return cash to shareholders in the form of dividends and share repurchases. During 2022, we repurchased approximately $50 million in shares, and 2022 was the third straight year in which our Board increased the Company’s annual dividend with a total of approximately $80 million paid to shareholders in the form of dividends.
In addition, in 2022 we increased the aggressiveness of our carbon emission reduction targets originally announced in 2021 and now intend to achieve a 35% reduction in carbon intensity versus our 2019 baseline for Scope 1 & 2 emissions by 2025 with a 50% reduction by 2030. We also completed our accounting of Scope 3 emissions and have established for ourselves targets to decrease the intensity of our Scope 3 emissions 9% by 2025 and 16% by 2030, in each case against our 2019 baseline. Further, most recently, Tronox received a Gold Rating by EcoVadis, a sustainability ratings provider widely recognized by our customers and other stakeholders. The Gold Rating puts us in the top 5% of companies evaluated by EcoVadis and is a strong validation of our sustainability initiatives.

COMPENSATION DISCUSSION AND ANALYSIS

The Executive Compensation Process
Role of the Human Resources and Compensation Committee
The HRCC administers our executive compensation program and assists the Board of Directors in fulfilling its oversight responsibilities with respect to the compensation of executive officers. Among its other duties, the HRCC:
•	Evaluates and determines the salary, incentives, and benefits making up the total compensation of our Co-CEOs, other NEOs and other executive officers;
•	Reviews and monitors management succession planning and development, including the readiness for promotion of all officers;
•
Defines the terms and conditions, including performance metrics, for restricted shares/units, and other long-term equity awards for our executive officers and reviews and approves all grants made to the executive officers;

•	Reviews and approves the annual corporate goals and objectives of our Co-CEOs; and,
•
Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters. The HRCC cannot delegate this authority and regularly reports its activities to the Board.

The HRCC is comprised of four members, each of whom is independent as defined by SEC rules and NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Currently, the members of the HRCC are Stephen Jones, Chair, Peter Johnston, Ginger Jones, and Sipho Nkosi.
The HRCC operates pursuant to a written charter (available on Tronox’s website at www.tronox.com, under “Investors – Governance”) which is reviewed by the HRCC on an annual basis with any changes approved by the Board. The HRCC meets at least three times a year and more frequently as circumstances require, including in executive session with the HRCC’s independent compensation consultant.
The compensation of our Co-CEOs is reviewed and approved by the non-employee, independent members of the Board of Directors. When making recommendations with respect to our executive officers other than the Co-CEOs, the HRCC considers the recommendations made by the Co-CEOs and their evaluation of the other executive officers’ performance.
Aspects considered by the HRCC and our Co-CEOs when reviewing the Company’s performance include: share price, the Company’s performance as measured against the performance goals established for the previous year, non-controllable events that may impact the Company’s performance, attainment of significant non-financial milestones and any other factors or goals it determines to be relevant to measuring the Company’s performance. The individual performance of our executive officers is measured against individual performance goals that were set for each executive officer by our Co-CEOs.
Use of Compensation Consultants
The HRCC has the sole authority to hire and terminate its consultant, approve its compensation, determine the nature and scope of its services, and evaluate its performance. The HRCC engaged two consulting firms during 2022, FW Cook and FIT Remuneration Consultants, LLP.
The HRCC has engaged FW Cook since 2016 as its compensation consultant to provide information to the HRCC to assist it in making determinations regarding our compensation programs for executives. For the Corporate Governance and Sustainability Committee, FW Cook provides information regarding non-employee director compensation.
In November 2021, FW Cook provided the HRCC with, among other things, a competitive pay analysis comparing the compensation of our executive officers against benchmark compensation statistics to assist the HRCC in determining 2022 executive officer compensation actions. During 2022, FW Cook provided the HRCC with program design advice, an independent review of 2022 compensation proposals developed by

COMPENSATION DISCUSSION AND ANALYSIS
management, review of trends and regulatory developments, review of the Company’s proxy advisory firm reports, assistance with peer group review, risk assessment review of incentive programs, review of CD&A disclosure, review of executive perquisites, and program advice on 2023 compensation programs. In October 2022, FW Cook provided the HRCC with a competitive pay analysis comparing the compensation of our executive officers against benchmark compensation statistics to assist the HRCC in determining 2023 executive officer compensation actions. In October 2022, FW Cook also provided the Corporate Governance and Sustainability Committee with a comparative analysis of non-employee director compensation.
A representative from FW Cook attended all HRCC meetings in 2022, and FW Cook did not perform any other services for the Company or its management other than those described above.
FW Cook provides information and data to the HRCC from surveys, proprietary databases and other sources, which the HRCC utilizes along with information provided by management and obtained from other sources. In making its decisions, the HRCC reviews such information and data provided to it by FW Cook and management and also draws on the knowledge and experience of its members as well as the expertise and information from within the Company, including from the human resources, legal, and finance groups. The HRCC considers executive compensation matters at its quarterly meetings and at special meetings as needed based on our annual compensation schedule.
During 2022, the HRCC also engaged FIT Remuneration Consultants, LLP to assist the HRCC and the Corporate Governance and Sustainability Committee in drafting required 2022 UK disclosure as a result of the Company’s re-domiciling to the UK in March 2019. A representative from this firm participated in the combined relevant committee meeting during 2022 to discuss draft UK required disclosures for 2022.
In connection with its engagement of FW Cook and FIT Remuneration Consultants, LLP, the HRCC considered various factors bearing upon each firm’s independence including, but not limited to, the amount of fees received by each firm from Tronox as a percentage of each firm’s respective total revenue, their policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact their independence. After reviewing these and other factors, the HRCC determined that both firms were independent and that their engagements did not present any conflicts of interest. Both FW Cook and FIT Remuneration also determined that they were independent from management and confirmed this in written statements delivered to the Chair of the HRCC.
Co-CEOs’ Role in the Compensation-Setting Process
Typically, at an HRCC meeting early in the year, the Co-CEOs make recommendations to the HRCC regarding compensation for the executive officers other than themselves. The Co-CEOs participate in the HRCC discussion at the HRCC’s request to provide background information regarding our strategic objectives and to evaluate the performance of and make compensation recommendations for the executive officers. The HRCC utilizes the information provided by the Co-CEOs along with other information from within the Company, input from its independent compensation consultant, and the knowledge and experience of the HRCC members in making compensation decisions. The Chair of the HRCC recommends the Co-CEOs’ compensation to the HRCC in executive session, not attended by the Co-CEOs.
Annual Evaluation
At the end of the fiscal year, the Co-CEOs complete a self-evaluation of their own performance and review their evaluation with the HRCC. The full board also provides input on the Co-CEOs’ performance and submits this to the Chair of the HRCC. The HRCC consolidates all input and the Chair of the HRCC and the Chairman of the Board discuss the Board’s assessment of the Co-CEOs’ performance. The HRCC also determines the incentive amount, long-term incentive award, and any base salary change for the Co-CEOs.
In addition, each executive officer completes a self-evaluation for his/her own performance and reviews his/her evaluation with the Co-CEOs. The Co-CEOs then summarize these results and bring them to the HRCC along with their initial recommendation for each executive’s base salary increase, annual incentive award, and long-term incentive award. The HRCC will then determine the amounts for any base salary increase and annual and long-term incentive awards for each executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
Performance Objectives
At the beginning of the year our Co-CEOs recommended, and the HRCC approved, performance objectives for the 2022 fiscal year based, in part, on an active dialogue with the Co-CEOs regarding strategic objectives and performance targets for the Company. Metrics are tied to our strategic business plans and to annual budgets reviewed by the full Board. Short-term management objectives are designed to achieve specific goals that are expected to drive long-term shareholder value. Metrics are analyzed and tested for reasonableness prior to HRCC approval at the beginning of the performance period. The HRCC actively evaluates the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.
Competitive Market Overview
Our executive compensation program is designed to be competitive within the various marketplaces in which we compete for employees. While the HRCC does not believe that it is appropriate to establish compensation levels based solely on benchmarking, it believes that information regarding pay practices at peer companies is useful in two respects. First, the HRCC recognizes that our compensation practices must be competitive in the marketplace and reviewing market pay practices provides a framework for assessing competitiveness. Second, marketplace information is one of the many factors that the HRCC considers in assessing the reasonableness of compensation and for our NEOs we start by targeting to deliver median levels of each element of target direct compensation compared to the peer group. Although the HRCC considers compensation levels for executive officers of other companies, it does not mechanically apply the data but rather engages in a rigorous quantitative and qualitative review and weighing of the competitive information with other Company and individual performance factors, such as our specific business strategy, financial situation, and performance, in making its compensation determinations.
With the input of its independent compensation consultant, the HRCC reviews the peer group annually and revises such group as appropriate. We endeavor to identify companies that are comparable to our core businesses as well as comparable from a size perspective.
In August 2021, the HRCC, with the assistance of FW Cook, conducted its annual review of the Company’s peer group to be used in connection with 2022 compensation determinations and determined the continued suitability of the peer group. After reviewing various attributes (e.g. annual revenues and number of employees) of the 2021 Peer Group, the HRCC approved the removal of Cleveland-Cliffs for 2022 (the “2022 Peer Group”) given this company’s significant increase in revenue due to a recent acquisition in December 2020.
Our peer group for fiscal year 2022 (the “2022 Peer Group”) includes the following 15 companies:
Chemical Companies with TiO2 Segments	Specialty and Diversified Chemical Companies		Commodity Chemical Companies & Other
The Chemours Co.	Albemarle Corp	H.B. Fuller Co.	Cabot Corp
Venator Materials	Ashland Global Holdings	Huntsman Corp.	Koppers Holdings
	Avient Corp[1]	Minerals Technologies	Olin Corp.
	Celanese Corp	Stepan Co.	Trinseo
Ferro Corp
[1] Name change from PolyOne Corp. to Avient Corp. in July 2020.
As of August 2021, our revenue and number of employees were between the 47th and 71st percentiles of the 2022 Peer Group companies.
In August 2022, the HRCC, with the assistance of FW Cook, conducted its annual review of the Company’s peer group to be used in connection with 2023 compensation determinations and determined the continued suitability of the 2022 Peer Group based on a review of various attributes (e.g. company annual revenues and number of employees). As a result of this review, the HRCC agreed that no changes were necessary and that this same peer group would be used for 2023 (the “2023 Peer Group”).
As of August 2022, our revenue and number of employees were between the 51st and 71st percentiles of the 2023 Peer Group companies.

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation
These are the components of the 2022 fiscal year executive compensation included in the Summary Compensation Table, and benefits under broad-based benefit plans in which executive officers participate. As described above, we target the median of each element of direct compensation as compared to the 2022 Peer Group (as described under “The Executive Compensation Process – Competitive Market Overview”). We also provide additional benefits and perquisites to be competitive with local practices and with our peer group.
Component	Key Features	Objectives	Principal 2022 Actions
Base Pay	Fixed annual cash amount, paid at regular payroll intervals Reviewed annually and adjusted if needed based on performance and market comparison	Provide a regular source of income at reasonable, competitive levels.
In February 2022, the Board approved a 2% salary increase for each of our Co-CEOs. Mr. Turgeon’s and Mr. Romano’s salary increased from $900,000 to $918,000, respectively. Other NEOs received merit increases that ranged from 1.7% to 3.0%.

Short-term Incentive
Performance-based cash compensation opportunity: committee determines payout based on company, regional or site performance, if applicable, and levels of individual contributions

Proxy officers participate in the same AIP with our other executives and our other employees, but payout is determined based on overall company performance and levels of individual contribution.
Focus executive officers and organizations they lead on achieving key annual financial and operational goals and objectives that drive overall performance and reward for successful performance.
AIP payments were calculated using a predetermined formula based on overall company metrics established at the beginning of the year, plus personal performance results.

2022 AIP payments for the NEOs resulted in payouts of 73.3% of target.

Long-term Incentive (1)
Equity-based compensation: amount realized, if any, dependent on company achieving long-range financial goals and sustained or increased stock price.

LTIP opportunity delivered through:

- Time-based RSUs (50% of total LTIP award):

• Vest in 3 equal annual installments over a three-year service period.

• Award settled in ordinary shares of company stock.

• Dividend equivalents accrue and paid only upon vesting.

- Performance-based RSUs (50% of total LTIP award):

• 50% eligible for vesting based on achievement of Company performance Total Shareholder Return (TSR) performance versus Capital Markets Peer Group over a three-year performance period.

• 50% eligible for vesting based on achievement of Company Return on Invested Capital (ROIC) and will vest based on the three-year average annual ROIC improvement versus 2021 ROIC during the three-year measurement period that includes calendar years 2022, 2023, and 2024.

• Maximum overall vesting is subject to 200% of target RSUs.

• Vest shortly after the end of three-year performance period.

• Award settled in ordinary shares of company stock.

• Dividend equivalents accrue and paid only upon vesting.

Focus executive officers on achieving and sustaining longer-term business results and reward performance.

Performance-based RSUs motivate officers to achieve three-year financial goals that are expected to lead to increased shareholder value; annual grants with overlapping performance periods reward sustained performance over the long-term.

On February 3, 2022, as part of the annual equity grant cycle, LTIP awards were granted to each NEO. For each Co-CEO, the Board approved a Target LTIP award with a dollar value of $2,450,000 that increased from $2,200,000. LTIP grants were awarded to other NEOs with a dollar value based on the guideline of 150% of base salary or, for Mr. Austin, 120% of base salary.

The LTIP dollar value is converted to number of RSUs based on the closing price of the Company’s stock on the date of grant.

Amounts actually earned will vary based on stock price and corporate performance.

COMPENSATION DISCUSSION AND ANALYSIS
Component	Key Features	Objectives	Principal 2022 Actions
Benefits
Additional elements defined by local practice including medical and other insurance benefits, pension and other long-term savings plans, and post-employment compensation. Cost of health and welfare benefits partially borne by employees, including executive officers.
		Intended to provide competitive benefits that promote employee health, financial security, and income security in the event of an executive’s involuntary termination.	No significant changes to programs in 2022.
Limited Perquisites
Financial counseling assistance valued at up to $10,000 per year per executive officer to assist with financial planning given significant Company stockholdings and/or complex foreign tax situations.

Full or partial tax equalization payments (inclusive of any additional tax reimbursements associated with the tax paid, as appropriate) and payment of UK tax incurred on accommodation and meals while conducting business in the UK (inclusive of any additional tax reimbursements associated with the tax paid).

Intended to provide assistance to executives in making strategic decisions regarding their financial and tax arrangements.

Intended to mitigate or eliminate incremental tax burden as a result of the Company conducting business in the UK, where applicable for UK activities.

For Messrs. Turgeon and Romano who are executive directors of Tronox and hence, due to our jurisdiction of incorporation in the UK, subject to UK tax, we provided tax payments and related tax reimbursement payments regarding UK tax to mitigate or eliminate incremental tax burden.

(1)
The LTIP dollar value awarded may differ from the Fair Value of the award as reported in the 2022 Summary Compensation Table which reports the value of long-term incentives granted in accordance with applicable accounting rules.

We combine the aforementioned elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives, but do not reward failure to perform on these objectives, and align the interests of our executive officers and other senior personnel with those of our shareholders.
We utilize the particular elements of compensation described above because we believe that they provide a mix of secure compensation, retention value and at-risk compensation which produce short-term and long-term performance incentives and rewards. By following this approach, we provide the executive with a measure of financial security, while motivating him or her to focus on business metrics that will produce a high level of short-term and long-term performance for Tronox that will create value for shareholders. Our compensation mix, which includes short-term and long-term incentives as well as time and performance vesting features, is competitive and reduces the risk of recruitment of our top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term and long-term financial and stock performance. All incentives are intended to be aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market. For purposes of compensation competitiveness, the competitive market consists of our current peer group as described previously under “The Executive Compensation Process – Competitive Market Overview.”
The HRCC focuses on the total compensation opportunity for each NEO but also on the mix of compensation. A substantial portion of the compensation opportunity beyond base salary is at-risk and must be earned based upon achievement of annual and long-term performance goals. The proportion of compensation designed to be delivered in base salary versus variable pay depends on such NEO’s position and the opportunity for that position to influence performance outcomes; the relative levels of compensation are based on differences in the levels and scope of responsibilities of the NEOs. Generally, the more senior the level of such NEO and the broader his or her responsibilities, the greater the amount of pay opportunity that is variable.
The relationship between fixed and variable pay and between fixed and short-term and long-term incentives in our compensation program is illustrated by the following charts which show the relative portions of base salary, target annual incentive, and the target value of equity awards that, in aggregate, comprised the 2022 fiscal year target total direct compensation.

COMPENSATION DISCUSSION AND ANALYSIS
For purposes of the illustration below, we have modeled the pay mix of our Co-CEOs and other NEOs.

AIP = Annual Incentive Plan; LTIP = Long-Term Incentive Plan; RSUs = Restricted Stock Units.

Components of Compensation
Base Salary
We consider base salary an element of total compensation that is tied to job responsibility and individual contributions to our success and is intended to attract and retain highly talented executive officers. While the HRCC uses benchmark statistics to guide it in its decisions regarding levels of base salary, it has considerable discretion and considers the experience, tenure and recent individual performance of our NEOs when making decisions regarding base salary.
In February 2022, after reviewing competitive pay levels, the current industry and business climate, the HRCC approved salary increases that ranged from 1.7% to 3.0% for the NEOs reporting to the Co-CEOs. The HRCC recommended, and our Board approved a 2.0% salary increase for each of our Co-CEOs. Mr. Turgeon’s salary increased from $900,000 to $918,000 and Mr. Romano’s salary increased from $900,000 to $918,000.
2022 Short-Term Incentive Plan
For 2022, Tronox’s executive officers were eligible to receive cash awards under the 2022 Annual Incentive Plan. This plan is covered under the Tronox Holdings plc Amended and Restated Annual Bonus Incentive Plan.
The size of the target incentive payable to each executive officer is set as a percentage of each executive officer’s base salary (the “Target Percentage”). The target incentive is paid for achieving the targeted objectives described below. The threshold level of performance pays 50% of target and achieving maximum performance pays 200% of target.
Annually, the HRCC reviews the competitive analysis of total cash compensation and total direct compensation for the NEOs, and considers the input of our Co-CEOs and our independent compensation consultant, FW Cook. Based on this evaluation, the HRCC may selectively adjust the annual incentive award target of the NEOs. In February 2022, the HRCC made no changes to the Target Percentage for any NEO. The Target Percentage for our Co-CEOs was 100% of base salary, the Target Percentage for the other NEOs (excluding Mr. Austin) was 70% of base salary, and the Target Percentage for Mr. Austin was 60%.
Our NEOs have a portion of their incentive tied to overall Tronox performance (80%) and a portion tied to individual performance (20%). Each year the HRCC determines appropriate metrics for measuring overall

COMPENSATION DISCUSSION AND ANALYSIS
Tronox performance and makes changes from time-to-time to drive shareholder value and to best measure and motivate management’s delivery of the Company’s strategic priorities at that point in time.
Historically, financial results have represented 80% of the overall Tronox performance metrics and 20% have represented safety metrics. For 2022, plan structure remained unchanged and included an environmental sustainability metric (reduction in tons of CO2 emissions per ton of production) at a 5% weight.
For 2022, the HRCC established overall Tronox performance objectives that included two financial metrics, two safety metrics and one sustainability metric:
•
2022 Adjusted EBITDA less Capital Expenditures weighted at 50%. We are using this metric as a measure of our free cash flow, which is one of the primary metrics that our investors use to evaluate our financial performance. We have assigned it our highest weighting.

•
Adjusted EBITDA Margin Relative to TiO2 Peers (Adjusted EBITDA margin as compared to the average Adjusted EBITDA margin achieved by the Company’s TiO2 Peers) weighted at 30%. Given that our Adjusted EBITDA can rise or fall with TiO2 market demand, irrespective of management actions, the HRCC has incorporated a metric that measures management’s performance independent of market cyclicality. Since we typically see our direct TiO2 peers’ financial performance rise and fall in a similar fashion to ours, we sought a metric that would assess whether Tronox management had delivered differentiated performance relative to its TiO2 peers. This metric rewards management only if Tronox management outperforms its peers, as measured by Adjusted EBITDA margin.

•
2022 Disabling Injury Frequency Rate (DIFR) weighted at 7.5%. This metric measures the frequency of serious injuries to our employees and contractors. Safety is one of our highest priorities, and we have observed that a strong safety culture and work environment has a correlation with financial and operating performance.

•	2022 Total Recordable Injury Frequency Rate (TRIFR) weighted at 7.5%. This metric measures the frequency of all injuries, with the exception of first aid cases, to our employees and contractors.
•
2022 Tons of CO2 Emissions Per Ton of Production weighted at 5%. This metric measures the number of tons of CO2 emissions per ton of product. CO2 emissions include both Scope 1 and Scope 2 emissions and the percentage reductions are tied to a 2019 baseline.

For purposes of the 2022 Annual Incentive Program, the results were calculated as follows:
•
2022 Adjusted EBITDA less Capital Expenditures is calculated by deducting 2022 capital expenditures as reported in the Company’s Statement of Cash Flows from reported 2022 Adjusted EBITDA, a non-GAAP measure.

•
Adjusted EBITDA Margin Relative to TiO2 Peers is calculated by dividing reported Adjusted EBITDA in the four quarters ending September 30, 2022 by reported net sales in the same period. For our peer companies (Chemours Titanium Technologies Segment, Venator Titanium Dioxide Segment and Kronos Holdings), it is calculated in a similar fashion, except, for comparative purposes, we also deduct a pro-rata portion of corporate and other costs from Adjusted EBITDA for the Chemours Titanium Technologies Segment and the Venator Titanium Dioxide Segment. We then divide the aggregate Adjusted EBITDA for the three TiO2 peers by their aggregate net sales to calculate a weighted average Adjusted EBITDA margin for the Company’s peers. The TiO2 Peer’s weighted average Adjusted EBITDA margin is then deducted from Tronox’s Adjusted EBITDA margin.

•
2022 Disabling Injury Frequency Rate is calculated by dividing the total reported number of employee and contractor lost time injuries and restricted work injuries during the year by the number of total employee and contractor hours worked during the year and multiplying by 200,000.

•
2022 Total Recordable Injury Frequency Rate is calculated dividing the total reported number of employee and contractor recordable injuries during the year by the number of total employee and contractor hours worked during the year and multiplying by 200,000.

•	CO2 emissions is calculated by dividing the number of tons of CO2 emissions (both Scope 1 and Scope 2) by total number of tons of product.

COMPENSATION DISCUSSION AND ANALYSIS
In the event of a fatality to an employee, contractor or visitor at a Tronox location, or the loss of life to someone in the community near a Tronox site caused by a site-specific event, the HRCC has full discretion to adjust safety payouts downward for individuals, sites, regions or all of Tronox, including eliminating the payout of any and all safety components. In determining the scale and application of the downward adjustment, the HRCC would evaluate and consider:
•	The facts and circumstances of the fatality, and the response to the incident at the site;
•
The trended monthly and full year safety metrics for the site where the incident occurred and for all of Tronox, compared to prior year and to target, assessing whether safety improved following the incident; and,

•	The actions taken by management following the incident to address gaps and prevent something like it from occurring again, at the site, in the region, and across all of Tronox.
The HRCC also established a minimum overall level of $25 million in Free Cash Flow that must be achieved for any payout to occur under the AIP.
To reflect performance above or below targets, the overall Tronox metrics each have sliding scales that provide for annual incentive bonus payouts greater than the target bonus if results are greater than target (up to a maximum 200% payout) or less than the target bonus if results are lower than the target (down to a threshold of 50% of target payout, below which there would be no payout).
The following chart summarizes the 2022 Annual Incentive Plan metrics and their relative weighting for the Co-CEOs and other executive officers.

At its February 3, 2022 meeting, the committee set the overall Tronox objectives as follows:
Objective	Weighting	Threshold 50%	Target 100%	Maximum 200%
Adj EBITDA less Capital Expenditures	50%	$630M	$715M to $765M	$878M
Adj EBITDA Margin Relative to TiO2 Peers	30%	4.0%	8.0%	12.1%
Safety: Disabling Injury Frequency Rate	7.5%	0.19	0.15	≤ 0.11
Safety: Total Recordable Injury Frequency Rate	7.5%	0.44	0.36	≤ 0.30
Sustainability: Tons of CO2 Emissions Per Ton of Production	5%	1.575	1.543	≤ 1.527

COMPENSATION DISCUSSION AND ANALYSIS
At its February 21, 2023 meeting, the HRCC reviewed the Company’s performance compared to the overall Tronox objectives and determined the following:
•
For the fiscal year 2022, Tronox reported actual Adjusted EBITDA of $875 million and capital expenditures of $428 million resulting in Adjusted EBITDA less Capital Expenditures of $447 million. The $447 million in Adjusted EBITDA less Capital Expenditures was below the threshold of $630 million, resulting in no payout for this component.

•
In the four quarters ending September 30, 2022 Tronox reported $995 million in Adjusted EBITDA, net sales of $3,689 million, and an Adjusted EBITDA margin of 27.0%. During the same period, our three TiO2 peers recorded a combined $994 million in Adjusted EBITDA, $7,485 million in combined net sales, and Adjusted EBITDA margin of 13.3% (calculated as described above). Accordingly, Tronox outperformed its TiO2 peers by 13.7 margin points, resulting in a maximum payout for this component.

•
In the fiscal year 2022, our disabling injury frequency rate (DIFR) of 0.20 injuries to employees and contractors per 200,000 hours corresponded to performance below threshold and resulted in no payout for this component. Our total recordable injury frequency rate (TRIFR) of 0.38 injuries to employees and contractors per 200,000 hours worked corresponded to performance between threshold and target performance levels, resulting in an 87.5% payout for this component.

•
For fiscal year 2022 Tronox achieved 1.73 tons of CO2 emissions per ton of product that was below the threshold established at 1.575 tons of CO2 emissions per ton of product, resulting in no payout for this component.

The actual 2022 overall Tronox results versus the AIP metrics were calculated as follows:
	Performance Levels
	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Actual Payout %	Metric Weighting	Resulting Payout %
Adj EBITDA less Capital Expenditures	$630M	$715M to $765M	$878M	$447M	0.0%	50.0%	0.0%
Adj EBITDA Margin Relative to TiO2 Peers	4.0%	8.0%	12.1%	13.7%	200.0%	30.0%	60.0%
Safety DIFR	0.19	0.15	≤0.11	0.20	0.0%	7.5%	0.0%
Safety TRIFR	0.44	0.36	≤0.30	0.38	87.5%	7.5%	6.6%
Sustainability CO2 Emissions	1.575	1.543	≤1.527	1.73	0.0%	5.0%	0.0%
					TOTAL PAYOUT %:		66.6%
At the February 21, 2023 meeting the HRCC approved the overall 2022 Tronox results, which resulted in a calculated payout of 66.6% of target. The overall Tronox payout represents 80% of our NEOs’ annual incentive opportunity. The remaining 20% is based on the HRCC’s evaluation of individual performance.
At the same Committee meeting, our two Co-CEOs, Messrs. Turgeon and Romano, reviewed their own performance and that of the other NEOs with the Committee. The following factors influenced the Committee’s and the independent members of our Board’s 2022 decisions on cash compensation for the Co-CEOs and other NEOs with respect to the 20% based on individual performance:
Safety and Sustainability:
• With regard to safety, the 2022 targets for Disabling Injury Frequency Rate (DIFR) and Total Recordable Injury Frequency Rate (TRIFR) were deemed “stretch” and had they been achieved would have represented the best in the Company’s history. The Company’s performance is still near top-quartile for both similarly-situated mining and chemical companies.
• For the first-time, management was able to account not only for its Scope 1 and Scope 2 emissions, but its Scope 3 emissions as well. This enabled us for the first time to establish targets to reduce the intensity of our Scope 3 emissions 9% by 2025 and 16% by 2030, in each case against our 2019 baseline.
•  At its June 2022 investor day, the Company increased the aggressiveness of its carbon emission reduction targets announced in the prior year. The Company now aims to achieve a 35% reduction in carbon intensity versus its 2019 baseline for Scope 1 & 2 emissions by 2025 with a 50% reduction by 2030.

COMPENSATION DISCUSSION AND ANALYSIS
Production and Operations:
• Reacted nimbly to the unforeseeable and unprecedented decline in customer demand for TiO2 pigment which occurred in the third quarter of 2022. Without management’s aggressive and decisive action to reduce production and prudently manage working capital, the financial impact of the fall-off in customer demand in the second-half of 2022 would have been far worse.
• In 2022, the Company delivered adjusted EBITDA margins of 25% far higher than its direct TiO2 pigment peers despite the fact that in volume terms TiO2 pigment sales declined 15% versus 2021 which in a high fixed cost industry is particularly difficult to overcome.

Financial Results:
• Although the Company fell short of the financial targets established at the beginning of 2022, the Committee considered the unprecedented geopolitical and macroeconomic conditions which characterized the operating environment in 2022, particularly in the second-half.
• Despite the precipitous decline in the second half of 2022, the Company reported full-year revenue of $3,454 million, a decrease of only 3% year-over-year, and full-year adjusted EBITDA of $875 million, a decrease of only 8% year-over-year. The full-year 2022 Adjusted EBITDA margin of 25.3% decreased only 120 basis points compared to the prior year and far exceeded our direct TiO2 pigment competitors.

Capital Deployment:
• Thanks to adept management of its balance sheet, the Company positioned itself well to navigate an era of higher interest rates brought about by central bank action to combat inflation. Both major credit rating agencies upgraded Tronox in 2022 to B+ and Ba3, respectively, reflecting the strength of its balance sheet. The significant refinancing transaction completed in 2022 means that there are no significant debt repayment obligations until 2028.
• Managed working capital during the second-half of the year to enable continuation of the large capital program in 2022, uninterrupted payment of an attractive dividend and re-purchase of approximately $50 million of shares.

The final bonus payment awarded to each NEO for their 2022 fiscal year performance is provided in the table below, disaggregated to show the overall Tronox result and the individual performance result.
		Overall Tronox Results			Individual Performance			Total Payout
Executive	Target Award $	Weighting	Result	Amount	Weighting	Result	Amount	$	as a percent of Target award
Jean-François Turgeon	$ 918,000	80%	66.6%	$ 489,294	20%	100.0%	$ 183,600	$ 672,894	73.3%
John D. Romano	$ 918,000	80%	66.6%	$ 489,294	20%	100.0%	$ 183,600	$ 672,894	73.3%
Timothy C. Carlson	$ 425,533	80%	66.6%	$ 226,809	20%	100.0%	$85,107	$311,916	73.3%
Jeffrey N. Neuman	$ 390,950	80%	66.6%	$ 208,376	20%	100.0%	$78,190	$ 286,566	73.3%
D. John Srivisal	$331,100	80%	66.6%	$176,476	20%	100.0%	$ 66,220	$ 242,696	73.3%
Russell Austin	$231,778	80%	66.6%	$123,538	20%	100.0%	$ 46,355	$169,893	73.3%
Long-Term Incentive Program
We provide a long-term incentive opportunity to motivate and reward our executive officers for contributions in driving our overall performance and for retention purposes. The amounts of the grants were determined by a pre-established formula guideline (unchanged since the original appointment of each executive to their positions) that was formulated using competitive market data. Our Co-CEOs’ LTIP award is based on a dollar amount, not based on a percent of salary.
On February 3, 2022 as part of the annual equity grant cycle, Messrs. Romano and Turgeon both received a Target LTIP grant of $2,450,000 that was increased from $2,200,000 Target LTIP from the prior year. The new Target LTIP was determined and recommended by the HRCC following their review of benchmark peer data provided by FW Cook and then approved by the Board.
The guideline Target LTIP award for all other participants is tied to the level of the role and denominated as a percentage of base salary. For our NEOs this equates to 150% of base salary for Messrs. Carlson, Neuman, and Srivisal and 120% of base salary for Mr. Austin. The HRCC has discretion to adjust actual LTIP awards above or below the guideline.
The LTIP dollar value awarded is divided by the company’s closing stock price on the date of grant to determine the number of RSUs granted. The Target LTIP dollar value may differ from the Fair Value of the award as reported in the 2022 Summary Compensation Table which reports the value of long-term incentives

COMPENSATION DISCUSSION AND ANALYSIS
granted in accordance with applicable accounting rules. Awards are provided granted RSUs consistently throughout all jurisdictions in which we operate. We believe RSUs provide value based on the NYSE value of our shares without any discount, but there is the risk that some or all of the granted RSUs will not vest if the executive does not remain employed with us, and with respect to performance-based RSUs, if performance is not achieved. Commencing with awards granted in February 2019, the Company moved the vest date for employee equity from anniversary date of grant to fixed vesting date of March 5 so that the vesting date is always outside of a black-out period. Hence, performance-based RSUs vest on March 5 following the three-year measurement period and time-based RSUs vest one-third on each March 5 starting with March 5 in the calendar year following the grant date. For RSUs vesting in 2022 and going forward, all outstanding RSU awards vest on March 5.
Dividend equivalents on both performance-based and time-based RSUs are accumulated and paid only when the RSUs vest. Dividends equivalents will not be paid in the event that such RSUs do not vest. Time-based RSUs are intended to incentivize executives to create shareholder value through share price appreciation and provide an employee retention incentive. We believe performance-based RSUs provide value by linking the award vesting and payments to the long-term results of the Company.
2022 Long-Term Incentive Program
The 2022 long-term incentive program maintains the same allocation between time-based and performance-based RSUs.
On February 3, 2022, the HRCC granted long-term incentives using a mix of performance-based RSUs and time-based RSUs to each of the NEOs. The 2022 grant (dated February 3, 2022) to our NEOs was allocated as follows:
AWARD TYPE	PERCENTAGE
Performance-based Restricted Share Units	50%
Time-based Restricted Share Units	50%
For 2022, the HRCC approved utilizing Total Shareholder Return (TSR) and Return on Invested Capital (ROIC) as the two metrics for performance-based awards whereby 50% of the performance-based RSUs are tied to each respective metric. TSR has been utilized as a long-term incentive metric since 2019 and ROIC has been utilized as a long-term incentive metric since 2021. The HRCC determined that the use of both TSR and ROIC best balances the focus of our NEOs on achievement of building shareholder value and long-term profitable growth of the business.
Since 2019, TSR performance-based awards, including the 2022 awards, utilized three-year TSR performance of a “Capital Markets Peer Group” (see below for listing of companies) versus the peer group used for compensation purposes that must also consider companies of similar size and scope. The HRCC determined that the Capital Markets Peer Group, regardless of company size, better reflects companies that have similar market characteristics, economics (margins, capital intensity, and cycle dynamics), and trade at similar EBITDA multiples. The Capital Markets Peer Group was also developed as part of our strategic planning efforts and reflect companies that our NEOs regularly monitor our company’s performance against. As such, the HRCC determined it was in the best interest of shareholders to continue to align the incentives of our NEOs with the performance of our company versus the performance of those companies in the Capital Markets Peer Group.
Commencing with the 2019 RSU grants, the Company moved from vesting on an anniversary date of the grant to a fixed vesting date of March 5. The vest date for the performance-based RSUs, subject to performance criteria as specified below is March 5, 2025 and the vest dates for the service-based RSUs are March 5, 2023, March 5, 2024, and March 5, 2025. If the vest date is not a trading day then the award vests on the next trading day.

COMPENSATION DISCUSSION AND ANALYSIS
Details of the long-term incentives granted during 2022 are shown below:
•
50% of the performance-based RSUs granted are tied to Total Shareholder Return (TSR) and will vest based on the percentile rank of our TSR (defined as share price appreciation plus dividends reinvested) over the three-year measurement period of January 1, 2022 to December 31, 2024 as compared to companies in the “Capital Markets Peer Group” as defined below. For purposes of calculating TSR, the starting price for the period will be based on the 30-day average closing price prior to the measurement period and the ending price will be based on the 30-day average closing price prior to the end of the measurement period. The actual number of units that will vest will be equal to the aggregate number of units granted multiplied by the applicable TSR payout percentage. The TSR payout percentage will be determined using straight-line interpolation between Threshold and Target and between Target and Maximum.

THREE-YEAR TOTAL SHAREHOLDER RETURN PERCENTILE RANKING	TSR PAYOUT PERCENTAGE
65th percentile (Maximum)	200%
50th percentile (Target)	100%
35th percentile (Threshold)	25%
Below 35th percentile	0%
The HRCC approved the use of the Capital Markets Peer Group that included the following companies: Cabot Corporation (CBT); Ferro Corporation (FOE); GCP Applied Technologies Inc. (GCP); H.B. Fuller Company (FUL); Iluka Resources Limited (ILU.AX); Koppers Holdings Inc. (KOP); Kraton Corporation (KRA); Kronos Worldwide, Inc. (KRO); Minerals Technologies Inc. (MTX); Orion Engineered Carbons, S.A. (OEC); Quaker Chemical Corporation (KWR); Rayonier Advanced Materials Inc. (RYAM); Synthomer PLC (SYNT.L), The Chemours Company (CC); U.S. Silica Holdings, Inc. (SLCA); and Venator Materials PLC (VNTR). Since the award grant date, Ferro Corporation was acquired in 2022, GCP Applied Technologies Inc. was acquired in 2022, and Kraton Corporation was acquired in 2022 and therefore, the Capital Markets Peer Group will exclude the results of these companies for purposes of determining the final payout.
•
50% of the performance-based RSUs granted are tied to Return on Invested Capital (ROIC) and will vest based on the three-year average annual ROIC improvement versus 2021 ROIC during the three-year measurement period that includes calendar years 2022, 2023, and 2024. The ROIC performance measure has been set with relevant Threshold, Target and Maximum target levels; however, the actual targets are not being disclosed at the current time due to these being considered by the Company to be commercially sensitive. For Threshold, Target, and Maximum ROIC performance, the corresponding ROIC payout percentages are 25%, 100% and 200%, respectively. The actual number of units that will vest will be equal to the aggregate number of units granted multiplied by the applicable ROIC payout percentage. The ROIC payout percentage will be determined using straight-line interpolation between Threshold and Target and between Target and Maximum.

Performance Results for Prior Performance-based Long-Term Incentive Awards Vesting in March 2023
During the first quarter of 2023, the performance-based restricted share units from the February 2020 long-term incentive plan, covering the 2020 to 2022 performance period vested. The performance-based restricted share units vested based upon two metrics each weighted as follows:
•
50% of the performance-based RSUs vested based upon the percentile rank of our Total Shareholder Return (“TSR” defined as share price appreciation plus dividends reinvested) over the three-year measurement period of January 1, 2020 to December 31, 2022 as compared to companies in the “Capital Markets Peer Group” as defined below. The targets applying for the TSR measure are as follows:

Performance Metric	Below threshold (0% vesting)	Threshold (25% vesting)	Target (100% vesting)	Maximum (200% vesting)
TSR percentile ranking	<35th percentile	35th percentile	50th percentile	≥ 65th percentile
For purposes of calculating TSR, the starting price for the period was based on the 30-day average closing price prior to the performance period and the ending price was based on the 30-day average closing price prior to the end of the performance period. The Company achieved 33.5% TSR over the

COMPENSATION DISCUSSION AND ANALYSIS
period that equated to a 53.2nd percentile ranking that resulted in an above 50th percentile performance level (above target) payout of 121.3% for this metric. The actual number of units that vested based on this metric equaled the aggregate number of shares granted multiplied by 50% and then multiplied by the 121.3% TSR payout percentage.
The 2020 Capital Markets Peer Group included the same companies as set forth above for the long-term incentives granted during 2022 as well as Innophos Holdings, Inc. However, the 2020 Capital Markets Peer Group excluded the results of the 3 companies mentioned above that were acquired in 2022 as well as Innophos Holdings, Inc. which was acquired in 2020 for purposes of determining the final payout.
•
50% of the performance-based RSUs vested based upon the Average Annual Operating Return on Net Assets (“ORONA”) from January 1, 2020 to December 31, 2022. The Company achieved 12.6% average annual ORONA over the period that resulted in a 96.3% payout (between threshold and target) for this metric. The actual number of units that vested based on this metric equaled the aggregate number of shares granted multiplied by 50% and then multiplied by the 96.3% ORONA payout percentage.

The table below details the ORONA performance metric targets, actual performance, and resulting payout %:
	PERFORMANCE LEVELS
METRIC	THRESHOLD (25%)	TARGET (100%)	MAXIMUM (200%)	ACTUAL PERFORMANCE	RESULTING PAYOUT %
Average Annual ORONA (over 3 years)	10.7%	12.7%	≥14.7%	12.6%	96.3%
The overall weighed payout considering both TSR and ORONA performance metrics and their respective 50% weightings resulted in an overall payout of 108.8% of the aggregate number of shares granted.
2023 Long-Term Incentive Program
For 2023, the long-term incentive program maintains the same mix between time-based (50%) and performance-based RSUs (50%). The HRCC approved utilizing Total Shareholder Return (TSR) and Return on Invested Capital (ROIC) as the two metrics for performance-based awards whereby 50% of the performance-based RSUs will be tied to each respective metric. TSR has been utilized as a long-term incentive Company financial metric for performance-based RSUs granted since 2019. The HRCC determined that the use of both TSR and ROIC continues to best balance the focus of our NEOs on achievement of building shareholder value and long-term profitable growth of the business.
•
For RSUs tied to TSR, the HRCC approved utilizing the same long-term incentive metric design utilized since the 2019 TSR RSU awards (3-year TSR performance of the Capital Markets Peer Group versus Company TSR performance). The HRCC continues to support using the Capital Markets Peer Group for long-term incentives as this peer group better reflects companies that have similar market characteristics, economics (margins, capital intensity, and cycle dynamics), and trade at similar EBITDA multiples, regardless of company size. Due to mergers and consolidation, the number of companies in Capital Markets Peer Group had shrunk from the initial 17 to 13. In order to maintain the group at an appropriate size, the HRCC approved expanding the group to 20 companies.

•	For RSUs tied to ROIC, the HRCC approved utilizing ROIC in the third year of the measurement period as the performance metric.
U.S. Savings & Retirement Plans
All our U.S. employees, including our U.S. executive officers, are eligible to participate in our savings plans. These plans are intended to provide our employees, including our executive officers, with the opportunity to save for retirement and have the Company contribute to these savings.
We sponsor a tax-qualified retirement savings plan (the “Savings Plan”) pursuant to which all our U.S.-based employees, including our U.S. based executive officers, are able to contribute the lesser of up to 85% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. During 2022, the Company matched 100% of the first 6% of pay that each employee contributed. In addition,

COMPENSATION DISCUSSION AND ANALYSIS
there was a discretionary profit-sharing Company contribution to the Savings Plan of 6% of employee’s eligible compensation. All contributions to the Savings Plan, as well as any Company matching contributions, are fully vested upon contribution. All Company profit sharing contributions vest after three years of service.
In addition to the Savings Plan, U.S. executive officers and certain other eligible executives can participate in a nonqualified retirement savings plan (the “Savings Restoration Plan”). Pursuant to the Savings Restoration Plan, the Company will contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans. Also, U.S. executive officers and certain other eligible executives can participate in a nonqualified deferred compensation plan, which allows deferral of up to 20% of base salary and annual bonus.
Tronox also sponsors a qualified defined benefit retirement plan (the “Qualified Plan”) for its U.S. employees, which was frozen in April 2009, following Tronox Incorporated’s filing for Chapter 11 bankruptcy protection. As part of Tronox’s Plan of Reorganization, the Qualified Plan is frozen going forward and the Savings Plans are our sole employee retirement plans. Mr. Romano is the only NEO participating in this plan as described in the Pension Benefits as of December 31, 2022 table.
Australian Superannuation Program
All our Australian employees, including Mr. Austin, are eligible to participate in our Australian Superannuation Plan into which employers have a legislative requirement to contribute a minimum Superannuation Guarantee (10% for January to June 2022 and 10.5% for July to December 2022) of an employee’s eligible earnings (base pay, bonus, commissions and other specific compensation items as defined by superannuation legislation). The Company has committed to maintain contributions 1% above the Superannuation Guarantee until 2026 and even applies the Company’s contribution percentage to eligible earnings that are in excess of legislated quarterly maximum income amounts whereby the Company is not required to make contributions. In addition to Superannuation Guarantee contributions, Company contributions to an employee’s superannuation fund may be in the form of death and permanent disability insurance premiums and payment for fund administration fees.
Employees can also elect to contribute a portion of salary (salary sacrifice) and/or a portion of his/her Annual Incentive Plan payout as superannuation contributions. These amounts can be contributed either before-tax or after-tax subject to annual caps as provided by the Australian Tax Office and are based on age and current year. Employees are responsible for managing their contributions in line with the contribution caps.

Other Compensation Practices
Compensation Recoupment Policy
The Company has adopted a recoupment or “claw-back” policy for executives, including all the NEOs. This policy allows for claw-back of incentive compensation, from both the annual and long-term plans, if payments pursuant to those plans were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements.
Deductibility of Executive Compensation
As part of their roles, the HRCC and the Board of Directors historically reviewed and considered the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provided that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless such compensation qualifies for the “performance-based exemption” provided for under Section 162(m). As part of the Tax Cuts and Job Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of

COMPENSATION DISCUSSION AND ANALYSIS
November 2, 2017 and which were not modified in any material respect on or after such date. The Act also expands the definition of covered employees to include the CFO, in addition to the CEO and the three other highest paid officers, and the $1 million deduction limitation will apply to any person who was a covered employee in any tax year after 2016.
Now that the exception is no longer available, we do not need to qualify for it by complying with those limitations. However, the Company intends to attempt to fit within the transition rule referred to above, if applicable, for compensation awarded prior to the effective date of the rule, to the extent that the Compensation Committee determines that to be practical and in the interest of the Company, including with respect to option awards outstanding as of November 2, 2017.
Annual Equity Grant Timing Practices
We make equity grants to our NEOs under our shareholder-approved Equity Incentive Plan on pre-established dates pursuant to our equity grant guidelines. Each year, the HRCC approves the annual awards to our NEOs and other direct reports of our CEO at its regularly-scheduled February meeting. The HRCC has delegated authority to our Co-CEOs to make annual grants, within certain parameters, to all other LTIP eligible employees, and at quarterly intervals to newly hired or newly promoted LTIP eligible employees as required. The grant date varies each year, but is always before the end of the month in which the grants were approved by the HRCC. The grant price is the “fair market value” of a share of our ordinary shares on the grant date, which we define as the closing price on the New York Stock Exchange on the grant date.
Post Termination and Change of Control
Pursuant to relevant employment agreements and subject to applicable UK law, we are obligated to make certain payments to our executive officers and/or accelerate the vesting of their equity awards upon a termination of their employment, including termination of their employment in connection with a Change of Control. For further details on these arrangements, please refer to the sections “—Potential Payments upon Termination” and “—Employment Agreements.” We offer the benefits provided by such employment agreements, the retirement plans and awards granted under the Equity Incentive Plan upon a change of control in order to be competitive with other employers who provide similar or enhanced benefits and to diminish the potential distraction due to personal uncertainties and risks that are inevitable in a Change of Control situation or threat. We believe that maintaining such benefits will help keep the management team focused on our performance and the benefit to the shareholders in the event of a Change of Control.
Moreover, under the UK Companies Act 2006, a payment for loss of office may not be made to a person who is, or has been, a director of Tronox Holdings unless either: (a) the payment is consistent with the Company’s approved directors’ remuneration policy prepared in accordance with the UK Companies Act 2006; (b) the payment is approved by resolution of the shareholders of the Company in accordance with the requirements of the UK Companies Act 2006; or (c) an exemption applies. The Company’s first UK Directors’ Remuneration Policy was approved at our 2020 annual meeting of shareholders and we are therefore seeking the approval of the Directors’ U.K. Remuneration Policy at this Annual Meeting. The Directors’ U.K. Remuneration Policy proposed for approval by shareholders at the Annual Meeting is substantially consistent with the prior policy approved by our shareholders at the 2020 annual meeting of shareholders.
Risk Assessment and Monitoring
The HRCC has analyzed and continues to monitor whether our compensation practices with respect to executive officers or any of our employees create incentives for risk-taking that could harm Tronox or its business. Our compensation programs and policies mitigate risk and guard against undue risk-taking through careful balancing of short-term and long-term incentive compensation opportunities and by employing different and diverse performance measures in each compensation plan. The combination of performance measures for annual bonuses and the equity compensation programs as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to company performance. The HRCC has determined that none of our compensation practices creates a risk that is reasonably likely to have a material adverse effect on the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Human Resources and Compensation Committee Report
The HRCC of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the HRCC has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022. This report is provided by the following independent Directors, who comprise the HRCC.
Stephen Jones (Chair)
Peter B. Johnston
Ginger M. Jones
Sipho Nkosi

COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2022
The following table sets forth the total compensation for the years ended December 31, 2022, December 31, 2021, and December 31, 2020 for our Co-CEOs, our Chief Financial Officer, our three most highly compensated other executive officers who were serving as executive officers as of December 31, 2022. For Mr. Austin, December 31, 2022 exchange rate was used to convert any non-US compensation to US dollars.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jean-François Turgeon Co-Chief Executive Officer	2022	913,500	—	2,756,924	—	672,894	—	384,306	4,727,624
	2021	848,692	$500,000	1,671,158	—	1,754,100	—	343,910	5,117,860
	2020	663,300	—	1,802,825	—	752,000	—	170,692	3,388,817
John D. Romano Co-Chief Executive Officer	2022	913,154	—	2,756,924	—	672,894	0	341,857	4,684,829
	2021	833,077	$500,000	1,671,133	—	1,754,100	0	321,925	5,080,235
	2020	588,404	—	1,692,831	—	673,000	151,545	142,377	3,248,157
Timothy C. Carlson Senior Vice President, Chief Financial Officer	2022	603,757	—	1,000,112	—	311,916	—	181,293	2,097,078
	2021	589,615	—	1,002,731	—	791,758	—	157,466	2,541,570
	2020	572,656	—	911,393	—	607,500	—	123,025	2,214,574
Jeffrey N. Neuman Senior Vice President, General Counsel & Secretary	2022	555,538	—	924,150	—	286,566	—	161,124	1,927,378
	2021	544,846	—	926,637	—	712,462	—	145,915	2,329,860
	2020	530,589	—	842,256	—	560,000	—	101,795	2,034,640
D. John Srivisal Senior Vice President, Business Development & Finance	2022	470,846	—	784,915	—	242,696	—	137,128	1,635,585
	2021	462,808	—	787,501	—	605,105	—	123,584	1,978,998
Russell Austin Senior Vice President, Operations	2022	383,491	—	540,485	—	169,893	—	355,741	1,449,610
	2021	380,979	—	585,246	—	446,422	—	289,129	1,701,776
(1)
As part of their compensation for each serving as Interim Co-CEO during our prior CEO’s (Mr. Quinn’s) leave of absence, the Board approved a one-time bonus of $500,000 to be paid to Messrs. Turgeon and Romano at the end of the interim Co-CEO period.

(2)
Amounts reported in this column represent the aggregate grant date fair value for our shares (without a discount to reflect the risk of some or all of the performance vested shares not vesting) in each respective year computed in accordance with the share-based accounting guidance under ASC Topic 718. Further information regarding the 2022 awards is included in the “Grants of Plan-Based Awards During 2022” and “Outstanding Equity Awards at December 31, 2022” tables appearing later in this Proxy Statement. Further details related to these awards can be found in the “Long Term Incentive Plan” section in this Proxy Statement. For assumptions for these awards, please see Note 20 to our Consolidated Financial Statements beginning on page 89 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)
Amounts reflected in this column represent the incentive compensation earned for each year’s performance against predetermined objectives. Amounts also include payments that were deferred at the election of the NEOs under the terms of the Savings Restoration Plan. For 2022, Mr. Neuman deferred $142,492 and Mr. Carlson deferred $120,752.

(4)
Mr. Romano is the only NEO that is a participant in the Tronox Inc. Retirement plan. The present value of accumulated benefits as of December 31, 2022 was determined using the estimated ASC 715 assumptions in effect on December 31, 2022. The ASC 715 discount rate was 5.7%. The change in pension value above is disclosed as $0, however for the year 2022 there was a decrease in the value of Mr. Romano’s pension in the amount of $304,271. Mr. Romano received no payments, therefore the resulting decrease in pension value reflects only the aggregate change in the actuarial present value of Mr. Romano’s accumulated benefit under the pension plan. Our deferred compensation program does not allow for above-market earnings and therefore there is no value included for this amount. Includes the actuarial increases/decreases in the present values of the named executive officer’s benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 21 to our Consolidated Financial Statements beginning on page 90 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

COMPENSATION DISCUSSION AND ANALYSIS
(5)	The following table shows the components of “All Other Compensation” in the Summary Compensation Table for the years ended December 31, 2022, December 31, 2021, and December 31, 2020:

ALL OTHER COMPENSATION TABLE
Name	Year	Savings Plan, Discretionary Contribution, and Restoration Plan ($) (1)(2)(3)	Other ($) (4)
Jean-François Turgeon	2022	—	384,306
	2021	198,083	145,827
	2020	142,568	28,124
John D. Romano	2022	320,070	21,787
	2021	240,729	81,196
	2020	124,770	17,607
Timothy C. Carlson	2022	167,462	13,831
	2021	143,654	13,812
	2020	119,264	3,761
Jeffrey N. Neuman	2022	152,160	8,964
	2021	132,581	13,334
	2020	97,847	3,948
D. John Srivisal	2022	129,114	8,014
	2021	112,777	10,807
Russell Austin	2022	43,150	312,591
	2021	40,998	248,131
(1)
The Company match into the U.S. Savings Plan was 100% of the first 6% of employee’s contributions up to the IRC limits for each year and the same match went into the Savings Restoration Plan for all eligible income above the IRC limit.

(2)
The Company made a discretionary contribution of 6% of employee’s earnings into the U.S. Savings Plan up to the IRC limit for each year and the same contribution went into the Savings Restoration Plan for all eligible income above the IRC limit.

(3)	For Mr. Austin, the Company made contribution of 11% of salary for first six months of 2022 and 11.5% of salary for second six months of 2022 into the Australian Superannuation Fund.
(4)
This column reflects all other compensation that is not reported elsewhere. For 2022, we are reporting the following: For Mr. Turgeon: $4,163 for disability & life insurance premiums, $10,000 for financial consulting, $36,600 payment in lieu of employer contributions to 401(k) Plan and $41,272 related tax reimbursement, $283,512 payment in lieu of employer contributions to Savings Restoration Plan, $4,098 for payment of UK tax and $4,661 related tax reimbursement; for Mr. Romano: $4,111 for disability & life insurance premiums, $10,000 for financial consulting, $4,291 for payment of UK tax and $3,385 related tax reimbursement; for Mr. Carlson: $3,831 for disability & life insurance premiums, $10,000 for financial consulting; for Mr. Neuman: $4,005 for disability & life insurance premiums, and $4,959 for financial consulting; for Mr. Srivisal: $2,916 for disability & life insurance premiums, and $5,098 for financial consulting; for Mr. Austin: $5,000 for financial consulting, $68,686 housing allowance, $100,736 expatriate assignment allowances/benefits, and $138,169 for expatriate assignment-related tax reimbursements.

COMPENSATION DISCUSSION AND ANALYSIS

GRANTS OF PLAN-BASED AWARDS DURING 2022
The following table provides information on grants of awards to our named executive officers in the fiscal year ended December 31, 2022.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name	Grant Date	Grant Date Approval (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Jean- François Turgeon	—		459,000	918,000	1,836,000
	2/3/2022	2/3/2022							52,916			1,225,005
	2/3/2022	2/3/2022				6,615	26,458	52,916				919,416
	2/3/2022	2/3/2022				6,615	26,458	52,916				612,503
John D. Romano	—		459,000	918,000	1,836,000
	2/3/2022	2/3/2022							52,916			1,225,005
	2/3/2022	2/3/2022				6,615	26,458	52,916				919,416
	2/3/2022	2/3/2022				6,615	26,458	52,916				612,503
Timothy C. Carlson	—		212,767	425,534	851,068
	2/3/2022	2/3/2022							19,196			444,387
	2/3/2022	2/3/2022				2,400	9,598	19,196				333,531
	2/3/2022	2/3/2022				2,400	9,598	19,196				222,194
Jeffrey N. Neuman	—		195,475	390,950	781,900
	2/3/2022	2/3/2022							17,738			410,635
	2/3/2022	2/3/2022				2,217	8,869	17,738				308,198
	2/3/2022	2/3/2022				2,217	8,869	17,738				205,317
D. John Srivisal	—		165,550	331,100	662,200
	2/3/2022	2/3/2022							15,065			348,755
	2/3/2022	2/3/2022				1,883	7,533	15,066				261,772
	2/3/2022	2/3/2022				1,883	7,533	15,066				174,389
Russell Austin	—		115,889	231,778	463,556
	2/3/2022	2/3/2022							10,374			240,158
	2/3/2022	2/3/2022				1,297	5,187	10,374				180,248
	2/3/2022	2/3/2022				1,297	5,187	10,374				120,079
(1)	The HRCC approved the February 3, 2022 grants at its meeting on February 3, 2022.
(2)
Amounts in these columns reflect the threshold, target and maximum payout levels for the 2022 annual incentive award. Further details regarding these awards can be found in the section titled “2022 Short-Term Incentive Plan.”

(3)
Amounts in these columns reflect the threshold, target and maximum amount of performance-based units that were granted to the NEOs under the equity program. For performance-based units granted on February 3, 2022, the payout for 50% of the performance-based RSUs is determined at the end of the three-year measurement period based on the percentile rank of our TSR (defined as share price appreciation plus dividends reinvested) as compared to companies in the “Capital Markets Peer Group”. The payout for 50% of the performance-based awards is determined at the end of the three-year measurement period based on the Company’s three-year average annual ROIC improvement versus 2021 ROIC that includes calendar years 2022, 2023, and 2024. Further details regarding these grants can be found in the sections titled “Long-Term Incentive Program” and “2022 Long-Term Incentive Program”.

(4)
Amounts in this column represent the number of time-based restricted units granted to the NEOs under the equity program. The units granted on February 3, 2022 vest one-third on March 5, 2023, March 5, 2024, and March 5, 2025.

(5)
The amounts in this column have been calculated in accordance with FASB ASC Topic 718. For the grants made on February 3, 2022, the value of time-based restricted share units is the number of units granted multiplied by the closing price of our ordinary shares on the grant date of $23.15, the value of 50% of total performance-based restricted share units (with TSR metric) is the number of units granted multiplied by the grant date fair value of $34.75 which was determined using a Monte-Carlo simulation and is 150% of the closing price of our ordinary shares on that date of $23.15, and the value of 50% of total performance-based restricted share units (with ROIC metric) is the number of units granted multiplied by the closing price of our ordinary shares on the grant date of $23.15.

COMPENSATION DISCUSSION AND ANALYSIS

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table shows the number of shares covered by exercisable and unexercisable options and unvested stock awards owned by our named executive officers on December 31, 2022.
	Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Jean-François Turgeon	2/10/2014	33,333	—	21.98	2/10/2024	—	—	—	—
	2/6/2020	—	—	—		19,799	271,444	59,398	814,347
	12/28/20	—	—	—		52,156	715,059	—	—
	2/4/2021	—	—	—		18,684	256,158	28,026	384,236
	3/18/2021	—	—	—		8,027	110,050	12,040	165,068
	2/3/2022	—	—	—		52,916	725,478	52,916	725,478
John D. Romano	2/25/2013	95,710	—	19.09	2/25/2023	—	—	—	—
	2/10/2014	26,894	—	21.98	2/10/2024	—	—	—	—
	2/6/2020	—	—	—		17,731	243,092	53,192	729,262
	12/28/2020	—	—	—		52,156	715,059	—	—
	2/4/2021	—	—	—		16,732	229,396	25,098	344,094
	3/18/2021	—	—	—		9,921	136,017	14,880	204,005
	2/3/2022	—	—	—		52,916	725,478	52,916	725,478
Timothy C. Carlson	2/6/2020	—	—	—		17,140	234,989	51,418	704,941
	2/4/2021	—	—	—		16,174	221,746	24,262	332,632
	2/3/2022	—	—	—		19,196	263,177	19,196	263,177
Jeffrey N. Neuman	2/6/2020	—	—	—		15,840	217,166	47,518	651,472
	2/4/2021	—	—	—		14,948	204,937	22,420	307,378
	2/3/2022	—	—	—		17,738	243,188	17,738	243,188
D. John Srivisal	2/6/2020	—	—	—		13,461	184,550	40,382	553,637
	2/4/2021	—	—	—		12,703	174,158	19,054	261,230
	2/3/2022	—	—	—		15,065	206,541	15,066	206,555
Russell Austin	2/6/2020	—	—	—		4,855	66,562	14,564	199,672
	2/4/2021	—	—	—		5,168	70,853	7,752	106,280
	3/18/2021	—	—	—		4,146	56,842	6,218	85,249
	2/3/2022	—	—	—		10,374	142,228	10,374	142,228
(1)	Option awards generally vest at the rate of one-third per year on the anniversary of the grant date.
(2)
Time-based awards vest one-third each March 5 starting with the March 5 in the calendar year after the grant date. Performance-based awards granted in 2020, 2021, and 2022 vest on March 5, 2023 and March 5, 2024, and March 5, 2025 respectively, subject to Company performance.

(3)	Awards granted on December 28, 2020 are time-based awards that cliff vests on March 5, 2023.
(4)	Market value of shares is based on a share price of $13.71, the closing price of our ordinary shares on December 31, 2022.

COMPENSATION DISCUSSION AND ANALYSIS

OPTION EXERCISES AND SHARES VESTED DURING 2022
The table below provides information regarding the vesting during 2022 of restricted share/unit awards held by our named executive officers. None of our named executive officers exercised stock options during 2022.
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)
Jean-François Turgeon	—	—	158,795	2,990,110
John D. Romano	—	—	139,336	2,623,697
Timothy C. Carlson	—	—	132,822	2,501,038
Jeffrey N. Neuman	—	—	123,786	2,330,890
D. John Srivisal	—	—	105,263	1,982,102
Russell Austin	—	—	36,594	689,065
(1)	Amounts reflect the closing price of our stock on the date the shares/units vested.

PENSION BENEFITS
Mr. Romano is a participant in the Tronox Incorporated Retirement Plan. We maintain this Qualified Plan and related trust, which were frozen in April of 2009, for all U.S. employees. As part of Tronox Incorporated’s separation from Kerr-McGee, it established the retirement plan and the trusts related to our retirement plan and accepted the transfer of assets and liabilities from the corresponding trusts for the Kerr-McGee retirement plans. All employees received credit for their service as Kerr-McGee employees prior to the establishment of our retirement plan. All amounts set forth in the table below reflect normal retirement benefits that would be paid to each executive officer who is a participant in the Plan assuming the executive officer retired at the earliest retirement age that they could receive unreduced benefits (generally age 65). In addition, as part of the Cristal acquisition, we assumed Cristal’s U.S. Pension Plan which was frozen in December 2020 and merged into the Qualified Plan.
PENSION BENEFITS AS OF DECEMBER 31, 2022
NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)
John D. Romano	Tronox Incorporated Retirement Plan	20.167	595,688
(1)	The years of credited service is fixed as of the date the plan was frozen in 2009.
(2)
The present value of accumulated benefits for the Tronox Incorporated Retirement Plan as of December 31, 2022 was determined using the estimated ASC 715 assumptions in effect on December 31, 2022. The ASC 715 discount rate was 5.7%.

The lump sum assumption for the Tronox Incorporated Retirement Plan is based on the most recently published IRS 417(e) interest rates available and mortality based on PPA 2023 optional combined, unisex.
The present value of accumulated benefit amount shown above is determined according to prescribed SEC assumptions and may not reflect the benefits actually payable from the retirement plan if the named executive had retired during the last fiscal year. The above present value assumes that the executive commences his accrued benefits at his earliest unreduced age under the plan provisions in effect at December 31, 2022.
Retirement benefits are calculated based upon years of service and “final average monthly compensation”. For benefits earned prior to January 1, 2009, an employee’s final average monthly compensation is the highest average compensation for any period of 36 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. For benefits earned beginning January 1, 2009, final average monthly compensation is the highest average compensation for any period of 60 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. Upon retirement, benefits are payable in a lump-sum or various annuity forms.

COMPENSATION DISCUSSION AND ANALYSIS
Tronox did not pay any retirement benefits to its NEOs in the fiscal year ended December 31, 2022.

NONQUALIFIED DEFERRED COMPENSATION
All U.S. employees, including our named executive officers, are eligible to participate in our Savings Plan. In addition, we offer a nonqualified deferred compensation plan, known as the Savings Restoration Plan. This plan allows certain employees the ability to defer up to 20% of their base salary and/or their annual incentive award. This plan also provides Company match and profit sharing credits for compensation in excess of the IRS maximum limit. The Company match was 100% up to 6% of employee contributions and the profit-sharing match is 6%. Employees have immediate vesting of the Company match and the Company profit sharing match vests after three years of service. Distributions from the plan for employer contributions will be in the form of a lump sum and paid six months following separation from service. All payments from these plans are made from the general assets of the Company and no special fund or trust has been established for this money.
Employees who elect to defer any of their base salary or annual incentive award have their funds contributed into the Savings Restoration Plan. Employees elect the investment options for this money from the range of investment choices in the Savings Plan, including money market funds, equity funds, and bond funds. Because this is an unfunded plan, the investment elections are used only for the purpose of crediting earnings and determining the future benefit to be received from the plan. Distributions from the plan for employee contributions will be made either as a lump sum at a specified date in the future or within six months of separation from service.
NONQUALIFIED DEFERRED COMPENSATION FOR 2022
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (2)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($) (3)(4)
Jean-François Turgeon	—	—	(317,054)	—	1,459,006
John D. Romano	—	284,732	(419,775)	—	1,710,739
Timothy C. Carlson	120,752	130,941	11,611	—	1,355,027
Jeffrey N. Neuman	253,600	139,526	(232,281)	—	1,077,543
D. John Srivisal	—	95,679	(67,081)	—	304,750
Russell Austin	—	—	—	—	—
(1)
Amounts for Mr. Carlson in this column are also included in the Summary Compensation Table as of December 31, 2022 as follows: $120,752 was included in the 2022 Salary column. Amounts for Mr. Neuman in this column are also included in the Summary Compensation Table as of December 31, 2022 as follows: $111,108 was included in the 2022 Salary column and $142,492 was included in the Non-equity Incentive Plan Compensation column. These amounts represent deferral of pay elected by the NEOs under our Savings Restoration Plan.

(2)	Amounts reflected in this column are also included in the “all other compensation” column in the Summary Compensation Table as of December 31, 2022.
(3)
Amounts in this column include amounts previously included in current or prior year Summary Compensation Tables as follows: Mr. Turgeon - $1,057,716; Mr. Romano - $1,190,779; Mr. Carlson - $1,251,911; Mr. Neuman - $1,105,580; Mr. Srivisal - $176,812; and Mr. Austin - not applicable.

(4)	Mr. Austin does not participate in any retirement plans that would be considered non-qualified under US tax regulations.

COMPENSATION DISCUSSION AND ANALYSIS

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL
The below summary sets forth potential payments upon termination or change of change in control as of December 31, 2022.
Potential Payments Upon Termination
We will be obligated to make certain payments to our named executive officers or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment (and subject to their execution of a release of claims), including termination of their employment in connection with a Change of Control:
(1)	Employment agreements or offer letters;
(2)	Our retirement plans; and,
(3)	Award agreements issued under the Company’s Amended and Restated Management Equity Incentive Plan.
Payments upon Resignation or Termination for Cause
If the named executive officer’s employment is terminated by reason of resignation or termination for cause, the named executive officer will receive: (i) any unpaid annual base salary; (ii) any earned but unpaid bonus; (iii) any accrued and unpaid vacation and/or sick days; (iv) any amounts or benefits owing to the named executive officer or their beneficiaries under the then applicable benefit plans of the Company (excluding any severance); and (v) any outstanding amounts owed for reimbursements properly incurred (collectively, “Accrued Benefits”). With respect to Mr. Austin, Accrued Benefits would exclude accrued sick days, and for termination for cause, would include a statutory notice payment.
Payments Made Upon Termination for Death or Disability
If the named executive officer’s employment is terminated by reason of death or disability, the named executive officer will receive the following amounts:
(1)	Any Accrued Benefits. However, with respect to Mr. Austin, Accrued Benefits would exclude accrued sick days; and
(2)
The pro-rata portion of the named executive officer’s annual bonus in the year of termination based on target. With respect to Mr. Austin, he will not be entitled to receive such pro-rata portion in the event of termination due to disability.

Payments Made Upon Termination without Cause or for Good Reason Not in Connection With a Change of Control
If a named executive officer’s (including Messrs. Romano’s and Turgeon’s) employment is terminated by Tronox without cause or voluntarily by Messrs. Romano or Turgeon for good reason and the termination is not made subject to the provisions related to termination in connection with a Change of Control (as defined in the named executive officer’s applicable employment agreement or offer letter), the named executive officer will be entitled to receive the following amounts:
(1)	Any Accrued Benefits;
(2)
For Messrs. Turgeon and Romano, the pro-rata portion of their annual bonus in the year of termination based on the actual results for such year. For all other named executive officers, the pro-rata portion of their annual bonus in the year of termination based upon target.

(3)
Continued medical, dental, and vision coverage for Messrs. Romano and Turgeon and their eligible dependents for a maximum period of 18 months. Messrs. Carlson, Neuman, Srivisal and Austin do not receive any Company-paid medical benefits upon termination; and

COMPENSATION DISCUSSION AND ANALYSIS
(4)
Either two (2) times (for Messrs. Romano and Turgeon) or one (1) times for Mr. Carlson the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of termination. Messrs. Neuman, and Srivisal receive one times their annual salary in the year of termination. Mr. Austin receives a sum based upon a calculation of years of service to the Company and his annual salary.

Payments Made Upon Termination without Cause or for Good Reason in Connection With a Change of Control
In the event that Messrs. Romano or Turgeon is terminated without Cause or for Good Reason within the period of 90 days preceding and 24 months following a Change of Control, Messrs. Romano or Turgeon will be entitled to receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of their annual bonus in the year of termination based on the actual results for such year;
(3)	Continued medical, dental, and vision coverage for themselves and their eligible dependents for a maximum period of 18 months following the date of termination;
(4)	Three (3) times the sum of (i) their annual base salary, and (ii) their target bonus in the year of such termination; and
(5)	Vesting of all equity-based incentive compensation, and with respect to any equity-based incentive awards subject to performance-based vesting, such vesting will assume performance at target.
In the event that a named executive officer (other than Messrs. Romano or Turgeon) is terminated without Cause within 12 months after a Change of Control, such named executive officer will be entitled to receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s annual bonus in the year of termination based on target; and
(3)
For Messrs. Carlson, Neuman and Srivisal, one (1) times the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of his termination, as well as an additional one (1) times annual base salary in the year of their termination. Mr. Austin receives a sum based upon a calculation of years of service to the Company and his annual salary.

In the event that a named executive officer (other than Messrs. Romano or Turgeon) is terminated within 24 months after a Change of Control other than for cause, death or disability, or if the named executive officer resigns for good reason, such named executive officer will be entitled to the vesting of all equity-based incentive compensation, and with respect to any equity-based incentive awards subject to performance-based vesting, such vesting will assume performance at target.
Retirement Plans
Executive officers who are eligible under our U.S. Pension Plan will receive benefits upon their termination and achievement of certain age and service requirements. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily or due to death, disability or retirement. (See the discussion under U.S. Savings and Retirement Plans for a summary of the U.S. retirement plans.)
Long-Term Incentives
For the treatment of our equity awards under various termination scenarios with respect to our named executive officers, see footnote 5 under the table set forth below entitled “Estimated Post-Termination Payments and Benefits As Of December 31, 2022.”

COMPENSATION DISCUSSION AND ANALYSIS
Employment Agreements in Effect as of December 31, 2022
John D. Romano and Jean-Francois Turgeon
On March 18, 2021, the Company entered into an employment agreement with John D. Romano (the “Romano Employment Agreement”) and an employment agreement with Jean-Francois Turgeon (the “Turgeon Employment Agreement” and, together with the Romano Employment Agreement, each an Employment Agreement”), for each to serve as Co-CEO of the Company.
Under each Employment Agreement, the applicable Co-CEO shall be entitled to the following: (1) a base salary of not less than $900,000 per year; (b) an annual target bonus of not less than his annual salary; (c) a grant of long-term incentive compensation under the Company’s Long-Term Incentive Plan (“LTIP”) for 2021 in the amount of $2,200,000; (d) employee benefits as are made available by the Company to its senior executives, including medical, dental, vision, life and disability insurance, as well as participation in the Company’s 401(k) plan; and (e) an annual stipend of $10,000 for personal financial advisory and/or tax preparation services.
In the event that either Co-CEO is terminated from his position without “Cause” or for “Good Reason” (as those terms are defined in the applicable Employment Agreement), he shall be entitled to a severance payment that includes: (a) two times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the vesting of any equity awards based on the terms of such awards and their underlying plans. In order to receive such severance benefits, such Co-CEO shall be obligated to enter into a release agreement that waives and releases any and all claims that he may have against the Company as of the date of the release agreement.
In the event that either Co-CEO is terminated from his position without “Cause” or for “Good Reason” during the 90 days preceding or 24 months following a “Change of Control” (as those terms are defined in the applicable Employment Agreement), he shall be entitled to a severance payment that includes: (a) three times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the accelerated and full vesting of all equity awards based on an assumption of performance at target levels. In order to receive such severance benefits, such Co-CEO shall be obligated to enter into a release agreement that waives and releases any and all claims that he may have against the Company as of the date of the release agreement.
Timothy C. Carlson
Effective November 7, 2019 Tronox entered into a letter agreement with Timothy C. Carlson which replaced in its entirety the employment agreement dated October 17, 2016 between Mr. Carlson and Tronox with respect to Mr. Carlson’s services as the Company’s Senior Vice President and Chief Financial Officer. The employment letter provides for an annual base salary of $551,500, with an annual target bonus opportunity of 70% of salary. The letter also provides for an annual equity award with a grant value of 150% of salary.
His employment letter specifies that in the event of termination without cause, he will receive 12 months of base salary and annual target bonus severance, paid as a lump sum in accordance with the Company’s payroll practices, following the execution of a general release of claims. If the termination without cause occurs within 12 months following a change in control, he will receive one times the sum of his annual base salary and annual target bonus in addition to 12 months of base salary severance.
Jeffrey N. Neuman
Effective April 5, 2018 Tronox entered into a letter agreement with Jeffrey N. Neuman to serve as its Senior Vice President, General Counsel and Secretary. The employment letter provides for an annual base salary of $500,000, annual target bonus opportunity of 70% of salary, pro-rated for 2018 fiscal year. The letter also provides for an annual equity award with a grant value of 150% of salary.

COMPENSATION DISCUSSION AND ANALYSIS
Mr. Neuman was awarded on April 6, 2018 an initial equity award upon joining the Company of 41,276 RSUs with 50% of these units vesting in February 8, 2021, subject to the achievement of specific performance goals to be measured during the performance period commencing January 1, 2018 and ending December 31, 2020 and 50% vesting in three equal installments on February 8, 2019, February 8, 2020, and February 8, 2021, provided that Mr. Neuman is then providing services to the Company on such dates. Dividends will be accrued until units vest and then paid at that time. In addition, on April 6, 2018, Mr. Neuman was awarded a one-time grant of 53,548 performance-based units pursuant to the terms of the Company’s Integration Incentive Award Program created in connection with the proposed Cristal Transaction.
His employment letter specifies that in the event of termination without cause, he will receive 12 months of base salary severance, paid as a lump sum in accordance with the Company’s payroll practices, following the execution of a general release of claims. If the termination without cause occurs within 12 months following a Change in Control, he will receive one times the sum of his annual base salary and annual target bonus in addition to 12 months of base salary severance.
D. John Srivisal
Effective March 8, 2018, Tronox entered into a letter agreement with D. John Srivisal to serve as its Senior Vice President, Business Development. The employment letter provides for an annual base salary of $425,000, and annual target bonus opportunity of 70% of salary if the Company achieves 100% of its targets. The letter also provides for an annual equity award with a grant value of 150% of salary. His employment letter specifies that in the event of termination without cause, he will receive 12 months of base salary severance, paid as a lump sum in accordance with the Company’s payroll practices, following the execution of a general release of claims. If the termination without cause occurs within 12 months following a Change in Control, he will receive one times the sum of his annual base salary and annual target bonus in addition to 12 months of base salary severance.
Russell Austin
Effective March 18, 2021, Tronox entered into a letter agreement with Russell Austin to serve as its Senior Vice President, Operations. The employment letter provides for an annual base salary of AUD $550,000, and an annual target bonus opportunity of 60%. The letter also provides for an annual equity award with a grant value of 120% of salary commencing with the Company’s 2021 annual equity award grants. In addition, the letter agreement provides Mr. Austin with a monthly housing allowance of EUR 5,300 and a monthly cost of living allowance of EUR 2,440, each as a result of Mr. Austin relocating from his residence in Australia to the Company’s operations in the Netherlands. The letter agreement also provides for the Company to cover all applicable taxes with respect to such relocation allowances. In addition, in the event Mr. Austin’s employment is terminated then he will be entitled to all applicable redundancy benefits in compliance with Australian regulations.
Calculation of Total Amounts Payable upon Termination
The following table provides the amount of compensation payable to each named executive officer upon various termination reasons. Except as noted, the amounts shown below assume that such termination was effective as of December 31, 2022, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to each executive officer upon his or her termination. The actual amounts to be paid to each executive officer can only be determined at the time of that named executive officer’s termination. All cash payments are expected to be made in a lump sum.

COMPENSATION DISCUSSION AND ANALYSIS

ESTIMATED POST-TERMINATION PAYMENTS AND BENEFITS AS OF DECEMBER 31, 2022
NAME	TYPE OF PAYMENT OR BENEFIT	VOLUNTARY RESIGNATION ($)	DEATH OR DISABILITY ($)	INVOLUNTARY NOT FOR CAUSE TERMINATION OR TERMINATION FOR GOOD REASON ($)(1)	TERMINATION RESULTING FROM A CHANGE OF CONTROL (CIC) ($)
Jean-François Turgeon	Cash Severance:
	Cash Severance (2)	—	—	3,672,000	5,508,000
	Accrued Sick & Vacation Pay (3)	388,385	388,385	388,385	388,385
	Accrued Target Bonus (4)	—	918,000	918,000	918,000
	Equity:
	Restricted Shares/Units (5)	—	4,411,197	2,375,642	4,411,197
	Stock Options (6)	—	—	—	—
	Medical Benefits (7)	—	—	4,649	4,649
	Total	388,385	5,717,582	7,358,676	11,230,231
John D. Romano	Cash Severance:
	Cash Severance (2)	—	—	3,672,000	5,508,000
	Accrued Sick & Vacation Pay (3)	1,016,862	1,016,862	1,016,862	1,016,862
	Accrued Target Bonus (4)	—	918,000	918,000	918,000
	Equity:
	Restricted Shares/Units (5)	—	4,285,822	2,268,321	4,285,822
	Stock Options (6)	—	—	—	—
	Pension Benefits (8)	830,450	830,450	830,450	830,450
	Medical Benefits (7)	—	—	39,416	39,416
	Total	1,847,312	7,051,134	8,745,049	12,598,550
Timothy C. Carlson	Cash Severance:
	Cash Severance (2)	—	—	1,033,439	1,641,344
	Accrued Sick & Vacation Pay (3)	66,343	66,343	66,343	66,343
	Accrued Target Bonus (4)	—	425,534	425,534	425,534
	Equity:
	Restricted Shares/Units (5)	—	2,152,789	1,253,737	2,152,789
	Stock Options (6)	—	—	—	—
	Medical Benefits (7)	—	—	—	—
	Total	66,343	2,644,666	2,779,053	4,286,010
Jeffrey N. Neuman	Cash Severance:
	Cash Severance (2)	—	—	558,500	1,507,950
	Accrued Sick & Vacation Pay (3)	96,663	96,663	96,663	96,663
	Accrued Target Bonus (2)	—	390,950	390,950	390,950
	Equity:
	Restricted Shares/Units (5)	—	1,989,432	1,158,606	1,989,432
	Stock Options (6)	—	—	—	—
	Medical Benefits (7)	—	—	—	—
	Total	96,663	2,477,045	2,204,719	3,984,995
D. John Srivisal	Cash Severance:
	Cash Severance (2)	—	—	473,000	1,277,100
	Accrued Sick & Vacation Pay (3)	50,029	50,029	50,029	50,029
	Accrued Target Bonus (4)	—	331,100	331,100	331,100
	Equity:
	Restricted Shares/Units (5)	—	1,690,430	984,577	1,690,430
	Stock Options (6)	—	—	—	—
	Medical Benefits (7)	—	—	—	—
	Total	50,029	2,071,559	1,838,706	3,348,659

COMPENSATION DISCUSSION AND ANALYSIS
NAME	TYPE OF PAYMENT OR BENEFIT	VOLUNTARY RESIGNATION ($)	DEATH OR DISABILITY ($)	INVOLUNTARY NOT FOR CAUSE TERMINATION OR TERMINATION FOR GOOD REASON ($)(1)	TERMINATION RESULTING FROM A CHANGE OF CONTROL (CIC) ($)
Russ Austin	Cash Severance:
	Cash Severance (2)	—	—	473,585	473,585
	Accrued Sick & Vacation Pay (3)	211,793	211,793	424,241	424,241
	Accrued Target Bonus (4)	—	231,778	231,778	231,778
	Equity:
	Restricted Shares/Units (5)	—	921,620	484,574	921,620
	Stock Options (6)	—	—	—	—
	Medical Benefits (7)	—	—	—	—
	Total	211,793	1,365,191	1,614,178	2,051,224
(1)	Resignation for Good Reason only applies to Messrs. Turgeon and Romano.
(2)
Cash Severance is based on annual rate of pay plus annual target bonus for all NEOs (other than Mr. Austin). For Messrs. Turgeon and Romano, this amount is two times the sum of base salary plus target bonus for Involuntary without Cause Termination or Termination for Good Reason and three times the sum of base salary plus target bonus for Involuntary without Cause Termination or Termination for Good Reason following a Change in Control. For Mr. Carlson, this amount is one times base salary plus target bonus for Involuntary without Cause Termination and two times base salary plus one times target bonus for Involuntary without Cause Termination following a Change in Control. For Messrs. Neuman and Srivisal, this amount is one times base salary for Involuntary without Cause Termination and two times base salary plus one times target bonus for Involuntary without Cause Termination following a Change in Control. For Mr. Austin, this amount is based upon a calculation of years of service to the Company and his annual salary.

(3)
Per each NEO’s employment agreement or company policy (other than Mr. Austin), accrued vacation and sick leave balances will be paid out upon termination. For Mr. Austin, accrued leave (excluding sick leave) will be paid out upon termination and sick leave is paid out only for Involuntary Termination without Cause.

(4)
Accrued Bonus is defined as the prorated incentive amount due for performance up to the date of termination. For this schedule, this amount is shown at target amounts for the full calendar year. However, for Messrs. Turgeon and Romano, if their termination is due to Involuntary without Cause or for Good Reason, their actual payment will be based on actual time worked and actual performance results for the Company. For Messrs. Carlson, Neuman and Srivisal for all terminations other than voluntary and for cause (and for Messrs. Turgeon and Romano for death or disability terminations), their actual payment will be based on actual time worked and target bonus amount. For Mr. Austin, if his termination is due to other than voluntary, for cause or disability, his actual payment will be based on actual time worked and target bonus amount.

(5)
The treatment of the Restricted Share Units is based on the Company’s Amended and Restated Management Equity Incentive Plan, award agreement, or employment agreement. For Death and Disability, all outstanding units, including performance-based units will vest immediately (performance-based units vest at target levels). For Involuntary without Cause Terminations (and for Messrs. Turgeon and Romano, this includes Termination for Good Reason), if the termination date is before the March 5 of the calendar year following the grant date, then the grant of performance-based RSUs is forfeited. If the termination date is on or after the March 5 of the calendar year following the grant date, a pro-rated portion (pro-rated based on time worked from Grant date to Termination date) of the unvested performance-based RSUs that would have been eligible to vest on the vesting date will remain outstanding and be eligible to vest on the normally scheduled vest date based upon the Company’s actual performance (other than Mr. Austin which the pro-rated portion of the unvested performance-based RSUs vest on the date of termination, subject to HRCC discretion as to the projected Company performance). The portion of the unvested time-based RSUs that would have become vested on the next regularly scheduled time-based vesting date, for example March 5, 2023, is pro-rated based on time worked from the Grant date (or last vesting date of the previous tranche) to Termination date. In the event of Involuntary without Cause Terminations resulting from a Change in Control, all outstanding units, including performance-based units, will vest immediately; value of performance-based units is based on target number of performance-based units. For Messrs. Turgeon and Romano, the Change in Control termination window is any time during the 90-day period preceding, or twenty-four (24) month period following a change in control of the Company. For all other NEOs, the Change in Control termination window is any time during the twenty-four (24) month period following a change in control of the Company. Amounts are calculated using December 31, 2022 NYSE closing price of our stock of $13.71. Includes dividend equivalent payments for RSUs that vest on December 31, 2022.

(6)	None of our NEOs have any unvested options.
(7)	For Messrs. Turgeon and Romano, the Company will pay 100% of their healthcare premiums for a maximum of 18 months.
(8)
Pension benefits are calculated as the lump-sum walk-away value under the U.S. Pension Plan. The lump-sum assumption is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period.

COMPENSATION DISCUSSION AND ANALYSIS

CEO PAY RATIO
The Company has selected December 31 of each fiscal year as the determination date for the calculation of the CEO pay ratio.
Our methodology for identifying the median employee for the 2022 determination date (December 31, 2022) included the following:
•	Our total global employee workforce was 6,611, and we did not exclude any employees (other than our Co-CEOs) from this total using permitted exceptions.
•
We used a consistently applied compensation measure of “annual total compensation paid”. We collected annual total compensation paid information for calendar year 2022 from each of our respective payroll registers for all employees of the Company and its consolidated subsidiaries. Annual total compensation paid generally included an employee’s gross income, including wages, overtime, bonuses and other cash incentives paid during 2022, allowances, employer retirement contributions, benefits, and equity vests.

•	We then converted these amounts in local currencies to U.S. dollars by applying the exchange rate as of the determination date.
•	We annualized total compensation paid for our new and mid-year hires and for those employees on unpaid leave for any period of time during the respective measurement period.
•
We then sorted the annual total compensation paid for each employee (excluding the Co-CEOs) from lowest to highest and identified the employee who was paid the median 2022 annual total compensation paid amount. Our fiscal year 2022 median employee is employed in South Africa at our Namakwa location.

•
For the median employee, we then excluded 2021 bonus paid in 2022 and included bonus attributable to fiscal year 2022 and calculated total compensation for 2022 for purposes of calculating the CEO pay ratio.

Our analysis determined that our median employee earned $54,761 in total compensation for 2022 and the total compensation value as disclosed in the Summary Compensation Table for 2022 for Messrs. Turgeon and Romano was $4,727,624 and $4,684,829, respectively. Based on this information, the ratio of CEO to median employee pay was 86 to 1 for Mr. Turgeon and 86 to 1 for Mr. Romano.
As the SEC rules allow for companies to adopt a wide range of methodologies to calculate their CEO pay ratio, therefore, the estimated ratio should not be used as a basis for comparison to that of other companies.

COMPENSATION DISCUSSION AND ANALYSIS

PAY VERSUS PERFORMANCE

The table below provides the following information regarding compensation paid to our Named Executive Officers (NEOs) as required by the SEC for fiscal years 2020, 2021, and 2022:
•	Total Compensation from the Summary Compensation Table (SCT) for our Co-CEOs, former CEO, and other NEOs.
•
Compensation Actually Paid (CAP) for our Co-CEOs and former CEO and “Average CAP” for all other NEOs calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnotes (4), (5) and (6) below set forth the adjustments from the Total Compensation for NEOs reported in the Summary Compensation Table. The dollar amounts are presented in accordance with the SEC rules and hence do not reflect the actual amount of compensation earned by, or paid to, each NEO during the applicable year.

•
Total Shareholder Return (TSR) for both Tronox and the Company Selected Peer Group (S&P Midcap 400 Chemicals Index) as reflected in our Annual Report on Form 10-K for the year ended December 31, 2022. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount had been invested on December 31, 2019.

•	Net income attributable to Tronox Holdings plc as reported in accordance with US GAAP.
•
The financial metric we selected as the most important for linking CAP to performance: Adjusted EBITDA less Capital Expenditures (Capex). We selected this metric because it represents the largest weighting (40%) of the NEOs’ AIP.

	Co-CEO (Mr. Turgeon) (1)		Co-CEO (Mr. Romano) (1)		Former CEO (Mr. Quinn) (1)		Other Named Executive Officers (2)		Value of Initial Fixed $100 Value Investment
Year	SCT Total $ (1)	CAP$ (3)(4)(5)(6)	SCT Total $ (1)	CAP $ (3) (4)(5)(6)	SCT Total $ (1)	CAP $ (3) (4)(5)(6)	Average SCT Total $ (1)	Average CAP $ (3) (4)(5)(6)	Tronox TSR	Peer Group TSR	Net Income ($M)	ADJ EBITDA LESS CAPEX ($M)(7)
2022	4,727,624	(770,243)	4,684,829	(536,685)	-	-	1,777,413	(728,045)	$131	$130	497.0	447.0
2021	5,117,860	10,468,109	5,080,235	9,799,541	347,281	9,754,034	2,138,038	4,932,238	$222	$152	286.0	675.0
2020	3,388,817	5,093,402	3,248,157	4,652,174	8,661,566	15,288,344	2,066,981	3,393,822	$133	$120	969.0	473.0
(1)
Mr. Quinn requested, and the Board approved, a leave of absence starting December 27, 2020, during which period he continued to receive his salary. Messrs. Turgeon and Romano were each appointed as Interim Co-CEO during the period of Mr. Quinn’s leave of absence. On March 18, 2021, the Company entered into a retirement agreement with Mr. Quinn pursuant to which he retired from his positions with Tronox at which point Messrs. Turgeon and Romano were appointed permanent Co-CEOs of the Company and received the same compensation including salary, AIP payouts and equity grants since this date.

(2)
Our other NEOs for which SCT Total Compensation and CAP are shown as an average in the table above include the following individuals: for 2022 and 2021, Messrs. Carlson, Neuman, Srivisal, and Austin and for 2020, Messrs. Carlson, Van Niekerk, Neuman, and Mancini.

(3)
For the portion of Compensation Actually Paid (CAP) that is based on year-end stock prices, the following prices were used: for 2022: $13.71 (42.9% reduction from prior year), for 2021: $24.03 (64.4% increase from prior year), and for 2020: $14.62 (28.0% increase from prior year).

COMPENSATION DISCUSSION AND ANALYSIS
(4)	2022 Compensation Actually Paid (CAP) to the Co-CEOs and the average CAP to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2022
	Co-CEO (Mr. Turgeon) ($)	Co-CEO (Mr. Romano) ($)	Other NEOs (Average) ($)
Total Reported in 2022 Summary Compensation Table (SCT)	4,727,624	4,684,829	1,777,413
Minus, Reported SCT Value of Equity Awards	(2,756,924)	(2,756,924)	(812,416)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	1,124,730	1,124,730	331,436
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(3,039,939)	(2,864,773)	(1,506,474)
Plus, FMV of Awards Granted this Year and that Vested this Year	0	0	0
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year (including any Prior Fair Value of Prior Year Awards that failed to vest this year)	(825,734)	(724,547)	(518,005)
Plus Total CAP Equity Adjustments	(2,740,943)	(2,464,590)	(1,693,042)
“Compensation Actually Paid” for Fiscal Year 2022	(770,243)	(536,685)	(728,045)
(5)	2021 Compensation Actually Paid (CAP) to the Co-CEOs, former CEO and the average CAP to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:
	2021
	Co-CEO (Mr. Turgeon) ($)	Co-CEO (Mr. Romano) ($)	Former CEO (Mr. Quinn) ($)	Other NEOs (Average) ($)
Total Reported in 2021 Summary Compensation Table (SCT)	5,117,860	5,080,235	347,281	2,138,038
Minus, Reported SCT Value of Equity Awards	(1,671,158)	(1,671,133)	0	(825,529)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	2,540,803	2,534,845	0	1,264,268
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	3,574,548	3,208,178	7,946,307	1,971,602
Plus, FMV of Awards Granted this Year and that Vested this Year	0	0	0	0
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year (including any Prior Fair Value of Prior Year Awards that failed to vest this year)	906,056	647,416	1,460,446	383,859
Plus Total CAP Equity Adjustments	7,021,407	6,390,439	9,406,753	3,619,729
“Compensation Actually Paid” for Fiscal Year 2021	10,468,109	9,799,541	9,754,034	4,932,238
(6)	2020 Compensation Actually Paid (CAP) to the Co-CEOs, former CEO and the average CAP to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2020
	Co-CEO (Mr. Turgeon) ($)	Co-CEO (Mr. Romano) ($)	Former CEO (Mr. Quinn) ($)	Other NEOs (Average) ($)
Total Reported in 2020 Summary Compensation Table (SCT)	3,388,817	3,248,157	8,661,566	2,066,981
Minus, Reported SCT Value of Equity Awards	(1,802,825)	(1,692,831)	(4,923,615)	(845,990)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	2,762,733	2,553,761	9,354,174	1,607,261
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	1,076,141	820,742	2,571,238	787,184
Plus, FMV of Awards Granted this Year and that Vested this Year	0	0	0	0
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year (including any Prior Fair Value of Prior Year Awards that failed to vest this year)	(331,464)	(277,655)	(375,019)	(221,614)
Plus Total CAP Equity Adjustments	3,507,410	3,096,848	11,550,393	2,172,832
“Compensation Actually Paid” for Fiscal Year 2020	5,093,402	4,652,174	15,288,344	3,393,822

COMPENSATION DISCUSSION AND ANALYSIS
(7)
Company Selected Metric is Adjusted EBITDA Less Capex and is a non-GAAP measure. We define EBITDA (also a non-GAAP measure) as net income (loss) excluding the impact of income taxes, interest expense, interest income and depreciation, depletion and amortization. We define Adjusted EBITDA as EBITDA excluding the impact of nonrecurring items such as restructuring charges, gain or loss on debt extinguishments, impairment charges, gains or losses on sale of assets, acquisition-related transaction costs and pension settlements and curtailment gains or losses. Adjusted EBITDA also excludes non-cash items such as share-based compensation costs, pension and postretirement costs, and realized and unrealized foreign currency remeasurement gains and losses. Adjusted EBITDA is subsequently reduced by capital expenditures of the Company.

Pay for Performance Alignment
We list below the most important financial measures used by the Company to link compensation actually paid to our NEOs for 2022 to Company performance. These measures are used to determine the AIP payouts or long-term incentive vesting for each of the NEOs. For further information regarding these performance measures and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 37 of this proxy statement. The following most important performance measures are not ranked by relative importance:
•	EBITDA less CAPEX
•	EBITDA Margin
•	Relative Total Shareholder Return versus Peers
•	Return on Invested Capital (ROIC)
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by, or actually paid to, our NEOs during the applicable years.
•
Relationship between CAP and Company/Peer Group TSR. In the chart below, the calculated CAP for both the Co-CEOs (shown as aggregate amount) and the other NEOs is correlated with both the Company’s TSR and the Peer Group’s TSR (S&P Midcap 400 Chemicals Index) for 2020, 2021 and 2022. The data shows significant alignment because a significant component of our NEOs’ compensation is in the form of equity. Tronox grants its NEOs equity awards in the long-term incentive compensation plan in order to align the value of our executives’ outstanding and unvested awards with shareholder interests. For 2021, Tronox’s common stock price increased 64.4%, from $14.62 to $24.03, resulting in a substantially greater fair value of outstanding and unvested equity awards and a substantial increase in year-over-year CAP. Conversely, for 2022, the CAP decreased significantly driven primarily by a 42.9% decrease in the stock price from $24.03 at the end of 2021 to $13.71 at the end of 2022. In addition, the projected payout of the performance-based ROIC RSUs granted in 2022 is currently 0%. The impact of equity incentive compensation is greater for our Co-CEOs because the portion of their compensation that is delivered in the form of equity incentives is greater than that portion for the other NEOs.

COMPENSATION DISCUSSION AND ANALYSIS

•
Relationship between CAP and Net Income. As shown in the chart below, the Company’s net income attributable to Tronox Holdings plc decreased significantly from 2020 to 2021 and then increased from 2021 to 2022. This measure is not directly correlated to CAP for both the Co-CEOs and the other NEOs. As described above, changes in the Company’s year-end stock price have a significant impact on CAP primarily due to the Company’s use of equity incentives. Notably, the Company does not use net income as a measure in our AIP or LTIP.

•
Relationship between CAP and Selected Financial Measure. As shown in the chart below, the Company’s selected financial measure (Adjusted EBITDA less Capex) significantly increased from 2020 to 2021 and as a result of the global economic downturn in 2022, and in particular, the precipitous downturn in end market demand for TiO2 during the second half of 2022, decreased from 2021 to 2022. This measure directly correlates to CAP for both the Co-CEOs and the other NEOs by impacting their AIP payout (this measure has a weighting of 40% of target AIP). As noted above, Tronox stock price also significantly impacts CAP for

COMPENSATION DISCUSSION AND ANALYSIS
our NEOs. For 2021, Tronox’s common stock price increased 64.4%, from $14.62 to $24.03, resulting in a substantially greater fair value of outstanding and unvested equity awards and a substantial increase in year-over-year CAP. Conversely, for 2022, the CAP decreased significantly driven primarily by a 42.9% decrease in the stock price from $24.03 at the end of 2021 to $13.71 at the end of 2022. In addition, the projected payout of the performance-based ROIC RSUs granted in 2022 is currently 0%.

REPORT OF THE AUDIT COMMITTEE
In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s accounting and financial reporting processes and its internal and external audit processes. The Audit Committee has implemented procedures to ensure that it devotes the attention necessary to each of the matters assigned to it under its charter.
In discharging its oversight responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2022 and the independent registered public accounting firm’s report on those financial statements and report on the Company’s internal control over financial reporting, with our management and with PwC our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”). The Audit Committee has discussed with PwC the matters required to be discussed under Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board.
As part of its responsibilities for oversight of risk management, the Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management, including discussions of individual risk areas.
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm. Consistent with its charter, the Audit Committee has evaluated PwC’s qualifications, performance, and independence, including that of the lead audit partner. The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee, and has discussed with PwC, its independence from the Company.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE
Ginger M. Jones (Chair)
Vanessa Guthrie
Peter B. Johnston
Stephen Jones

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (U.S.) (“PwC”) as the Company’s independent registered public accounting firm.
The accounting firm of PwC has been appointed by our Audit Committee as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2023. Although the appointment of PwC does not require ratification, the Board of Directors has directed that the appointment of PwC be submitted to the shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance. A representative of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm. In the event that shareholders do not ratify the appointment, the audit committee will reconsider the appointment.
The accompanying proxy will be voted for the ratification of PwC as the Company’s independent registered public accounting firm unless the shareholder indicates to the contrary on the proxy.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2023.
Fees Paid to Independent Registered Public Accounting Firm
The following table shows the fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for each of the fiscal years ended December 31, 2022 and 2021, respectively, and fees billed for other services rendered by PwC during those periods:
AMOUNTS IN $000S	2022	2021
Audit Fees (1)	$5,773	$5,300
Audit Related Fees (2)	26	140
Tax Fees (3)	219	681
All Other Fees (4)	965	10
Total Fees	$6,983	$6,131
(1)
Fees for professional services performed for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-K and 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Fees for services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. This may include any attestations that are required by statute or regulation, and employee benefit and compensation plan audits.

(3)
Fees for professional services performed with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and consolidated subsidiaries, refund claims, payment planning and tax audit assistance.

(4)	Fees for other permitted work performed that does not fall within the categories set forth above.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our independent accountants must be approved in advance by the Audit Committee to assure that such services do not impair the accountants’ independence from the Company. Accordingly, all audit and non-audit services provided by PwC to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:
•	The service is one of a set of permitted services that the independent registered public accounting firm is allowed to provide; and
•	The services must be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit
All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service must be presented to the Audit Committee at the next scheduled meeting. In 2022 and 2021, all the fees paid to our independent auditors were approved in advance by the Audit Committee.

PROPOSAL 4 - VOTE TO RECEIVE THE ANNUAL REPORT AND ACCOUNTS
Along with this Proxy Statement, we are providing shareholders with our U.K. audited annual report and accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2022 which are included as Appendix A to this Proxy Statement (the “Annual Report and Accounts”).
Under the U.K. Companies Act 2006 (the “Companies Act”), we are required to present the Annual Report and Accounts at a meeting of shareholders, which include the U.K. statutory audited annual accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2022 and we are providing our shareholders at the Annual Meeting an opportunity to receive the Annual Report and Accounts. The Annual Report and Accounts will be delivered to the Registrar of Companies in the U.K. following the Annual Meeting.
We will also provide our shareholders an opportunity at the Annual Meeting to ask relevant questions of the representative of PwC in attendance at the Annual Meeting.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders hereby receive, on an advisory basis, Tronox Holdings plc's annual report and accounts for the fiscal year ended December 31, 2022, together with the reports of the directors and the auditors thereon.”
The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution. Please note that this vote is advisory and not binding on us or the Board in any way.
The Board of Directors recommends that shareholders vote “FOR” the receipt of the Annual Report and Accounts for fiscal year ended December 31, 2022.

PROPOSAL 5 - VOTE TO APPROVE THE U.K. DIRECTORS’ REMUNERATION POLICY
The ordinary resolution in this proposal is required to approve the Company’s U.K. Directors’ Remuneration Policy as set out in the Company’s U.K. Directors’ Remuneration Report. Pursuant to the Companies Act, we are required to obtain binding shareholder approval of our U.K. Directors’ Remuneration Policy and we are therefore seeking such binding approval at the Annual Meeting. We are required subsequently, pursuant to the Companies Act, to seek re-approval for the U.K. Directors’ Remuneration Policy at least every three years, provided that it remains unchanged during this time. The Company’s first UK Directors’ Remuneration Policy was approved at our 2020 annual meeting of shareholders and we are therefore seeking the approval of the U.K. Directors’ Remuneration Policy at this Annual Meeting. The Directors’ U.K. Remuneration Policy proposed for approval by shareholders at the Annual Meeting is substantially consistent with the prior policy approved by our shareholders at the 2020 annual meeting of shareholders. Where any material changes from the prior policy are proposed these are shown as indicated.
We are asking shareholders to approve our prospective U.K. Directors' Remuneration Policy, which is set out on pages A-18 to A-32 of the Directors' Remuneration Report contained in the Annual Report and Accounts included as Appendix A to this Proxy Statement. The U.K. Directors’ Remuneration Policy describes our forward-looking policy on directors' remuneration, including the components of the remuneration of our executive and non-executive directors and information on the provision of payments for loss of office to our CEO currently in place under severance arrangements. We believe that our U.K. Directors' Remuneration Policy will serve to attract, motivate and retain key executives who are important to our long-term success.
In accordance with the Companies Act, the U.K. Directors' Remuneration Policy has been approved by and signed on behalf of the Board. We encourage shareholders to read the U.K. Directors' Remuneration Policy.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, to approve the Directors' Remuneration Policy as set out on pages A-18 to A-32 of the Directors' Remuneration Report as included in Tronox Holdings plc's annual report and accounts for the year ended December 31, 2022.”
The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution.
If the U.K. Directors' Remuneration Policy is approved at the Annual Meeting, it will take effect immediately and will be valid for three financial years without the need for new shareholder approval, unless changes are proposed. All payments by us to our directors and former directors (in their capacity as directors) will be made in accordance with the U.K. Directors' Remuneration Policy, unless a payment has been separately approved by the shareholders.
If the U.K. Directors' Remuneration Policy is not approved at the Annual Meeting, we will incur additional expenses to comply with English law as we will be required to hold additional shareholder meetings until the policy is approved. In addition, if the U.K. Directors' Remuneration Policy is not approved, we may not be able to pay expected compensation to our directors which could materially harm our ability to retain top executive and non-executive directors and manage our business.
The Board of Directors recommends that shareholders vote “FOR” the approval of the U.K. Directors’ Remuneration Policy as contained in the U.K. Directors’ Remuneration Report.

PROPOSAL 6 - VOTE TO approve, as a non-binding advisory resolution, the U.K. directors’ remuneration report for the fiscal year ended December 31, 2022
The Company is required, pursuant to the Companies Act, to seek an annual non-binding advisory vote from its shareholders to approve the U.K. Directors' Remuneration Report.
We are therefore asking our shareholders to approve, on a non-binding advisory basis, the U.K. Directors' Remuneration Report for the fiscal year ended December 31, 2022. The U.K. Directors' Remuneration Report has been approved by and signed on behalf of the Board and will be delivered to the Registrar of Companies in the U.K. following the Annual Meeting.
This proposal is similar to Proposal 2 in respect of the compensation of our NEOs, however, the U.K. Directors' Remuneration Report solely considers the remuneration of our executive and non-executive directors as is required under the Companies Act during the fiscal year ended December 31, 2022.
We encourage shareholders to read the U.K. Directors' Remuneration Report, which can be found in pages A-18 to A-46 of the Annual Report and Accounts contained in Appendix A to this Proxy Statement.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, to approve, on an advisory basis, the U.K. Directors' Remuneration Report for the fiscal year ended December 31, 2022 as included in Tronox Holdings plc's annual report and accounts for the fiscal year ended December 31, 2022.”
The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution.
Please note that this vote is advisory and not binding on our company or the Board in any way. Our directors' entitlement to receive remuneration is not conditional on it and payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed.
The resolution and vote are a means of providing shareholder feedback to the Board. The Board values shareholders' feedback, and the HRCC and Corporate Governance and Sustainability Committee, respectively, will review and consider the outcome of the vote in connection with its ongoing review of our executive director and non-executive director compensation programs.
The Board of Directors recommends that shareholders vote “FOR” the advisory approval of the U.K. Directors’ Remuneration Report for the fiscal year ended December 31, 2022, as included in the Annual Report and Accounts.

PROPOSAL 7 - RE-APPOINTMENT OF OUR U.K. STATUTORY AUDITOR
The statutory auditor of an English-incorporated company is responsible for conducting the statutory audit of such company's U.K. statutory accounts in accordance with the Companies Act.
Under the Companies Act, our U.K. statutory auditor must be appointed at each meeting at which the annual report and accounts are presented to shareholders. Our current U.K. statutory auditor is PricewaterhouseCoopers LLP and our Audit Committee has approved their re-appointment to serve as our U.K. statutory auditor for 2023. We are asking shareholders to approve the re-appointment of PricewaterhouseCoopers U.K. to hold office from the conclusion of the Annual Meeting until the conclusion of the next general meeting at which the annual report and accounts are laid.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the re-appointment of PricewaterhouseCoopers LLP as Tronox Holdings plc’s U.K. statutory auditor under the U.K. Companies Act 2006, to hold office from the conclusion of the annual general meeting held on May 3, 2023 until the conclusion of the next general meeting at which the annual report and accounts are laid be, and it hereby is, approved.
The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution.
If the re-appointment of PricewaterhouseCoopers U.K. as our U.K. statutory auditor is not approved at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.
The Board of Directors recommends that shareholders vote “FOR” the re-appointment of PricewaterhouseCoopers LLP (U.K.) as our statutory auditor to hold office until the conclusion of the next general meeting at which the annual report and accounts are laid.

PROPOSAL 8 - AUTHORIZATION OF THE BOARD OR THE AUDIT COMMITTEE TO DETERMINE THE REMUNERATION OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITOR
Under the Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting.
We are asking our shareholders to authorize the Board to determine the remuneration of PwC U.K. in its capacity as our U.K. statutory auditor. It is proposed that, going forward, the Board would delegate this authority to determine the remuneration of our U.K. statutory auditor to the Audit Committee in accordance with the Board's procedures and applicable law.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the directors on the board of, or the Audit Committee of, Tronox Holdings plc be, and they hereby are, authorized to determine PricewaterhouseCoopers LLP's remuneration as Tronox Holdings plc's U.K. statutory auditor.”
The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution.
The Board of Directors recommends that shareholders vote “FOR” the authorization of the Board or Audit Committee to determine the remuneration of PricewaterhouseCoopers (U.K.) LLP as our U.K. statutory auditor.

PROPOSAL 9 - AUTHORIZATION OF THE BOARD TO ALLOT SHARES
The resolution described in this Proposal 9 is required under the Companies Act for the Company to have the on-going flexibility to allot shares or to grant rights to subscribe for, or to convert any security into, shares and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is an additional step not generally required when companies organized within the United States are issuing shares.
Under the Companies Act, directors are, with certain exceptions, unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by the company’s articles of association. In either case, any such authorization may only last for a maximum period of 5 years. The Company’s existing authorization (granted pursuant to a shareholder resolution passed on February 25, 2019) expires on February 24, 2024, which is before the anticipated date of the Company’s annual general meeting to be held in 2024.
The directors have no present intention to exercise the authority sought under this resolution other than to satisfy awards under the Company’s incentive schemes in the ordinary course of business. However, the directors believe that it is important for the Company to retain the flexibility to allot shares on an accelerated basis should circumstances change and the directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific allotments of shares.
The Company therefore proposes that the shareholders at the 2023 Annual Meeting provide the directors of the Company with a new authorization to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of $308,993, which represents an amount that is approximately 20% of the Company’s existing issued share capital as of March 6, 2023). If granted, this authorization will replace the existing authorization passed on February 25, 2019 and will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which the resolution is passed, which is in line with the approach taken by public companies listed in the UK. Going forward, the Company intends to seek renewal of this authorization at each year’s annual general meeting.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, to generally and unconditionally authorize the directors, for the purposes of section 551 of the Companies Act 2006 (the “Companies Act”) to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company up to an aggregate nominal amount of $308,993, provided that:
(A)
(unless previously revoked, varied or renewed by the Company) this authority will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which this resolution is passed, save that the directors may, before this authority expires, make offers or agreements which would or might require shares in the Company to be allotted, or rights to subscribe for, or convert securities into, shares to be granted, after its expiry and the directors may allot shares or grant rights to subscribe for, or convert securities into, shares pursuant to such offers or agreements as if this authority had not expired, and

(B)
this authority replaces all subsisting authorities previously granted to the directors for the purposes of section 551 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such authorities.”

The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution.
The approval of this resolution by the Company’s shareholders will not substitute for any approvals that may be required for a specific transaction under any applicable NYSE listing rules.
The Board of Directors recommends that shareholders vote “FOR” the authorization of the Board to allot shares.

PROPOSAL 10 - AUTHORIZATION OF THE BOARD TO ALLOT SHARES WITHOUT RIGHTS OF PRE-EMPTION
This action, like Proposal 9, is required because the Company is incorporated in England and Wales. Under the Companies Act, when an allotment of shares is for cash, the Company must first offer those shares on the same terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as statutory pre-emption rights) unless disapplied by authorization of the shareholders in a general meeting or by the company’s articles of association. In either case, any such disapplication may only last for a maximum period of 5 years. The Company’s existing disapplication (granted pursuant to a shareholder resolution passed on February 25, 2019) expires on February 24, 2024, which is before the anticipated date of the Company’s annual general meeting to be held in 2024.
The requirement to first offer shares to existing shareholders is an additional step not generally required when companies domiciled in the United States are issuing securities. The directors believe that it is important for the Company to retain the flexibility to issue shares for cash on an accelerated basis should the directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to disapply pre-emption rights in connection with specific allotments of shares.
The directors have no present intention to exercise the authority sought under this resolution other than to satisfy awards under the Company’s incentive schemes in the ordinary course of business, but believe it is in the interests of shareholders for the directors to have this flexibility to allot shares for cash, should circumstances change.
In this proposal, the Company is requesting that when the Board allots (issues) shares for cash up to an aggregate nominal amount of $308,993, which is equivalent to approximately 20% of the Company’s existing issued share capital as of March 6, 2023, it not be required to offer pre-emption rights to existing shareholders.
If granted, this authorization will replace the existing authorization passed on February 25, 2019 and will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which the resolution is passed, which is in line with the approach taken by public companies listed in the UK. The Company intends to seek renewal of this authorization at each year’s annual general meeting.
The following resolution is submitted as a special resolution for shareholder vote at the Annual Meeting:
“RESOLVED, that, subject to the passing of resolution 9 and in accordance with sections 570 and 573 of the Companies Act, to empower the directors generally to allot equity securities (as defined in section 560 of the Companies Act) for cash pursuant to the authority conferred by resolution 9, and/or to sell ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act (existing shareholders’ pre-emption rights) did not apply to any such allotment or sale, provided that this power is limited to the allotment of equity securities or sale of treasury shares for cash up to an aggregate nominal amount of $308,993, provided that:
(A)
(unless previously revoked, varied or renewed by the Company) this power will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which this resolution is passed, save that the directors may, before this power expires, make offers or agreements which would or might require equity securities to be allotted and/or treasury shares to be sold after its expiry and the directors may allot equity securities and/or sell treasury shares pursuant to such offers or agreement as if this power had not expired; and

(B)
this power replaces (except for any power conferred by resolution 9) all subsisting powers previously granted to the directors for the purposes of section 570 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of equity securities already made, offered or agreed to be made under such powers.”

PROPOSAL 10 - AUTHORIZATION OF THE BOARD TO ALLOT SHARES WITHOUT RIGHTS OF PRE-EMPTION
The affirmative vote of holders of a majority of 75% (or more) of the total ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution
The approval of this resolution by the Company’s shareholders will not substitute for any approvals that may be required for a specific transaction under any applicable NYSE listing rules.
The Board of Directors recommends that shareholders vote “FOR” the authorization of the Board to allot equity securities without rights of pre-emption rights.

PROPOSAL 11 – APPROVAL OF FORMS OF SHARE REPURCHASE CONTRACTS AND COUNTERPARTIES
Under the Companies Act, we may only repurchase ordinary shares in accordance with specific procedures for “off-market purchases” of such shares because, and solely for the purposes of the Companies Act, any repurchase of our shares through the NYSE constitutes an “off-market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract that has been approved by our shareholders. In addition, we must only conduct share repurchases under these contracts through counterparties approved by our shareholders. Approval of the forms of contracts and counterparties is not an approval of the share repurchase program or the amount or timing of any repurchase activity (subject to the limits set forth below). The Company will repurchase shares at its discretion in accordance with a repurchase program to be approved by the Board. There can be no assurance as to whether the Company will repurchase any of its shares or as to the amount of any such repurchases or the prices at which such repurchases may be made, save as set out below.
Material Contract Terms
We are seeking approval of two share repurchase contract forms. The form of agreement attached as Annex B to this proxy statement provides that the counterparty will purchase shares on the NYSE at such prices and in such quantities as Tronox may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Exchange Act, as amended. The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to Tronox in record form.
The form of agreement attached as Annex C to this proxy statement is a form of repurchase plan that we may execute from time to time to purchase a specified dollar amount of ordinary shares on the NYSE each day if our ordinary shares are trading below a specified price. The amount to be purchased each day, the limit price and the total amount that may be purchased under the agreement will be determined at the time the agreement is executed (subject to the limits set forth below). The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to Tronox in record form.
Counterparties for Approval
We may only enter into share repurchase contracts with counterparties approved by our shareholders. As a result, we are seeking approval to conduct repurchases through any of the counterparties (or their subsidiaries or affiliates from time to time) set out in Annex D to this proxy statement. Copies of the share repurchase contracts and the list of repurchase counterparties will be made available for shareholders to inspect at the Company’s registered office at Laporte Road, Stallingborough, Grimsby DN40 2PR, United Kingdom for the period of 15 days ending on the date of the Annual Meeting. Copies of the share repurchase contracts and list of repurchase counterparties also will be available for inspection at the Annual Meeting.
Under the UK Companies Act, we must seek authorization for share repurchase contracts and counterparties at least every five years. The Company intends to seek authorization for this proposal on an annual basis. If this proposal is approved, we may repurchase shares pursuant to the form of contracts attached at Annex B and Annex C with the approved counterparties set out in Annex D until the end of the Annual Meeting of the Company to be held in 2024 or the date that is fifteen (15) months after the date on which this resolution is passed, whichever is the earlier.
In November 2021, the Board authorized a share repurchase program up to $300 million which program expires in February 2024. As of the date hereof, the Company has repurchased $50 million of ordinary shares. To the extent the Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. The reduction in our issued capital resulting from any such purchases would increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Board, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now.

PROPOSAL 11 – APPROVAL OF FORMS OF SHARE REPURCHASE CONTRACTS AND COUNTERPARTIES
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED THAT the terms of the proposed share repurchase agreements set out in Annex B and Annex C of this proxy statement (the “Share Repurchase Agreements”) be and hereby are, approved, provided that:
a.
the maximum price that may be paid to purchase an ordinary share shall be 110% of the last reported sale price per share for ordinary shares on the NYSE or such other exchange on which the ordinary shares are principally listed from time to time, in each case determined at the time that the purchase is made;

b.
the maximum aggregate number or ordinary shares that may be purchased pursuant to the Share Repurchase Agreements shall not exceed 20% of the total issued ordinary shares of the Company as at 5:00 pm (NY time) on March 6, 2023, as adjusted on a proportionate basis to take into account any consolidation or division of shares from time to time; and

c.
the authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, apply until the earlier of the end of the next annual meeting of the Company and the date that is fifteen (15) months after the date on which this resolution is passed, and the directors and officers of the Company, any one of whom individually or jointly with other director(s) and/or officer(s), be and are hereby authorized to enter into and complete the Share Repurchase Agreements between the Company and any of the approved counterparties listed in Annex D of this proxy statement as the Company may determine.”

The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to pass the aforementioned resolution.
The Board of Directors recommends that shareholders vote “FOR” the approval of the forms of share repurchase contracts and the approval of the counterparties.

GENERAL INFORMATION
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Tronox Holdings plc for use at our 2023 Annual Meeting of Shareholders.
2023 Annual Meeting Date and Location
Tronox’s 2023 Annual Meeting will be held at 116 Pall Mall, SW1Y 5ED, London, United Kingdom on May 3, 2023 at 10:00 am Greenwich Mean Time, or at such other time and place to which the Annual Meeting may be adjourned. For directions to the Annual Meeting, please contact us at +1 (203) 705-3800. References in this Proxy Statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.
Voting Matters
Management Proposals		Board Vote Recommendation	Page Reference
Proposal 1	Election of Directors	For Each Nominee	12
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of Our Named Executive Officers (Say-On-Pay)	For	35
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm	For	77
Proposal 4	Receive U.K. Audited Annual Report and Accounts	For	79
Proposal 5	Approve U.K. Directors’ Remuneration Policy	For	80
Proposal 6	Approve U.K. Directors’ Remuneration Report	For	81
Proposal 7	Approve Re-Appointment of U.K. Statutory Auditor	For	82
Proposal 8	Authorize the Board or the Audit Committee to Determine Remuneration of U.K. Statutory Auditor	For	83
Proposal 9	Authorize the Board to Allot Shares	For	84
Proposal 10	Authorize the Board to Allot Shares Without Rights of Pre-emption	For	85
Proposal 11	Authorize the Forms of Share Repurchase Contracts and the Approval of the Counterparties	For	87
The approval of the aforementioned proposals (other than Proposal 10) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and actually cast on each such specific proposal. Proposal 10 is proposed as a special resolution and requires the affirmative vote of at least 75% of the shares present in person or represented by proxy at the Annual Meeting and actually cast on Proposal 10. In determining the number of shares present and entitled to vote, and in counting how many votes are cast for each specific proposal, broker non-votes may or may not be counted as described below. Under English law, an abstention (including a broker non-vote) is not a vote in law and will not be counted in the calculation of the proportion of votes ‘for’ or ‘against’ the resolution.
With respect to Proposal 1, separate resolutions for the election of each director will be submitted for shareholder vote at the Annual Meeting.
Each of our current Directors is standing for re-election to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified.
With respect to Proposals 3, 4, 7 and 8, if your shares are held through a broker, bank or other nominee, they will have discretion to vote on your behalf if you do not provide voting instructions. So called broker non-votes are not considered entitled to vote for purposes of determining whether Proposals 2, 5, 6, 9, 10 and 11 have been approved by shareholders, and thus will not be counted as votes “for” or “against” on such proposals.
Certain proposals on which shareholders are being asked to vote are customary, or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 4 through 11 are customary proposals, and may be mandated by English law.

GENERAL INFORMATION
Delivery of Proxy Materials
These materials were first sent or made available to shareholders on, or about, March 23, 2023. If you previously chose to receive proxy material by e-mail, we have arranged to have these materials delivered to you in accordance with that election. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you, as well as solicitation costs, if any. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
If your ordinary shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the registered shareholder of record, and we are sending this Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a Proxy Card for you to use.
Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.
Each registered shareholder will receive one copy of each such Notice per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice to consenting “street-name” shareholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, “street-name” shareholders who receive multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. If you hold your shares in “street-name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares.
Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold Tronox Holdings plc ordinary shares on behalf of their beneficial owners may not give a proxy to Tronox Holdings plc to vote those shares with respect to any proposals other than Proposals 3, 4, 7 and 8 and without specific voting instructions from such beneficial owners, as none of these other matters to be voted upon at the Annual Meeting are considered routine matters under the New York Stock Exchange (“NYSE”) Rule 452 and brokers, banks and other nominees do not have discretionary voting power for such non-routine matters. Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Tronox Holdings plc or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.
Procedural Matters
Only holders of shares as of 5:00 p.m., U.S. Eastern Daylight Time, on Monday, March 6, 2023 will be entitled to attend and to vote at the Annual Meeting. As of March 6, 2023, there were 154,496,923 shares outstanding. Each of our shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.

GENERAL INFORMATION
Voting Procedures
Registered Shareholders: Registered shareholders may vote their shares by mail, by phone or via the Internet as described below.
Beneficial owners whose shares are held in a brokerage account may vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.
Beneficial owners whose shares are held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.
Beneficial owners whose shares are held in a trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares in accordance with the provisions of such arrangement.
Beneficial owners can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the shares for him or her (typically a broker, bank or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its rights as a record holder to grant proxies or to vote at the Annual Meeting.
Vote by Internet
Prior to the Annual Meeting – Shareholders of record and beneficial owners of the Company’s ordinary shares can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, May 2, 2023.
Voting via the Internet is permitted regardless of whether shareholders receive the Annual Meeting materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
During the Annual Meeting – Shareholders of record and beneficial owners (with a legal proxy from the bank, broker or trustee) of the Company’s ordinary shares can vote via the Internet during the Annual Meeting by visiting www.proxyvote.com and following the instructions provided along with your notice, proxy card or voting instruction form.
Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet to vote, you help Tronox conserve natural resources and reduce postage and proxy tabulation costs.
Vote by phone
Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s ordinary shares can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated. By using the phone to vote, you help Tronox conserve natural resources and reduce postage and proxy tabulation costs.
Vote by mail
Prior to the Annual Meeting – If you received this Proxy Statement by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.
Tabulation of Votes
Votes cast by proxy or in person at the meeting will be tabulated by a proxy tabulator.

GENERAL INFORMATION
Quorum Requirements and Effect of Abstention and Broker Non-Votes
A shareholder present in person, or by proxy, at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are “non-routine” matters under NYSE rules except Proposals 3, 4, 7 and 8. Under NYSE rules, a depository cannot cast a vote in favor of non-routine matters absent instruction from the underlying beneficial owner.
Our Articles of Association require that a quorum of shareholders—the holders of a majority of outstanding shares entitled to vote at the Annual Meeting—be present or represented by proxy to conduct business at the Annual Meeting. Any shareholder that is a shareholder of record may authorize such person as it thinks fit to act as its representative at the Annual Meeting and the person so authorized shall (on production at the Annual Meeting of a certified copy of such resolution) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Tronox Holdings plc.
Although abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum, they will not be counted as votes in favor of or against the election of the Director nominees or other proposals.
Revocation of Proxies
Shareholders of record may revoke their proxy at any time before it is voted at the Annual Meeting by either:
•	Submitting another timely, later-dated proxy by mail;
•	Delivering timely written notice of revocation to our Secretary in accordance with our Articles of Association; or,
•
Voting during the Annual Meeting via the Internet. If your ordinary shares are held beneficially in street-name, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

Vote Confidentiality
Tronox has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders are kept confidential. Only the proxy tabulator and Inspector of Elections have access to the ballots, proxy forms and voting instructions. The proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law.
Annual Meeting Admission
Attendance at the Annual Meeting is limited to shareholders (or their proxies) and a guest. Admission to the Annual Meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m., Greenwich Mean Time, on May 3, 2023, and you will be asked to present a valid picture identification and proof of Tronox share ownership as of the record date. If you hold Tronox shares in a brokerage account, you must bring a copy of a brokerage account statement reflecting your share ownership as of the record date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 11:59 p.m., U.S. Eastern Daylight Time, on Tuesday, May 2, 2023. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the Annual Meeting or any other related areas. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting room, they may not be used at any time.

GENERAL INFORMATION
Announcement of the Voting Results
We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC shortly after the Annual Meeting. The results of the polls taken on the resolutions at the Annual Meeting and any other information required under the U.K. Companies Act 20006 will be made available on our website at www.tronox.com under “Investors – Governance” as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.
Notice and Access
The Notice of 2023 Annual Meeting, 2023 Proxy Statement, and 2022 Annual Report are available at www.proxyvote.com. This year, we are furnishing Proxy Materials over the Internet to a number of our shareholders under the SEC’s notice and access rules. Many of our shareholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2022 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials. The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how shareholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2022 Annual Report. At www.proxyvote.com, shareholders can also request to receive future Proxy Materials in printed form by mail or electronically by email. All shareholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind shareholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions. If you would like an additional copy of the 2022 Annual Report or the 2023 Proxy Statement, with exhibits, these documents are available on the Company’s website, https://www.tronox.com. These documents are also available without charge to any shareholder, upon request, by writing to: c/o Corporate Secretary, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A.
Section 527 Notice – Website Materials
Under section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the Companies Act. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with section 527 or section 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the meeting includes any statement that the Company has been required under section 527 of the Companies Act to publish on a website.

ADDITIONAL INFORMATION
SOLICITATION OF PROXIES
The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and executive employees of the Company, none of whom will receive any additional compensation for their services. We have retained Okapi Partners LLC (“Okapi”), 1212 Avenue of the Americas, New York, NY 10036 to distribute and solicit proxies. We will pay Okapi a base fee not to exceed $17,500, plus reasonable expenses for these services. The Company will bear the cost of solicitations and the fees related to the solicitation of proxies.
SHAREHOLDER PROPOSALS FOR PRESENTATION AND NOMINATIONS FOR DIRECTORS AT THE 2024 ANNUAL MEETING
Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the Company’s 2024 proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so they are received by our Corporate Secretary at the address provided below no later than the close of business (5:00 p.m., U.S. Eastern Daylight Time) on November 23, 2023.
Our Articles of Association provide for an advance notice procedure outside of SEC Rule 14a-8 for shareholders who wish to nominate persons for election to the Board. Should an eligible shareholder or shareholders desire to nominate a candidate for Director or propose any other business at the 2024 Annual Meeting outside of the process for inclusion of such nomination or proposal in the Proxy Statement, such shareholder must give us timely written notice. As required under our Articles of Association, to be timely for the 2024 Annual Meeting, a shareholder’s notice of a Director nomination must be delivered to our Corporate Secretary at the address provided below not earlier than the 120th day, no later than the 90th day before the anniversary of the date of the 2023 Annual Meeting. As a result, any nomination given by a shareholder pursuant to these provisions of our Articles of Association (and not pursuant to SEC Rule 14a-8) must be received no earlier than the close of business (5:00 p.m. U.S. Eastern Standard Time) on January 4, 2024, and no later than the close of business (5:00 p.m., U.S. Eastern Standard Time) on February 3, 2024, unless our 2024 Annual Meeting date occurs more than 30 days before or 70 days after May 3, 2024. In that case, notice of the nomination must be received by our Corporate Secretary not earlier than close of business on the 120th day before the 2024 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2024 Annual Meeting, or (ii) the 10th day following the day on which Tronox first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Shareholders shall not commence a new time period (or extend any time period) for the giving of a shareholder’s nomination as described above.
In addition to SEC Rule 14a-8 and our Articles of Association, Section 338 of the Companies Act provides that (i) shareholders representing 5% or more of the total voting rights of all shareholders (excluding voting rights attached to any treasury shares) or (ii) 100 or more persons (being either (A) members who have a right to vote at the 2023 Annual Meeting and hold shares in Tronox Holdings plc on which there has been paid up an average sum, per shareholder, of at least £100 or (B) persons satisfying the requirements set out in Section 153(2) of the U.K. Companies Act 2006) have the right to require us to give shareholders notice of a resolution which may properly be moved and is intended to be moved at the 2024 Annual Meeting. Such requests, made by the requisite number of shareholders, must be received by us not later than six weeks before the 2024 Annual Meeting or, if later, the date on which notice of the 2023 Annual meeting is given. In addition, requests may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given and must be authenticated by the person or persons making it. Requests are to be submitted to our Corporate Secretary (c/o Corporate Secretary, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A.). Pursuant to Section 338 of the U.K. Companies Act 2006, a resolution will not be moved if (i) it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or our Articles of Association or otherwise); (ii) it is defamatory of any person; or (iii) it is frivolous or vexatious.
Notice of intention to submit a nomination or other proposal at the 2024 Annual Meeting must comply with applicable laws and our Articles of Association, and any request for a copy of our Articles of Association must be addressed to the Corporate Secretary at Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA. Our Articles of Association is also available on our website at www.tronox.com

ADDITIONAL INFORMATION
HOUSE HOLDING AND COMBINING ACCOUNTS
Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this Proxy Statement per account, even if at the same address.
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for Proxy Statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and annual report to those shareholders. This process, which is commonly referred to as “house holding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize house holding, some intermediaries may be house holding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single Proxy Statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to: 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or fax a request to +1 (203) 705-3703 (USA). You may also submit a request by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. If you hold your shares through an intermediary that is utilizing house holding and you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.
WHERE YOU CAN FIND MORE INFORMATION
Our public internet site is http://www.tronox.com. We make available free of charge, on our website at www.tronox.com, under “Investors – Financials”, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and Forms 3, 4 and 5 filed on behalf of Directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for the Company’s Audit Committee, HRCC and Corporate Governance and Sustainability Committee. Copies of these charters and our Corporate Governance Guidelines (which includes The Lead Independent Director Charter) and Code of Ethics and Business Conduct governing our Directors, officers and employees are also posted on our website under “Investors – Governance”. Copies of these documents may be requested in print, at no cost, by telephone at +1 (203) 705-3800 or by mail at Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA, Attention: Investor Relations. The information included on the website is not incorporated by reference into this Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey N. Neuman
Senior Vice President,
General Counsel and Secretary
March 23, 2023

Appendix A
APPENDIX A – ANNUAL REPORT AND ACCOUNTS
(WITH DIRECTORS’ REMUNERATION POLICY AND REPORT)
TRONOX HOLDINGS PLC

Annual Report and Financial Statements
Registered number 11653089
31 December 2022

INTRODUCTION
Tronox Holdings plc (referred to herein as “Tronox”, “the company”, “we”, “us”, or “our”) is a public limited company incorporated under the laws of England and Wales and is listed on the New York Stock Exchange. This section therefore covers the requirements of being a quoted company within the meaning of the UK Companies Act 2006, as follows:
a.	UK Statutory Strategic Report
b.	UK Statutory Directors’ Report
c.	Directors’ Remuneration Report
d.	Tronox Holdings plc parent company financial statements
The Annual Report and Financial Statements (the “Annual Report”), as mentioned throughout, is comprised of the reports listed above and the Annual Report on Form 10-K for the year ended 31 December 2022.

UK STATUTORY STRATEGIC REPORT
The Directors present their UK Statutory Strategic Report on the group for the year ended 31 December 2022. The required disclosures and matters not otherwise expressly set forth herein can be found in the sections referenced in the Company’s Annual Report on Form 10-K for the year ended 31 December 2022 and are referenced directly from here. The information in this document below that is referred to in the following table shall be deemed to comply with the UK Companies Act 2006 requirements for the UK Statutory Strategic Report:
Required item in the UK Statutory Strategic Report	Where information can be found in the Annual Report on Form 10-K or in this Annual Report
A fair review of the company's business, including use of KPI’s
Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The parent company's principal activity is that of a holding company for Tronox Investment Holdings Limited (TIHL) whose main activities through its subsidiaries is the production and marketing of titanium bearing mineral sands and titanium dioxide (“TiO2”) pigment. Refer to the parent company “notes to the financial statements” for investment in subsidiary impairment assessment and recoverability of amounts from other group undertakings.

A description of the principal risks and uncertainties	Part I, Item IA. Risk Factors

Information on environmental matters (including the impact of the company's business on the environment)	Part I, Item I. Business – Overview, Environmental, Health and Safety Authorizations

Information about the company’s employees	Part I, Item I. Business, Human Capital

Information about social, community and human rights issues	Tronox group ensures it abides by its Code of Ethics and Business Conduct filed as Exhibit 14.1 – Code of Ethics and Business Conduct

Number of persons of each sex who were Senior Managers and employees	Certain disclosures relevant to the group section of this document.

Information on anti-corruption and anti- bribery matters	Filed as Exhibit 14.1 – Code of Ethics and Business Conduct

Description of the company's strategy	Part I, Item I. Business, 2022 Key Strategic Initiatives

Description of the company's business model	Part Item I. Business, Our Principal Products, Mining and Beneficiation of Mineral Sands Deposits, Production of TiO2 Pigment, Marketing of TiO2, Research and Development

UK STATUTORY STRATEGIC REPORT
Directors’ Duties
The Directors of Tronox Holdings plc (the “Company,” “we,” “our” or “us”) must act in accordance with a set of general duties. As a company incorporated in the UK, these duties are detailed in Section 172 of the UK Companies Act 2006, which is summarized as follows:
A director of a company must act in the way they consider, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole and, in doing so have regard (amongst other matters) to:
a. The likely consequences of any decisions in the long-term;
b. The interests of the company’s employees;
c. The need to foster the company’s business relationships with suppliers, customers and others;
d. The impact of the company’s operations on the community and the environment;
e. The desirability of the company maintaining a reputation for high standards of business conduct; and
f. The need to act fairly as between shareholders of the company.
As part of their induction, a director of the Company (each a “Director” and together the “Directors” or “Board”) is briefed on their duties and they can access professional advice on these, either from the Company’s Corporate Secretary, of if they judge it necessary, from an independent adviser. Additionally, we believe that it is important to recognize that in a large organization such as ours, the Directors fulfill their duties partly through a governance framework that delegates day-to-day decision-making authority to senior management of the Company.
One key principal decision taken by the Board in 2022 was the approval of dividend payments to shareholders amounting to $80,440,747. This represents a return on investment to our shareholders as well as preserving sufficient reserves in the company to, among other things, support its workforce and continue product development which we believe benefits our end-use customers.
Decision-Making / Governance and Performance Oversight / Risk
Boards of large companies typically delegate day-to-day management and decision-making to senior management. Directors should maintain oversight of a company’s performance and ensure that management is acting in accordance with the strategy and plans agreed by a board, and its delegated authorities. The culture, values and standards that underpin this delegation should help ensure that when decisions are made, their wider impact has been considered. A board should also reserve certain matters for its own consideration so that it can exercise judgement directly when making major decisions, and in doing so promote the success of the company while having regard to all necessary matters. A board needs assurance that a company’s financial reporting, risk management, and governance and internal control processes are operating efficiently.
Overview of how the Board discharges its duties
The Board administers its risk oversight function directly and through its various standing committees, namely the Audit Committee, the Corporate Governance and Sustainability Committee and the Human Resources and Compensation Committee. The charters of each of these committees can be found at investor.tronox.com/governance/governance-documents. The Audit Committee works closely with members of senior management to ensure that management undertakes a robust annual Enterprise Risk Management (“ERM”) program whereby members of management assess the key risks inherent to, among other things, the Company’s commercial, operational and environmental sustainability activities, as well as the efficacy of the Company’s mitigation efforts to ensure that those risks do not impact long- term shareholder value. A detailed report-out of the results of the ERM process is made to the full Board and throughout the year the Board receives periodic reports from members of senior management on areas of material risk to our Company, including operational, financial, competitive, human capital, cybersecurity and legal risks. The Board routinely discusses with senior management our major risk exposures, their potential financial impact on our Company, and the steps (both short-term and long-term) we take to manage them.

UK STATUTORY STRATEGIC REPORT
Overview of how the Board discharges its duties(Continued)
In addition, each year, the Board undertakes an in-depth review of the Company’s business plan and budget for the following year. In conducting its review, the Board has regard to a variety of matters, including the need to balance the achievement of short-term financial and commercial objectives against the creation of long-term stakeholder value and sustainability.
Culture, Values and Standards
Culture, values and standards underpin how a company creates and sustains value over the longer term and are key elements of how it maintains a reputation for high standards of business conduct. They also guide and assist in decision making and thereby help promote a company’s long-term success and positive impact on all stakeholders. The Board recognizes its role in establishing appropriate values and standards that positively influence the behavior of executives, employees and other parties who represent, and interact with, the Company.
Overview of how the Board discharges its duties
The Board sets the values and standards required of all employees through the review and approval of the Company’s Code of Ethics and Business Conduct. The Code of Conduct applies to employees and Directors, as well as our agents, suppliers and contractors. Each employee is responsible for demonstrating integrity and leadership by complying with the provisions of the Code of Conduct, Company policies and all applicable laws. By fully including ethics and integrity in our ongoing business relationships and decision making, we believe we demonstrate a commitment to a culture that promotes the highest ethical standards.
In addition, the Company has deployed an Ethics and Compliance Hotline throughout its global operations. The Ethics and Compliance Hotline allows any individual, including employees, to report alleged violations of the Company’s Code of Ethics and Business Conduct anonymously, free of any concern that the Company will retaliate. The Audit Committee of the Board regularly monitors the nature of issues reported through such hotline.
Shareholders, Employees, Customers, Suppliers and Community and Environment
A board should communicate effectively with stakeholders and understand their views, and also to act fairly between different shareholders. Employees are central to the long-term success of a company, and as such, a board should consider their interests, and, to assist in doing so, have means of engaging with and understanding their views. Fostering business relationships with key stakeholders, such as customers and suppliers, is also important to a company’s success. In their decision making, directors need to have regard to the impact of a company’s operations on the community and environment.
In our UK Statutory Directors’ Report under “Stakeholder Engagement” we describe how we identify and communicate with our key stakeholders, and why the Board believes each stakeholder group is important to the Company. By engaging with stakeholders on a regular basis, the Board is able to understand stakeholder concerns and incorporate those concerns, where possible, into its decision making.
Shareholders
The Board is committed to regularly and consistently engaging with our shareholders on many levels. During 2022, we continued our practice of active engagement with shareholders on many levels. Members of our executive team interacted frequently with shareholders during our quarterly earnings calls, at 1:1 meetings and at investor conferences. Our Chair and members of the executive team periodically meet 1:1 with our largest institutional holders to discuss ESG matters. These interactions were aimed at providing insight and transparency into our financial results, operations and long-term strategy. During these shareholder interactions, we received valuable insight into how shareholders view our executive compensation and governance practices that the Board will take into consideration in making future decisions. Shareholders appreciated our transparency and the willingness by our senior management and members of the Board to engage with, and listen to, them.
Furthermore, the Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors, including our Board Chair, any Board committee or any chair of any such committee by mail or electronically through our Corporate Secretary.

UK STATUTORY STRATEGIC REPORT
Shareholders(Continued)
Our intention is to treat shareholders fairly and equally, so they may benefit from the successful delivery of our strategy. The Company implements an outward mindset approach that allows it to see beyond itself and be accountable for the whole. We believe such an outward mindset approach results in producing safe, quality, low-cost, sustainable tons for customers and delivering shareholder returns.
Community and Environment
The Company is the world’s leading vertically integrated manufacturer of TiO2 pigment. With an unmatched global footprint on 6 continents, the Company has approximately 1.1 million tons of nameplate TiO2 pigment capacity. The Company’s global footprint allows the Company, among other things, to better serve its global customer base. In addition, the Company has the most geographically diverse employee population in the industry with deep expertise at every step of the value chain. The Company is committed to investing in, and developing, our employees throughout the world.
Tronox strives to be a good corporate citizen everywhere it operates. We believe that our business can and should play a leadership role in improving the quality of life in the communities in which we operate. We are continually challenging ourselves to promote sustainable growth, be more transparent in all our business operations, and make positive contributions in the communities where we live and work. We believe that these efforts promote the long-term interests of all our stakeholders, including employees, customers, suppliers, business partners, shareholders, local communities, and the mining and minerals industry at large.
In addition, we believe purposeful and positive engagement in our communities is key to our success. We understand the social impacts of our activities and are committed to being viewed as good stewards of our communities. Our employees act as advocates for the community within our organization, fostering a culture of employee volunteerism, and promoting community initiatives related to education in science and the arts.
In addition, each year we publish a comprehensive sustainability report available on our external website that is prepared in accordance with the guidance from Global Reporting Initiative (GRI) Framework, Sustainability Accounting Standards Boards (SABS) and Task Force on Climate-Related Financial Disclosure (TCFD). Our Sustainability Report provides disclosure on a variety of economic, environmental and social sustainability indicators we deem material to us, including energy, water, biodiversity, emissions, effluents and waste. We believe the Sustainability Report serves several purposes. For our Directors and management, we believe the Sustainability Report helps us better understand risk and ensures that we are taking appropriate steps to mitigate those risks. For stakeholders, customers and suppliers, we believe the Sustainability Report highlights the commitment of the Company and its employees to environmental, social and governance values.
On behalf of the Board of Directors
/s/ Ilan Kaufthal
Ilan Kaufthal
Chair of the Board of Directors
9 March 2023

INTENTIONALLY LEFT BLANK

UK STATUTORY DIRECTORS REPORT
The Directors present their report on the group for the year ended 31 December 2022. The information in this document below that is referred to in the following table shall be deemed to comply with the UK Companies Act 2006 requirements for the UK Statutory Directors' Report:
Required item in the UK Statutory Directors' Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K
Describe the principal activities of the group	Part I, Item I. Business

Indication of the likely future developments of the group's business	Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations

Details of the recommended dividend	Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations. Liquidity and Capital Resources

Indication of the group's research and development activities	Part Item I. Business, Research and Development

Level of political donations and political expenditure	Our Code of Ethics and Business Conduct prohibits the Company from using any corporate funds to make political contributions, whether direct or indirect

Particulars of any important post balance sheet events	Notes to the financial statements - Note 13 Debt of the parent company financial statements as it relates to subsequent events

Names of all directors and their interests	See disclosure included elsewhere herein on directors of Tronox Holdings plc

Statement on directors' third-party indemnity provision
The Company has entered into deeds of indemnification with each of its directors pursuant to which the Company has agreed to indemnify the directors to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

A statement is required describing the actions that have been taken during the period to introduce, maintain or develop arrangements aimed at involving UK employees in the entity's affairs.	Part I., Item 1. Business, Human Capital.

Stakeholder Engagement Section at the end of this Directors’ Report.

The financial risk management objectives and policies of the entity, including the policy for hedging each major type of forecasted transaction for which hedge accounting is used.	Part II, Item 8 Financial Statements and Supplementary Data, Notes to the Financial Statements - Note 14 Derivative Financial Instruments and Note 15 Fair Value Measurement

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors' Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K
The exposure of the entity to: Price risk	Part I, Item IA. Risk Factors; “We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations.”

Part I, Item IA. Risk Factors; “Market conditions, as well as global and regional economic downturns that adversely affect the demand for our end-use products, could adversely affect the results of our operations and the prices at which we can sell our products, thus, negatively impacting our financial results.”

Part I, Item IA Risk factors, “Our industry and the end-use markets in which we compete are highly competitive. This competition may adversely affect our results of operations and operating cash flows.”

Part I, Item IA. Risk Factors; “An increase in the price of energy or other raw materials, or an interruption in our energy or other raw material supply, could have a material adverse effect on our business, financial condition or results of operations.”

Part I, Item IA Risk Factors, “Our results of operations may be adversely affected by fluctuations in currency exchange rates.”

Part I, Item IA Risk Factors, “The price of our products, in particular, TiO2, zircon, and pig iron, have been, and in the future may be, volatile. Price declines for our products will negatively affect our financial position and results of operations.”

Liquidity Risk	Part I, Item IA Risk factors, “We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations”

Part I, Item IA. Risk Factors; “As a public limited company incorporated in England and Wales, certain capital structure decisions requires approval of our shareholders, which may limit our flexibility to manage our capital structure.”

Part I, Item IA Risk Factors, “The agreements and instruments governing our debt contain restrictions and limitations that could affect our ability to operate our business, as well as impact our liquidity.”

Part I, Item IA Risk Factors, “We may need additional capital in the future and may not be able to obtain it on favorable terms, and such capital expenditure projects may not realize expected investment returns.”

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors' Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K
Part II, Item 7. Management's Discussion and Analysis Consolidated Results of Operations, Liquidity and Capital Resources, Cash Flows

Cash Flow Risk	Part I, Item IA Risk factors, “We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations”

Part I, Item IA Risk factors, “Our industry and the end-use markets in which we compete are highly competitive. This competition may adversely affect our results of operations and operating cash flows.”

Part I, Item IA. Risk Factors; “ An increase in the price of energy or other raw materials, or an interruption in our energy or other raw material supply, could have a material adverse effect on our business, financial condition or results of operations.

Part I, Item IA Risk Factors, “Our South African mining rights are subject to onerous regulatory requirements imposed by legislation and the Department of Mineral Resources and Energy (the “DMRE”), the compliance of which could have a material adverse effect on our business, financial condition and results of operations.”

Part I, Item IA Risk factors, “Our ore resources and reserve estimates are based on a number of assumptions, including mining and recovery factors, future cash costs of production and ore demand and pricing. As a result, ore resources and reserve quantities actually produced may differ from current estimates.”

Part I, Item IA Risk Factors, “Our flexibility in managing our labor force may be adversely affected by labor and employment laws in the jurisdictions in which we operate, many of which are more onerous than those of the U.S.; and some of our labor force has substantial workers’ council or trade union participation, which creates a risk of disruption from labor disputes and new laws affecting employment policies.”

Part I, Item IA Risk factors, “Our ability to use our tax attributes to offset future income may be limited.”

Part I, Item IA Risk Factors, “Our results of operations may be adversely affected by fluctuations in currency exchange rates.”

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors' Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K

Part I, Item IA. Risk Factors, “Given the nature of our chemical, mining and smelting operations, we face a material risk of liability, production delays and additional expenditures from environmental and industrial accidents.”

Part I, Item IA. Risk Factors; “Equipment failures and deterioration of assets may lead to production curtailments, shutdowns or additional expenditures.”

Part I, Item IA Risk factors, “Our results of operations and financial condition could be seriously impacted by security breaches, including cybersecurity incidents.”

Part I, Item IA. Risk Factors; “Our failure to comply with the anti-corruption laws of the U.S. and various international jurisdictions could negatively impact our reputation and results of operations.”

Part I, Item IA. Risk Factors; “We are subject to many environmental, health and safety regulations.”

Part I, Item IA Risk Factors, “We may be subject to litigation, the disposition of which could have a material adverse effect on our results of operations.”

Part I, Item IA. Risk Factors; “If our intellectual property were compromised or copied by competitors, or if competitors were to develop similar intellectual property independently, our results of operations could be negatively affected. Further, third parties may claim that we infringe on their intellectual property results which could result in costly litigation.”

Credit Risk	Part 1 Item 7A. Quantitative and Qualitative Disclosures About Credit Risk

Disclosures on purchases of own shares during the year	Part II, Item 5. Market for Registrant's Common Equity, Related Stockholder Matters: and Issuer Purchases of Equity Securities

Branches outside the UK	Singapore Branch- Branch for Tronox Pigment Bunbury Ltd

Germany, Spain, Belgium and French branches- Branches for Tronox Pigment UK Limited

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors' Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K
A statement describing the company’s policy regarding the hiring, continuing employment and training, career development and promotion of disabled persons.
Tronox is committed to a policy of recruitment and promotion on the basis of competence and ability without discrimination of any kind. Management actively pursues both the employment of disabled persons whenever a suitable vacancy arises and the continued employment and retraining of employees who become disabled while employed by the Company. Training and development are undertaken for all employees, including disabled persons.

Statement by Directors regarding actions taken during the year to introduce, maintain or develop arrangements aimed at encouraging employee’s involvement and participation in various employee programs and engagements.
Stakeholder Engagement Section at the end of this Directors’ Report

Statement summarizing how the directors have had regard to the need to foster the company’s business relationships with suppliers, customers and others, and the effect of that regard, including on the principal decisions taken by the company during the financial year.
Stakeholder Engagement Section at the end of this Directors’ Report

Total contributions to non-EU political parties to be disclosed for the group in aggregate (no threshold)	Nil
Statement of directors' responsibilities in respect of the financial statements
The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulation.
Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have prepared the group financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and parent company financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards, comprising FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”, and applicable law). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and parent company and of the profit or loss of the group for that period. In preparing the financial statements, the directors are required to:
a.	select suitable accounting policies and then apply them consistently;
b.
state whether applicable US GAAP have been followed for the group financial statements and United Kingdom Accounting Standards, comprising FRS 102, have been followed for the company financial statements, subject to any material departures disclosed and explained in the financial statements;

c.	make judgements and accounting estimates that are reasonable and prudent; and
d.	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and parent company will continue in business.
The directors are also responsible for safeguarding the assets of the group and parent company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

UK STATUTORY DIRECTORS REPORT
The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the group and parent company's transactions and disclose with reasonable accuracy at any time the financial position of the group and parent company and enable them to ensure that the financial statements and the Directors’ Remuneration Report comply with the Companies Act 2006.
The directors are responsible for the maintenance and integrity of the parent company’s website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions
Directors’ confirmations
In the case of each director in office at the date the directors’ report is approved:
a.	so far as the director is aware, there is no relevant audit information of which the company’s auditors are unaware; and
b.
they have taken all the steps that they ought to have taken as a director in order to make themselves aware of any relevant audit information and to establish that the company’s auditors are aware of that information.

Stakeholder Engagement
Tronox places considerable value on the involvement of our employees and ensure that we keep them informed on matters affecting them, the overall organization as well as on the performance of the Company.
Tronox conducts formal and informal meetings with employees and maintains a company intranet website with key information and other matters of interest. Tronox arranges periodic town halls at its operations in the UK where senior executives provides updates on the group affairs and answers questions from employees regarding the state and strategy of Tronox.
The Company is committed to being a responsible business. For our business to succeed we need to manage people’s performance and develop and bring talent while ensuring we operate as efficiently and safely as possible. We must also ensure that we share common values that inform and guide our behavior, so we achieve our goals in the right way. Accordingly, the Company has established a set of core values that we have communicated throughout the organization, such as: (i) we have an uncompromising focus on operating safe, reliable and responsible facilities, (ii) we honor our responsibility to create value for stakeholders, iii) we treat others with respect, and act with personal and organizational integrity, (iv) we build our organization with talented people who make a positive difference and we invest in their success, (v) we are adaptable, decisive and effective, (vi) we are trustworthy and reliable, and we build mutually rewarding relationships, (vii) we share accountability and have high expectations for ourselves and one another, (viii) we do the right work the right way in every aspect of our business, and (ix) we celebrate the joy of working together to accomplish great things.
In addition, throughout the year, members of our senior management hold employee town halls, either in person or virtually, at our operating sites throughout the world in order to communicate directly with employees and address any questions or concerns that employees may have. During such town halls, our senior executives provide updates on the group’s affairs and the state and strategy of Tronox.
Tronox is dedicated to creating an ethical, engaged and thriving diverse corporate culture, and as such has implemented an ethics and compliance hotline for employees to confidentially report any concerns or violations of the Company’s Code of Ethics and Business Conduct, or any other corporate policies, as well as violations of government laws, rules and regulations, or any other ethical concerns. Through regular updates by management, the Board’s audit committee is made aware of any issues raised through the ethics and compliance hotline.
The Company’s commitment to safety is also reflected by its requiring employees who visit any Company site around the world to participate in a safety training prior to entering such facility.
The Company values its partnerships with suppliers and fully recognizes that its mutual success is built on open communication and a commitment to common principles and business practices. The Company undertakes a due diligence process prior to entering into commercial arrangements with any new supplier.

UK STATUTORY DIRECTORS REPORT
In addition, the Company’s sales and marketing strategy focuses on effective customer management through development of strong relationships with our customers around the world. We believe that multiple points of customer contact facilitate efficient problem solving, supply chain support, formula optimization and co-development of products.
Furthermore, the Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors, including our Chair of the Board, any Board committee or any chair of any such committee by mail or electronically through our Corporate Secretary.
Carbon emissions disclosure
In compliance with the Environmental Reporting Guidelines: Including Mandatory Greenhouse Gas Emissions Reporting Guidance March 2019, as stipulated by the Companies Act 2006, Tronox Holdings plc (“Tronox”) has calculated the greenhouse gas (“GHG”) emissions for the whole Tronox group for the year ended 31 December 2022.
The period presented in the GHG reporting is the same annual period as covered by the Directors’ Report for year ended 31 December 2022.
The method used is in line with the GHG Protocol Corporate Accounting and Reporting Standard. The organization reporting boundary is based on operational control.
This report constitutes Tronox’s mandatory statement for 2022, outlining Energy Consumption, Scope 1 and 2 GHG emissions, water consumption, waste generation and emission to air, alongside associated intensities.
Scope 1 Emissions: These include emissions from activities owned or controlled by your organization that release emissions into the atmosphere. They are direct emissions. Examples of Scope 1 emissions include emissions from combustion owned or controlled boilers, furnaces, vehicles; emissions from chemical production in owned or controlled process equipment.
Scope 2 Emissions: These include emissions released into the atmosphere associated with the generation of purchased or acquired electricity, heat, steam and cooling. These are indirect emissions that are a consequence of your organization’s activities, but which occur at sources you do not own or control.
We are now targeting a 35% reduction in Scope 1 and Scope 2 emissions intensity by 2025 versus the 2021 target of 15% as well as a 50% reduction in Scope 1 and Scope 2 emissions intensity by 2030 versus the 2021 target of 35%, in each case against our 2019 baseline. In addition, in 2022 we completed our accounting of Scope 3 emissions, established for ourselves specific targets to reduce the intensity of those emissions against our 2019 baseline, and completed work on a methodology for including carbon pricing when assessing capital projects which we will begin to implement in 2023. It is our long-term goal to achieve “net zero” carbon emissions by 2050. Management considers the impact of climate risk immaterial to the current period financial statements.
Performance Data Standards, Methodologies and Assumptions
Energy consumption
Energy consumption includes the following components:
a.	Non-renewable fuel consumed.
b.	Electricity and steam sold. Efficiencies of the equipment, which generates electricity and steam, are taken into account to arrive at primary energy.
c.	Electricity and steam purchased for consumption, based on net energy intake.
In case non-renewable fuel sources were consumed to produce electricity or steam used on-site, only the non-renewable fuel sources were counted, in order to prevent double counting of energy consumption.
Calorific values that were used to convert volumes of non-renewable fuel sources into primary energy were taken from the energy suppliers where possible, or from the Guidelines for National Greenhouse Gas Inventories.

UK STATUTORY DIRECTORS REPORT
In addition, efficiencies used for electricity and steam sold were based on local metered input and output values and annual efficiency samples, respectively.
Energy Intensity
The total primary energy intensity is calculated by dividing the sum of direct and indirect energy consumption by the total weight of products produced. All energy sources (non-renewable fuel, electricity and steam, minus electricity and steam sold) are included in the energy intensity calculations.
Direct (Scope 1) GHG Emissions and Energy Indirect (Scope 2) GHG Emissions
Greenhouse gases included are in line with the GHGs covered by the United Nations Kyoto Protocol, the World Resources Institute, and the World Business Council for Sustainable Development (WBCSD) GHG Protocol Corporate Accounting and Reporting Standard and include the following, (i) Carbon dioxide (CO2), (ii) Methane (CH4), (iii) Nitrous oxide (N2O), (iv) Hydrofluorocarbons (HFCs), (v) Perfluorocarbons (PFCs) and (vi) Sulphur Hexafluoride (SF6).
Furthermore, the reporting of Scope 1 and Scope 2 GHG emissions is in line with the WBCSD Standard’s Operational Control Approach.
GHG emission factors for CO2 are based on data provided by local energy suppliers. In case this data is not readily available, the emission factors used are in line with the 2006 Intergovernmental Panel on Climate Change Guidelines (IPCC) for National Greenhouse Gas Inventories (default emission factors on a net calorific basis). For GHGs other than CO2, Global Warming Potentials (GWPs) are used to convert GHG emissions into CO2 equivalents. These GWPs are in line with the IPCC Fifth Assessment Report.
GHG Emissions Intensity
The GHG emissions intensity is calculated by dividing the sum of direct and indirect GHG emissions by the total weight of products produced. All GHG emissions included (Scope 1 and Scope 2) are included in the GHG emissions intensity calculations.
Water Withdrawal by Source
Total water withdrawal only takes into account water that is used for the first time. Water that is reused or recycled to be consumed twice or more times, either in the same process or in a different process, is not included in this indicator.
Waste by Type and Disposal Method
This indicator reflects the total weight of waste produced.
Energy Use – Global
Emission Source	Absolute (kWh)		Energy Intensity (kWh/tonne of product)
Year	2021	2022	2021	2022
Fuel consumption	8,889,553,000	8,460,999,000	3,180	3,477
Purchased energy	2,710,139,000	2,389,710,000	970	982
Energy for business travel	NA	NA	NA	NA
Total	11,599,692,000	10,850,709,000	4,150	4,459

UK STATUTORY DIRECTORS REPORT
Energy Use - UK
Emission Source	Absolute (kWh)		Energy Intensity (kWh/tonne of product)
Year	2021	2022	2021	2022
Fuel consumption	966,564,000	821,543,000	7,730	8,201
Purchased energy	42,612,000	27,931,000	340	279
Energy for business travel	NA	NA	NA	NA
Total	1,009,176,000	849,474,000	8,070	8,480
GHG Emissions – Global
Scope 1 & 2 emissions include emissions from gas, electricity and fuel from transport purchased for business use, at a minimum
Emission Source	GHG Emissions (tC02e)		GHG Emissions Intensity (tC02e/tonne)
Year	2021	2022	2021	2022
Scope 1 (Direct)	2,405,071	2,276,194	0.86	0.93
Scope 2 (Indirect)	2,060,782	1,937,575	0.74	0.80
Total	4,465,853	4,213,769	1.60	1.73
GHG Emissions – UK
Scope 1 & 2 emissions include emissions from gas, electricity and fuel from transport purchased for business use, at a minimum
Emission Source	GHG Emissions (tC02e)		GHG Emissions Intensity (tC02e/tonne)
Year	2021	2022	2021	2022
Scope 1 (Direct)	256,457	214,168	2.05	2.14
Scope 2 (Indirect)	16,065	17,213	0.13	0.17
Total	272,522	231,381	2.18	2.31
Water
Water Consumption (m3)		Water Intensity (m3 / tonne)
2021	2022	2021	2022
79,633,505	78,745,245	28.52	32.36
Waste
This indicator reflects the total weight of waste produced during the fiscal year 2022.
Waste Type	Waste Produced (tonnes)		Waste Intensity (tonne)
Year	2021	2022	2021	2022
Hazardous Waste	77,928	72,958	0.03	0.03
Non-Hazardous Waste	1,829,656	1,704,898	0.66	0.70
Total	1,907,584	1,777,856	0.68	0.73
In addition, it takes considerable energy to produce high-quality mineral sands and TiO2 products, particularly at our slag furnaces in South Africa. We continuously work to manage our energy consumption in order to mitigate our impact on the local environment and on the climate from greenhouse gas emissions. We regularly invest in efficient energy-generation options, the reuse of process emissions, and renewable energy sources. Specifically, in March 2022, we announced a 200 MW solar energy project in South Africa that beginning in 2024 is expected to reduce our global Scope 1 and Scope 2 emissions by approximately 13%. In addition, some of our energy projects include: (i) a combined heat and power plant generates electricity and steam for the Kwinana and Stallingborough TiO2 pigment plants, (ii) a carbon monoxide (CO) gas facility reuses CO gas formed during our furnace smelting operations for various needs in at our site in KZN, South Africa, and (iii) a neighboring waste incineration plant in Botlek, the Netherlands, supplies renewable steam to satisfy 100 percent of the TiO2 pigment plant’s steam needs.
In 2022, the absolute values for all environmental indicators were lower than 2021 while intensities per ton of product increased. This is due to our decision to significantly decrease production of TiO2 in the second-half of the year based on the unprecedently precipitous decline in end customer demand.
On behalf of the Board of Directors
/s/ Ilan Kaufthal
Ilan Kaufthal
Chair of the Board of Directors
9 March 2023

DIRECTORS REMUNERATION REPORT
Directors’ Remuneration Report
Introduction
Tronox Holdings plc (the “Company”) is subject to disclosure regimes in both the United States and United Kingdom. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. This report represents our UK statutory Directors’ Remuneration Report which includes disclosures required by English law and which forms part of the statutory Annual Accounts and Reports of Tronox Holdings plc for the year ended December 31, 2022. Related and complementary information is included in the Compensation Discussion and Analysis (“CD&A”) section of the proxy statement for the year ended December 31, 2022 as required by the United States SEC. The CD&A section of the proxy statement for the year ended December 31, 2022 can be found at investor.tronox.com. The UK Directors’ Remuneration Report is approved by the Human Resources and Compensation Committee (“HRCC”) with respect to the compensation for any Executive Directors and by our Corporate Governance and Sustainability Committee (“G&S” Committee) with respect to the Non-Executive Directors (defined as non-employee Directors who serve on the Company’s board), in each case, on behalf of the Board of Directors on March 9, 2023. In addition, the UK Directors' Remuneration Report has been approved by and signed on behalf of the Board. For the avoidance of doubt, the HRCC oversees the remuneration of any Executive Directors and the G&S Committee oversees the remuneration of the Non-Executive Directors.
Annual statement by the Chairs of the Human Resources and Compensation Committee and Corporate Governance and Sustainability Committee
On behalf of the Board, we are pleased to introduce the statutory UK Directors’ Remuneration Report for the year ended December 31, 2022.
In line with UK remuneration reporting regulations, the Company is required (i) to seek binding approval from shareholders for a UK Directors’ Remuneration Policy (at least every three years) and (ii) to seek, annually, advisory approval for an Annual Report on Remuneration which describes the implementation of the Policy.
The most recent Directors’ Remuneration Policy was approved by the shareholders at the AGM on June 24, 2020. This UK Directors’ Remuneration Report, therefore, includes a Directors’ Remuneration Policy - in line with UK regulations - that will be proposed as a resolution subject to a binding shareholder vote at the Company’s 2023 AGM. Subject to approval by shareholders, the UK Directors’ Remuneration Policy will become effective from the 2023 AGM date and shall be in place for the next three-year period unless a new policy is presented to shareholders for approval before then. All payments to Directors (both Executive and Non-Executive) during the policy period will be consistent with the approved policy. This UK Directors’ Remuneration Report also includes the Annual Report on Remuneration for the financial year ended December 31, 2022 that will be subject to an advisory shareholder vote at the AGM on May 3, 2023.
Although we are required to report on remuneration in the UK, being solely US listed, the HRCC and the G&S Committee continue to design and implement the compensation arrangements for Executive Directors and Non-Executive Directors respectively, primarily within a US context. As stated above, related and complementary information is included in the CD&A section of the proxy statement for the year ended December 31, 2022 which can be found at investor.tronox.com.
In the year ended December 31, 2022, all decisions taken on remuneration were in accordance with the terms of reference of the HRCC and the G&S Committee and involved the exercise of appropriate commercial judgement. No discretions were exercised in relation to directors’ remuneration in the year beyond the exercise of the commercial judgement of the Committees.
UK Directors’ Remuneration Policy
The UK Directors’ Remuneration Policy proposed for approval by shareholders at the 2023 AGM is substantially consistent with the prior policy approved by our shareholders at the 2020 AGM. Where any material changes from the prior policy are proposed these are shown as indicated.

DIRECTORS REMUNERATION REPORT
Overview of Policy
As a solely US listed company, changing the domicile of the Company to the UK in 2019 did not change the HRCC and G&S Committee's approach to compensation arrangements which continue to be set within a US context.
For more information regarding the context of our compensation philosophy and objectives as applied to our Executive Directors, please see the CD&A.
The UK Directors’ Remuneration Policy set out herewith applies to:
•	Executive officers appointed to the Board of Directors (“Executive Directors”); and
•	Non-Employee Directors appointed to the Board of Directors (“Non-Executive Directors”).
Currently, our Co-Chief Executive Officers (Jean-Francois Turgeon and John D. Romano) are the only Executive Directors on the Board. All other Board directors are Non-Executive Directors. Tronox’s other senior executives who we refer to as “Named Executive Officers” in the CD&A are not subject to the UK Directors’ Remuneration Policy and are not discussed in the UK Directors’ Remuneration Report.
Future Policy table
Our policy is designed to provide sufficient flexibility for unanticipated changes in compensation practices and business conditions to ensure the HRCC and G&S Committee, respectively, have appropriate discretion to react as is deemed prudent. Periodic reviews of market practice and shareholder input are undertaken in order to determine the appropriate level of flexibility in the policy. Nothing in the following policy is intended to broaden or change the powers currently available to the HRCC and G&S Committee, respectively, or to impact the manner in which decisions are assessed. Maximum caps are provided to comply with the required legislation and should not be taken to indicate an intent to make payments at that level. The HRCC will continue to consider whether, in its view, compensation arrangements are in the overall interests of shareholders.
Slightly different formats have been used in respect of the tables for the Executive Directors and the Non- Executive Directors. All dollar amounts are shown in US dollars, unless indicated otherwise.
Executive Directors’ (currently our Co-CEOs only) Remuneration Policy
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions	Changes from prior Remuneration Policy
Base salary	To provide a regular source of income at reasonable, competitive levels.
Fixed annual amount, paid at regular payroll intervals in cash.

Reviewed annually and adjusted if needed based on a range of factors including: company and individual performance; contribution to the organization; development in the role, experience, expertise and skills; economic and market conditions; increases for the wider workforce; and market comparison against the company’s peers.
			There is no maximum salary level or increase. The HRCC will consider the factors set out under “Operation” when determining the appropriate level of base salary.	None.	No material changes.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions	Changes from prior Remuneration Policy
Annual Bonus (Annual Incentive Plan) (“AIP”))	To focus our Executive Directors on achieving key annual financial and operational goals and objectives that drive overall performance and reward for successful performance.
At or following the commencement of each fiscal year, the HRCC determines the individual

AIP incentive target (denominated as a percentage of base salary) for our Executive Directors and the annual performance metrics and discretionary component(s), if any, of the AIP plan. AIP payout levels are determined by the HRCC after the fiscal year- end and normally made in cash.

The HRCC determines the actual bonus payout by assessing the performance of the Company and individual against the targets set for the fiscal year.

The Company has adopted a recoupment or “Claw-Back” Policy for executives, including the Co- CEOs. This policy allows for claw- back of incentive compensation, from the AIP, if payments pursuant to the plan were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements. The Company will be updating its Claw-Back Policy in 2023 to comply with the new rules promulgated by the SEC.

For both of our Co-CEOs, their current AIP target is set at 100% of base salary.

Depending upon performance, a payout of 0% – 200% of the target level may be earned.

The HRCC may increase the target and maximum amounts available, and may alter the threshold payout level, from time to time.

Consistent with US practice, the HRCC reserves the right to make other bonus payments on an exceptional basis which it considers to be a fair reflection of the particular contribution of an executive and, in the view of the HRCC, appropriate and in the interests of shareholders. While there is no current intent to utilize this flexibility, the HRCC has reserved discretion to make such further bonus payments up to an extra amount equal to the prevailing AIP maximum.

The HRCC may set such conditions to the AIP plan as it considers appropriate. Those conditions may be financial, non-financial, corporate, divisional, team or individual measures and in such proportions as the HRCC considers appropriate.

The AIP metrics address the challenges of managing a highly complex and cyclical global business and drive and reward performance that supports the Company’s core values.

Performance is normally measured over a period of one financial year.
No material changes.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions	Changes from prior Remuneration Policy
Long-Term Incentive (“LTI”)
To focus our Executive Directors on achieving and sustaining longer-term business results and reward performance.

Amounts realized, if any, dependent on company achieving long- range financial goals and sustained or increased stock price.

Performance- based RSUs motivate officers to achieve medium- to long-term financial and strategic goals that are expected to lead to increased shareholder value; annual grants with overlapping performance periods reward sustained performance over the long- term.

The Company operates a long- term incentive program under which awards may be made in the form of Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the HRCC in its discretion deems appropriate, including any combination of the above.

Within this framework, the Company’s current and ongoing approach is to normally make awards of the following types of Restricted Share Units (“RSUs”):

• Time-based RSUs: subject to a service condition and normally vesting in installments over a three-year period

• Performance-based RSUs: subject to performance measures and a service condition and normally vesting shortly after the end of a three-year performance period

Dividends may accrue on vested shares only and are payable in shares or cash.

The terms of each form of award, including vesting periods and the application of any performance conditions, will be determined by the HRCC prior to each grant.

Awards are normally settled in shares. However, they may be settled in shares, cash or a combination of the two, at the discretion of the HRCC.

The Company has adopted a recoupment or “Claw-Back” Policy for executives, including the Co- CEOs. This policy allows for claw- back of incentive compensation, from the LTIP, if payments pursuant to the plan were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements. The Company will be updating its Claw-Back Policy in 2023 to comply with the new rules promulgated by the SEC.

The Company’s current, shareholder approved incentive plan provides that no participant may be granted total performance-based awards in any one-year period of more than $6,000,000 (based on grant date value) and the maximum amount that can be earned in respect of a performance award denominated in cash or value other than shares on an annualized basis is $7,500,000. The company reserves the right to make additional time-based awards in any one-year period up to the same maximum value as for performance-based awards (i.e. a total of $12,000,000 (based on a grant date value)).

The grant level in any year in normal circumstances is expected to be significantly lower than the overall maximum set out above. In 2023, each Co- CEO was granted a LTIP award with a dollar value of $3,100,000.

It is the Company’s practice to normally deliver this award as 50% performance-based RSUs and 50% time-based RSUs, whereby 0% to 200% of performance-based RSUs can vest depending upon performance.

The HRCC expressly reserves discretion to make such awards as it considers appropriate within these limits having regard to such factors it considers appropriate including performance, market factors and/or competitive practice and retention needs of the Company.

The HRCC may also increase or decrease the award level to be made in any year (though always subject to the overall plan maximum set out above) and the threshold vesting level, and the mix of performance- based awards in any year in light of performance and/or competitive practice.

Other than the vesting period, time-based RSUs are not presently subject to additional pre-vest performance conditions. This is consistent with US practice and provides for simplicity in the reward structure and direct alignment of a portion of the Executive Director’s compensation with shareholder outcomes.

Performance-based RSUs (and other awards as determined by the HRCC) may be awarded subject to such performance conditions as the HRCC considers appropriate (whether financial or non- financial, relative or absolute and whether corporate, divisional, team or individual).

For 2023, 50% of performance-based RSUs are subject to a relative total shareholder return (“TSR”) performance measure and 50% are based on Return on Invested Capital (“ROIC”’).

The HRCC reviews and selects the performance metrics and targets annually in advance of each grant and the HRCC may use other criteria and other measures of performance as it may deem appropriate. Any such goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index or internal benchmark deemed applicable by the HRCC.

Performance for the performance-based RSUs is normally measured over a period of three years.
No material changes.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions	Changes from prior Remuneration Policy
Benefits	Intended to provide competitive benefits that promote employee health, financial security, and income security in the event of an executive’s involuntary termination.
An Executive Director is eligible to receive all benefits available to senior staff from time to time as determined by the HRCC. The HRCC periodically considers both the range of such benefits and whether such benefits may be appropriate for a particular Executive Director or more generally.

Benefits are defined by local practice but typically include medical and other insurance benefits and financial counselling assistance.

Executive Directors will also be entitled to participate in the Company’s relocation program on a basis that is no less favorable than for any other participants (current or former) in such program.

In addition, the Company may pay for expenses related to business travel, accommodations and meals while conducting business.

Recognizing that an Executive Director may incur (i) taxes outside their home country which he/she would not bear but for the UK domicile of the Company and/ or (ii) taxes at a higher rate than may otherwise be the case, the HRCC may authorize full or partial tax equalization payments (inclusive of any additional tax reimbursement associated with the tax paid, as appropriate) to mitigate or eliminate such additional burden.

Unlike other elements of compensation, the cost of providing benefits may change without any action by the HRCC. However, the HRCC monitors the overall costs to ensure that the provision of benefits remains an appropriate use of the Company’s funds.

Reimbursement or payment by the Company for expenses, such as travel, accommodation and meals, are not considered to be benefits in the normal US sense. As such, the Company pays these expenses and also pays any UK tax (inclusive of any additional tax reimbursement associated with the tax paid) on these expenses, where applicable for UK activities.

Tax equalization payments will be capped at such amount as would result in an after-tax position under which the individual could reasonably be expected to be in as if the Executive Director had worked from their home country instead of incurring UK workdays and incurring UK tax relating to UK benefits (as advised by a reputable tax advisor), inclusive of any tax to be paid on such tax equalization payment.
				None.	No material changes.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions	Changes from prior Remuneration Policy
Pension (retirement plan)	To attract and retain Executive Directors.
The Company operates pension arrangements in which an Executive Director may participate as follows:

• Tax-qualified retirement savings plan (the “Savings Plan”): all US-based employees are able to contribute the lesser of up to 85% of their annual salary or the limit prescribed by the Internal Revenue Service on a before- tax basis. The Company may provide a match on a proportion of the employee’s contribution (during 2022 the Company matched 100% of the first 6% of pay that each employee contributed). In addition, there may be a discretionary profit sharing Company contribution applied (this was 6% of an employee’s eligible compensation for 2022). All contributions to the Savings Plan, as well as any Company matching contributions, are fully vested upon contribution. All Company profit sharing contributions vest after three years of service. Where an Executive Director is not a US resident and does not participate in the plan, the Company may pay to the director a cash payment in lieu of the benefit of employer contributions (and which can be further increased to take account of taxes on the receipt of the cash payment to ensure comparable treatment with plan participants).

•  Nonqualified retirement savings plan (the “Savings Restoration Plan”): provided to US executives in addition to the Savings Plan. The Company may contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans. Also, US Executive Directors can participate in a nonqualified deferred compensation plan, which allows deferral of up to 20% of base salary and annual bonus. Where an Executive Director is not a US resident and does not participate in the plan, the Company may pay to the director a cash payment in lieu of the benefit of employer contributions.

• Qualified defined benefit retirement plan (the “Qualified Plan”): has been frozen since April 2009 and Mr. Romano is the only Executive Director participating in this plan.

The Company periodically reviews pension provisions and reserves the right to amend the level of benefits provided to an Executive Director in line with the normal operation of the above plans.

The Company will honor the pensions obligations entered into under all previous policies in accordance with the terms of such obligations.
			The limits relating to pension contributions will be as set out in the Operation column of the policy table.	None.
No material changes.

We have clarified the position for non-US Executive Directors who do not participate in the Company’s US pension plans and instead receive cash payments in lieu of such participation as described in this section.

DIRECTORS REMUNERATION REPORT
Notes:
1.
The HRCC administers the AIP and LTI consistent with its charter and the discretion granted to the HRCC under each program as described in the above remuneration policy table. The HRCC retains certain discretions in relation to the operation and administration of these plans including: (i) the timing of awards and payments; (ii) the size of awards, within the overall limits disclosed in the policy table; (iii) the determination of performance measures and targets and resultant vesting and pay-out levels; (iv) the determination of the treatment of individuals who leave employment, based on the rules of the incentive plans, and the treatment of the incentive plans on exceptional events, such as a change of control of the company; and (v) the ability to make adjustments to existing awards made under the incentive plans in certain circumstances (e.g. rights issues, corporate restructurings or special dividends). While performance conditions will generally remain unchanged once set, the HRCC has the usual discretions to amend the measures, weightings and targets in exceptional circumstances (such as a major transaction) where the original conditions would cease to operate as intended. Any such changes would be explained in the subsequent annual remuneration report and, if appropriate, be the subject of consultation with the company’s major shareholders.

2.
The Company’s pay policy for other employees is broadly consistent with the policies applicable to the Executive Directors. Annual salary reviews take into account individual performance, Company performance, local pay and market conditions, and salary levels for similar roles in comparable companies. Most employees are eligible to participate in the annual incentive bonus, but opportunity and performance measures vary depending on level, region, and role. Senior executives are eligible to participate in the annual incentive bonus and the LTI program on broadly similar terms to the Executive Directors.

3.
The 2023 performance measures for the AIP comprise a mix of overall Company financial and operational metrics alongside a mix of personal performance objectives as set out in the “Implementation of policy for fiscal year 2023” section of this report. These metrics are aligned with key performance indicators used within the business to monitor performance and we believe are appropriate measures for incentive purposes. There is a threshold to maximum payout range of 50% to 200% of target.

4.
The current LTI performance awards comprise a mix of 50% time-based RSUs (which, consistent with US practice, are not subject to pre-vest performance criterion) and 50% performance-based RSUs in respect of which performance is normally measured over a three-year performance period. For 2023, 50% of the performance-based RSUs are based on a TSR performance measure with TSR measured relative to a peer group of companies over a three-year period. There is a threshold to maximum vesting range of 25% to 200% of the initial target number of units with threshold set at achieving a 35th percentile ranking and maximum vesting set at 65th percentile ranking. The other 50% of performance-based RSUs are based on a the third year (2025) annual Return on Invested Capital (“ROIC”). There is a threshold to maximum vesting range of 25% to 200% of the initial target number of units. ROIC targets are established for threshold, target, and maximum vesting levels. A 50/50 mix of a TSR and ROIC-linked metric have been selected as the most effective means for focusing our executives on achievement of long-term growth and shareholder value creation.

5.
UK tax rules require us to include costs incurred for our Executive Directors to travel to and from board meetings held in the UK and hospitality while attending these board meetings as taxable benefits. Under parallel US rules, these expenses are not considered taxable benefits. Therefore, the HRCC expressly reserves the right for the Company to authorize expenditure on travel and hospitality at such events within its agreed policies and not to count such items towards the maximum limit.

DIRECTORS REMUNERATION REPORT
Non-Executive Directors’ Remuneration Policy
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions	Changes from prior Remuneration Policy
Non- Executive Directors’ fees	To appropriately recruit, retain and compensate Non- Executive Directors of the highest caliber.
Fee levels are reviewed annually having regard to external comparators such as the Company’s peer group and other market and economic factors, as well as a consideration of the time commitment and responsibilities associated with the role, and the caliber and experience of the individual.

Judgement is then exercised as to what is considered to be reasonable in all the circumstances regarding both quantum and the mix of pay having regard to competitive position and such other factors as are considered relevant.

Flexibility is retained on how the Non-Executive Directors’ fees are structured and whether general retainer fees, committee membership fees, chairmanship fees, attendance fees, or board attendance or time based or travel allowances are utilised.

Non-Executive Directors currently receive an annual retainer fee plus additional fees for serving as non- executive Chair, Lead Director, Chair of board committees and for membership of board committees.

Fees are normally paid quarterly in arrears in cash.
			There is no maximum fee level or increase. All factors set out under “Operation” when determining the appropriate level of fee will be considered.	None.	No material changes.

Non- Executive Equity Awards	To appropriately recruit, retain and compensate Non- Executive Directors of the highest caliber. To align Non- Executive Directors’ interests with shareholders.
Time-based RSUs are typically granted annually to Non-Executive Directors. All such awards shall be subject to vesting periods as set by the G&S Committee.

RSUs will be granted on the date of the annual general meeting of shareholders and vest the earlier of: a)the date of the next annual general meeting of shareholders or b)May 31st of the year following the grant date (assuming such individual is a board member at the time of vesting).

Dividends equivalents accrue and are paid (in cash) when the RSUs vest.

The value of equity awards granted to Non-Executive Directors is periodically reviewed having regard to the same factors as for the cash fees set out above.

New Non-Executive Directors may receive a pro-rated annual equity grant upon joining the Board or a pro-rated equity award added to their annual equity award to reflect service prior to the annual grant date.
			The current annual award level is $150,000, subject to normal increases from time to time.	No performance conditions apply to Non-Executive Director equity grants in order to ensure Non- Executive Directors maintain their independence.	No material changes.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions	Changes from prior Remuneration Policy
Benefits
Non-Executive Directors are not eligible for Company benefits or pension.

The Company may pay for, or may reimburse, expenses such as travel, accommodations and meals while conducting business.

Recognizing that a Non-Executive Director may incur taxes outside their home country which he/she would not bear but for the UK (non- US) domicile of the Company and/ or incur taxes at a higher rate than may otherwise be the case, full or partial tax equalization payments (inclusive of any additional tax reimbursement associated with the tax paid, as applicable) may be authorised to mitigate or eliminate such additional taxes.

The Company pays for annual UK tax preparation for all Non- Executive Directors (inclusive of any tax reimbursement associated with payment of this benefit, as applicable).

Unlike other elements of compensation, the cost of providing benefits may change without any action by the G&S Committee. However, the overall costs are monitored to ensure that the provision of benefits remains an appropriate use of the Company’s funds.

Reimbursement or payment by the Company for expenses, such as travel, accommodation and meals, are not considered to be benefits in the normal US sense. As such, the Company pays these expenses and also pays any UK tax (inclusive of any additional tax reimbursement associated with the tax paid) on these expenses, where applicable for UK activities.

Tax equalization payments will be capped at such amount as would result in an after-tax position under which the individual could reasonably be expected to be in as if the Company was not subject to UK tax and reporting requirements due to the UK domicile of the Company (as advised by a reputable tax advisor), inclusive of any tax to be paid on such tax equalization payment.

UK tax preparation fees are subject to vendor increases for this service.
				None.	No material changes.
Notes:
1.
UK tax rules require us to include costs incurred for our Non-Executive Directors to travel to and from board meetings held in the UK and hospitality while attending these board meetings as taxable benefits. Under parallel U.S. rules, these expenses are not considered taxable benefits. Therefore, the G&S Committee expressly reserves the right for the Company to authorize attendance at such expenditure on travel and hospitality at such events within its agreed policies and not to count such items towards the maximum limit.

DIRECTORS REMUNERATION REPORT
Historical benefits and incentive plan awards
All benefits including under prior pension or sick pay arrangements which were entered into by the Executive Directors prior to the approval of this Directors’ Remuneration Policy and which continue to be applicable remain available to the Executive Directors on their continuing terms. Also, all historical awards that were granted under any current or previous incentive or equity arrangements to Executive Directors or Non-Executive Directors prior to the approval of this Directors’ Remuneration Policy, and which remain outstanding, remain eligible to vest on the basis of their original award terms.
Recruitment remuneration policy
In terms of the principles for setting a package for a new Executive Director, the starting point for the HRCC will be to look to the general policy for Executive Directors as set out above and structure a package in accordance with that policy.
In accordance with the UK regulations:
•	there is no cap on fixed pay on recruitment;
•	the maximum for variable pay will be in line with the Policy for existing Executive Directors as set out in the Remuneration Policy Table; and
•	in addition, buy-out awards may be made in order to facilitate a recruitment and any such buy- outs are not subject to a cap.
In exceptional circumstances, the HRCC may award additional variable pay (outside of the normal ongoing variable pay arrangements and any buy-out awards) on a recruitment, but with the overall amount not exceeding the limits as set out in the Remuneration Policy Table.
Service contracts and policy on payments for loss of office
The Company does not have employment agreements with Executive Directors with defined notice periods.
Non-Executive Directors do not have formal service contracts or letters of appointment and are elected annually by shareholders to serve until the next annual election.
Pursuant to relevant employment agreements for our Executive Directors and subject to applicable UK law, we are obligated to make certain payments to our executive officers and/or accelerate the vesting of their equity awards upon a termination of their employment, including termination of their employment in connection with a change of control.
The UK legislation does not require the inclusion of a cap or limit in relation to payments for loss of office. The HRCC will take all relevant factors into account in deciding whether any discretion should be exercised in an individual’s favor in these circumstances, and the HRCC will aim to ensure that any payments are appropriate in a US context and are fair and reasonable.
Non-Executive Directors do not have change in control arrangements or any notice periods prior to termination of service and are not entitled to any compensation on termination. However, all vested equity awards will be settled in cash or shares, at the discretion of the G&S Committee, upon termination of service. The G&S Committee also reserves the right to accelerate vesting of any unvested equity awards.
In addition, with respect to their service for Tronox, Executive and Non-Executive Directors may receive benefits in relation to assistance with UK tax returns as well as with any UK tax equalization payments.
Details regarding the employment agreements and the potential payments upon termination of the current Executive Directors are set out below. These include the principles regarding potential amounts payable under the change of control agreements (including in respect of LTI awards).

DIRECTORS REMUNERATION REPORT
Potential payments upon termination
We will be obligated to make certain payments to our Executive Directors or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment (and subject to their execution of a release of claims), including termination of their employment in connection with a Change of Control:
1.	Employment agreements;
2.	Our retirement plans; and,
3.	Award agreements issued under the Company’s Amended and Restated Management Equity Incentive Plan.
Payments upon resignation or termination for cause
If an Executive Director’s employment is terminated by reason of resignation or termination for cause, the Executive Director will receive: (i) any unpaid annual base salary; (ii) any earned but unpaid bonus; (iii) any accrued and unpaid vacation and/or sick days; (iv) any amounts or benefits owing to him or his beneficiaries under the then applicable benefit plans of the Company (excluding any severance); and (v) any outstanding amounts owed for reimbursements properly incurred (collectively, “Accrued Benefits”).
Payments made upon termination for death or disability
If the Executive Director’s employment is terminated by reason of death or disability, he will receive the following amounts:
1.	Any Accrued Benefits;
2.	The pro-rata portion of the named executive officer’s annual bonus in the year of termination based on target.
Payments made upon termination without cause or for good reason not in connection with a change of control
If an Executive Director’s employment is terminated by the Company without cause or voluntarily by the Executive Director for good reason and the termination is not made subject to the provisions related to termination in connection with a Change of Control (as defined in the Executive Director’s applicable employment agreement), the Executive Director will be entitled to receive the following amounts:
1.	Any Accrued Benefits;
2.	The pro-rata portion of the Executive Director’s annual bonus in the year of termination based on the actual results of such year;
3.	Continued medical, dental, and vision coverage for themselves and their eligible dependents for a maximum period of 18 months;
4.	Two (2) times the sum of (i) the Executive Director’s annual base salary, and (ii) his target bonus in the year of his termination.
Payments made upon termination without cause or for good reason in connection with a change of control
In the event that an Executive Director is terminated within the period 90 days preceding or 24 months after a Change of Control other than for cause, death or disability, or if an Executive Director resigns for good reason, the Executive Director will be entitled to receive the following amounts:
1.	Any Accrued Benefits;
2.	The pro-rata portion of his annual bonus in the year of termination based on the actual results of such year;

DIRECTORS REMUNERATION REPORT
3.	Continued medical, dental, and vision coverage for themselves and their eligible dependents for a maximum period of 18 months following the data of termination;
4.	Three (3) times the sum of (i) their annual base salary, and (ii) their target bonus in the year of Termination;
5.	Vesting of all equity-based incentive compensation, and with respect to any equity-based incentive awards subject to performance-based vesting, such vesting will assume performance at target.
Retirement plans
Executive officers who are eligible under our US Pension Plan will receive benefits upon their termination and achievement of certain age and service requirements. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily or due to death, disability or retirement. (See the discussion under US Savings and Retirement Plans for a summary of the US retirement plans.) Only one of our Executive Directors, Mr. Romano, participates in the US Pension Plan. Mr. Turgeon does not participate in US Savings and Retirement Plans and instead receives payment in lieu of employer contributions to the company’s Savings Plan and Savings Restoration Plan.
Long-term incentives
Other than with respect to terminations without cause or for good reason in connection with a Change in Control, the following termination vesting definitions are contained in the standard award agreements for the annual grants of equity awards for all Executive Directors:
1.
If the event of Involuntary Termination without Cause or for Good Reason (not resulting from a Change in Control), if the Termination date is before the March 5 of the calendar year following the grant date, then the grant of performance-based RSUs is forfeited. If the Termination date is on or after the March 5 of the calendar year following the grant date, a pro-rated portion (pro- rated based on time worked from Grant date to Termination date) of the unvested performance- based RSUs that would have been eligible to vest on the vesting date will remain outstanding and be eligible to vest on the normally scheduled vest date based upon the Company’s actual performance. The portion of the unvested time-based RSUs that would have become vested on the next regularly scheduled time-based vesting date, for example March 5, 2023, is pro-rated based on time worked from the Grant date (or last vesting date of the previous tranche) to Termination date.

2.	In the event of death or disability, all unvested stock options and all restricted share units will vest immediately (performance-based units vest at target levels).
3.	If the Executive Director is terminated for any other reason, all unvested shares will be forfeited upon termination.
Employment agreements – John D. Romano and Jean-Francois Turgeon
On March 18, 2021, the Company entered into an employment agreement with John D. Romano (the “Romano Employment Agreement”) and an employment agreement with Jean-Francois Turgeon (the “Turgeon Employment Agreement” and, together with the Romano Employment Agreement, each an Employment Agreement”), for each to serve as Co-CEO of the Company.
Under each Employment Agreement, the applicable Co-CEO shall be entitled to the following: (1) a base salary of not less than $900,000 per year; (b) an annual target bonus of not less than his annual salary; (c) a grant of long-term incentive compensation under the Company’s Long-Term Incentive Plan (“LTIP”) for 2021 in the amount of $2,200,000; (d) employee benefits as are made available by the Company to its senior executives, including medical, dental, vision, life and disability insurance, as well as participation in the Company’s 401(k) plan; and (e) an annual stipend of $10,000 for personal financial advisory and/or tax preparation services.
In the event that either Co-CEO is terminated from his position without “Cause” or for “Good Reason” (as those terms are defined in the applicable Employment Agreement), he shall be entitled to a severance payment that includes: (a) two times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up

DIRECTORS REMUNERATION REPORT
to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the vesting of any equity awards based on the terms of such awards and their underlying plans. In order to receive such severance benefits, such Co-CEO shall be obligated to enter into a release agreement that waives and releases any and all claims that he may have against the Company as of the date of the release agreement.
In the event that either Co-CEO is terminated from his position without “Cause” or for “Good Reason” during the 90 days preceding or 24 months following a “Change of Control” (as those terms are defined in the applicable Employment Agreement), he shall be entitled to a severance payment that includes: (a) three times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the accelerated and full vesting of all equity awards based on an assumption of performance at target levels. In order to receive such severance benefits, such Co-CEO shall be obligated to enter into a release agreement that waives and releases any and all claims that he may have against the Company as of the date of the release agreement.
The Executive Director’s employment agreement is available for inspection at Laporte Road, Stallingborough, Grimsby, North East Lincolnshire DN40 2PR UK and can be found at investor.tronox.com.
Performance scenarios
The UK legislation requires the inclusion of a scenario chart showing the levels of compensation that an Executive Director could earn in respect of his or her service over the coming year under the policy in certain circumstances. The legislation was drafted with UK-oriented compensation practices in mind and does not make clear how to treat certain US-oriented compensation such as time-based RSUs. The HRCC considers these awards to be performance related and aligning the interests of executives to those of the Company’s shareholders. For the purposes of the scenarios below, based on advice regarding the interpretation of the UK legislation, we have shown time-based RSUs as fixed pay even though the HRCC considers RSUs to be a key element of variable compensation. To assist the reader, the table distinguishes between such awards and the other elements of fixed pay.

DIRECTORS REMUNERATION REPORT
We show below two sets of the scenario charts for our Co-CEOs. These are the same in all material respects except with regards to differences for pension (retirement plan) values that for Mr. Turgeon are delivered as cash payments in lieu of participation in the retirement plans which are available to US residents.
Co-Chief Executive Officer - Jean-Francois Turgeon

Co-Chief Executive Officer – John D. Romano

$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$'000
Share price growth
Long-term incentive
Annual bonus
RSU (time based)
Fixed
$2,842
54.5%
45.5%
$5,342
29.0%
17.8%
29.0%
24.2%
$7,842
39.5%
24.2%
19.8%
16.5%
$9,392
16.5%
33.0%
20.2%
16.5%
13.8%
Minimum
On-target
Maximum
Max with growth

Notes:
The assumptions used for the performance scenarios chart are as follows:
Minimum
•
Total fixed pay: base salary for fiscal year 2023 plus estimated value of 2023 benefits (based on fiscal year 2022 benefits, including pensions contributions) plus anticipated grant date value of time-based RSU award for fiscal year 2023 (i.e. 50% of $3,100,000 LTIP dollar amount award)

DIRECTORS REMUNERATION REPORT
Target
•	Total fixed pay
•	AIP payout at target level of performance (i.e. 100% of salary)
•	Anticipated grant date value of performance-based LTI award for fiscal year 2023 at target level of performance (i.e. 50% of $3,100,000 LTIP dollar amount award)
Maximum
•	Total fixed pay
•	AIP payout at maximum level of performance (i.e. 200% of salary)
•	Anticipated grant date value of performance-based LTI award for fiscal year 2023 at maximum level of performance (i.e. 200% x 50% of $3,100,000 LTIP dollar amount award)
Maximum plus share price growth assumption
•	Total fixed pay
•	AIP payout at maximum level of performance (i.e. 200% of salary)
•
Anticipated grant date value of performance-based LTI award for fiscal year 2023 at maximum level of performance (i.e. 200% x 50% of $3,100,000 LTIP dollar amount award plus an assumed 50% share price growth (in line with the UK reporting requirements)

No accrued dividend equivalent payments on vested RSUs or investment assumptions have been included; and no share price growth assumptions have been included other than for the final performance scenario – in line with the UK reporting requirements.
Consideration of employment conditions elsewhere in the group
In accordance with prevailing commercial practice, the Committee evaluates the compensation of employees of the Company in determining the compensation policy and the compensation payable to an Executive Director, including CEO to workforce pay ratios.
The Company seeks to promote and maintain good relationships with employees as part of its employee engagement strategy, but does not normally formally consult with employees on pay policy.
Consideration of shareholders’ views
As described in the Proxy Statement, we regularly seek and carefully consider shareholder feedback regarding our compensation practices. In particular, each year the HRCC takes into account the results of the shareholder vote on compensation related matters and any discussions with shareholders on compensation matters over the year when making future compensation decisions in respect of Executive Directors.
Annual Report on Remuneration
The Annual Report on Remuneration sets out how we implemented our remuneration arrangements in 2022 and how we intend to implement the Directors’ Remuneration Policy for the 2023 financial year. An advisory resolution to approve this report will be put to shareholders at the 2023 AGM.

DIRECTORS REMUNERATION REPORT
Single figure table
Executive Directors
The following is provided on an audited basis.
Year	Name	Base salary $	Benefits $	Annual Bonus $	LTIP [6] $	Pension (retirement plan)[10] $	Other[11] $	Total $	Total Fixed (Includes Salary, Benefits, Retirement and Other) $	Total Variable (Includes AIP and LTIP) $
2022	Jean- Francois Turgeon[3]	$913,500	$28,088[4]	$672,894[5]	$2,084,518[9]	$361,384	N/A	$4,060,384	$1,302,972	$2,757,412
	John D. Romano[3]	$913,154	$29,696[3]	$672,894[5]	$1,994,716[9]	$320,070	N/A	$3,930,530	$1,262,920	$2,667,610
2021	Jean- Francois Turgeon[2]	$848,692	$24,892	$1,754,100	$5,774,540[8]	$252,083	$563,717	$9,218,024	$1,689,384	$7,528,640
	John D. Romano[2]	$833,077	$14,261	$1,754,100	$4,487,096[8]	$240,729	$563,717	$7,329,263	$1,651,784	$6,241,196
	Jeffry N. Quinn[1]	$249,615	$67,204	N/A	N/A7	$30,462	N/A	$347,281	$347,281	N/A
Notes:
1.	On March 18, 2021, Mr. Quinn retired from his positions of Chief Executive Officer and Chair of the Board. His 2021 disclosure relates to compensation from January 1, 2021 to March 18, 2021.
2.	On March 18, 2021, Messrs. Turgeon and Romano were appointed as permanent Co-CEOs and members of the Board of Directors. Their 2021 disclosure relates to the full year for 2021.
3.
For Mr. Romano this figure reflects benefit amounts (assuming December 31, 2022 GBP to USD Fx rate of 1.20, where applicable) that include the following: $4,107 for disability & life insurance premiums, $10,000 for financial consulting, $5,652 for UK BOD meeting accommodations/meals and corresponding estimated $2,261 tax reimbursements, and $7,676 for tax equalization.

4.
For Mr. Turgeon this figure reflects benefit amounts (assuming December 31, 2022 GBP to USD Fx rate of 1.20, where applicable) that include the following: $4,159 for disability & life insurance premiums, $10,000 for financial consulting, $3,693 for UK BOD meeting accommodations/meals and corresponding estimated $1,477 tax reimbursements, and $8,759 for tax equalization.

5.	For Messrs. Turgeon and Romano, the details of the performance measures and targets applicable to the AIP for 2022 are as follows:
At its February 3, 2022 meeting, the committee set the overall Tronox objectives as follows:
Objective	Weighting	Threshold 50%	Target 100%	Maximum 200%
Adj EBITDA less Capital Expenditures	50.0%	$630 million	$715 to $765 million	$878 million
Adj EBITDA Margin Relative to TiO2 Peers30.0%		4.0%	8.0%	12.1%
Safety: Disabling Injury Frequency Rate7.5%		0.19	0.15≤ 0.11
Safety: Total Recordable Injury Frequency Rate7.5%		0.44	0.36≤ 0.30
Sustainability: Tons of CO2 Emissions Per Ton of Production	5.0%	1.575	1.543≤ 1.527
At its February 21, 2023 meeting, the HRCC reviewed the Company’s performance compared to the overall Tronox objectives and determined the following:
•
For the fiscal year 2022 Tronox reported actual Adjusted EBITDA of $875 million and capital expenditures of $428 million resulting in Adjusted EBITDA less Capital Expenditures of $447 million. The $447 million in Adjusted EBITDA less Capital Expenditures was below the threshold of $630 million, resulting in no payout for this component.

•
In the four quarters ending September 30, 2022 Tronox reported $995 million in Adjusted EBITDA, net sales of $3,689 million, and an Adjusted EBITDA margin of 27.0%. During the same period, our three TiO2 peers recorded a combined $994 million in Adjusted EBITDA, $7,485 million in combined net sales, and Adjusted EBITDA margin of 13.3% (calculated as described above). Accordingly, Tronox outperformed its TiO2 peers by 13.7 margin points, resulting in a maximum payout for this component.

DIRECTORS REMUNERATION REPORT
•
In the fiscal year 2022-_our disabling injury frequency rate (DIFR) of 0.20 injuries to employees and contractors per 200,000 hours corresponded to performance below threshold and resulted in no payout for this component. Our total recordable injury frequency rate (TRIFR) of 0.38 injuries to employees and contractors per 200,000 hours worked corresponded to performance between threshold and target performance levels, resulting in an 87.5% payout for this component.

•
For fiscal year 2022 Tronox achieved 1.73 tons of CO2 emissions per ton of product that was below the threshold established at 1.575 tons of CO2 emissions per ton of product, resulting in no payout for this component.

The actual 2022 overall Tronox results versus the AIP metrics were calculated as follows:
	PERFORMANCE LEVELS
Performance Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Actual Payout %	Metric Weighting	Resulting Payout %
Adj EBITDA less Capital Expenditures	$630M	$715 - $765M	$878M	$447M	0%	50.0%	0%
Adj EBITDA Margin Relative to TiO2 Peers	4.0%	8.0%	12.1%	13.7%	200.0%	30.0%	60.0%
Safety DIFR	0.19	0.15	≤0.11	0.20	0%	7.5%	0%
Safety TRIFR	0.44	0.36	≤0.30	0.38	87.5%	7.5%	6.6%
Sustainability CO2 Emissions	1.575	1.543	≤1.527	1.73	0%	5.0%	0%
TOTAL PAYOUT %							66.6%
At the February 21, 2023 meeting the HRCC approved the overall Tronox results, which resulted in a calculated payout of 66.6% of target.
Both Messrs. Turgeon and Romano have a target Annual Incentive of 100% of base salary, or $918,000 in 2022 with 80% of target, or $734,400, linked to overall Tronox results, and 20% of the target, or $183,600, linked to individual results.
The HRCC recommended an Individual Performance payout percentage of 100% of Target resulting in a total payout of
$672,894 for both Messrs. Turgeon and Romano and the Tronox Board of Directors approved the payments. The HRCC noted the following strong Tronox results regarding:
•	Safety and Sustainability
– With regard to safety, the 2022 targets for Disabling Injury Frequency Rate (DIFR) and Total Recordable Injury Frequency Rate (TRIFR) were deemed “stretch” and had they been achieved would have represented the best in the Company’s history. The Company’s performance is still near top-quartile for both similarly-situated mining and chemical companies.
– For the first-time, management was able to account not only for its Scope 1 and Scope 2 emissions, but its Scope 3 emissions as well. In addition, in 2022 management set initial Scope 3 emission reduction targets on an absolute basis of 9% by 2025 and 16% by 2030, in each case against our 2019 baseline.
– At its June 2022 investor day, the Company increased the aggressiveness of its carbon emission reduction targets announced in the prior year. The Company now aims to achieve a 35% reduction in carbon intensity versus its 2019 baseline for Scope 1 & 2 emissions by 2025 with a 50% reduction by 2030.
•	Production and Operations
– Reacted nimbly to the unforeseeable and unprecedented decline in customer demand for TiO2 pigment which occurred in the third quarter of 2022. Without management’s aggressive and decisive action to reduce production and prudently manage working capital, the financial impact of the fall-off in customer demand in the second-half of 2022 would have been far worse.
– In 2022, the Company delivered adjusted EBITDA margins of 25% far higher than its direct TiO2 pigment peers despite the fact that in volume terms TiO2 pigment sales declined 15% versus 2021 which in a high fixed cost industry is particularly difficult to overcome.
•	Financial Results
– Although the Company fell short of the financial targets established at the beginning of 2022, the Committee considered the unprecedented geopolitical and macroeconomic conditions which characterized the operating environment in 2022, particularly in the second-half.
– Realized several early stage “wins” on “Project newTRON,” our multi-year IT-enabled transformation program that includes both operational and business transformation newTRON, our enterprise as well accomplished several foundational elements that help support the future success of the project. Also, as part of this project, we have achieved approximately $20 million of recurring EBITDA savings from approximately 270 cost savings initiatives across the enterprise with an expectation of still more run- rate savings to be delivered in 2022 and beyond.
•	Capital Deployment
– Thanks to adept management of its balance sheet, the Company positioned itself well to navigate an era of higher interest rates brought about by central bank action to combat inflation. Both major credit rating agencies upgraded Tronox in 2022 to B+ and Ba3, respectively, reflecting the strength of its balance sheet. The significant refinancing transaction completed in 2022 means that there are no significant debt repayment obligations until 2028.
– Managed working capital during the second-half of the year to enable continuation of the large capital program in 2022, uninterrupted payment of an attractive dividend and re-purchase $50 million of shares.

DIRECTORS REMUNERATION REPORT
6.
Details of the performance measures and targets applicable to the performance-based RSUs granted on February 6, 2020 with a performance period ending on December 31, 2022 and that were eligible to vest on March 5, 2023 are as follows:

•
50% of the performance-based RSUs vested based upon the percentile rank of our Total Shareholder Return (“TSR” defined as share price appreciation plus dividends reinvested) over the three-year measurement period of January 1, 2020 to December 31, 2022 as compared to companies in the “Capital Markets Peer Group” as defined below. The targets applying for the TSR measure are as follows:

Performance Metric	Below threshold (0% vesting)	Threshold (25% vesting)	Target (100% vesting)	Maximum (200% vesting)
TSR percentile ranking	<35th percentile	35th percentile	50th percentile	≥65th percentile
For purposes of calculating TSR, the starting price for the period was based on the 30-day average closing price prior to the performance period and the ending price was based on the 30-day average closing price prior to the end of the performance period. The Company achieved 33.5% TSR over the period that equated to a 53.2nd percentile ranking that resulted in an above 50th percentile performance level (above target) payout of 121.3% for this metric. The actual number of units that vested based on this metric equaled the aggregate number of shares granted multiplied by 50% and then multiplied by the 121.3% TSR payout percentage.
The 2020 Capital Markets Peer Group included the following companies: Cabot Corporation (CBT); Ferro Corporation (FOE); GCP Applied Technologies Inc. (GCP); H.B. Fuller Company (FUL); Iluka Resources Limited (ILU.AX); Innophos Holdings, Inc. (IPHS); Koppers Holdings Inc. (KOP); Kraton Corporation (KRA); Kronos Worldwide, Inc. (KRO); Minerals Technologies Inc. (MTX); Orion Engineered Carbons, S.A. (OEC); Quaker Chemical Corporation (KWR); Rayonier Advanced Materials Inc. (RYAM); Synthomer PLC (SYNT.L), The Chemours Company (CC); U.S. Silica Holdings, Inc. (SLCA); and Venator Materials PLC (VNTR). Since the award grant date, Ferro Corporation was acquired in 2022, GCP Applied Technologies Inc. was acquired in 2022, Innophos Holdings, Inc. was acquired in 2020, and Kraton Corporation was acquired in 2022 and therefore, the Capital Markets Peer Group excluded the results of these companies for purposes of determining the final payout.
•
50% of the performance-based RSUs vested based upon the Average Annual Operating Return on Net Assets (“ORONA”) from January 1, 2020 to December 31, 2022. The Company achieved 12.6% average annual ORONA over the period that resulted in a 96.3% payout (between threshold and target) for this metric. The actual number of units that vested based on this metric equaled the aggregate number of shares granted multiplied by 50% and then multiplied by the 96.3% ORONA payout percentage.

The table below details the ORONA performance metric targets, actual performance, and resulting payout %:
	PERFORMANCE LEVELS
METRIC	THRESHOLD (25%)	TARGET (100%)	MAXIMUM (200%)	ACTUAL PERFORMANCE	RESULTING PAYOUT %
Average Annual ORONA (over 3 years)	10.7%	12.7%	≥14.7%	12.6%	96.3%
The overall weighed payout considering both TSR and ORONA performance metrics and their respective 50% weightings resulted in an overall payout of 108.8% of the aggregate number of shares granted.
7.
For Mr. Quinn, details of LTIP with performance measurement periods that ended in 2021 and vested after his retirement date of March 18, 2021 are included in “Payment to Past Directors” in last year’s report.

8.
For Messrs. Turgeon and Romano, last year’s reported 2021 total LTIP value of $6,323,770 and $4,960,427, respectively has been restated in the table above based on actual closing stock price on the date of vest for the performance-based RSUs with performance period ending December 31, 2021 that vested on March 5, 2022. The totals include elements for time-based RSUs and performance based awards vesting in early 2021 also (as described in the 2021 Directors' remuneration report), and these values did not change from those reported last year. The number of performance based RSUs for Messrs. Turgeon and Romano (107,692 and 92,810, respectively) which vested on March 5, 2022 and which are now recalculated for this total are now multiplied by the opening stock price on March 7, 2022 of $18.83 (since March 5, 2022 was not a trading day) instead of $23.93 which was the stock price assumption (average closing stock price from October 1, 2021 to December 31, 2021) used in last year’s report.

9.
For 2022, the figures for Messrs. Turgeon and Romano reflect the value of the time-based restricted share unit award (52,916 RSUs for each) granted on February 3, 2022 with closing stock price on the date of grant of $23.15. The amount also includes the vesting of performance-based RSUs that were granted on February 6, 2020 for which the vesting was based on two performance metrics as described in footnote 6 and measured to December 31, 2022 and resulted in a final overall payout percent of 108.8%. The resulting total number of RSUs for Messrs. Turgeon and Romano (36,025 and 32,261, respectively for TSR RSUs and 28,600 and 25,612, respectively for ORONA RSUs) eligible to vest on March 5, 2023 was then multiplied by a $13.30 stock price assumption (average closing stock price from October 1, 2022 to December 31, 2022). The estimated amount attributable to share price appreciation within the figure disclosed relating to the TSR and ORONA RSUs granted on February 6, 2020 for Messrs. Turgeon and Romano is $312,785 and $280,105, respectively based on the closing stock price on date of grant ($8.46).

10.
Employer contributions to retirement plans for 2022 include the following: The Company match into the US Savings Plan was 100% of the first 6% of employee’s contributions up to the IRC limits for each year and the same match went into the Savings Restoration Plan for all eligible income above the IRC limit. The Company made a discretionary contribution of 6% of employee’s earnings into the US Savings Plan up to the IRC limit for each year and the same contribution went into the Savings Restoration Plan for all eligible income above the IRC limit. For Mr. Romano amounts reflect employer contributions to the US retirement plans described above. For Mr. Turgeon, the 2022 amount includes $0 employer contributions to the US retirement plans listed above and a $361,384 cash payment in lieu of employer retirement plan contributions. Mr. Romano is also a deferred member of the Tronox Incorporated Retirement Plan which was frozen for new benefit accruals from 2009 and, as such, the value included in his 2022 amount relating to this plan is $0. The present value of Mr. Romano’s accumulated benefits for the Tronox Incorporated Retirement Plan as of December 31, 2022 as determined using the estimated ASC 715 assumptions in effect on December 31, 2022 was $595,688. The earliest retirement age that Mr. Romano can receive unreduced benefits under the plan is age 65.

DIRECTORS REMUNERATION REPORT
11.
On December 27, 2020, in connection with Mr. Quinn’s request for a leave of absence from Tronox and the appointment of Messrs. Turgeon and Romano each as Interim Co-CEO, the Board approved a $25,000 per month stipend for Messrs. Turgeon and Romano for the duration that they served as Interim Co-CEO. This stipend served as a temporary differential in base salary for serving in the Interim Co-CEO role during the Interim Co-CEO period that then ended on March 17, 2021. The stipend amount paid to both Messrs. Turgeon and Romano attributable to the period January 1, 2021 to March 17, 2021 was $63,717. In addition, as part of their compensation for each serving as Interim Co-CEO during Mr. Quinn’s leave of absence, the Board approved a one-time bonus of $500,000 to be paid to Messrs. Turgeon and Romano at the end of the interim Co-CEO period (March 17, 2021).

Non-Executive Directors
The following is provided on an audited basis.
Non-Executive Directors receive annual fees in lieu of a base salary. As non-employees of the Company and in accordance with Non-Executive Director compensation practices in the US, Non-Executive Directors are not eligible to receive an annual bonus or other benefits, including participation in the Company’s pension plans. The table below provides cash fees, benefits, and equity grants attributable to 2022 (the period from January 1, 2022 to December 31, 2022) and 2021 (the period from January 1, 2021 to December 31, 2021).
	Fees[1] $		Benefits $		RSU[6] $		Total $
Director	2022[2]	2021[3]	2022[4]	2021[5]	2022	2021	2022	2021
Ilan Kaufthal	395,000	395,000	9,664	—	140,946	164,478	545,610	559,478
Mutlaq Al-Morished	75,000	75,000	9,173	—	140,946	164,478	225,119	239,478
Vanessa Guthrie	105,000	105,000	6,624	—	140,946	164,478	252,570	269,478
Peter Johnston	105,000	105,000	3,230	—	140,946	164,478	249,176	269,478
Ginger M. Jones	140,000	140,000	11,988	—	140,946	164,478	292,934	304,478
Stephen Jones	110,000	110,000	4,543	—	140,946	164,478	255,489	274,478
Moazzam Khan	75,000	75,000	5,402	2,436	140,946	164,478	221,348	241,914
Sipho Nkosi	105,000	105,000	5,407	—	140,946	164,478	251,353	269,478
Notes:
1.	Fees are paid quarterly in arrears.
2.
Reflects actual fees earned from January 1, 2022 to December 31, 2022. For Mr. Kaufthal, who was appointed Chair of the Board on March 18, 2021, the amount includes Chair of the Board retainer fees ($120,000 annually) and monthly stipend ($15,000 monthly).

3.
Reflects actual fees earned from January 1, 2021 to December 31, 2021. For Mr. Kaufthal, who was appointed Chair of the Board on March 18, 2021, the amount includes Chair of the Board retainer fees ($120,000 annually) and monthly stipend ($15,000 monthly).

4.
Benefits amounts include UK taxable benefits associated with accommodations and meals for attending UK meetings and associated UK tax reimbursements, UK tax preparation fees, and tax equalization payments. Amounts in the table below are based on December 31, 2022 Fx rate. After April 2022, there were two Board meetings held in the UK, and therefore, the UK taxable benefits associated with accommodations and meals are shown in the table below. No Director was required to file a UK tax return for the UK tax year ending April 2022, however tax preparation services were continued for Mr. Khan for tax equalization continuity purposes since he personally files a UK tax return. Figures shown under Tax Reimbursements represent estimates for 2022. In addition, in 2022, there were no tax equalization payments paid to any directors. We intend to continue to mitigate or eliminate any associated incremental tax burden our Directors might incur as a consequence of Board meetings held in the United Kingdom.

Director	UK Tax Preparation ($)	Taxable Accommodation & Meals in UK ($)	Tax Reimbursements ($)	Tax Equalization Payment ($)	Total ($)
Ilan Kaufthal	—	6,903	2,761	—	9,664
Mutlaq Al-Morished	—	7,644	1,529	—	9,173
Vanessa Guthrie	—	5,520	1,104	—	6,624
Peter B. Johnston	—	2,692	538	—	3,230
Ginger M. Jones	—	8,563	3,425	—	11,988
Stephen Jones	—	3,786	757	—	4,543
Moazzam Khan	1,800	3,002	600	—	5,402
Sipho Nkosi	—	4,506	901	—	5,407
5.	Amounts reflect actual 2021 benefits and no benefits were estimated for 2021 in last year’s disclosure that require true-up.

DIRECTORS REMUNERATION REPORT
6.
The value of RSUs shown represents equity grants that occurred during the year, as applicable, made to Non-Executive Directors based upon the number of RSUs awarded in 2022 and 2021, respectively and the closing share price on the date of grant. See below for more details regarding equity granted in 2022.

Long-term incentive awards granted in 2022
The following is provided on an audited basis.
The table below provides details of equity awards granted in the year ended December 31, 2022 to all Executive Directors and Non-Executive Directors.
Director	Grant date	Type of award	Number of shares	Face value $	Threshold vesting level	Maximum vesting level	Anticipated vesting date
Jean-Francois Turgeon	2/3/2022	Time-based RSU[1]	52,916	1,225,005	NA	NA	3/5/2025
Jean-Francois Turgeon	2/3/2022	Performance- based TSR RSU[2]	26,458	612,503	25%	200%	3/5/2025
Jean-Francois Turgeon	2/3/2022	Performance- based ROIC RSU[2]	26,458	612,503	25%	200%	3/5/2025
John D. Romano	2/3/2022	Time-based RSU[1]	52,916	1,225,005	NA	NA	3/5/2025
John D. Romano	2/3/2022	Performance- based TSR RSU[2]	26,458	612,503	25%	200%	3/5/2025
John D. Romano	2/3/2022	Performance- based ROIC RSU[2]	26,458	612,503	25%	200%	3/5/2025
Ilan Kaufthal	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Mutlaq Al-Morished	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Vanessa Guthrie	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Peter Johnston	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Ginger M. Jones	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Stephen Jones	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Moazzam Khan	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Sipho Nkosi	5/12/2022	Time-based RSU[3]	8,537	140,946	NA	NA	5/3/2023
Notes:
1.
Subject to a service condition and vest in three equal annual installments on March 5, 2023, March 5, 2024 and March 5, 2025. Fifty percent (50%) of the Target Long-Term Incentive Plan (LTIP) award is delivered as time-based RSUs. The number of time-based restricted share units (RSUs) awarded has been calculated based on the LTIP award dollar amount divided by the grant date closing price (NYSE closing price on February 3, 2022 of $23.15). The face value is calculated based on the number of RSUs awarded multiplied by the grant date closing price (NYSE closing price on February 3, 2022 of $23.15). Dividend equivalents will be accrued on all RSUs until the units vest and will be paid at that time.

2.
Subject to a service condition and performance measured over the period January 1, 2022 to December 31, 2024. Fifty percent (50%) of the Target Long-Term Incentive Plan (LTIP) award is delivered as performance-based RSUs of which 50% of the performance-based RSUs were awarded as Total Shareholder Return (“TSR”) RSUs, whereby the vesting is based on TSR measured relative to a Capital Markets Peer Group of companies (see below for listing of companies) over the three-year period, and 50% of the performance-based RSUs were awarded as Return on Invested Capital (“ROIC”) RSUs, whereby the vesting is based on average annual ROIC during the three-year measurement period. The targets applying for the TSR measure are as follows:

Performance Metric	Below threshold (0% vesting)	Threshold (25% vesting)	Target (100% vesting)	Maximum (200% vesting)
TSR percentile ranking	<35th percentile	35th percentile	50th percentile	≥65th percentile
The Capital Markets Peer Group used for the TSR performance condition includes the following companies: Cabot Corporation (CBT); Ferro Corporation (FOE); GCP Applied Technologies Inc. (GCP); H.B. Fuller Company (FUL); Iluka Resources Limited (ILU.AX);

DIRECTORS REMUNERATION REPORT
Koppers Holdings Inc. (KOP); Kraton Corporation (KRA); Kronos Worldwide, Inc. (KRO); Minerals Technologies Inc. (MTX); Orion Engineered Carbons, S.A. (OEC); Quaker Chemical Corporation (KWR); Rayonier Advanced Materials Inc. (RYAM); Synthomer PLC (SYNT.L), The Chemours Company (CC); U.S. Silica Holdings, Inc. (SLCA); and Venator Materials PLC (VNTR). Since the award grant date, Ferro Corporation was acquired in 2022, GCP Applied Technologies Inc. was acquired in 2022, and Kraton Corporation was acquired in 2022 and therefore, the Capital Markets Peer Group will exclude the results of these companies for purposes of determining the final payout.
The ROIC performance measure has been set with relevant Threshold, Target and Maximum target levels; however, the actual targets are not being disclosed at the current time due to these being considered by the Company to be commercially sensitive. For Threshold, Target, and Maximum ROIC performance, the corresponding ROIC payout percentages are 25%, 100% and 200%, respectively.
The number of performance-based RSUs awarded has been calculated based on the LTIP award amount divided by the grant date closing price (NYSE closing price on February 3, 2022 of $23.15. The face value is calculated based on the number of RSUs awarded multiplied by the grant date closing price (NYSE closing price on February 3, 2022 of $23.15).
Dividend equivalents on both performance-based RSU awards are accumulated and paid only when the RSUs vest. Dividends equivalents will not be paid in the event that such RSUs do not vest.
3.
Subject to a service condition and cliff vest on the earlier of (a) the date of the next AGM (anticipated to be May 3, 2023) or (b) May 31 of the year following the grant date. The number of RSUs awarded has been calculated based on $150,000 divided by the ten (10) trading day average closing price prior to the grant date of $17.57. The face value is calculated based on the number of RSUs awarded multiplied by the grant date NYSE closing price on May 12, 2022 of $16.51. Dividend equivalents will be accrued on all RSUs until the units vest and will be paid at that time.

Directors’ shareholdings and share interests
The following is provided on an audited basis.
Director	Shares held outright	Outstanding time-based RSUs	Outstanding performance-based RSUs	Total holding of shares and share interests
Jean-Francois Turgeon	531,613	151,582	152,380	835,575
John D. Romano	531,261	149,456	146,086	826,803
Ilan Kaufthal	243,585	8,537	NA	252,122
Mutlaq Al-Morished	42,621	8,537	NA	51,158
Vanessa Guthrie	27,253	8,537	NA	35,790
Peter Johnston	118,321	8,537	NA	126,858
Ginger M. Jones	71,766	8,537	NA	80,303
Stephen Jones	43,110	8,537	NA	51,647
Moazzam Khan	28,886	8,537	NA	37,423
Sipho Nkosi	37,094	8,537	NA	45,631
Notes:
1.
The share interests of the Co-CEOs and Non-Executive Directors at December 31, 2022 (together with interests held by his or her connected persons) are set out in the table above. The HRCC has implemented shareholding guidelines of 5x base salary for the CEOs and 5x BOD cash retainer for the Non-Executive Directors. As of December 31, 2022, both Messrs. Turgeon and Romano were subject to shareholding guidelines of 5x base salary and have achieved their shareholding guidelines. For Non-Executive Directors, all have achieved their shareholding guideline.

Payments for loss of office and to past Directors
The following is provided on an audited basis.
Mr. Quinn retired from the Company on March 18, 2021. Per his Retirement Agreement, the following details RSUs that vested during 2022 or require true-up valuation based on final vest price from last year’s report, RSUs that remain outstanding, and any payments or benefits that he received during 2022:
•	February 7, 2019 Grant
–	Vesting of time-based RSUs that were granted on February 7, 2019 of which the remaining 68,748 vested on March 5, 2022.
–
Vesting of performance-based RSUs that were granted on February 7, 2019 for which the vesting was based on one performance metric as described in last year’s report under footnote 9 of the Single Figure Table – Executive Directors measured to December 31, 2021 and resulted in a final payout percent of 200%. The resulting number of RSUs for Mr. Quinn (287,490) that vested on March 5, 2022 multiplied by the stock price on the date of vest ($18.83) instead of $23.93 which

DIRECTORS REMUNERATION REPORT
was the stock price assumption (average closing stock price from October 1, 2021 to December 31, 2021) used in last year’s report resulted in an actual value of $5,413,437 versus projected value of $6,879,636.
•	February 6, 2020 Grant
–	Vesting of time-based RSUs that were granted on February 6, 2020 of which 92,592 vested on March 5, 2022. In addition, time-based RSUs (92,592) remain outstanding and shall vest on March 5, 2023.
–
Vesting of performance-based RSUs that were granted on February 6, 2020 for which the vesting was based on performance metrics as described in footnote 6 of the Single Figure Table – Executive Directors and measured to December 31, 2022 resulted in a final overall payout percent of 108.8% (121.3% payout regarding the 51,697 RSUs with the Total Shareholder Return metric and 96.3% payout regarding the 51,697 RSUs with the Operating Return on Net Assets metric. The resulting total number of RSUs for Mr. Quinn (112,492) eligible to vest on March 5, 2023 multiplied by a $13.30 stock price assumption (average closing stock price from October 1, 2022 to December 31, 2022) equals a projected value of $1,496,143. The estimated amount attributable to share price appreciation relating to these RSUs is $544,462, based on the closing stock price on date of grant ($8.46).

•	For all RSUs that vested on March 5, 2022, including time-based and performance-based RSUs, the total amount of accrued dividends ($351,375) was paid to him after the vesting date.
•
Continuation of medical and dental coverage after his retirement date pursuant to COBRA on the same terms as an active employee until the earlier of: (a) his eligibility for medical/dental from another employer or (b) the eighteenth month anniversary of his retirement date.

•	During 2022, Mr. Quinn received an estimated value of tax equalization benefits in the amount of
$19,765.
Shareholder voting on remuneration matters
The Remuneration Policy was last approved for the year ended December 31, 2019 at the AGM held on June 24, 2020, the voting outcome of which was:
	Votes for and Discretionary	Votes Against	Total Votes	Abstain	Broker Non-Votes
UK directors’ remuneration policy	120,418,065	540,297	120,958,362	170,816	11,224,873
	99.55%	0.45%	100.00%
At last year’s AGM (May 12, 2022), the UK statutory Directors’ Remuneration Report received the following votes from shareholders:
	Votes for and Discretionary	Votes Against	Total Votes	Abstain	Broker Non-Votes
UK directors' remuneration report	128,128,628	1,742,694	129,871,322	439,394	9,773,693
	98.66%	1.34%	100.00%
Information not required to be audited
Performance graph and CEO remuneration table
The graph below presents the investment performance of the Company’s shares relative to the S&P 400 Mid Cap Chemicals, S&P 400 Materials, and S&P 500 indices for the period from the effective date of the re-domiciliation of the Company as a UK public limited company on March 27, 2019. In the opinion of the Board, these indices represent the appropriate broad indices against which the total shareholder return of the Company should be measured for the purposes of the UK reporting requirements and is consistent with what is disclosed in our Annual Report.

DIRECTORS REMUNERATION REPORT

Total Return to Shareholders (Mar. 27, 2019 - Dec. 31, 2022)
S&P 500
S&P Midcap 400 Chemicals
S&P 400 Materials
Tronox
Value of $100 Investment
$210.00
$200.00
$190.00
$180.00
$170.00
$160.00
$150.00
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
3/27/2019
12/31/2019
12/31/2020
12/31/2021
12/31/2022

For comparison with the performance graph above, the table below sets out the following in relation to total compensation for the CEO over an equivalent period:
•	the total remuneration as reported in the single figure table;
•	the bonus paid as a percentage of the maximum opportunity; and
•	the proportion of long-term incentive awards meeting performance targets and vesting as a percentage of the maximum possible number of awards that could have vested.
Year	Name	Single figure $	Bonus Paid (As % of max)	LTI (% of max)
2022	Jean-Francois Turgeon[4]	$4,060,384	36.7%	54.4%
	John D. Romano[4]	$3,930,530	36.7%	54.4%
2021	Jean-Francois Turgeon[3]	$9,767,254	194.9%	100.0%
	John D. Romano[3]	$8,366,311	194.9%	100.0%
2020	Jeffry N. Quinn[2]	$6,503,768	75%	19.9%
2019	Jeffry N. Quinn[1]	$2,461,789	50%	—
Notes:
1.
Mr. Quinn did not hold any LTIs with a performance measurement period ending in the 2019 financial year. A portion of his LTI that was granted on February 8, 2018 with a performance measurement period ending in the 2020 financial year, vested at 39.7% of target or 19.9% of maximum.

2.
Mr. Quinn commenced a leave of absence on December 27, 2020, after which he continued to receive his salary and remain bonus eligible through December 31, 2020. Also on December 27, 2020, two Interim Co-CEOs were appointed, Messrs. Turgeon and Romano (neither of which served as a member of the Board of Directors in 2020).

3.
Mr. Quinn retired on March 18, 2021 and Messrs. Turgeon and Romano were appointed Co-CEOs. A portion of Messrs. Turgeon and Romano’s LTI that was granted on February 7, 2019 with a performance measurement period that ended in the 2021 financial year, vested at 200% of target or 100% of maximum and a portion of their LTI value includes a one-time Cristal Transaction Integration Synergy Savings performance-based RSU award that vested at 100% of target (also the maximum) on March 15, 2021. In addition, Messrs. Turgeon and Romano received interim Co-CEO compensation for the Interim Co-CEO period.

4.
A portion of Messrs. Turgeon and Romano’s LTI that was granted on February 6, 2020 with a performance measurement period that ended in the 2022 financial year, vested at 108.8% of target or 54.4% of maximum (details are provided in a footnote of the Single Figure Table).

The performance graph and CEO table will build up over time to ultimately show a 10-year history of pay- performance alignment.

DIRECTORS REMUNERATION REPORT
Percentage change in pay of directors and employees
The table below shows the percentage change in each executive and non-executive director’s pay compared with the average change for all employees of the parent company for the years ending December 31, 2022, 2021, and 2020. Going forward, this disclosure will build up over time to cover a rolling five year period.
	Salary/Fees	Benefits	Bonus
	% Change from 2021 to 2022[7,8]
Jean-Francois Turgeon	7.6%	12.8%	(61.6)%
John D. Romano	9.6%	108.2%	(61.6)%
Ilan Kaufthal	0%	N/A	N/A
Mutlaq Al-Morished	0%	N/A	N/A
Vanessa Guthrie	0%	N/A	N/A
Peter Johnston	0%	N/A	N/A
Ginger M. Jones	0%	N/A	N/A
Stephen Jones	0%	N/A	N/A
Moazzam Khan	0%	121.8%	N/A
Sipho Nkosi	0%	N/A	N/A
Average employees	5.7%	7.6%	(49.7)%

	% Change from 2020 to 2021[4,5,6]
Jean-Francois Turgeon	N/A	N/A	N/A
John D. Romano	N/A	N/A	N/A
Ilan Kaufthal	171.9%	(100.0)%	N/A
Mutlaq Al-Morished	0%	(100.0)%	N/A
Vanessa Guthrie	0%	(100.0)%	N/A
Peter Johnston	0%	(100.0)%	N/A
Ginger M. Jones	0%	(100.0)%	N/A
Stephen Jones	0%	(100.0)%	N/A
Moazzam Khan	0%	(5.0)%	N/A
Sipho Nkosi	0%	(100.0)%	N/A
Average employees	4.4%	6.3%	17.1%

	% Change from 2019 to 2020[1,2]
Jeffry N. Quinn	40.1%	55.0%	65.0%
Ilan Kaufthal	38.4%	(63.4)%	N/A
Mutlaq Al-Morished	37.9%	171.8%	N/A
Vanessa Guthrie	31.4%	(32.2)%	N/A
Peter Johnston	33.3%	(63.0)%	N/A
Ginger M. Jones	39.6%	(52.1)%	N/A
Stephen Jones	32.6%	(4.6)%	N/A
Moazzam Khan	37.9%	70.2%	N/A
Sipho Nkosi	33.0%	(57.7)%	N/A
Andrew P. Hines[3]	(15.5)%	(97.3)%	N/A
Wayne A. Hinman[3]	(11.9)%	(92.2)%	N/A
Average employees	3.9%	7.2%	39.9%
Notes:
1.
For the CEO and non-executive directors, 2019 salary/fees reflect pro-rated amounts for March 27, 2019 (the date of the Company’s re-domicile to the UK) to December 31, 2019, whereas 2020 reflects a full year. The CEO received a tax equalization payment in 2020 and no such payment in 2019. For average employees, both 2019 and 2020 reflect full years.

DIRECTORS REMUNERATION REPORT
2.
For the CEO and non-executive directors, 2019 benefits reflect pro-rated amounts for March 27, 2019 (the date of the Company’s re-domicile to the UK) to December 31, 2019, whereas 2020 reflects a full year. Messrs. Hines and Hinman received tax equalization payments in 2019 and no such payments in 2020. For average employees, both 2019 and 2020 reflect full years.

3.	Messrs. Hines and Hinman retired from the Board on June 24, 2020.
4.	For Mr. Kaufthal the increase in fees is primarily due to the addition of $15k per month stipend.
5.
For non-executive directors, the decrease in benefits is a result of COVID travel restrictions and, as such, no Board meetings took place in the UK, however tax preparation services were continued for Mr. Khan for tax equalization continuity purposes since he personally files a UK tax return.

6.
Both Messrs. Turgeon and Romano were appointed as Interim Co-CEOs on December 27, 2020 and neither served as a member of the Board of Directors in 2020. As such, there is not a full year of 2020 data to allow for comparison.

7.
For non-executive directors, the increase in benefits is a result of the lifting of COVID travel restrictions and, as such, two Board meetings took place in the UK during 2022. Accordingly, as the 2022 figure compares to a 2021 year of nil benefits, we show the percentage increase for 2022 as “N/A”. In addition, tax preparation services were continued for Mr. Khan for tax equalization continuity purposes since he personally files a UK tax return.

8.
On March 18, 2021, Messrs. Turgeon and Romano were appointed as permanent Co-CEOs and members of the Board of Directors, so salary for 2021 includes lower pre-CEO salary level for period January 1, 2021 to March 17, 2021. The increase in benefits is a result of the lifting of COVID travel restrictions and, as such, two Board meetings took place in the UK during 2022. The decrease in bonus payout is a result of lower Company performance results for 2022 versus 2021.

DIRECTORS REMUNERATION REPORT
CEO to employee pay ratio
The table below sets out the ratio between the total pay of the CEO (and Co-CEOs, Messrs. Turgeon and Romano, commencing in 2021) and the total pay of the UK-based employees at the 25th, 50th (median) and 75th percentiles of the UK workforce.
Year	Name	Method	25th percentile Pay Ratio	50th percentile Pay Ratio	75th percentile Pay Ratio
2022	Jean-Francois Turgeon	C	67:1	57:1	46:1
	John D. Romano	C	65:1	55:1	45:1
2021	Jean-Francois Turgeon	C	152:1	123:1	104:1
	John D. Romano	C	130:1	106:1	89:1
2020	Jeffry N. Quinn	C	104:1	84:1	71:1
2019	Jeffry N. Quinn	C	72:1	43:1	37:1
As allowed for under method C of the UK reporting requirements, the 25th, 50th and 75th percentile ranked individuals have been identified from the UK sub-set of our global employee data set used for determining the CEO pay ratio for US disclosure purposes. The global data set includes annual total compensation paid information for all employees on our payrolls as of December 31 of the respective calendar year. Annual total compensation paid generally includes an employee’s gross income, including wages, overtime, bonuses and other cash incentives paid during 2022, allowances, employer retirement contributions, benefits, and equity vests. We then convert these amounts paid in local currencies to US dollars by applying the exchange rate as of December 31. We annualize the amounts for our new and mid-year hires and for those employees on unpaid leave for any period of time during the respective measurement period. We then extract the UK employee data, sort the annual total compensation paid for each employee from lowest to highest and identified the employees who were paid the 25th, 50th and 75th percentile. This methodology was deemed to be the most reasonable, consistent, and practical approach to identifying the relevant individuals for the purposes of this disclosure. Once the three employees were identified, we determined the breakdown of pay elements (salary, employer paid benefits and employer retirement contributions that reflect the time period from January 1, 2022 to December 31, 2022), backed out the 2021 bonus paid in 2022 and added the 2022 bonus paid in 2023. The day by reference to which the 25th, 50th and 75th percentile employees were determined was December 31, 2022. The CEO pay figure is the total remuneration figure as set out in the single figure table within this report and equivalent figures (on a full-time equivalent basis) have been calculated for the relevant 25th, 50th and 75th percentile employees as described above. For 2022, a separate CEO pay ratio has been calculated based on full year 2022 pay for Messrs. Turgeon and Romano who each served as Co-CEO and members of the Board of Directors for the full year. For 2021, a separate CEO pay ratio has been calculated based on full year 2021 pay for Messrs. Turgeon and Romano who each served as Interim Co-CEO from December 27, 2020 to March 17, 2021 and then each were appointed as Co-CEO and members of the Board of Directors as of March 18, 2021. The 2019 CEO pay figure reflects compensation from March 27, 2019 (the date of the Company’s re-domicile to the UK) to December 31, 2019. The HRCC is comfortable that the resulting calculations are representative of pay levels at the respective quartiles.
The table below shows the breakdown of remuneration for each percentile employee used to calculate the CEO to employee pay ratios.
	Salary			Total Pay and Benefits[1]
Year	25th percentile	50th percentile	75th percentile	25th percentile	50th percentile	75th percentile
2022	$49,817	$55,838	$44,418	$60,735	$71,852	$88,090
Notes:
1.	Total Pay and Benefits figures include salary, employer medical contributions, retirement contributions, and full 2022 annual bonus payout.

DIRECTORS REMUNERATION REPORT
Relative importance of spend on pay
The following table sets out the percentage change in dividends, share buy-backs, and remuneration paid to or receivable by all employees in the financial year being reported compared with the previous year.
	2022 $m	2021 $m	% change
Distribution to shareholders by way of dividends	$87.0	$65.0	33.8%[1]
Distribution to shareholders by way of share buy-back	50	Nil	N/A2
Remuneration paid to or receivable by all employees	$400.8	$393.6	6.0%[3]
Notes:
1.	Reflects increase in quarterly dividends paid per share from $0.10 to $0.125 commencing with the March 2022 dividend payment to shareholders.
2.
During 2022, there were share buy-backs associated with our previously announced share repurchase program. During 2021, there was a share buy-back to acquire Exxaro’s ownership interest in the Company’s South African subsidiaries. This was a non-cash transaction.

3.	Increase primarily due to $20 million noncash pension settlement loss recorded on our U.S. Qualified Pension Plan during 2022 partially offset by lower incentive compensation.
The Group has not made any other significant distribution and payments or other uses of profit or cash flow deemed by the directors to assist in understanding the relative importance of spend on pay.
Consideration by the Human Resources and Compensation Committee of matters relating to Executive Directors’ remuneration and the Governance and Sustainability Committee of matters relating to Non-Executive Directors’ remuneration
The HRCC is responsible for overseeing the remuneration of the pay of the Executive Directors while the G&S Committee oversees the pay of the Non-Executive Directors. The current members of the HRCC are Stephen Jones (Chair), Peter Johnston, Ginger Jones, and Sipho Nkosi.
The members of the HRCC have no personal financial interest, other than as shareholders, in matters to be decided, and no potential conflicts of interest arising from cross-directorships. The members of the HRCC are all independent Directors and have no day to day involvement in running the business.
The HRCC Committee Chair, with input from the other committee members, directs the agenda for each committee meeting and seeks input from management and the HRCC’s independent compensation consultants.
The HRCC retained Frederic W. Cook & Co, Inc. (“FW Cook”) as its external independent compensation consultant to the HRCC and FIT Remuneration Consultants LLP (FW Cook’s associated firm in the UK) to assist with UK related issues. The HRCC has determined that both consulting firms are independent. The compensation consultants provide no other services to the Company and accordingly are considered to be independent by the HRCC and to provide independent and objective advice.
Fees paid to the HRCC’s external compensation consultants with respect to 2022 were approximately
$228,292 to FW Cook and approximately $11,956 to FIT Remuneration Consultants LLP, such fees being charged on the firms’ standard terms of business for advice provided.

DIRECTORS REMUNERATION REPORT
Implementation of policy for fiscal year 2023
Details of how the Policy will be implemented with respect to the Executive Director for fiscal year 2023 is set out in the table below:
Executive Director (Co-CEOs only)
Remuneration Element	Implementation of Remuneration Policy for FY 2022
Base salary
On February 21, 2023, the HRCC recommended and the Board approved a 3.5% salary increase for both Messrs. Turgeon and Romano. Effective April 1, 2023, Mr. Turgeon’s salary will increase from $918,000 to $950,000 and Mr. Romano’s salary will increase from $918,000 to $950,000.

AIP
Consistent with 2022, both Messrs. Turgeon and Romano will have a 2023 AIP target percentage of 100% of salary.

The HRCC’s approach for the 2023 AIP will be the same as for the 2022 AIP. Measures for 2023 will be based 80% on overall Tronox results and 20% on individual performance. There are no changes to the metrics or metric weightings. Further details of the measures and targets will be set out in next year’s Directors’ Remuneration Report to the extent the information is not considered to be commercially sensitive at that time.

LTI
On February 21, 2023, the HRCC recommended and the Board approved a $650,000 increase in LTIP target amount for both Messrs. Turgeon and Romano. On February 21, 2023, Mr. Turgeon’s target LTIP increased from $2,450,000 to $3,100,000 and Mr. Romano’s target LTIP increased from $2,450,000 to $3,100,000.

Consistent with 2022, awards in 2023 will be made as a mix of 50% time-based and 50% performance-based RSUs and the target LTI award amount. The February 2023 LTI award is structured as follows:

• Time-based RSUs: subject to a service condition and normally vesting in three equal installments each March 5 commencing on the March 5 after the year of grant.

• Performance-based RSUs: subject to performance measures and a service condition and normally vesting shortly after the end of the performance period. Performance measures in 2023 will be as follows:

 – 50% of performance-based RSUs: based on Total Shareholder Return measured relative to a Capital Markets Peer Group of companies. There is a threshold to maximum vesting range of 25% to 200% of the initial target number of units based on the level of actual performance achievement.

 – 50% of performance-based RSUs: based on the third year (2025) Annual Return on Invested Capital (“ROIC”). There is a threshold to maximum vesting range of 25% to 200% of the initial target number of units with ROIC targets established for threshold, target, and maximum vesting levels.

Pension (retirement plan) and benefits
Mr. Romano participates in the US Savings Plan and Savings Restoration Plan and in the Qualified retirement plan. Details of these pension arrangements and benefits are set out in the Executive Directors’ Remuneration Policy Table. Mr. Turgeon does not participate in the US Savings Plan and Savings Restoration Plan and is paid a cash payment in lieu of employer contributions. With regard to pension and benefits arrangements no material changes are anticipated for 2023.

DIRECTORS REMUNERATION REPORT
Non-Executive Directors
Remuneration Element	Implementation of Remuneration Policy for FY 2023
Fees
There were no changes to Non-Executive Director compensation for 2023. Fees for 2023, are:

 • Board annual fee: $75,000

 •  Non-Executive Chair annual fee (in addition to Board annual fee): $120,000

 • A Lead Independent Director (in the situation whereby the Chair of the Board role is held by an executive of the Company) will receive an additional annual retainer of $50,000

 • Audit Committee chair: $50,000 (in addition to Board annual fee)

 • HRCC chair: $20,000 (in addition to Board annual fee)

 • Corporate Governance and Sustainability Committee chair: $20,000 (in addition to Board annual fee)

 • Audit Committee, HRCC, Corporate Governance and Sustainability Committee members: $15,000 (per Committee; in addition to Board annual fee; and only where not serving as chair of the Committee)

On March 18, 2021, the Board elected Mr. Kaufthal to the role of Chair of the Board, after initially electing him in an interim capacity in December 2020, and approved a monthly cash stipend of $15,000 for his role as Chair. The monthly cash stipend is in addition to the other components of non-employee director compensation he receives (described above) and is paid to Mr. Kaufthal in recognition of the important role he plays in guiding our two first-time co-CEOs and relatively new senior leadership team. Mr. Kaufthal is also involved in a wide range of Tronox matters that far exceeds the involvement of other non-executive Chair at similarly situated NYSE companies of which the Board is aware.

Equity-based awards
As in 2022, Non-Executive Directors will also receive an equity grant of time-based RSUs in 2023 with a face value of $150,000. Commencing in 2019 and going forward, RSUs will be granted on the date of the annual general meeting of shareholders and vest the earlier of: a) the date of the next annual general meeting of shareholders or b) May 31st of the year following the grant date (assuming such individual is a board member at the time of vesting).

Signed on behalf of the Board of Directors by:

/s/ Stephen Jones
Stephen Jones, Chair of the HRCC

/s/ Ilan Kaufthal
Ilan Kaufthal, Chair of the G&S Committee

TRONOX HOLDINGS PLC
COMPANY INFORMATION
FOR THE YEAR ENDED 31 DECEMBER 2022
Directors	John Romano
Jean-Francois Turgeon
Mutlaq Al-Morished
Vanessa Guthrie
Ginger M. Jones
Stephen Jones
Peter B. Johnston
Ilan Kaufthal
Moazzam Khan
Sipho Nkosi

Secretary	Jeffrey Neuman

Company number	11653089

Registered office	Laporte Road Stallingborough, Grimsby
North East Lincolnshire
England, DN40 2PR

Independent Auditors	PricewaterhouseCoopers LLP
Chartered Accountants
3 Forbury Place
23 Forbury Road
Reading
Berkshire
RG1 3JH
United Kingdom

Independent auditors’ report to the members of Tronox Holdings Plc
Report on the audit of the financial statements
Opinion
In our opinion:
•
Tronox Holdings Plc’s group financial statements and company financial statements (the “financial statements”) give a true and fair view of the state of the group’s and of the company’s affairs as at 31 December 2022 and of the group’s profit and the group’s cash flows for the year then ended;

•	the group financial statements have been properly prepared in accordance with accounting principles generally accepted in the United States of America;
•
the company financial statements have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards, including FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”, and applicable law); and

•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.
We have audited the financial statements, included within the Annual Report, which comprise: the consolidated balance sheet and company statement of financial position as at 31 December 2022; the consolidated statement of income, the consolidated statement of comprehensive income (loss), the consolidated statement of cash flows, the consolidated statement of changes in shareholders' equity and the company statement of changes in equity for the year then ended; and the notes to the financial statements, which include a description of the significant accounting policies.
Basis for opinion
We conducted our audit in accordance with International Standards on Auditing (UK) (“ISAs (UK)”) and applicable law. Our responsibilities under ISAs (UK) are further described in the Auditors’ responsibilities for the audit of the financial statements section of our report. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Independence
We remained independent of the group in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, which includes the FRC’s Ethical Standard, as applicable to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements.
Our audit approach
Overview
Audit scope
•
Tronox Holdings plc is a public limited company incorporated under the laws of England and Wales and is listed on the New York Stock Exchange thus the Group is subject to group financial statement audits in both the United Kingdom (UK) and the United States of America (US).

•
The Group’s headquarters are in the United Kingdom, however it maintains its head office finance team in Stamford, Connecticut, USA. We have thus directed, supervised and reviewed the US corporate component team to perform the on-site testing in the US in relation to testing of balances accounted for on a centralized basis as well as for the Hamilton (USA) component, and then other component teams to perform the on-site testing for other global sites in scope, with the UK Group team performing the remainder of the audit work, which principally relates to the audit of the consolidation and parent company financial statements.

•
We identified 3 reporting units which, in our view, required a full scope audit based on their size and risk. In addition, we determined that audit procedures over certain accounts or balances were required at a further 5 reporting units to provide sufficient overall Group coverage of particular financial statement line items.

•
We used component teams in 5 countries to perform a combination of full scope audit procedures and audits of specific accounts or balances. Certain Group financial statement disclosures and a number of complex areas, prepared by the head office finance function, were audited by the US corporate component team, with the Group consolidation audited by the UK Group engagement team.

•
Our full scope audits combined with our audits of specific accounts or balances accounted for 89% of Group revenue and 86% of Group total assets. Our audit scope provided sufficient appropriate audit evidence as a basis for our opinion on the Group financial statements as a whole. Where work was performed by teams outside of the UK, we determined the level of independent involvement needed at those local operations to be able to conclude whether sufficient, appropriate audit evidence had been obtained as a basis for our opinion on the consolidated financial statements as a whole. We issued formal, written instructions to the teams outside the UK, setting out the work to be performed by each of them and maintained regular communication throughout the audit cycle. These interactions included participating in planning and clearance meetings with our teams in The United States of America, Australia, South Africa and Dubai, holding regular video conference calls, as well as reviewing working papers remotely and assessing matters reported.

Key audit matters
•	Revenue Recognition (group)
•	AR Securitization Program (group)
•	Recoverability of intercompany receivable and investment in subsidiary (parent)
Materiality
•	Overall group materiality: US$21,875,000 (2021: US$ 23,600,000) based on 2.5% of adjusted EBITDA.
•	Overall company materiality: US$21,000,000 (2021: US$21,900,000) based on 1% of total assets.
•	Performance materiality: US$16,400,000 (2021: US$17,700,000) (group) and US$15,750,000 (2021: US$16,400,000) (company).
The scope of our audit
As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements.
Key audit matters
Key audit matters are those matters that, in the auditors’ professional judgement, were of most significance in the audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) identified by the auditors, including those which had the greatest effect on: the overall audit strategy; the allocation of resources in the audit; and directing the efforts of the engagement team. These matters, and any comments we make on the results of our procedures thereon, were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.
This is not a complete list of all risks identified by our audit.
AR Securitization Program is a new key audit matter this year. Valuation Allowance Assessment of Deferred Tax Assets, which was a key audit matter last year, is no longer included because of the lack of evidence to suggest that the release of the valuation allowance against deferred tax assets in 2021 should have been reversed.
Otherwise, the key audit matters below are consistent with last year.

Key audit matter	How our audit addressed the key audit matter
Revenue Recognition (group)

As described in Note 3 to the consolidated financial statements, Tronox has recorded $3,454m of revenue for the year ended 31 December 2022. Tronox recognize revenue at a point in time when the customer obtains control of the promised products. For most transactions this occurs when products are shipped from the manufacturing facilities or at a later point when control of the products transfers to the customer at a specified destination or time. Accruals are made for sales returns, rebates and other allowances, which are recorded in “Net Sales” in the Consolidated Statements of Income and are based on historical experience and current business conditions. We determined that a high degree of resources and effort were required in performing procedures related to the Company’s revenue recognition.

Testing of revenue has been performed by the component teams which cover 89% of the overall Group revenue balance. The procedures performed are as follows:

- Evaluated the design and tested the operating effectiveness of management's controls to ensure revenue is correctly recognised in the correct period.

- For certain locations, tested revenue transactions through data auditing techniques, alongside certain controls testing to support this approach, that enabled us to test whether the entire revenue has been matched to receivables or cash recorded.

- For the remaining locations, tested a sample of revenue transactions recognised to the appropriate support such as signed contracts, purchase orders, invoices, proof of delivery and cash receipts.

- Tested unusual manual journal entries that credited revenue.

- Tested a sample of revenue transactions recognised pre-year end and post year end to ensure they have been recognised in the correct period.

- Tested a sample of shipments made in the year to the revenue ledger to ensure the revenue transactions recorded are complete.

- Tested a sample of credit notes raised, including sales returns and rebates, to appropriate supporting documentation.

- For components not in scope, we have performed disaggregated revenue analytics based on products and location to assess the revenue balances and any unusual movements. We did not identify any material misstatement as a result of the procedures performed.

AR Securitization Program (group)
As described in Note 7 to the consolidated financial statements, in March 2022, the Company entered into an accounts receivable securitization program with a financial institution to sell accounts receivables generated by its wholly owned U.S. operating subsidiary. In November 2022, the Company amended the receivable purchase agreement to expand the program to include receivables generated by its wholly owned Australian operating subsidiaries. For the year

Testing of accounts receivable securitization was performed by the group team with support from the relevant component team in the US and Australia. The procedures performed were as follows:

- Tested the effectiveness of controls relating to management’s evaluation as to whether the sold receivables met the definition of a true sale.

Key audit matter	How our audit addressed the key audit matter
ended December 31, 2022, the Company sold to the purchaser Accounts Receivable in exchange for a total aggregated amount of $147m of cash proceeds, and recorded $24m within Accounts Payable as of 31 December 2022 for the amount that is still due to the purchaser as a result of a periodic decrease in accounts receivable sold to the purchaser, which was paid in January 2023. Additionally, as of 31 December 2022, the Company retained approximately $69m of unsold receivables which were pledged as collateral for the sold receivables. As these transactions represent a true sale, the Company derecognized the sold receivables as of 31 December 2022 and classified the cash proceeds as a source of cash provided by operating activities. The principal considerations for our determination that performing procedures relating to the accounts receivable securitization program are the significant judgement by management when evaluating whether the sold receivables met the definition of a true sale in accordance with U.S. GAAP; a high degree of auditor judgement, subjectivity, and effort in performing procedures and evaluating the audit evidence obtained relating to the evaluation of the appropriateness of the true sale conclusion and classification of the true sale within the financial statements; and the audit effort involved the use of professionals with specialised skill and knowledge.

- Obtained and reviewed the third-party true sale opinions and securitization agreements.

- Confirmed, on a sample basis, the outstanding sold receivable as of 31 December 2022 with the third-party customer of the Company to validate that a bona fide receivable existed upon the sale of the receivable to the purchaser.

- Confirmed the outstanding principal balance as of 31 December 2022 with the purchaser.

- Evaluated the appropriateness of the classification of the sold and unsold receivables in the financial statements,

- Tested the completeness and accuracy of the sold and unsold accounts receivable listing data provided by management.

- Utilised professionals with specialised skill and knowledge to assist in evaluating whether the sold receivables met the definition of a true sale under U.S. GAAP and evaluated the appropriateness of the classification of the true sale in the financial statements.

We did not identify any material misstatement as a result of the procedures performed

Recoverability of intercompany receivable and investment in subsidiary (parent)
As described in Notes 4 and 5 to the parent company financial statements, the parent company has an investment in the Tronox group subsidiaries as well as an intercompany receivable, with a carrying value of $2,063m. We determined that a relatively high degree of resources and effort were required in performing procedures related to the valuation risk that the carrying value of the investment in subsidiary and intercompany receivable could be impaired.
We evaluated the directors’ assessment regarding whether an impairment trigger existed. We found that management’s assessment of no impairment trigger arising was appropriate.
How we tailored the audit scope
We tailored the scope of our audit to ensure that we performed enough work to be able to give an opinion on the financial statements as a whole, taking into account the structure of the group and the company, the accounting processes and controls, and the industry in which they operate.
The Group’s accounting process is structured around a local finance function in each of the Group’s reporting units. These functions maintain their own accounting records and controls (although transactional processing and certain controls for some reporting units are performed at a shared service centre) and report to the head office finance team through an integrated consolidation system.
In establishing the overall Group audit strategy and plan, we determined the type of work that needed to be performed at the reporting units by the Group engagement team and by component auditors from other PwC network firms. Where the work was performed by component auditors, we determined the level of involvement we needed to have in the audit work at those reporting units so as to be able to conclude whether sufficient appropriate audit evidence had been obtained as a basis for our opinion on the Group financial statements as a whole.
For each reporting unit, we determined whether we required an audit of their complete financial information (“full scope”) or whether procedures on specified accounts or balances would be sufficient. Those where a full scope audit was required included the largest reporting unit (Hamilton plant and Australian business), determined as individually financially significant because they contribute more than 15% of the Group’s revenue. We performed a full scope audit at one further component based on its size and risk. We maintained regular communication with the local teams during the planning, execution and completion phases of their audits. We directed the work of the component teams, reviewed their approach and findings and participated in the closing meetings of the significant components.
In addition, we determined that audit procedures over certain accounts or balances were required at a further 5 reporting units (UK, KSA, SA, Botlek and France) to provide sufficient overall Group coverage of particular financial statement line items. We performed a detailed review of the working papers for the significant components and other component teams as deemed appropriate. We maintained regular communication with the local teams during the planning, execution and completion phases of their audits. We directed the work of the component teams, reviewed their approach and findings and participated in the closing meetings of the components.
The US corporate component team performs audit procedures over certain areas that are being managed by the corporate finance team based in Stamford. These include revenue for 4 components (Hamilton, Botlek, France and UK), current income tax receivable/payable, deferred tax asset/liabilities, derivative financial instruments and related hedge accounting, bonus accruals and bank and other borrowings and related finance costs. The Group consolidation is audited by the UK Group engagement team.
Our full scope audits combined with our audits of specific accounts or balances accounted for 89% of Group revenue and 86% of Group total assets.
In determining the nature, timing, and extent of audit procedures to be performed at non-significant components, the US corporate component team performed analytical procedures at a Group level. Those not subject to analytical review procedures were individually, and in aggregate, immaterial. This gave us the evidence we needed for our opinion on the financial statements as a whole.
The impact of climate risk on our audit
As part of our audit, we made enquiries of management to understand the process management adopted to assess the extent of the potential impact of climate risk on the Group and parent’s financial statements and support the disclosures made within the UK Statutory Directors’ Report. In addition to enquiries with management, we also:
- Understood managements processes in place to assess climate risk
- Read additional reporting made by the entity on climate including its sustainability report. We challenged the completeness of management’s climate risk assessment by:
- Reading the entity’s website and sustainability report for details of climate related impacts.
- Ensured the consistency of management’s climate impact assessment with internal climate plans and board minutes, including whether the time horizons management have used take account of all relevant aspects of climate change such as transition risks.
Management have made commitments to achieve carbon neutrality by 2050.
Management considers the impact of climate risk immaterial to the current period financial statements. The key areas of the financial statements where management evaluated that climate risk has a potential significant impact are:
- Intangible assets, net,
- Other long-term assets,
- Deferred tax assets,
- Property, plant and equipment, net.

Using our knowledge of the business and we evaluated management’s risk assessment, its estimates as set out in note 3 of the financial statements and resulting disclosures where significant. We considered the following areas to potentially be materially impacted by climate risk and consequently we focused our audit work in these areas:
- Impairment of Noncurrent Assets,
- Recognition of deferred tax assets.
To respond to the audit risks identified in these areas we tailored our audit approach to address these, in particular, we:
- Challenged management on how the impact of climate commitments made by the Group would impact the assumptions within the cash flows prepared by management that are used in the Group’s impairment analysis and evaluation of deferred tax asset recoverability.
We also considered the consistency of the disclosures in relation to climate change within the Annual Report and Financial Statements and our knowledge obtained from our audit. This included challenging the proportionality of the disclosures given in the narrative reporting within the other information to the impact disclosed within the financial statements.
Our procedures did not identify any material impact in the context of our audit of the financial statements as a whole, or our key audit matters for the year ended.
Materiality
The scope of our audit was influenced by our application of materiality. We set certain quantitative thresholds for materiality. These, together with qualitative considerations, helped us to determine the scope of our audit and the nature, timing and extent of our audit procedures on the individual financial statement line items and disclosures and in evaluating the effect of misstatements, both individually and in aggregate on the financial statements as a whole.
Based on our professional judgement, we determined materiality for the financial statements as a whole as follows:
	Financial statements - group	Financial statements - company
Overall materiality	US$21,875,000 (2021: US$ 23,600,000).	US$21,000,000 (2021: US$21,900,000).

How we determined it	2.5% of adjusted EBITDA	1% of total assets

Rationale for benchmark applied	Adjusted EBITDA is the primary metric reported by Tronox's peers and used by analysts and the users of the Company’s financial statements.	Total assets is the primary measure used by shareholders in assessing the performance of the entity. The parent company is primarily a holding company with an investment in a subsidiary company.
For each component in the scope of our group audit, we allocated a materiality that is less than our overall group materiality. The range of materiality allocated across components was US$ 6.4 million and US$18.7 million.
We use performance materiality to reduce to an appropriately low level the probability that the aggregate of uncorrected and undetected misstatements exceeds overall materiality. Specifically, we use performance materiality in determining the scope of our audit and the nature and extent of our testing of account balances, classes of transactions and disclosures, for example in determining sample sizes. Our performance materiality was 75% (2021: 75%) of overall materiality, amounting to US$16,400,000 (2021: US$17,700,000) for the group financial statements and US$15,750,000 (2021: US$16,400,000) for the company financial statements.
In determining the performance materiality, we considered a number of factors - the history of misstatements, risk assessment and aggregation risk and the effectiveness of controls - and concluded that an amount at the upper end of our normal range was appropriate.

We agreed with those charged with governance that we would report to them misstatements identified during our audit above US$1,500,000 (group audit) (2021: US$1,250,000) and US$1,050,000 (company audit) (2021: US$1,000,000) as well as misstatements below those amounts that, in our view, warranted reporting for qualitative reasons.
Conclusions relating to going concern
Our evaluation of the directors’ assessment of the group's and the company’s ability to continue to adopt the going concern basis of accounting included:
•	Understanding and evaluating the group’s assessment of its going concern.
•	Performing a risk assessment to identify factors that could impact the going concern basis of accounting.
•
Evaluating the financial forecasts and the group’s stress testing of liquidity, including the severity of the downside scenarios that were used to support the going concern assumption and testing the mathematical accuracy of the model.

•	Reading loan agreements to identify all relevant terms and covenants in order to test compliance with all objectively determinable debt covenants.
•	Reading and evaluating the adequacy of the disclosures made in the financial statements in relation to going concern.
Based on the work we have performed, we have not identified any material uncertainties relating to events or conditions that, individually or collectively, may cast significant doubt on the group's and the company’s ability to continue as a going concern for a period of at least twelve months from when the financial statements are authorised for issue.
In auditing the financial statements, we have concluded that the directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate.
However, because not all future events or conditions can be predicted, this conclusion is not a guarantee as to the group's and the company's ability to continue as a going concern.
Our responsibilities and the responsibilities of the directors with respect to going concern are described in the relevant sections of this report.
Reporting on other information
The other information comprises all of the information in the Annual Report other than the financial statements and our auditors’ report thereon. The directors are responsible for the other information. Our opinion on the financial statements does not cover the other information and, accordingly, we do not express an audit opinion or, except to the extent otherwise explicitly stated in this report, any form of assurance thereon.
In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If we identify an apparent material inconsistency or material misstatement, we are required to perform procedures to conclude whether there is a material misstatement of the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report based on these responsibilities.
With respect to the Strategic report and Directors' Report, we also considered whether the disclosures required by the UK Companies Act 2006 have been included.
Based on our work undertaken in the course of the audit, the Companies Act 2006 requires us also to report certain opinions and matters as described below.
Strategic report and Directors' Report
In our opinion, based on the work undertaken in the course of the audit, the information given in the Strategic report and Directors' Report for the year ended 31 December 2022 is consistent with the financial statements and has been prepared in accordance with applicable legal requirements.

In light of the knowledge and understanding of the group and company and their environment obtained in the course of the audit, we did not identify any material misstatements in the Strategic report and Directors' Report.
Directors' Remuneration
In our opinion, the part of the Directors' Remuneration Report to be audited has been properly prepared in accordance with the Companies Act 2006.
Responsibilities for the financial statements and the audit
Responsibilities of the directors for the financial statements
As explained more fully in the Statement of directors' responsibilities in respect of the financial statements, the directors are responsible for the preparation of the financial statements in accordance with the applicable framework and for being satisfied that they give a true and fair view. The directors are also responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, the directors are responsible for assessing the group’s and the company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the group or the company or to cease operations, or have no realistic alternative but to do so.
Auditors’ responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.
Irregularities, including fraud, are instances of non-compliance with laws and regulations. We design procedures in line with our responsibilities, outlined above, to detect material misstatements in respect of irregularities, including fraud. The extent to which our procedures are capable of detecting irregularities, including fraud, is detailed below.
Based on our understanding of the group and industry, we identified that the principal risks of non-compliance with laws and regulations related to bribery and corruption, intellectual property, data protection, competition/antitrust laws and mining regulations, and we considered the extent to which non-compliance might have a material effect on the financial statements. We also considered those laws and regulations that have a direct impact on the financial statements such as the pensions legislation, tax legislation, environmental laws and regulations and the Companies Act 2006. We evaluated management’s incentives and opportunities for fraudulent manipulation of the financial statements (including the risk of override of controls), and determined that the principal risks were related to posting unauthorised manual journal entries to accelerate recognition of revenue during the reporting period and management bias in significant accounting estimates or judgments to manipulate results. The group engagement team shared this risk assessment with the component auditors so that they could include appropriate audit procedures in response to such risks in their work. Audit procedures performed by the group engagement team and/or component auditors included:
•	Holding discussions with Group management, Internal Audit, legal and tax advisors, including consideration of known or suspected instances of non compliance with laws and regulation and fraud;
•	Evaluation of management’s controls designed to prevent and detect irregularities;
•	Review of Board meeting minutes;
•	Challenging assumptions and judgements made by management in their significant accounting estimates and judgments,particularly in relation to the key audit matters above;
•	Identifying and testing journal entries based on our risk assessment and evaluating whether there was evidence of management bias that represents a risk of material misstatement due to fraud; and

•	Incorporating elements of unpredictability into the audit procedures performed.
There are inherent limitations in the audit procedures described above. We are less likely to become aware of instances of non-compliance with laws and regulations that are not closely related to events and transactions reflected in the financial statements. Also, the risk of not detecting a material misstatement due to fraud is higher than the risk of not detecting one resulting from error, as fraud may involve deliberate concealment by, for example, forgery or intentional misrepresentations, or through collusion.
Our audit testing might include testing complete populations of certain transactions and balances, possibly using data auditing techniques. However, it typically involves selecting a limited number of items for testing, rather than testing complete populations. We will often seek to target particular items for testing based on their size or risk characteristics. In other cases, we will use audit sampling to enable us to draw a conclusion about the population from which the sample is selected.
A further description of our responsibilities for the audit of the financial statements is located on the FRC’s website at: www.frc.org.uk/auditorsresponsibilities. This description forms part of our auditors’ report.
Use of this report
This report, including the opinions, has been prepared for and only for the company’s members as a body in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.
Other required reporting
Companies Act 2006 exception reporting
Under the Companies Act 2006 we are required to report to you if, in our opinion:
•	we have not obtained all the information and explanations we require for our audit; or
•	adequate accounting records have not been kept by the company, or returns adequate for our audit have not been received from branches not visited by us; or
•	certain disclosures of directors’ remuneration specified by law are not made; or
•	the company financial statements and the part of the Directors' Remuneration Report to be audited are not in agreement with the accounting records and returns.
We have no exceptions to report arising from this responsibility.

Miles Saunders (Senior Statutory Auditor)
for and on behalf of PricewaterhouseCoopers LLP
Chartered Accountants and Statutory Auditors Reading
9 March 2023

TRONOX HOLDINGS PLC

COMPANY STATEMENT OF FINANCIAL POSITION
	Notes	At 31 December 2022 $	At 31 December 2021 (restated) $
Fixed Assets
Investments	4	526,120,001	526,120,001
Loans to group undertakings	5	1,536,955,448	1,426,449,192
Related party receivable	6	137,566,156	133,592,108
Total fixed assets		2,200,641,605	2,086,161,301
Current Assets
Debtors: amounts falling due within one year	7	3,191,844	107,783,885
Related party receivable	6	625,000	625,000
Cash at bank and in hand		746,888	1,507,162
Total current assets		4,563,732	109,916,047

Creditors: amounts falling due within one year	8	(140,305,024)	(30,718,065)
Net current (liabilities) / assets		(135,741,292)	79,197,982
Total assets less current liabilities		2,064,900,313	2,165,359,283
Creditors: amounts falling due after more than one year	9	(95,027,232)	(81,214,032)

Net assets		1,969,873,081	2,084,145,251

Capital and reserves
Called up share capital	10	1,545,042	1,539,347
Share premium account	11	476,590,193	446,965,984
Capital redemption reserve	10	28,438	—
Retained earnings	12	1,454,145,890	1,593,592,208
Share based payment reserve	7	37,563,518	42,047,712
Total equity		1,969,873,081	2,084,145,251
As permitted by Section 408 of the Companies Act, 2006, the Company has elected not to present its own profit and loss account for the year. During the year ended 31 December 2022 and 31 December 2021, the company reported a loss of $9,295,169 and a profit of $59,432,410, respectively.
See Note 2 for details regarding the restatement.
The notes on pages 61 to 77 are an integral are an integral part of the financial statements.
These financial statements on pages 59 to 60 were approved by the board of directors on 9 March 2023 and were signed on its behalf by:
Director
/s/ Ilan Kaufthal
Date 9 March 2023
Registered number 11653089

TRONOX HOLDINGS PLC

COMPANY STATEMENT OF CHANGES IN EQUITY
	Note	Share capital	Share premium	Capital redemption reserve	Retained earnings	Share based payment reserve	Total
		$	$	$	$	$	$
At 1 January 2021		1,435,575	252,842,461	—	1,591,107,605	53,528,230	1,898,913,871

Equity awards	10	28,436	42,510,582	—	—	(11,480,518)	31,058,500

Equity awards cancelled for taxes	10	(1,372)	(2,661,167)	—	—	—	(2,662,539)

Options exercised	10	4,248	8,600,099	—	—	—	8,604,347

Acquisition of noncontrolling interest	10	72,460	145,674,009	—	—	—	145,746,469

Dividends	12	—	—	—	(56,947,807)	—	(56,947,807)

Profit for the year	12	—	—	—	59,432,410	—	59,432,410
At 31 December 2021		1,539,347	446,965,984	—	1,593,592,208	42,047,712	2,084,145,251

Equity awards	10	34,281	29,849,002	—	—	(4,484,194)	25,399,089

Equity awards cancelled for taxes	10	(287)	(496,645)	—	—	—	(496,932)

Options exercised	10	139	271,852	—	—	—	271,991

Share buybacks	10	(28,438)	—	28,438	(49,710,402)	—	(49,710,402)

Dividends	12	—	—	—	(80,440,747)	—	(80,440,747)

Loss for the year	12	—	—	—	(9,295,169)	—	(9,295,169)

At 31 December 2022		1,545,042	476,590,193	28,438	1,454,145,890	37,563,518	1,969,873,081

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
1.  Company Information
The company's principal activity is that of a holding company for Tronox Investment Holdings Limited whose main activities through its subsidiaries is the production and marketing of titanium bearing mineral sands and titanium dioxide (“TiO2”) pigment.
Tronox Holdings plc (referred to herein as “Tronox”, “the company”, “we”, ‘us” or “our”) is an England and Wales incorporated public company limited by shares and is registered in England and domiciled in the United Kingdom. The registered office is Laporte Road, Stallingborough, Grimsby, North Lincolnshire, England, DN40 2PR.
2.  Accounting Policies
Basis of preparation of company financial statements
These financial statements have been prepared in compliance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, “The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland” (“FRS 102”) and the Companies Act 2006 and the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008.
The financial statements are prepared in U.S. Dollars ($), which is the functional and presentation currency of the company.
The financial statements have been prepared on a going concern basis, under the historical cost convention. The principal accounting policies and critical accounting estimates adopted are set out below.
The company has taken advantage of the exemption in section 408 of the Companies Act from presenting its individual profit and loss account.
Exemptions for qualifying entities under FRS 102
In accordance with FRS 102, the company has taken advantage of the exemptions from the following disclosure requirements;
•	Section 7 ‘Statement of Cash Flows’ – Presentation of a Statement of Cash Flows and related notes and disclosure
•	Section 33 ‘Related Party Disclosures’ – Compensation for key management personnel from disclosing the company key management personnel compensation, as required by FRS 102 paragraph 33.7
•
from disclosing share-based payment arrangements, required under FRS 102 paragraphs 26.18(b), 26.19 to 26.21 and 26.23, concerning its own equity instruments, as the company financial statements are presented with the consolidated financial statements and the relevant disclosures are included therein.

•	Certain financial instrument disclosures required under FRS 102 paragraphs 11.42, 11.44, 11.45, 11.47, 11.48(a)(iii), 11.48(a)(iv), 11.48(b), 11.48(c), 12.26, 12.27, 12.29(a), 12.29(b) and 12.29A.
These financial statements present information about the company as an individual undertaking and not about its group. The consolidated financial statements of Tronox Holdings plc are filed with the United States Securities and Exchange Commission and are attached herein.
Going concern
At the time of preparing and approving these financial statements, the directors have a reasonable expectation that the company has adequate resources to continue in operational existence for a period of at least 12 months from the date of these financial statements based on the operations and activities of its subsidiaries. The directors continue to adopt the going concern basis of accounting in preparing the financial statements.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
2.  Accounting Policies(Continued)
The directors expect the company to continue to hold its investments in subsidiaries for the foreseeable future.
Investments
Investments in subsidiary are initially measured at cost and subsequently measured at cost less any accumulated impairment losses. The investments are assessed for indicators of impairment at each reporting date and any impairment losses or reversals of impairment losses are recognized immediately in profit or loss. Annually, the Directors consider whether any events or circumstances have occurred which indicate that the carrying value of fixed investments may not be recoverable. If such circumstances do exist, a full impairment review is undertaken to establish whether the carrying amounts exceeds the recoverable amount, being the higher of fair value less costs of disposal or value in use. If this is the case, an impairment charge is recorded to reduce the carrying value of the related investment. The value in use is defined as the present value of the future cash flows expected to be derived.
Financial instruments
The company has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments.
Financial instruments are recognised when the company becomes party to the contractual provisions of the instrument.
Financial assets and liabilities are offset, with the net amounts presented in the financial statements, when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.
Impairment of financial assets
Financial assets are assessed for indicators of impairment at each reporting date.
Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. The impairment loss is recognised in the Statement of Profit and Loss.
Derecognition of financial assets
Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire or are settled, or when the company transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party.
Classification of financial liabilities and equity instruments
Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the company after deducting all of its liabilities.
Basic financial liabilities
Basic financial liabilities comprise amounts due to group undertakings that are repayable on demand and loans from group undertakings.
Amounts due to group undertakings that are repayable on demand are initially recognised at transaction price and subsequently measured at amortised cost, being transaction price less amounts settled.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
2.  Accounting Policies(Continued)
Loans are initially measured at transaction price and are subsequently carried at amortised cost using the effective interest method. The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the debt instrument to the net carrying amount on initial recognition.
Derecognition of financial liabilities
Financial liabilities are derecognised when, and only when, the company’s contractual obligations are discharged, cancelled, or expire.
Equity instruments
Ordinary shares are classified as equity. Equity instruments issued by the company are recorded at the fair value of proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities upon board approval of the declaration on the record holding date.
Share buybacks
A share buyback is an equity instrument that has been issued and subsequently reacquired by the Company. Initially, the Company deducts the fair value of the consideration given for the shares repurchased from equity, with an associated offset to cash. A transfer relating to the shares repurchased is performed from share capital to the capital redemption reserve.
Foreign exchange
Transactions in currencies other than the functional currency (foreign currency) are initially recorded at the exchange rate prevailing on the date of the transaction.
Monetary assets and liabilities denominated in foreign currencies are remeasured at the rate of exchange ruling at the reporting date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the rate ruling at the date of the transaction.
All remeasurements are taken to the Statement of Profit and Loss.
Cash and cash equivalents balances
Cash balances represent cash held with a bank. We maintain cash in bank deposit accounts that may exceed federally insured limits. The financial institutions where our cash is held are generally highly rated and we have a policy to limit the amount of credit exposure with any one institution. We have not experienced any losses in such accounts and believe we are not exposed to significant credit risk.
Dividends
Dividend distributions to the Company’s shareholders are recognised as a liability in the Company’s statement of financial position in the period in which the dividends are approved.
Taxation
Current taxation is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted at the balance sheet date.
Deferred income tax is recognised on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the separate financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
2.  Accounting Policies(Continued)
expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled. Deferred income tax assets are recognised only to the extent that it is probable that future taxable income will be available against which the temporary differences can be utilised.
Share based payments
Equity awards are granted to members of the board and to certain members of management. Equity awards granted to Board members vest ratably over approximate one-year period and are valued at the weighted average grant date fair value. Time based equity awards granted to management vest ratably over approximately 3-year period and are valued at the weighted average grant date fair value.
The company had an Integration Incentive Award program (“Integration Incentive Award”) established in connection with the Cristal acquisition, to certain executive officers and managers with significant integration accountability. RSU’s granted under this program vested in 2021 (two years from the date the Cristal transaction closed) and based upon the achievement of established performance conditions.
Vesting of the performance-based awards is based on a relative Total Shareholder Return (“TSR”) calculation compared to a peer group performance over the applicable three-year measurement period. The Company’s three-year TSR versus the peer group performance levels determines the payout percentage. The TSR metric is considered a market condition for which we use a Monte Carlo simulation to determine the grant date fair value.
We also have vesting of performance-based awards determined based on Operating Return on Net Assets (‘ORONA”) over the applicable three-year measurement period for awards granted in 2020 and based on a three-year average annual Return on Invested Capital (“ROIC”) improvement over the applicable three-year measurement period for awards granted in 2021 and 2022.
The share-based compensation expense for the Board members, management and company employees is recorded in the company’s statement of comprehensive income. The shared based compensation expense of subsidiary employees is recorded in the respective subsidiaries.
Related party transactions
The Company discloses transactions with related parties which are not wholly owned within the same group. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the directors, separate disclosure is necessary to understand the effect of the transactions on the group financial statements.
Interest income
Interest income is recognised using the effective interest rate method.
Accounting for restatement
The directors update the financial statements, in line with section 10 of FRS 102, where prior period has been corrected about the effects of certain transactions, other events or conditions on the entity’s financial position. It has been identified that in the prior year certain loan repayments from an affiliated entity within the Tronox plc group were recorded as payments of long term debt where they should have been repayments of current debt. As such, a prior period reclassification has been recorded to correct this misclassification by increasing long-term assets and decreasing current assets by $61 million.
3.  Critical Accounting Judgements, Estimates and Assumptions
Impairment of subsidiary
Consistent with our policy stated in Note 2 “Impairment of non-financial assets”, we continue to evaluate investments in subsidiary for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As part of our impairment analysis, we make

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
3.  Critical Accounting Judgements, Estimates and Assumptions (Continued)
assumptions and estimates regarding future market conditions and estimation of free cash flows. To the extent actual results do not meet our estimated assumptions, we may take an impairment loss in the future. If impairment triggers are present at year end, we perform an analysis based on the fair value and/or value in use models. Fair value is generally calculated by examining the market capitalization plus a control premium acceptable for accounting purposes, which is a management estimate. The key assumptions used include control premium, discount rate and free cash flows. There were no impairment triggers present at year end.
4. Investments
The carrying amount of the company’s investment in Tronox Investment Holdings Limited remained unchanged as of both 31 December 2022 and 31 December 2021 at $526,120,001.
The extent of the company’s ownership in its various entities and equity-accounted investees, as a result of its investment in its subsidiary, Tronox Investment Holdings Limited, and their principal activities as of 31 December 2022 are as follows:
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Bemax Sales Pty Ltd	50% owned by Peregrine Mineral Sands Pty Ltd; 25% owned by Imperial Mining (Aust) Pty Ltd; 25% owned by Probo Mining Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands (WA) Pty Ltd	50% owned by Cable Sands Holdings Pty Ltd; 50% owned by Cable Sands Investments Pty Ltd	Australia	Mining Tenement; Holds Cable Sands JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands Holdings Pty Ltd	100% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands Investments Pty Ltd	100% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands Pty Ltd	50% owned by Cable Sands Holdings Pty Ltd; 50% owned by Cable Sands Investments Pty Ltd	Australia	Mining Tenement; Holds Cable Sands JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
4. Investments(Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Coffs Harbour Rutile Pty Ltd	95.3% owned by Kathleen Investments (Australia) Pty Ltd; 4.7% owned by Nissho Iwai Mineral Sands (Australia) Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cristal Inorganic Chemicals Switzerland Ltd.	100% owned by Tronox Investments Netherlands BV	Switzerland	Holding company	Zugerstrasse 76B, 6340 Baar, Switzerland

Cristal Metals, LLC	100% owned by Tronox US Holdings Inc.	Delaware, USA	Holding company	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

Hawkins Point LLC	100% owned by Tronox LLC	Delaware, USA	Holding company	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

Hong Kong Titanium Products Company Limited	100% owned by Tronox Investment Holdings Limited	Hong Kong	Holding company	Unit 417, 4th Floor, Lippo Centre, Tower Two, No. 89 Queensway, Admiralty, Hong Kong

Imperial Mining (Aust) Pty Ltd	100% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Jiangxi Tikon Titanium Products Company Limited	100% owned by Hong Kong Titanium Products Company Limited	China	Operating company	No. 4, Antang Road, Fubei Town, Linchuan District, Fuzhou City, Jiangxi Province China

Kathleen Investments (Australia) Pty Ltd	100% owned by Nissho Iwai Mineral Sands (Australia) Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
4. Investments(Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Millennium Inorganic Chemicals Holdings Brasil Ltda.	99.99% owned by Tronox Investments Netherlands BV; 0.01% owned by Tronox International BV	Brazil	Holding company	Est. BA 099, KM 20 – Bairro Abrantes – Camaçari, BA – CEP 42840-000 Brazil

Millennium Inorganic Chemicals Le Havre SAS	100% owned by Millennium Inorganic Chemicals SAS	France	Holding company	Route du Pont VII, 76600 Le Havre, France

Millennium Inorganic Chemicals Overseas Holdings	100% owned by Tronox UK Holdings Limited	United Kingdom	Holding company	Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, England, DN40 2PR

Millennium Inorganic Chemicals SAS	100% Tronox Pigment UK Limited	France	Holding company	95 rue du Général de Gaulle - 68800 Thann, France

Murray Basin Titanium Pty Ltd	50% owned by NIMSA Murray Basin Pty Ltd; 50% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement; Holds Murray Basis JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

NIMSA Murray Basin Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Nissho Iwai Mineral Sands (Australia) Pty Ltd	50% owned by Cable Sands Holdings Pty Ltd; 50% owned by Cable Sands Investments Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Peregrine Gold Mining Pty Ltd	100% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Peregrine Mineral Sands Pty Ltd	100% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
4. Investments(Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Pooncarie Operations Pty Ltd	100% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Probo Mining Pty Ltd	100% owned by Tronox Mining Australia Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Rutile and Zircon Mines (Newcastle) Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

RZM Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement; Holds Bayfield JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Shanghai Millennium Chemicals Trading Limited	100% owned by Tronox Pigment Bunbury Ltd	China	Sales company	Room 817, 8 Huajing Road, China (Shanghai) Pilot Free Trade Zone

Titanium Technology (Australia) Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Tronox Belgium bvba	99.99% owned by Tronox Investment Holdings Limited; 0.01% owned by Millennium Inorganic Chemicals Overseas Holdings	Belgium	Operating company (Willebroek)	23 Avenue Marnix 5th floor, 1000 Brussels Belgium

Tronox Finance LLC	100% owned by Tronox Global Holdings Pty Limited	Delaware, USA	2026 bond issuer	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

Tronox Finance plc	100% owned by Tronox UK Holdings Limited	United Kingdom	2025 bond issuer	Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, England, DN40 2PR

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
4. Investments(Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox France SAS	100% owned by Millennium Inorganic Chemicals SAS	France	Operating company	95 rue du Général de Gaulle - 68800 Thann, France

Tronox Global Holdings Pty Limited	100% owned by Tronox Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Incorporated	100% owned by Tronox US Holdings Inc.	Delaware, USA	Holding company	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

Tronox India Private Limited	99% owned by Tronox Pigments (Holland) B.V.; 1% owned by Tronox Investments Netherlands BV	India	Employing entity for IT personnel	404, 4th Floor, Shangrila Plaza, Road No.2, Park View Enclave, Jubilee Hills, HYDERABAD, Hyderabad, Telangana, India, 500034

Tronox International BV	100% owned by Tronox Investment Netherlands BV	Netherlands	Holds CMA	Professor Gerbrandyweg 2, 3197KK Botlek, Rotterdam, The Netherlands Amsterdam

Tronox Investment Holdings Limited	100% owned by Tronox Holdings plc	United Kingdom	Holding company	Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, England, DN40 2PR

Tronox Investment Netherlands BV	100% owned by Tronox Pigments (Holland) B.V.	Netherlands	Holding company	Professor Gerbrandyweg 2, 3197KK Botlek, Rotterdam, The Netherlands Amsterdam

Tronox Investments UK Limited	100% owned by Millennium Inorganic Chemicals Overseas Holdings	United Kingdom	Holding company	Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, England, DN40 2PR

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
4. Investments(Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Italy Srl	95% owned by Tronox Pigment UK Limited; 5% owned by Millennium Inorganic Chemicals Overseas Holdings	Italy	Sales company	Via Torino 61, 20123 – Milano (MI), Italia

Tronox Korea Ltd.	100% owned by Tronox Pigment UK Limited	South Korea	Sales company	6th Floor (Dohwa-dong, Ilsin Building), 38 Mapo-daero, Mapo-gu, Seoul, 04174

Tronox KZN Sands (Pty) Ltd	74% owned by Tronox Sands Holdings Pty Limited, 26% owned by Tronox Investment Holdings Limited	South Africa	Operating company	River Falls Office Park Wild Pear Buildings 262 Rose Avenue Dooringkloof Centurion 0157 South Africa

Tronox Limited	100% owned by Tronox Investment Holdings Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox LLC	100% owned by Tronox Incorporated	Delaware, USA	Operating company (Hamilton)	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

Tronox Management Pty Ltd	100% owned by Tronox Global Holdings Pty Limited	Australia	Operating company; Tiwest (Kwinana)	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Mineral Sands (Pty) Ltd	74% owned by Tronox Sands Holdings Pty Limited, 26% owned by Tronox Investment Holdings Limited	South Africa	Operating company (Namakwa)	River Falls Office Park Wild Pear Buildings 262 Rose Avenue Dooringkloof Centurion 0157 South Africa

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
4. Investments(Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Mining Australia Ltd.	100% owned by Tronox Limited	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury Western Australia 6230

Tronox Pigment Bunbury Ltd	100% owned by Tronox Limited	Australia	Operating company (Bunbury)	Lot 350 Old Coast Road Australind Western Australia 6233

Tronox Pigment UK Limited	100% owned by Millennium Inorganic Chemicals Overseas Holdings	United Kingdom	Operating company (Stallingborough)	Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, England, DN40 2PR

Tronox Pigmentos do Brasil SA	72% owned by Millennium Inorganic Chemicals Holdings Brasil Ltda.	Brazil	Public company listed on Brazil Exchange	Rodovia BA-099, Km 20, Camaçari, BA 42829-710 Brazil

Tronox Pigments (Holland) B.V.	100% owned by Tronox Investment Holdings Limited	Netherlands	Operating company (Botlek)	Professor Gerbrandyweg 2 3197KK Botlek Rotterdam The Netherlands

Tronox Pigments (Singapore) Pte. Ltd.	100% owned by Tronox Global Holdings Pty Limited	Singapore	Sales company	51 Goldhill Plaza 308900 Singapore

Tronox Pigments Pty Limited	100% owned by Tronox Global Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Port Durnford Mining (Pty) Ltd	100% owned by Tronox KZN Sands (Pty) Ltd	South Africa	Private company	Wild Pear Building River Falls Office Park, 262 Rose Avenue Dooringkloof, Centurion, Gauteng, 0157 South Africa

Tronox Sands Holdings Pty Limited	100% owned by Tronox Global Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
4. Investments(Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Saudi Industries Company	100% owned by Tronox UK Holdings Limited	Kingdom of Saudi Arabia	Operating company	Jeddah, Al Rabwah district, P.O. Box 13586 Jeddah 22514 Kingdom of Saudi Arabia

Tronox UK Holdings Limited	100% owned by Tronox Investment Holdings Limited	United Kingdom	Holding company	Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, England, DN40 2PR

Tronox UK Merger Company Limited	100% owned by Tronox UK Holdings Limited	United Kingdom	Holding company	Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, England, DN40 2PR

Tronox US Holdings Inc.	100% owned by Tronox UK Holdings Limited	Delaware, USA	Holding company	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

Tronox US Securitization LLC	100% owned by Tronox LLC	Delaware, USA	Holding company	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801
5.  Loans to group undertakings
	At 31 December 2022 $	At 31 December 2021 (restated) $
Amounts owed by group undertakings Tronox Investment Holdings Limited
Total amounts due after one year from group
undertakings	1,300,845,858	1,288,157,373
Interest receivable on note from TIHL	236,109,590	138,291,819
	1,536,955,448	1,426,449,192
Amounts owed by group undertakings Tronox Investment Holdings Limited (“TIHL”) relate to the sale of Tronox Limited shares in exchange for a long-term note receivable.
Interest on unpaid principal accrues at a rate of 7% per annum. All outstanding principal and accrued interest is payable in full upon maturity of the note which is 11 March 2028.
6.  Related party receivable
On May 9, 2018, one of the company’s subsidiary entered into an Option Agreement with Advanced Metal Industries Cluster (“AMIC”) which is owned equally by Tasnee and Cristal. Under the terms of the Option Agreement, AMIC granted us an option (the “Option”) to acquire 90% of a special purpose vehicle (the

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
6.  Related party receivable(Continued)
“SPV”) to which AMIC’s ownership in a titanium slag smelter facility (the “Slagger”) located in The Jazan City for Primary and Downstream Industries in KSA will be contributed together with $322 million of AMIC indebtedness (the “AMIC Debt”). The AMIC Debt would remain outstanding debt of the SPV upon exercise of the Option. The Option may be exercised if the Slagger achieves certain production criteria related to sustained quality and tonnage of slag produced (the “Option Criteria”). Likewise, AMIC may require us to acquire the Slagger on the same terms if the Option Criteria are satisfied. Furthermore, pursuant to the Option Agreement and during its term, we agreed to lend AMIC and, upon the creation of the SPV, the SPV, up to $125 million for capital expenditures and operational expenses intended to facilitate the start-up of the Slagger (the “Tronox Loans”). As of both 31 December 2022 and 31 December 2021, we have lent AMIC the Tronox Loans maximum amount of $125 million. We have recorded the $125 million of total principal loan payments and related interest of $13 million (2021: $9 million) within “related party receivable” under fixed assets. The Option did not have a significant impact on the financial statements as of or for the years ended 31 December 2022 and 31 December 2021.
On May 13, 2020, we amended the Option Agreement (the “First Amendment”) with AMIC to address circumstances in which the Option Criteria cannot be satisfied. Pursuant to the First Amendment, Tronox has the right to acquire the SPV in exchange for (i) our forgiveness of the Tronox Loans principal and accrued interest thereon, and (ii) the SPV’s assumption of $36 million of indebtedness plus accrued interest thereon lent by AMIC to the SPV. Under the First Amendment, the SPV would not assume any of the AMIC Debt.
Additionally, on May 13, 2020, we amended a Technical Services Agreement that we had entered with AMIC on March 15, 2018, to add project management support services. Under this arrangement, AMIC and its consultants are still responsible for engineering and construction of the Slagger while we provide technical advice and project management services including supervision and management of third party consultants intended to satisfy the Option Criteria. As compensation for these services, Tronox receives a monthly management fee of $625,000 which is recorded within “related party receivable” under current assets. The monthly management fee is subject to certain success incentives if and when the Slagger achieves the Option Criteria. The balance as of 31 December 2022 represents the December technical service fee due from AMIC.
7.  Debtors: amounts falling due within one year
	At 31 December 2022 $	At 31 December 2021 (restated) $
Amounts owed from group undertakings	—	84,841,896
Prepaid expenses and other current assets	9,712	1,295,857
Payments on behalf of other group companies	19,206	1,046,619
Shared based compensation	3,162,926	20,599,513
	3,191,844	107,783,885
Amounts owed from group undertakings represented amounts owed by Tronox Investment Holdings Limited (“TIHL”) and related to the promissory note issued as consideration for the shares issued to pay for the acquisition of the noncontrolling interests holdings in the South African subsidiaries. Interest on unpaid principal accrued at a rate of 5% per annum. All outstanding principal and accrued interest was payable on demand upon written demand by the Company or five calendar years from 24 February 2021. During 2022, the promissory note and all accrued interest due from TIHL was settled.
Shared based compensation represents amounts receivable from subsidiaries for equity awards granted to employees in the respective subsidiaries as part of the Management Equity Incentive Plan (MEIP).

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
Tronox Holdings plc Amended and Restated Management Equity Incentive Plan
On March 27, 2019, in connection with the Re-domicile Transaction, Tronox Holdings plc assumed the management equity incentive plan previously adopted by Tronox Limited, which plan was renamed the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan. The amendments to the plan were made to provide, among other things, for the appropriate substitution of Tronox Holdings plc in place of Tronox Limited and to ensure the compliance with the laws of England and Wales law in place of Australian law. The MEIP permits the grant of awards that are comprised of incentive options, nonqualified options, share appreciation rights, restricted shares, restricted share units, performance awards, and other share-based awards, cash payments, and other forms as the compensation committee of the Board of Directors (the “Board”) in its discretion deems appropriate, including any combination of the above. The maximum number of shares which may be the subject of awards (inclusive of incentive options) was 20,781,225 ordinary shares and was increased by 8,000,000 on the affirmative vote of our shareholders on June 24, 2020.
During 2022, a total of 68,296 of time-based awards were granted to members of the Board which will vest in May 2023.
During 2021, a total of 56,304 of time-based awards were granted to members of the Board and vested in 2022.
Awards to board members are valued at the weighted average grant date fair value.
8.  Creditors: amounts falling due within one year
Creditors amounts are primarily payables associated with various transactions with the company’s subsidiaries. Intercompany payable transactions primarily relate to funds received from other company subsidiaries to fund dividend payments. Accrued liabilities and other creditors primarily relate to professional fees payable.
	At 31 December 2022 $	At 31 December 2021 $
Amounts owed to group undertakings	134,756,473	25,414,326
Accruals	1,264,709	3,127,265
Other creditors	1,351,783	277,650
Dividends payable	2,932,059	1,898,824
	140,305,024	30,718,065
9.  Creditors: amounts falling due after more than one year
	At 31 December 2022 $	At 31 December 2021 $
Intercompany note payable	93,971,173	69,714,173
Intercompany advance payable	—	10,000,000
Deferred dividends on unvested RSU's	1,056,059	1,499,859
	95,027,232	81,214,032
Intercompany note payable is due to Tronox UK Holdings Limited, an indirect subsidiary of the company for payments made by the subsidiary on the company’s behalf during the year. The interest rates charged on the note payable ranged from 3.71% to 7.255% (2021: 3.63% to 3.737%). All outstanding principal and accrued interest on the note payable is payable on 11 March 2028. The intercompany advance payable was due to Tronox UK Holdings Limited for payments made by the subsidiary on the company’s behalf during 2021 and was settled in 2022 with a corresponding increase in the intercompany note payable.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
7.  Debtors: amounts falling due within one year(Continued)
10. Called up share Capital
This represents 154,496,923 (2021: 153,934,677) ordinary shares of $0.01 each issued and outstanding at par value.
	Number of shares	Share capital $
Shares outstanding as of 1 January 2021	143,557,479	1,435,575
Shares issued upon vesting of restricted stock units	2,843,550	28,436
Shares cancelled	(137,219)	(1,372)
Options exercised	424,832	4,248
Acquisition of noncontrolling interest	7,246,035	72,460
Shares outstanding as of 31 December 2021	153,934,677	1,539,347
Shares issued upon vesting of restricted stock units	3,420,785	34,281
Shares cancelled	(28,631)	(287)
Share buybacks	(2,843,789)	(28,438)
Options exercised	13,881	139
Shares outstanding as of 31 December 2022	154,496,923	1,545,042
Repurchase of Common Stock
On November 9, 2021, the Company’s Board of Directors authorized the repurchase of up to $300 million of the Company’s stock through February 2024. There were no repurchases of stock in 2021. During the year ended December 31, 2022, we purchased a total of 2,843,789 shares on the open market at an average price of $17.38 per share and at an aggregate cost of approximately $50 million, including sales commissions, transfer taxes and fees. Upon repurchase of the shares by the Company, the shares were cancelled. Under the authorization from our Board of Directors, we have approximately $251 million available for additional repurchases through February 2024.
11.  Share premium account
Share premium account represents the dollar value of the number of shares issued in excess of common stock at par value.
12.  Retained earnings
During the year, the retained earnings were reduced by dividends declared and paid to ordinary shareholders of $80,440,747 or $0.50 per share (2021: $56,947,807 or $0.36 per share). No final dividend has been proposed for the year.
Retained earnings includes loss for the year of $9,295,169 (2021: profit of $59,432,410).
13.  Guarantees
The company, with some of its subsidiaries, were guarantors of a credit agreement with a maturity date of 11 March 2028 and with an outstanding balance of $898 million and $897 million at 31 December 2022 and 2021, respectively.In addition, in April 2022, with some of its subsidiaries, became party to a new seven-year incremental term loan facility under the credit agreement with a maturity date of 4 April 2029 and with an outstanding balance of $393 million at 31 December 2022. The proceeds from the incremental term loan facility were used to redeem all outstanding 6.5% Senior Secured Notes due 2025 which had an outstanding balance of $500 million at 31 December 2021.
Additionally, the company, with some of its subsidiaries, were guarantors of the Senior Notes due 2029 with an outstanding balance of $1.075 billion at both 31 December 2022 and 2021 which was entered into on 15 March 2021.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
The company was also a guarantor to the Cash Flow Revolver facility with a maturity date of 11 March 2026 and with an outstanding balance of $30 million and nil at 31 December 2022 and 2021, respectively.
All of these loan agreements and senior notes were recorded in the consolidated financial statements of the company as of 31 December 2022 and 2021, respectively.
The company was also a guarantor to a solar energy contract entered into by one of the company’s subsidiaries.
14.  Subsequent Events
Dividends
On 22 February 2023, the Board declared a quarterly dividend of $0.125 per share to holders of our ordinary shares at the close of business on 6 March 2023, which will be paid on 6 April 2023.
Western Australia Stamp Duty Matter
In May 2018, we lodged a pre-transaction determination request for a stamp duty exemption with the Western Australia Office of State Revenue (the “WA OSR”) in connection with our re-domicile transaction (the “Re-Domicile Transaction”) which was subsequently granted by the WA OSR in June 2018 on a preliminary basis. Immediately following the consummation of the Re-Domicile Transaction, we filed a confirmation request for the stamp duty exemption with the WA OSR. Following this confirmation request, we exchanged numerous communications with the WA OSR addressing questions raised and stating our position. In July 2021, the WA OSR informed us that they have reviewed their technical position on the applicability of the stamp duty exemption and have determined that such an exemption is disallowed. On April 8, 2022, the Company lodged an appeal of the WA OSR's decision with the Western Australia State Administrative Tribunal. On March 3, 2023, the WA OSR officially granted us the stamp duty exemption in connection with the Re-Domicile Transaction, and as such, the Tribunal proceeding was withdrawn.
15.  Certain disclosures relevant to the group
Basis of preparation
The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), as permitted by Statutory Instruments 2015 no. 1675, “The Accounting Standards (Prescribed Bodies) (United States of America and Japan) Regulatiosn 2022 (2022 No. 943)” and in accordance with the UK Companies Act 2006.
UK statutory Disclosure Requirements
a)Group	2022	2021
i. Average monthly number of people (including directors) employed:
Employees
Male	5,305	5,301
Female	1,328	1,270
Unknown	5	3
Total Average headcount	6,638	6,574
Directors
Male	8	8
Female	2	2
Total Average headcount	10	10
b) Company

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS
15.  Certain disclosures relevant to the group(Continued)
The company had no employees during 2022 and 2021.
(ii) Employee costs (in usd thousands)
Group	2022	2021
Salaries	363,059	374,525
Defined contribution costs	16,874	18,832
Defined benefit costs	20,826	241
Total employee costs	400,759	393,598
(iii) Directors’ remuneration
Details of the remuneration paid to directors of the Company are provided in the Directors’ remuneration report on pages 18 to 46. Additionally, the Directors’ remuneration report includes the details of the highest paid director.
(iv) Auditors' remuneration
Services provided by the company's auditors and their associates (in usd thousands)
Group	2022	2021
Fees payable to company's auditors and their associates for the audit of the parent company and consolidated financial statements	350	375
Fees payable to company's auditors and their associates for other services:
Audit of company's subsidiaries	5,423	4,925
Audit-related assurance services	26	150
Other non-audit services	965	—
Tax compliance services	184	76
Tax consulting services	35	605
	6,983	6,131

APPENDIX B – FORM OF SHARE REPURCHASE CONTRACT
This Share Repurchase Agreement (this “Agreement”) is made on [      ] between:
Tronox Holdings plc (“Tronox Holdings”)
Laporte Road
Stallingborough, Grimsby DN40 2PR,
United Kingdom
Registered No. 11653089
[Bank of America Merrill Lynch] [Barclays Bank Inc.] [Citibank] [Credit Suisse Securities (USA) LLC] [Deutsche Bank AG] [Goldman Sachs & Co. LLC] [HSBC Securities] [J.P. Morgan Securities, LLC] [Wells Fargo & Company] [Morgan Stanley & Co LLC] [UBS] (the “Counterparty”)
It is agreed that the Counterparty will purchase on a principal basis ordinary shares of Tronox Holdings, par value US$0.01 per share (the “Ordinary Shares”), for subsequent sale and delivery to Tronox Holdings under the terms of this Agreement as follows:
1.
Ordinary Shares will be purchased up to the quantity and purchase price level advised by telephone from an authorised person at Tronox Holdings (the “Purchase Price”), such authorised person(s) to be notified in writing to the Counterparty by Tronox Holdings from time to time (each an “Authorised Person”).

2.	Unless otherwise instructed, Ordinary Shares will be purchased in accordance with all applicable laws and regulations, including (without limitation) in accordance with:
(a)
the volume limitations of Rules 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”). The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this program will be advised to the Counterparty by an Authorised Person from time to time following the execution of this Agreement;

(b)	Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act, as may be amended or superseded from time to time; and
(c)	Rule 10b-18(b)(3) of the Exchange Act, as may be amended or superseded from time to time.
3.
All purchases by the Counterparty will be effected pursuant to Rule 10b-18 of the Exchange Act, as may be amended or superseded from time to time, from or through only one broker or dealer on any single day or as otherwise allowed by Rule 10b-18(b)(1) of the Exchange Act, as may be amended or superseded from time to time.

4.	Purchases by the Counterparty may be made on any national securities exchange, electronic communication network (“ECN”), alternative trading system (“ATS”) or in over-the-counter (“OTC”) transactions.
5.	Before purchases commence under this Agreement, Tronox Holdings will have officially disclosed the repurchase program to the public.
6.
Tronox Holdings represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to Tronox Holdings or the Ordinary Shares, including Section 10(b) and Rule 10b-5 of the Exchange Act.

7.	Purchases of Ordinary Shares, in accordance with the instructions contained herein, will commence on the date to be agreed between Tronox Holdings and the Counterparty.
8.	Daily purchase information will be provided to Tronox Holdings by phone or e-mail, and trade confirmations will be sent by e-mail or fax the following day to [ ], attention: [ ] or by e-mail to [ ].
9.
The Counterparty shall, including, without limitation, by liaising with Computershare Trust Company, N.A. or its successor or assign as transfer agent and registrar of Tronox Holdings (the “Transfer Agent”), procure that any Ordinary Shares to be sold by the Counterparty to Tronox

Holdings are transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Shares are withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the depositary of the DTC System, Cede & Co.) and Tronox Holdings receives the Ordinary Shares in record form (“Record Shares”).
10.
In accordance with paragraph 9, Counterparty shall sell, and Tronox Holdings shall purchase, such Record Shares, and following such purchase and delivery, Tronox Holdings shall be registered as the record holder of such Record Shares, or such Record Shares shall otherwise be cancelled. Tronox Holdings shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from Counterparty.

11.
Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to Tronox Holdings in accordance with the terms of this Agreement.

12.
Tronox Holdings will pay for any and all Record Shares purchased by it by wiring funds to the bank account of the Counterparty or other designee against the delivery of Record Shares. Any commission payable by Tronox Holdings in respect of the delivery of Record Shares shall be agreed in writing from time to time between Tronox Holdings and the Counterparty, and shall be paid to the Counterparty by Tronox Holdings on delivery of Record Shares. The relevant bank account details of the Counterparty shall be notified to Tronox Holdings by the Counterparty in writing from time to time.

13.	Tronox Holdings’ tax identification number is [ ].
14.	Notices for the attention of Tronox Holdings shall be sent to:
General Counsel
Tronox Holdings plc
263 Tresser Boulevard
Suite 1100,
Stamford,
Connecticut 06901
USA
Notices for the attention of the Counterparty shall be sent to the address notified in writing to Tronox Holdings by the Counterparty.
15.	The Counterparty and Tronox Holdings each acknowledge and agree that:
(a)
prior to an acquisition by Tronox Holdings under paragraph 10 hereof, Tronox Holdings shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by Counterparty pursuant to this Agreement;

(b)
nothing in this Agreement is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other;

(c)
the Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect purchases of shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act; [and

(d)
notwithstanding anything to the contrary in this Agreement, but without varying the parties’ rights and obligations to a material extent, Tronox Holdings (acting by any director or its secretary) may unilaterally modify the terms, timing and methodology of any sale and purchase pursuant to this Agreement to the extent it deems necessary or desirable in order to comply with applicable law and best practice from time to time.]

16.	This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.
17.	This Agreement constitutes the entire agreement between Tronox Holdings and the Counterparty and supersedes any prior agreements or understandings regarding this Agreement.

18.	This Agreement may be signed in counterparts, each of which will be an original.
19.	Counterparty may transfer or assign its rights and obligations hereunder to any registered broker-dealer under common control with Counterparty.
Tronox Holdings plc	Counterparty

By:	By:
Name:	Name:
Title:	Title:

APPENDIX C – FORM OF RULE 10B5-1 REPURCHASE PLAN
This Repurchase Plan (this “Repurchase Plan”) is made on [    ] between:
Tronox Holdings plc (“Tronox Holdings”)
Laporte Road
Stallingborough, Grimsby DN40 2PR,
United Kingdom
Registered No. 11653089
[Bank of America Merrill Lynch] [Barclays Bank Inc.] [Citibank] [Credit Suisse Securities (USA) LLC] [Deutsche Bank AG] [Goldman Sachs & Co. LLC] [HSBC Securities] [J.P. Morgan Securities, LLC] [Wells Fargo & Company] [Morgan Stanley & Co LLC] [UBS] (the “Counterparty”)
Capitalized terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in “Exhibit A” hereto, which is incorporated herein and made part of this Repurchase Plan.
WHEREAS, Tronox Holdings desires to establish this Repurchase Plan to purchase its ordinary shares, par value US$0.01 per share (the “Ordinary Shares”); and
WHEREAS, Tronox Holdings desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan.
NOW, THEREFORE, Tronox Holdings and the Counterparty hereby agree as follows:
20.
Prior to the commencement of transactions contemplated by this Repurchase Plan the parties shall agree in writing in a form substantially as set forth on Exhibit A hereto certain terms in respect of the proposed repurchase.

21.
During the Trading Period, the Counterparty shall purchase as principal Ordinary Shares having a maximum aggregate value of no more than the Total Repurchase Amount. On each day (each, a “Trading Day”) during the Trading Period on which the New York Stock Exchange (the “Exchange”) is open for trading, the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount, plus or minus up to $1,000, using its reasonable efforts to purchase such Ordinary Shares at a price equal to the volume weighted average price for such day’s trading session. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price.

22.
The Counterparty shall, including without limitation, by liaising with Computershare Trust Company N.A. (or its successor or assign) as transfer agent and registrar of Tronox Holdings (the “Transfer Agent”), procure that any Ordinary Shares to be sold by the Counterparty to Tronox Holdings are transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Shares are withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Shares deposited with the nominee of the DTC System, Cede & Co.) and Tronox Holdings receives the Ordinary Shares in record form (“Record Shares”).

23.
In accordance with paragraph 3, the Counterparty shall sell, and Tronox Holdings shall purchase all such Record Shares, and following such purchase and delivery, Tronox Holdings shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. Tronox Holdings shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to Tronox Holdings in accordance with the terms of this letter.

24.
Tronox Holdings will pay for any Record Shares purchased by it in accordance with paragraph 4 above by wiring funds to the bank account of the Counterparty or other designee against the delivery of the Record Shares. Any commission payable by Tronox Holdings in respect of the delivery of Record Shares shall be set forth on Exhibit A, and shall be paid to the Counterparty by Tronox Holdings on delivery of the Record Shares. The relevant bank account details of the Counterparty or its designee shall be notified to Tronox Holdings by the Counterparty in writing from time to time.

25.	The Repurchase Plan shall terminate upon the earliest of:
(a)	the repurchase of the Total Repurchase Amount contemplated by the Repurchase Plan, as set forth in paragraph 2;
(b)	the close of business on the last day of the Trading Period;
(c)
the close of business on the second business day following the date of receipt by the Counterparty of notice of early termination, delivered by Tronox Holdings by facsimile to [    ], attention: [    ] or by e-mail to [    ];

(d)
the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by Tronox Holdings to authorize or commence any of the foregoing; or

(e)
the public announcement of a tender or exchange offer for the Ordinary Shares or of a merger, acquisition, recapitalization or other similar business combination or transaction as a result of which the Ordinary Shares would be exchanged for or converted into cash, securities or other property.

26.
The Counterparty shall comply with the requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Exchange Act, in connection with purchases of the Ordinary Shares in the open market pursuant to this Repurchase Plan. Tronox Holdings agrees not to take any action that would cause purchases not to comply with Rule 10b-18, Rule 10b5-1 or Regulation M.

27.
Tronox Holdings confirms that, on the date hereof that (a) it is not aware of material, non-public information with respect to Tronox Holdings or the Ordinary Shares, (b) it is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws, (c) it understands the proscriptions of Rule 10b5-1 in respect of offsetting and hedging transactions, (d) it will not disclose to any persons at the Counterparty effecting purchases under the Repurchase Plan any information regarding Tronox Holdings that might influence the execution of the Repurchase Plan and (e) it will inform the Counterparty as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Repurchase Plan by the Counterparty or by Tronox Holdings and of the occurrence of any event that would cause the Repurchase Plan to end or be suspended as contemplated in paragraph 6.

28.	If the Counterparty must suspend purchases of Ordinary Shares under this Repurchase Plan on a particular day for any of the following reasons:
(a)	a day specified by the Repurchase Plan is not a day on which the Ordinary Shares trade in a regular way on the Exchange;
(b)	trading of the Ordinary Shares on the Exchange is suspended for any reason; or
(c)
the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it or to Tronox Holdings (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18), the Counterparty will resume purchases in accordance with this Agreement on the next day specified in the Repurchase Plan after the condition causing the suspension of purchases has been resolved.

29.
It is the intent of Tronox Holdings and the Counterparty that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i) and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

30.
The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in paragraph 2 shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalization with respect to Tronox Holdings that occurs during the term of this Repurchase Plan.

31.	Except as otherwise set forth in this Repurchase Plan, Tronox Holdings acknowledges and agrees that it does not have authority, influence or control over any purchase executed by the Counterparty pursuant to this Repurchase Plan, and Tronox Holdings will not attempt to exercise any authority, influence or control over purchases. The Counterparty agrees not to seek advice from Tronox Holdings with respect to the manner in which it executes purchases under this Repurchase Plan.
32.	All notices given by the parties under this Repurchase Plan will be as follows:
General Counsel
Tronox Holdings plc
263 Tresser Boulevard,
Suite 1100,
Stamford,
Connecticut 06901
USA
Notices for the attention of the Counterparty shall be sent to the address notified in writing to Tronox Holdings by the Counterparty.
33.	The Counterparty and Tronox Holdings each acknowledges and agrees that:
(a)
prior to an acquisition by Tronox Holdings pursuant to paragraph 4, Tronox Holdings shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by Counterparty pursuant to this Repurchase Plan;

(b)
nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other;

(c)
the Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act; [and

(d)
notwithstanding anything to the contrary in this Repurchase Plan, but without varying the parties’ rights and obligations to a material extent, Tronox Holdings (acting by any director or its secretary) may unilaterally modify the terms, timing and methodology of any sale and purchase pursuant to this Repurchase Plan to the extent it deems necessary or desirable in order to comply with applicable law and best practice from time to time.]

34.	This Repurchase Plan will be governed by and construed in accordance with the internal laws of the State of New York.
35.	This Repurchase Plan constitutes the entire agreement between Tronox Holdings and the Counterparty and supersedes any prior agreements or understandings regarding this Repurchase Plan.
36.	This Repurchase Plan may be signed in counterparts, each of which will be an original format.
37.	Counterparty may transfer or assign its rights and obligations hereunder to any registered broker-dealer under common control with Counterparty.
IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.
Tronox Holdings plc	Counterparty

By:	By:
Name:	Name:
Title:	Title:
EXHIBIT A
The Counterparty and Tronox Holdings hereby agree that the following terms shall have the following meanings:
“Limit Price” shall mean a per share price of US$[    ].

“Maximum Amount” is the maximum purchase amount in a single trading day and shall mean US$[    ].
“Trading Period” shall mean the period commencing on [    ] and terminating at close of business on [    ].
“Total Repurchase Amount” is the maximum aggregate purchase amount in the Trading Period and shall mean US$[    ]. Commission paid under this Repurchase Plan shall equal US$[    ] per Record Share sold to Tronox Holdings.

APPENDIX D - APPROVAL COUNTERPARTIES
Bank of America Merrill Lynch
Barclays Bank Inc.
Citibank
Credit Suisse Securities (USA) LLC
Deutsche Bank AG
Goldman Sachs & Co. LLC
HSBC Securities
J.P. Morgan Securities, LLC
Wells Fargo & Company
Morgan Stanley & Co LLC
UBS
D-1

TRONOX

SCAN TO
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D95906-P86224

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TRONOX HOLDINGS PLC

The Board of Directors recommends a vote FOR the election of all the Nominees for Director in Proposal 1 - Election of Directors, and FOR Proposals 2-11.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ilan Kaufthal	☐	☐	☐
1b. John Romano	☐	☐	☐
1c. Jean-Francois Turgeon	☐	☐	☐
1d. Mutlaq Al-Morished	☐	☐	☐
1e. Vanessa Guthrie	☐	☐	☐
1f. Peter Johnston	☐	☐	☐
1g. Ginger Jones	☐	☐	☐
1h. Stephen Jones	☐	☐	☐
1i. Moazzam Khan	☐	☐	☐
1j. Sipho Nkosi	☐	☐	☐
2. A non-binding advisory vote to approve executive compensation.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP (U.S.) as the Company's independent registered public accounting firm.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D95907-P86224

TRONOX HOLDINGS PLC
Annual Meeting of Shareholders
May 3, 2023 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Romano, Jean-Francois Turgeon and Jeffrey Neuman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TRONOX HOLDINGS PLC that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Greenwich Mean Time on May 3, 2023, at 116 Pall Mall, SW1Y 5ED, London, United Kingdom and any adjournment or postponement thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees for Director in Proposal 1 – Election of Directors, and FOR Proposals 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side